Exhibit 10.1

THIS AGREEMENT IS NOT, AND SHALL NOT BE DEEMED, A SOLICITATION FOR CONSENTS TO ANY PLAN PURSUANT TO SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR A SOLICITATION TO TENDER OR EXCHANGE OF ANY OF THE NOTES OR BONDS ISSUED PURSUANT TO THE FIRST LIEN INDENTURES. EACH CONSENTING CREDITOR’S VOTE ON THE PLAN SHALL NOT BE SOLICITED UNTIL THE CONSENTING CREDITORS HAVE RECEIVED THE DISCLOSURE STATEMENT AND RELATED BALLOT(S), AS APPROVED BY THE BANKRUPTCY COURT

FIFTH AMENDED & RESTATED RESTRUCTURING SUPPORT AND

FORBEARANCE AGREEMENT

This Fifth Amended & Restated Restructuring Support and Forbearance Agreement dated as of October 7, 2015 amends, restates and replaces the Third Amended & Restated Restructuring Support and Forbearance Agreement dated as of January 14, 2015 (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), among: (i) Caesars Entertainment Operating Company, Inc. (“CEOC”), on behalf of itself and each of the debtors in the Chapter 11 Cases (collectively, the “Company”), (ii) Caesars Entertainment Corporation (“CEC,” and together with the Company, the “Caesars Parties”), (iii) LeverageSource III (H Holdings), L.P. (“LS3”), (iv) LeverageSource V, L.P. (“LS5”), and (v) each of the undersigned noteholders, each of which is the holder of, or the investment advisor or the investment manager to a holder or holders of First Lien Bond Claims (as defined below) (and in such capacity having the power to bind such holder with respect to any First Lien Bond Claims identified on its signature page hereto) (including any permitted assignees under this Agreement, collectively, the “Consenting Creditors,” and together with the Caesars Parties, LS3, and LS5, each referred to as a “Party” and collectively referred to as the “Parties”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Restructuring Term Sheet (as defined below).

RECITALS:

WHEREAS, before the date hereof, the Parties and their representatives have engaged in arm’s-length, good-faith negotiations regarding a potential restructuring of the Company’s indebtedness and other obligations pursuant to the terms and conditions of this Agreement and the terms and conditions set forth on the term sheet annexed hereto as Exhibit B (the “Restructuring”) (which term sheet, including any schedules, annexes, and exhibits attached thereto, amends, restates, and replaces any prior restructuring term sheet, and is expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein (as such term sheet may be modified in accordance with Section 14 hereof, the “Restructuring Term Sheet”));

WHEREAS, if effected, the Restructuring will resolve all claims between the Consenting Creditors (including EMC (as defined below)) and the Caesars Parties, including any litigation-related claims against the Company and CEC and those at issue in the Caesars-Commenced Litigation (as defined below);

WHEREAS, the Company will be implementing the Restructuring through a joint chapter 11 plan of reorganization;

WHEREAS, the Parties have agreed that the Company may use Cash Collateral (as defined below) during the Chapter 11 Cases (as defined below) on the terms and subject to the conditions set forth in the Restructuring Term Sheet and as otherwise satisfactory to the Parties; and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which each of the Parties hereby acknowledges, each Party, intending to be legally bound hereby, agrees as follows:

1. Definitions; Rules of Construction.

(a) Definitions. The following terms shall have the following definitions:

“Additional Bank Consideration” means any consideration provided in connection with the Restructuring by or on behalf of any of the Caesars Parties or their Affiliates after the date of this Agreement to any holder of First Lien Bank Debt, in its capacity as such, that exceeds or is superior to that contemplated under the Restructuring, including, without limitation, additional consideration, the granting of any guaranty, and/or the allocation of any rights or opportunities (whether investment, commercial, management, advisory or otherwise).

“Additional Bond Consideration” means any consideration provided in connection with the Restructuring by or on behalf of any of the Caesars Parties or their Affiliates after the date of this Agreement to any holder of First Lien Bond Debt, in its capacity as such, that exceeds or is superior to that contemplated under the Restructuring, including, without limitation, additional consideration, the granting of any guaranty, and/or allocation of any rights or opportunities (whether investment, commercial, management, advisory or otherwise).

“Affiliate” means, with respect to any Person, any other Person (whether now or hereinafter in existence) which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise or through intermediaries) of such Person. For the avoidance of doubt, LS3 and LS5 shall be considered Affiliates of the Caesars Parties.

“Agreement” has the meaning set forth in the preamble hereof.

“Alternative Proposal” means any plan of reorganization or liquidation, proposal, offer, transaction, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of material assets or equity interests or restructuring (other than the Restructuring) involving the Company and its controlled subsidiaries.

“Backstop Assumption Motion” has the meaning set forth on Exhibit D hereto.

“Bank RSA” means the Restructuring Support and Forbearance Agreement (as amended, supplemented, or otherwise modified from time to time) dated August 21, 2015, among the Caesars Parties, LS3, LS5 and the Consenting Bank Creditors.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Illinois.

“Business Day” means any day other than Saturday, Sunday, and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Caesars-Commenced Litigation” means the case captioned Caesars Entertainment Operating Company, Inc. and Caesars Entertainment Corporation v. Appaloosa Investment Limited Partnership I, et. al., Index No. 652392/2014 (N.Y. Sup. Ct., N.Y. Cty.).

“Caesars Cases” means the cases captioned (a) Wilmington Savings Fund Society, FSB, solely in its capacity as successor Indenture Trustee for the 10% Second-Priority Senior Secured Notes due 2018, on behalf of itself and derivatively on behalf of Caesars Entertainment Operating Company, Inc. v. Caesars Entertainment Corporation, et. al., Case No. 10004-VCG (Del. Ch.), (b) MeehanCombs Global Credit Opportunities Master Fund, LP, et. al. v. Caesars Entertainment Corporation and Caesars Entertainment Operating Company, Inc., No. 14-cv-7097 (S.D.N.Y.), (c) Frederick Barton Danner v. Caesars Entertainment Corporation and Caesars Entertainment Operating Company, Inc., No. 14-cv-7973 (S.D.N.Y.), (d) BOKF, N.A., solely in its capacity as successor Indenture Trustee for the 12.75% Second-Priority Senior Secured Notes due 2018 v. Caesars Entertainment Corporation, Case No. 15-cv-01561 (S.D.N.Y.), (e) UMB Bank, N.A. solely in its capacity as Indenture Trustee under those certain indentures, dated as of June 10, 2009, governing Caesars Entertainment Operating Company, Inc.’s 11.25% Notes due 2017; dated as of February 14, 2012, governing Caesars Entertainment Operating Company, Inc.’s 8.5% Senior Secured Notes due 2020; dated August 22, 2012, governing Caesars Entertainment Operating Company. Inc.’s 9% Senior Secured Notes due 2020; dated February 15, 2013, governing Caesars Entertainment Operating Company, Inc.’s 9% Senior Secured Notes due 2020 v. Caesars Entertainment Corporation, Case No. 15-cv-04634 (S.D.N.Y.) and (f) all claims in, and causes of action relating to, the Caesars Cases otherwise described in clauses (a)–(e) above.

“Caesars Parties” has the meaning set forth in the preamble hereof.

“Cash Collateral” means the Company’s cash to the extent that such cash is “Collateral” and subject to a perfected “Lien,” both as defined under the Credit Agreement and/or First Lien Indentures, as the case may be, and in each case that has not been avoided.

“Cash Collateral Stipulation” means a stipulation or agreed order governing the use of Cash Collateral that shall be consistent with the Restructuring Term Sheet and otherwise reasonably acceptable in form and substance to the Company, CEC, and the Requisite Consenting Creditors.

“CEC” has the meaning set forth in the preamble hereof.

“CEC Bankruptcy Event” means the commencement by or against CEC of a bankruptcy or similar proceeding.

“CEC Transactions” means the transactions consummated pursuant to, in contemplation of, or in connection with (a) the Amended and Restated Credit Agreement, dated as of November 14, 2012, among CEOC, as borrower, and CEC, as lenders, and (b) the Global Intercompany Note, dated as of January 28, 2008, among CEC and certain Affiliates.

“CEOC” has the meaning set forth in the preamble hereof.

“CES” means Caesars Enterprise Services, LLC and its subsidiaries (whether now or hereinafter in existence).

“Chapter 11 Cases” means the voluntary chapter 11 cases titled Caesars Entertainment Operating Company, Inc., et. al., Case No. 15-01145 (Bankr. N.D. Ill.).

“Claim” means any claim identified on a Party’s signature block hereto on account of indebtedness issued by CEOC pursuant to the Credit Agreement, the First Lien Indentures, or the Non-First Lien Indentures, or any other claim (as that term is defined by section 101(5) of the Bankruptcy Code), in each case, other than any claim for which the holder (x) does not have the right to control voting or (y) is not permitted by a preexisting contractual obligation or operation of law to vote in favor of the Restructuring. For the avoidance of doubt (i) “Claim” shall not include any claims in respect of derivatives related to or referencing indebtedness, (ii) without limiting Section 12 hereof, if the holder of a claim ceases to have the right to control voting with respect to such claim, such claim shall no longer be deemed a “Claim” for purposes of this Agreement, unless and until such holder subsequently acquires the right to control voting with respect to such claim, and (iii) the definition set forth herein shall not limit nor be deemed to limit the scope of any release provided under the Restructuring Term Sheet.

“Claim Holder” refers to (i) each Consenting Creditor, (ii) LS3, (iii) LS5, and (iv) each Caesars Party, to the extent such Caesars Party, as of the date of execution of this Agreement, either (a) is a beneficial owner of Claims or (b) has investment or voting discretion with respect to Claims and has the power and authority to bind the beneficial owner(s) of such Claims to the terms of this Agreement.

“Collateral Agent” has the meaning ascribed to it in the Credit Agreement and First Lien Indentures.

“Company” has the meaning set forth in the preamble hereof.

“Company Termination Event” has the meaning set forth in Section 10 hereof.

“Confidential Claims Information” has the meaning set forth in Section 5(a)(iii) hereof.

“Confirmation Order” has the meaning set forth on Exhibit D hereto.

“Consenting Creditors” has the meaning set forth in the preamble hereof.

“Consenting Bank Creditors” has the meaning ascribed to such term in the Bank RSA.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of July 25, 2014, among CEC, CEOC, as borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

“Creditor Termination Event” has the meaning set forth in Section 8 hereof.

“Creditor Termination Right” has the meaning set forth in Section 8 hereof.

“Definitive Documentation” means the Plan, Confirmation Order, Disclosure Statement, Cash Collateral Stipulation, any court filings in the Chapter 11 Cases that could be reasonably expected to affect the interests of holders of First Lien Bond Claims (but not, for the avoidance of doubt, any professional retention motions or applications), in their capacities as such, and any other documents or exhibits related to or contemplated in the foregoing.

“Disclosure Statement” means the Company’s disclosure statement, including any exhibits, appendices, related documents, ballots, and procedures related to the solicitation of votes to accept or reject the Plan, in each case, as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, in respect of the Plan and that is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure, and other applicable law, each of which shall be substantially consistent with this Agreement and shall otherwise be reasonably acceptable to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail) and the Company.

“Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or are expressly waived in accordance with the terms thereof, as the case may be, and on which the Restructuring and the other transactions to occur on the Effective Date pursuant to the Plan become effective or are consummated.

“EMC” means certain entities or accounts managed or controlled by Elliott Management Corporation who are named as defendants in the Caesars-Commenced Litigation.

“Event of Default” has the meaning ascribed to it in the First Lien Indentures.

“Examiner Report” has the meaning set forth on Exhibit D hereto.

“Executory Contracts and Unexpired Leases” means any contracts or unexpired leases to which the Company is a party that are subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

“Fiduciary Out” has the meaning set forth in Section 10(c) hereof.

“First Lien Bank Claim” means a Claim in respect of First Lien Bank Debt.

“First Lien Bank Debt” means indebtedness incurred by the Company pursuant to the Credit Agreement.

“First Lien Bank Documents” means the “Loan Documents” as defined in the Credit Agreement.

“First Lien Bank Professionals” has the meaning ascribed to such term in the Bank RSA.

“First Lien Bond Claim” means a Claim in respect of First Lien Bond Debt.

“First Lien Bond Debt” means indebtedness incurred by the Company pursuant to the First Lien Indentures.

“First Lien Bond Fees and Expenses” means (i) all reasonable and documented out-of-pocket expenses (other than professional fees) incurred by any Initial Consenting Creditor in connection with the negotiation and implementation of the Restructuring plus (ii) First Lien Bond Professional Fees.

“First Lien Bond Professional Fees” means all reasonable and documented fees and expenses of the First Lien Bond Professionals incurred in their representation of holders of First Lien Bond Debt in connection with the Company, from the date of the First Lien Bond Professionals’ respective retentions by such holders of First Lien Bond Debt through and including the later of either (i) the termination of this Agreement pursuant to Sections 8, 9, or 10 of this Agreement or (ii) the Effective Date; provided that documentation of such First Lien Bond Professional Fees shall be summary in nature and shall not include billing detail that may be subject to the attorney-client privilege or other similar protective doctrines.

“First Lien Bond Professionals” means Kramer Levin Naftalis & Frankel LLP, Miller Buckfire & Co., Berkeley Research Group, LLC (formerly Capstone Advisory Group), Breazeale, Sachse & Wilson, L.L.P., Ballard Spahr LLP, one (1) special REIT counsel, and one (1) local counsel engaged by the Consenting Creditors in connection with the Chapter 11 Cases, and such other legal, consulting, financial, and/or other professional advisors as may be retained or may have been retained from time to time by any of the Initial Consenting Creditors with the prior written consent of the Company, which consent shall not be unreasonably withheld.

“First Lien Indentures” means (i) the Indenture dated as of June 10, 2009, as it may have been amended and supplemented from time to time, governing CEOC’s 11.25% Senior Secured Notes due 2017, (ii) the Indenture dated as of February 14, 2012, as it may have been amended and supplemented from time to time, governing CEOC’s 8.5% Senior Secured

Notes due 2020, (iii) the Indenture dated as of August 22, 2012, as it may have been amended and supplemented from time to time, governing CEOC’s 9% Senior Secured Notes due 2020 and (iv) the Indenture dated as of February 15, 2013, as it may have been amended and supplemented from time to time, governing CEOC’s 9% Senior Secured Notes due 2020.

“Forbearance Defaults” means defaults or Events of Default alleged in or in connection with (a) the May 2014 Transactions, (b) the Services Transactions, (c) the CEC Transactions, (d) the Incurrence Transactions, (e) the Restricted Transactions, (f) the Caesars Cases, (g) the Caesars-Commenced Litigation, and (h) any actions taken pursuant to and in compliance with the terms of this Agreement.

“Forbearance Fee First Lien Bond Claims” means the First Lien Bond Claims held by any Forbearance Fee Party as of 11:59 pm, New York City time, on January 15, 2015.

“Forbearance Fee Parties” means those holders of First Lien Bond Claims who signed this Agreement and became Consenting Creditors on or prior to 5 p.m. EST on January 12, 2015, and shall include the transferees and assignees of such holders with respect to any transfers or assignments of Forbearance Fee First Lien Bond Claims permitted under this Agreement, unless a Notice of Retention of RSA Forbearance Fee substantially in the form attached hereto as Exhibit F is delivered to CEC, in which case the transferor/assignor shall remain the Forbearance Fee Party with respect to such Forbearance Fee First Lien Bond Claims.

“Forbearance Termination Event” has the meaning set forth in Section 3(a) hereto.

“Guaranty Cases” means the cases captioned (a) BOKF, N.A., solely in its capacity as successor Indenture Trustee for the 12.75% Second-Priority Senior Secured Notes due 2018 v. Caesars Entertainment Corporation, Case No. 15-cv-01561 (S.D.N.Y.), and (b) UMB Bank, N.A. solely in its capacity as Indenture Trustee under those certain indentures, dated as of June 10, 2009, governing Caesars Entertainment Operating Company, Inc.’s 11.25% Notes due 2017; dated as of February 14, 2012, governing Caesars Entertainment Operating Company, Inc.’s 8.5% Senior Secured Notes due 2020; dated August 22, 2012, governing Caesars Entertainment Operating Company. Inc.’s 9% Senior Secured Notes due 2020; dated February 15, 2013, governing Caesars Entertainment Operating Company, Inc.’s 9% Senior Secured Notes due 2020 v. Caesars Entertainment Corporation, Case No. 15-cv-04634 (S.D.N.Y.), and any similar litigations filed against CEC.

“Incurrence Transactions” means the transactions consummated pursuant to, in contemplation of, or in connection with the Incremental Facility Amendment and Term B-7 Agreement, dated as of June 11, 2014, among CEC, Caesars Operating Escrow LLC, the Incremental Lenders party thereto, Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch, and upon the assumption of the Term B-7 Loans, CEOC.

“Initial Consenting Creditor” means the Consenting Creditors who are the following signatories hereto: (i) Brigade Capital Management, LP; (ii) DDJ Capital Management, LLC; (iii) Elliott International, L.P.; (iv) Elliott Associates, L.P.; (v) The Liverpool Limited Partnership; (vi) J.P. Morgan Investment Management Inc.; (vii) JPMorgan Chase Bank, N.A.; and (viii) Pacific Investment Management Company LLC.

“Involuntary Petition” means the chapter 11 petition filed against CEOC on January 12, 2015, in the United States Bankruptcy Court for the District of Delaware, currently docketed as Case No. 15-3193 (Bankr. N.D. Ill.).

“LS3” has the meaning set forth in the preamble hereof.

“LS5” has the meaning set forth in the preamble hereof.

“May 2014 Transactions” means the transactions consummated pursuant to, in contemplation of, or in connection with the Transaction Agreement dated as of March 1, 2014, as amended, by and among CEC, CEOC, Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company, and Caesars Growth Partners, LLC.

“Milestones” means those milestones set forth on Exhibit D hereto.

“MLSA” means that certain Management and Lease Support Agreement, as described in the Restructuring Term Sheet.

“Non-First Lien Indentures” means the indentures governing CEOC’s (a) 10.00% second-priority senior secured notes due 2015, (b) 10.00% second-priority senior secured notes due 2018, (c) 12.75% second-priority senior secured notes due 2018, (d) 10.75% senior notes due 2016, (e) 10.75%/11.5% senior toggle notes due 2018, (f) 6.5% senior notes due 2016, and (g) 5.75% senior notes due 2017.

“Note Purchase and Support Agreement” means that certain agreement entered into by CEC, CEOC, and certain holders of the 6.50% Senior Notes due 2016 and 5.7% Notes due 2017, dated August 12, 2014.

“Outside Date” has the meaning set forth on Exhibit D hereto.

“Parties” has the meaning set forth in the preamble hereof.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.

“Petition Date” means the date on which the Company commenced the Chapter 11 Cases.

“Plan” means the joint chapter 11 plan of reorganization of the Company through which the Restructuring will be effected (as amended, supplemented, or otherwise modified from time to time), and which Plan must be materially consistent with this Agreement and the Restructuring Term Sheet and shall otherwise be reasonably acceptable to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail) and the Company.

“Qualified Marketmaker” means an entity that holds itself out to the public or applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company, in its capacity as a dealer or market maker in claims against the Company.

“Requisite Consenting Bank Creditors” has the meaning ascribed to such term in the Bank RSA.

“Requisite Consenting Creditors” means, as of any time of determination, the Consenting Creditors holding greater than two-thirds of the aggregate amount of all First Lien Bond Claims held at such time by all of the Consenting Creditors; provided that any First Lien Bond Claims held by any of the Caesars Parties and/or their respective Affiliates shall not be included in the foregoing calculation.

“Restricted Transactions” means the transactions consummated pursuant to, in contemplation of, or in connection with the Note Purchase and Support Agreement.

“Restructuring” has the meaning set forth in the recitals hereof.

“Restructuring Support Party” means each of (i) the Caesars Parties (other than the Company), (ii) the Consenting Creditors, (iii) LS3, and (iv) LS5, together with the respective Affiliates, subsidiaries, managed funds, representatives, officers, directors, agents, and employees of each of the foregoing, in each case to the extent controlled by such Restructuring Support Party.

“Restructuring Support Period” means the period commencing on December 19, 2014, and ending on the earlier of (i) the date on which this Agreement is terminated with respect to all Parties, and (ii) the Effective Date.

“Restructuring Term Sheet” has the meaning set forth in the recitals hereof.

“RSA Forbearance Fees” has the meaning set forth in the Restructuring Term Sheet.

“Securities Act” has the meaning set forth in Section 7(c) hereof.

“Services Transactions” means the transactions consummated pursuant to, in contemplation of, or in connection with the Omnibus License and Enterprise Services Agreement, dated May 20, 2014, by and among CES, CEOC, CERP, Caesars Growth Properties Holdings, LLC, Caesars License Company, LLC, and Caesars World, Inc.

“Termination Events” has the meaning set forth in Section 10 hereto.

“Transfer” has the meaning set forth in Section 12 hereto.

“Transferee” has the meaning set forth on Exhibit E hereto.

“Trustee” has the meaning ascribed to it in the First Lien Indentures.

“Trustee Guaranty Litigation” means the case captioned UMB Bank, N.A. solely in its capacity as Indenture Trustee under those certain indentures, dated as of June 10, 2009, governing Caesars Entertainment Operating Company, Inc.’s 11.25% Notes due 2017; dated as of February 14, 2012, governing Caesars Entertainment Operating Company, Inc.’s 8.5% Senior Secured Notes due 2020; dated August 22, 2012, governing Caesars Entertainment Operating Company. Inc.’s 9% Senior Secured Notes due 2020; dated February 15, 2013, governing Caesars Entertainment Operating Company, Inc.’s 9% Senior Secured Notes due 2020 v. Caesars Entertainment Corporation, Case No. 15-cv-04634 (S.D.N.Y.).

“Trustee Litigation” means the case captioned UMB Bank v. Caesars Entertainment Corporation, et al., C.A. No. 10393-VCG (Del. Ch.).

(b) Rules of Construction. Other than as contained within Section 28, each reference in this Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to this Agreement, the Restructuring Term Sheet, and the Cash Collateral Stipulation taken as a whole.

2. Commitment of Restructuring Support Parties.

(a) Affirmative Covenants. Subject to the terms and conditions hereof, for the duration of the Restructuring Support Period, each Restructuring Support Party shall:

(i) negotiate in good faith the Definitive Documentation, in form and substance consistent in all material respects with this Agreement (including the Restructuring Term Sheet and all exhibits thereto, which, for the avoidance of doubt, shall be binding on all the Parties upon the effectiveness of this Agreement), and as otherwise reasonably acceptable to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail), the Company, and CEC (in respect of CEC, to the extent such Definitive Documents could be reasonably expected to affect the interests of CEC);

(ii) consent to those actions contemplated by this Agreement or otherwise required to be taken to effectuate the Restructuring, including entering into all documents and agreements necessary to consummate the Restructuring, in each case, to which such Restructuring Support Party is to be a party;

(iii) support the Restructuring and vote in favor of the Plan, when properly solicited to do so under the Bankruptcy Code, all Claims now or hereafter beneficially owned by such Restructuring Support Party or for which it now or hereafter serves as the nominee, investment manager, or advisor for beneficial holders of Claims (and not withdraw or revoke its tender, consent, or vote with respect to the Plan); provided that the foregoing may be waived by the Company in its sole discretion; provided, further, that (x) such vote may be revoked (and, upon such revocation, deemed void ab initio) by any of the Consenting Creditors at any time following the termination of this Agreement with respect to such Consenting

Creditor, but only to the extent this Agreement has terminated on account of a breach by a Party other than such Consenting Creditor, it being understood and agreed that no Restructuring Support Party shall enter into any arrangement whereby it transfers voting rights for the purpose of avoiding any obligations under this Agreement, and (y) if this Agreement (including the Restructuring Term Sheet or any Exhibits thereto) or the Plan is amended in a manner that would adversely affect a Consenting Creditor’s First Lien Bank Claim(s), such Consenting Creditor (1) shall no longer be obligated to vote hereunder in respect of any First Lien Bank Claim(s) and shall be permitted to vote its First Lien Bank Claim(s) to reject such Plan, (2) to the extent such Consenting Creditor has voted any First Lien Bank Claim(s) hereunder, shall be permitted to revoke its vote in respect of such First Lien Bank Claim(s) (and upon such revocation, such vote shall be deemed void ab initio) and to vote such First Lien Bank Claim(s) to reject such Plan, and (3) notwithstanding anything herein to the contrary, shall be permitted to support and vote its First Lien Bank Claim(s) for, and consent to, an Alternative Proposal and take any action in respect of its First Lien Bank Claims other than be a plan proponent under section 1121(c) of the Bankruptcy Code (as identified in accordance with Federal Rule of Bankruptcy Procedure 3016(a)); provided that nothing in this Section 2(a)(iii) shall in any way limit any Party’s rights or obligations arising under the Bankruptcy Code or applicable non-bankruptcy law.

(iv) upon its execution of this Agreement, exercise its Put Option with respect to OpCo New Common Stock as provided by the Restructuring Term Sheet, which election shall be binding on such Restructuring Support Party and any Transferee thereof; and

(v) support the mutual release and exculpation provisions to be provided in the Plan.

(b) Negative Covenants. Subject to the terms and conditions hereof, for the duration of the Restructuring Support Period, each Restructuring Support Party shall not:

(i) seek, solicit, support, vote its Claims for, or consent to, an Alternative Proposal; or

(ii) take any action materially inconsistent with the transactions expressly contemplated by this Agreement, or that would materially delay or obstruct the consummation of the Restructuring, including, without limitation, commencing, or joining with any Person in commencing, any litigation or involuntary case for relief under the Bankruptcy Code against the Company or CEC or, provided that neither the Company nor CEC is in breach of its respective obligations hereunder and has received written notice of such breach, objecting, or joining with any Person in objecting, to any request by the Company for an extension of any plan exclusivity period pursuant to section 1121(d) of the Bankruptcy Code that does not extend beyond May 15, 2016.

Subject in all respects as may otherwise be provided for under the applicable documents governing the intercreditor relationships among the parties thereto, nothing in this Agreement shall prohibit any Restructuring Support Party from (x) appearing as a party-in-interest in any matter arising in the Chapter 11 Cases so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or the Restructuring, and do not hinder, delay, or prevent consummation of the Restructuring, (y) taking or directing any action relating to maintenance, protection, or preservation of any collateral, to the extent such actions are not inconsistent with this Agreement, and (z) enforcing any right, remedy, condition, consent, or approval requirement under this Agreement or any Definitive Documentation entered into in connection with the Restructuring; provided that, in each case, any such action is not materially inconsistent with such Restructuring Support Party’s obligations hereunder.

3. Consenting Creditors’ and Caesars Parties’ Forbearance.

(a) Until the earlier to occur of (i) the termination of this Agreement and (ii) the occurrence of any Event of Default (other than any Forbearance Default) that continues for five (5) consecutive Business Days after notice thereof from the Trustee to the Company (each of clause (i) and clause (ii), a “Forbearance Termination Event”), each Consenting Creditor agrees to forbear from exercising its default-related rights and remedies (as well as any setoff rights and remedies) under the First Lien Indentures or applicable law, against the Company and CEC and, with respect to each, their property and interests in property.

(b) Upon the occurrence of a Forbearance Termination Event, the agreement of the Consenting Creditors hereunder to forbear from exercising rights and remedies in respect of the Forbearance Defaults, shall immediately terminate without requirement of any demand, presentment, protest, or notice of any kind, all of which the Company hereby waives (to the extent permitted by applicable law).

(c) The Caesars Parties agree that, upon the occurrence of, and at any time after the occurrence of, a Forbearance Termination Event, the Consenting Creditors or the Collateral Agent or the Trustee, as applicable, may proceed, subject to the terms of the First Lien Bank Documents, the First Lien Indentures, and applicable law, to exercise any or all rights and remedies under the First Lien Bank Documents, the First Lien Indentures, applicable law, and/or in equity, including, without limitation, the rights and remedies on account of the Forbearance Defaults, all of which rights and remedies are fully reserved.

(d) The Caesars Parties agree that, prior to the termination of this Agreement with respect to any particular Consenting Creditor, the Caesars Parties shall not commence any litigation or interpose or join in any claim arising from or in any way related to the First Lien Bond Debt against any such Consenting Creditor. The Consenting Creditors agree that, prior to the termination of this Agreement with respect to any particular Caesars Party, the Consenting Creditors shall not commence any litigation or interpose or join in any claim arising from or in any way relating to the First Lien Bond Debt against any such Caesars Party, including, without limitation, in connection with any of the Caesars Cases or the Trustee Litigation; provided, however, that nothing in this Agreement shall prevent a Consenting Creditor from taking any other action (other than joining as a named plaintiff or providing a written direction to the Trustee other than a written direction to stay or withdraw such action) in connection with or relating to any of the Caesars Cases, including without limitation (i) communicating and conferring with the Trustee regarding any of the Caesars Cases, and (ii) responding to and taking action in connection with any subpoena or discovery request relating to any of the Caesars Cases. The Caesars Parties further acknowledge and agree that the preparation, filing and prosecution of the Trustee Guaranty Litigation was not and is not a breach of this Agreement.

(e) For the avoidance of doubt, and notwithstanding anything herein, the forbearance set forth in this Section 3 shall not constitute a waiver with respect to any defaults or any events of defaults under the First Lien Indentures and shall not bar any Consenting Creditor from filing a proof of claim or taking action to establish the amount of such Claim.

(f) Anything in this Agreement or otherwise notwithstanding, (i) the Trustee Litigation may proceed unaffected by this Agreement, including, without limitation, all Parties to this Agreement may take any and all actions, make any and all omissions, give any and all directions and/or instructions, file any and all papers and documents, provide any and all evidence, raise and/or prosecute any and all claims and defenses, and otherwise act (or omit to act) in connection with or in reference to the Trustee Litigation as they may elect in their sole and absolute discretion, and all Parties to this Agreement hereby reserve all of their respective rights, powers, and remedies in connection with or in reference to the Trustee Litigation; and (ii) each of the Parties to this Agreement hereby agrees not to allege, assert directly or indirectly, plead, raise by claim or defense, challenge, or otherwise contend that the rights, powers, or remedies of any Party or trustee in connection with or in reference to the Trustee Action are in any manner restricted, limited, or otherwise prejudiced due to the existence of this Agreement or anything contained in this Agreement, and nothing contained in this Agreement shall be admissible for any such purpose. Notwithstanding the foregoing, the Consenting Creditors agree that if and only if the Petition Date occurs, then upon the occurrence of such Petition Date, they (x) shall not seek to modify or otherwise oppose the imposition of the automatic stay under Section 362 of the Bankruptcy Code until the earlier of (i) the termination of this Agreement and (ii) the Effective Date and (y) to the extent a Consenting Creditor has directed the Trustee in connection with the Trustee Litigation, such Consenting Creditor shall direct the Trustee to agree to a consensual stay of the Trustee Litigation commencing upon the Petition Date and expiring upon the termination of this Agreement.

4. Withdrawal of Litigation and Tolling.

(a) Prior to the Petition Date, (i) the Company and CEC will dismiss without prejudice, or otherwise stay, the claims asserted against EMC in the Caesars-Commenced Litigation (and, for the avoidance of doubt, shall not attempt to or otherwise cause the retraction revocation or termination of the dismissal during the term of this Agreement) (provided, however, that the Company and CEC may pursue all claims in the Caesars-Commenced Litigation against any entity that is not an affiliate of EMC, directly or indirectly controlled or managed by Elliott Management Corporation or its Affiliates, or a Consenting Creditor), and (ii) within two (2) business days of such dismissal, EMC will withdraw, without prejudice, its pending motion to dismiss (and, for the avoidance of doubt, shall not attempt to or otherwise cause the retraction revocation or termination of the withdrawal during the term of this Agreement). No Caesars Party shall, during the term of this Agreement, prosecute or pursue against EMC any of the claims asserted against EMC in the Caesars-Commenced Litigation or any similar or related claims.

(b) Upon the termination of this Agreement with respect to the Company, CEC, and EMC, the agreements between the Company, CEC, and EMC in respect of the Caesars-Commenced Litigation as set forth above shall immediately terminate.

(c) [Reserved.]

(d) The Caesars Parties acknowledge and agree that the time from December 19, 2014, through and including the date that is five (5) Business Days after the date that this Agreement has been terminated with respect to all Parties shall not be counted for purposes of determining whether any litigation commenced or claim interposed by any of the Consenting Creditors, the Trustee, or the Collateral Agent against any Caesars Party, which litigation or claim relates in any way to the Company or its Affiliates (including, but not limited to, any claims relating to any transaction by or among, or approved by, the Caesars Parties), was commenced or interposed within the applicable statute of limitations or in compliance with any other rule or doctrine of timeliness. If any Caesars Party commences any litigation or asserts any claim against any particular Consenting Creditor, which litigation or claim relates to or arises from the First Lien Indentures or any matters at issue in the Caesars-Commenced Litigation (including but not limited to the assertion of claims by the Company or CEC against EMC in the Caesars-Commenced Litigation), the time between December 19, 2014, through and including the date that is five (5) Business Days after the date that this Agreement has been terminated with respect to such Consenting Creditor shall not be counted for purposes of determining whether any such litigation was commenced or claim interposed within the applicable statute of limitations or in compliance with any similar rule or doctrine of timeliness.

5. Covenants of Caesars Parties.

(a) Affirmative Covenants of the Caesars Parties. Subject to the terms and conditions hereof, for the duration of the Restructuring Support Period, each of the Caesars Parties shall:

(i) (A) support and complete the Restructuring and all transactions contemplated under the Restructuring Term Sheet and this Agreement, in accordance with the Milestones, (B) negotiate in good faith the Definitive Documentation necessary to effectuate the Restructuring, on the terms and subject to the conditions set forth in this Agreement, (C) use its commercially reasonable efforts to obtain any and all required governmental, regulatory, licensing, Bankruptcy Court, or other approvals (including, without limitation, any necessary third-party consents) necessary to the implementation or consummation of the Restructuring; (D) use its commercially reasonable efforts to lift or otherwise reverse the effect of any injunction or other order or ruling of a court or regulatory body that would impede the consummation of a material aspect of the Restructuring, and (E) operate the Company in the ordinary course consistent with industry practice and the operations contemplated pursuant to the Company’s business plan, taking into account the Restructuring and the commencement of the Chapter 11 Cases;

(ii) promptly notify or update the Consenting Creditors upon becoming aware of any of the following occurrences: (A) an additional person becomes a Consenting Creditor after the date of this Agreement; (B) a Termination Event has occurred; (C) any person has challenged the validity or priority of, or has sought to avoid, any lien securing the First Lien Bond Debt pursuant to a pleading filed with the Bankruptcy Court or another forum of competent jurisdiction; (D) material developments, negotiations, or proposals relating to the Caesars-Commenced Litigation, the Caesars Cases, the Forbearance Defaults, and any other case or controversy that may be commenced against such Caesars Party in a court of competent jurisdiction or brought before a state or federal regulatory, licensing, or similar board, authority, or tribunal that would reasonably be expected to materially impede or prevent consummation of the Restructuring; and

(iii) unless the Caesars Party obtains the prior written consent of a Consenting Creditor: (x) use the information regarding any Claims owned at any time by such Consenting Creditor (the “Confidential Claims Information”) solely in connection with this Agreement (including any disputes relating thereto); and (y) except as required by law, rule, or regulation or by order of a court or as requested or required by the Securities and Exchange Commission or by any other federal or state regulatory, judicial, governmental, or supervisory authority or body, keep the Confidential Claims Information strictly confidential and not disclose the Confidential Claims Information to any other Person; provided, however, that the Caesars Parties may combine the Confidential Claims Information provided to the Caesars Parties by a Consenting Creditor with the corresponding data provided to the Company by the Consenting Creditors and freely disclose such combined data on an aggregate basis. In the event that any of the Caesars Parties is required (by law, rule, regulation, deposition, interrogatories, requests for information or documents in legal or administrative proceedings, subpoena, civil investigative demand or other similar process, or by any governmental, judicial, regulatory, or supervisory body) to disclose the Confidential Claims Information or the contents thereof, the Caesars Parties shall, to the extent legally permissible, provide affected Consenting Creditors with prompt notice of any such request or requirement so that such Consenting Creditors may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this section. If, in the absence of a protective order or other remedy or the receipt of a waiver from a Consenting Creditor, a Caesars Party believes that it is nonetheless, following consultation with counsel, required to disclose the Confidential Claims Information, such Caesars Party may disclose only that portion of the Confidential Claims Information that it believes, following consultation with counsel, it is required to disclose, provided that it exercises reasonable efforts to preserve the confidentiality of the Confidential Claims Information, including, without limitation, by marking the Confidential Claims Information “Confidential – Attorneys’ Eyes Only” and by reasonably cooperating with the affected Consenting Creditor to obtain an appropriate protective order or other reliable assurance that confidential and attorneys’ eyes only treatment will be accorded the Confidential Claims Information. In no event shall this Agreement be construed to impose on a Consenting Creditor an obligation to disclose the price for which it acquired or disposed of any Claim. The Caesars Parties’ obligations under this Section 5(a)(iii) shall survive termination of this Agreement.

(b) Negative Covenants of the Caesars Parties. Subject to the terms and conditions hereof, for the duration of the Restructuring Support Period, each of the Caesars Parties (except with the prior written consent of the Requisite Consenting Creditors) shall not, directly or indirectly:

(i) take any action to solicit, initiate, encourage, or assist the submission of an Alternative Proposal; provided that this Section 5(b)(i) shall not apply to the Company after the Petition Date. If any Caesars Party receives a proposal or expression of interest in undertaking an Alternative Proposal, so long as the Consenting Creditors have agreed to comply with any applicable confidentiality restrictions related thereto (it being understood that

CEC will not require any confidentiality restrictions that are in addition to the confidentiality restrictions set forth in any non-disclosure agreement between (1) any Consenting Creditor and the Company, or (2) the First Lien Bond Professionals and the Company, that is in effect on the date hereof), the Caesars Party shall promptly notify the First Lien Bond Professionals of the receipt of such proposal or expression of interest, with such notice to include the identity of the Person or group of Persons involved as well as the terms of such Alternative Proposal; it being acknowledged and agreed that, without limiting the restrictions imposed on the Company pursuant to this Section 5(b)(i), the Company may pursue such Alternative Proposal (including by facilitating diligence in connection with such Alternative Proposal) in accordance with the Company’s fiduciary duties as set forth by Section 20 hereof;

(ii) (A) publicly announce its intention not to pursue the Restructuring; (B) suspend or revoke the Restructuring; or (C) execute any agreements, instruments, or other documents (including any modifications or amendments to any material Definitive Documentation necessary to effectuate the Restructuring) that, in whole or in part, are not substantially consistent with this Agreement, or are not otherwise reasonably acceptable to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail) and the Company; or

(iii) take any action or omit to take any action, or incur, enter into, or suffer any transaction, arrangement, condition, matter, or circumstance, that (in any such case) materially impairs, or would reasonably be expected to materially impair, the ability of CEC to perform its obligations under the MLSA relative to its ability to perform its obligations under the MLSA as of December 19, 2014 (after giving effect to the consummation of the Restructuring as if the Restructuring had been consummated on December 19, 2014).

In the event the Company receives and determines to pursue an Alternative Proposal in an exercise of its fiduciary duties as set forth by Section 20 hereof, the Company shall promptly notify the Consenting Creditors of the existence and material terms of such Alternative Proposal; provided that the Company may withhold the material terms of such Alternative Proposal from any Consenting Creditor(s) who do not agree to applicable reasonable and customary confidentiality restrictions with respect thereto and/or who are in breach of this Agreement. After receipt of the material terms of such Alternative Proposal, the Requisite Consenting Creditors shall have three (3) Business Days after notice by the Company to propose changes to the terms of this Agreement, including the Restructuring Term Sheet and any exhibits thereto. The Company shall keep the Consenting Creditors informed of any amendments, modifications or developments with respect to such Alternative Proposal and any material information related to such Alternative Proposal, and, to the extent an Alternative Proposal is amended in any material respect, the Requisite Consenting Creditors shall have three (3) Business Days from any such amendment to propose changes to the terms of this Agreement.

For the avoidance of doubt, the covenants set forth in this Section 5 are in addition to, and not in lieu of, any covenants, obligations, or agreements of CEC contained in the Guaranty and Pledge Agreement, all of which covenants, obligations and agreements of CEC contained in the Guaranty and Pledge Agreement are hereby ratified and confirmed in all respects and shall survive and continue in full force and effect.

(c) Additional Covenants in Respect of CES. The Company and CEC shall use commercially reasonable efforts to cause, subject to the terms and conditions hereof and for the duration of the Restructuring Support Period, CES (except with the prior written consent of the Requisite Consenting Creditors) (i) to operate its business in the ordinary course, and (ii) to preserve and maintain intact all material assets, properties, and other interests (including, without limitation, intellectual property interests and intangible assets, such as reward programs and customer lists) that are currently owned, licensed, used, or enjoyed by the Company.

(d) Additional Affirmative Covenants of the Company. Subject to the terms and conditions hereof, for the duration of the Restructuring Support Period, the Company shall:

(i) to the extent permitted by the Bankruptcy Court and applicable law, cause the signature pages attached to this Agreement to be redacted to the extent this Agreement is filed on the docket maintained in the Chapter 11 Cases, posted on the Company’s website, or otherwise made publicly available; and

(ii) to the extent not otherwise paid in connection with the Chapter 11 Cases (including pursuant to any debtor-in-possession financing or the Cash Collateral Stipulation), promptly pay in cash (A) upon the execution of this Agreement by the Company, all accrued First Lien Fees and Expenses for which invoices or receipts are furnished by the First Lien Bond Professionals and/or Consenting Creditors, (B) following the execution of this Agreement by the Company and prior to the Petition Date, all First Lien Fees and Expenses for which invoices or receipts are furnished by the First Lien Bond Professionals and/or Consenting Creditors, and (C) after the Petition Date, subject to the Bankruptcy Court’s approval of the Company’s use of Cash Collateral, all unpaid First Lien Fees and Expenses incurred after the date of this Agreement from time to time, in any event within ten (10) Business Days of delivery to the Company of any applicable invoice or receipt, which shall be in compliance with any order of the Bankruptcy Court and payment of which shall be authorized pursuant to the Cash Collateral Stipulation. For the avoidance of doubt, invoices on account of First Lien Bond Professional Fees shall contain summary detail of services performed to enable the Company to determine the reasonableness of such First Lien Bond Professional Fees. The Company’s obligations to pay the First Lien Bond Professional Fees shall not be affected or reduced by the payment of any First Lien Bond Professional Fees by any holder of First Lien Bond Debt, irrespective of whether such holder remains a holder of First Lien Bond Debt as of the date of this Agreement or is a Consenting Creditor.

(e) Additional Negative Covenants of the Company. Subject to the terms and conditions hereof, for the duration of the Restructuring Support Period, the Company (except with the prior written consent of the Requisite Consenting Creditors) shall not, directly or indirectly:

(i) take any action in connection with the Restructuring that violates this Agreement;

(ii) (A) redeem, purchase or acquire, or offer to acquire any shares of, or any options, warrants, conversion privileges, or rights of any kind to acquire any shares of, any of its capital stock or other equity interests, or (B) issue, sell, pledge, dispose of, or grant or incur any encumbrance on, any shares of, or any options, warrants, conversion privileges, or rights of any kind to acquire any shares of, any of its capital stock or other equity interests (other than issuances of equity interests upon the exercise, exchange, or conversion of options, warrants, or other conversion privileges that are outstanding as of the date hereof and only in accordance with the terms of such options, warrants, or other conversion privileges as in effect on the date hereof);

(iii) to the extent it would materially impair the rights of the Consenting Creditors and the Company’s ability to consummate the Restructuring, and other than as required by the Plan, amend or propose to amend its respective certificate or articles of incorporation, bylaws, or comparable organizational documents;

(iv) to the extent it would materially impair the rights of the Consenting Creditors, (A) split, combine or reclassify any outstanding shares of its capital stock or other equity interests, or (B) declare, set aside or pay any dividend or other distribution payable in cash, stock, property, a combination thereof, or otherwise with respect to any of its capital stock or other equity interests or any capital stock or other equity interests of any other Person;

(v) pay or make any payment, transfer, or other distribution (whether in cash, securities, or other property) of or in respect of principal of or interest on any funded indebtedness of the Company that either (A) is expressly subordinate in right of payment to the First Lien Bond Debt or (B) secured by an interest in collateral, which interest is subordinate in priority to that securing any of the First Lien Bond Debt, or any payment or other distribution (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination in respect of any such funded indebtedness that is not contemplated by the Restructuring Term Sheet; or

(vi) enter into any proposed settlement (other than as contemplated by this Agreement and the Restructuring or as previously disclosed to the First Lien Bond Professionals prior to the date hereof) of any claim, litigation, dispute, controversy, cause of action, proceeding, appeal, determination, investigation, matter, or otherwise that will materially impair the Company’s ability to consummate the Restructuring;

(f) The Company acknowledges that it has reviewed this Agreement and has decided to enter into this Agreement on the terms and conditions set forth herein and in the Restructuring Term Sheet in the exercise of its fiduciary duties.

(g) Additional Negative Covenants of CEC. Subject to the terms and conditions hereof, for the duration of the Restructuring Support Period, CEC (except with the prior written consent of the Requisite Consenting Creditors) shall not, directly or indirectly through any of its non-Debtor subsidiaries take any actions outside the ordinary course of business that would have a material adverse effect on Consenting Creditors’ recoveries under the Plan or the contributions to be provided to the Debtors under the Plan.

6. Mutual Representations, Warranties and Covenants.

(a) Each of the Parties, severally and not jointly, represents and warrants to each other Party that the following statements are true, correct, and complete as of the date hereof and as of December 19, 2014 (or, if later, the date that such Party (or if such Party is a Transferee, such Transferee) first became or becomes a Party):

(i) it is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(ii) except as expressly provided in this Agreement or in the Bankruptcy Code (if applicable) or as may be required for disclosure by the Securities and Exchange Commission, no material consent or approval of, or any registration or filing with, any other Person is required for it to carry out the Restructuring contemplated by, and perform its obligations under, this Agreement;

(iii) except as expressly provided in this Agreement or the Bankruptcy Code (if applicable), it has all requisite organizational power and authority to enter into this Agreement and to carry out the Restructuring contemplated by, and perform its obligations under, this Agreement;

(iv) the execution and delivery by it of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary organizational action on its part;

(v) it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement; and

(vi) the execution, delivery, and performance by such Party of this Agreement does not and will not (1) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, (2) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any material debt for borrowed money to which it or any of its subsidiaries is a party, or (3) violate any order, writ, injunction, decree, statute, rule, or regulation; provided that, (x) the foregoing shall not apply with respect to the Company on account of any defaults arising from the commencement of the Chapter 11 Cases or the pendency of the Restructuring and (y) for the avoidance of doubt, but without limiting the Company’s obligations pursuant to Section 5(b)(i) hereof, nothing in this Section 6(a)(vi) shall, or shall be deemed to, waive, limit, or otherwise impair the Company’s ability to exercise its fiduciary duties as set forth by Section 20 hereof.

(b) The Caesars Parties represent and warrant to the Restructuring Support Parties that there are no pending agreements (oral or written), understandings, negotiations, or discussions with respect to any Alternative Proposal.

(c) Each Caesars Party, severally and not jointly, on behalf of itself and its Affiliates, represents, warrants and covenants that it has not offered, and will not offer any Additional Bank Consideration or Additional Bond Consideration to any holder of First Lien Bank Debt or First Lien Bond Debt, respectively, without making such Additional Bank Consideration or Additional Bond Consideration available to Consenting Creditors on a pro rata basis in the manner contemplated in Section 34 in this Agreement.

(d) Within five (5) Business Days after this Agreement becomes effective, the Company will report to counsel to the Consenting Creditors its calculation of the total amount of First Lien Bond Claims held by Consenting Creditors and provide documents sufficient to substantiate this calculation; provided that such calculation may be based solely on the information provided by each Consenting Creditor on its signature page(s) hereto. To the extent the Company subsequently becomes aware of any additional First Lien Bond Claims held by Consenting Creditors, it will promptly report its adjusted calculation of First Lien Bond Claims held by Consenting Creditors and provide documents sufficient to substantiate this calculation. The Parties acknowledge and agree that, for purposes of determining whether Requisite Consenting Creditors have authorized or taken any action under this Agreement, the Parties will not contest any calculation of Requisite Consenting Creditors premised on the last report of the total amount of First Lien Bond Claims held by Consenting Creditors provided by the Company to counsel for the Consenting Creditors. The Parties agree that the Company may rely entirely on information provided to it by the Consenting Creditors in making its calculation(s) pursuant to this Section 6(d), and that the Company will have no independent duty to verify or otherwise investigate the accuracy of any such information.

7. Ownership of Claims. Each Claim Holder, severally and not jointly, represents and warrants as follows:

(a) as of the date of this Agreement, it (i) is either (A) the sole beneficial owner of the principal amount of Claims set forth below its signature hereto, or (B) has sole investment or voting discretion with respect to the principal amount of Claims set forth below its signature hereto and has the power and authority to bind the beneficial owner(s) of such Claims to the terms of this Agreement, (ii) has full power and authority to act on behalf of, vote, and consent to matters concerning such Claims and dispose of, exchange, assign, and transfer such Claims, and (iii) holds no Claims (other than potential causes of action or litigation claims, contingent, unmatured or unliquidated claims, or claims for interest or fees arising under or in connection with any indenture, credit agreement, or other credit document) that are not identified below its signature hereto; in each case except as this provision may be specifically waived, in writing by the Company;

(b) other than pursuant to this Agreement, such Claims that are subject to Section 7(a) hereof are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, that would adversely affect in any way such Consenting Creditor’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and

(c) (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act of 1933, as amended (the “Securities Act”), (C) a non-U.S. person under Regulation S under the Securities Act, or (D) the foreign equivalent of (A) or (B) above, and (ii) any securities of any Caesars Party acquired by the applicable Claim Holder in connection with the Restructuring will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

8. Termination by Consenting Creditors. (i) The Requisite Consenting Creditors may terminate this Agreement and (ii) CEC, other than with respect to Sections 8(i), 8(k), 8(l), 8(m), and 8(n) hereof, may terminate this Agreement (each, a “Creditor Termination Right”), in each case, upon delivery of written notice to the Company in accordance with Section 26 hereof at any time after the occurrence of, and in the case of Sections 8(a), 8(b), 8(d), 8(e), or 8(f), during the continuation of, any of the following events (each, a “Creditor Termination Event”):

(a) the breach by any of the Caesars Parties, LS3, or LS5 of any of their obligations, representations, warranties, or covenants set forth in this Agreement in any material respect, which breach of covenant or obligation (if curable) remains uncured for a period of five (5) consecutive Business Days after the receipt by such breaching Party or the Company of written notice of such breach from the Requisite Consenting Creditors or CEC, as the case may be; provided that for the avoidance of doubt, CEC may not exercise a Creditor Termination Right arising from its own breach, or that of LS3 or LS5, of any obligation, representation, warranty, or covenant set forth in this Agreement;

(b) the issuance, promulgation, or enactment by any governmental entity, including any regulatory or licensing authority or court of competent jurisdiction (including, without limitation, the Bankruptcy Court), of any statute, regulation, ruling or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of a material portion of the Restructuring (including with respect to the regulatory approvals or tax treatment contemplated by the Restructuring), which action (if curable) remains uncured for a period of five (5) consecutive Business Days after the receipt by the Company and the Consenting Creditors of written notice of such event;

(c) a trustee under section 1104 of the Bankruptcy code or an examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) shall have been appointed in the Chapter 11 Cases;

(d) the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code or the Chapter 11 Cases shall have been dismissed, in each case, by order of the Bankruptcy Court, which order has not otherwise been stayed;

(e) if any of the Definitive Documentation necessary to effectuate the Restructuring (including any amendment or modification thereof) filed with the Bankruptcy Court or otherwise finalized, or has become effective, shall contain terms and conditions that are not materially consistent with this Agreement or shall otherwise not be on terms reasonably acceptable to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail), the Company, and CEC, and such material inconsistency remains uncured for a period of five (5) consecutive Business Days after the receipt by the Company and the Consenting Creditors of written notice of such material inconsistency;

(f) a Caesars Party, LS3, LS5, or any of their respective Affiliates files any motion or pleading with the Bankruptcy Court that is not substantially consistent with this Agreement and such motion or pleading has not been withdrawn within two (2) Business Days of each of the Company’s and the applicable filing Party’s receiving written notice from the Requisite Consenting Creditors that such motion or pleading is materially inconsistent with this Agreement, unless such motion or pleading does not seek, and could not result in, relief that would have any adverse impact on the interest of holders of First Lien Bond Claims in connection with the Restructuring; provided that CEC may only terminate this Agreement pursuant to this Section 8(f) if CEC is materially and adversely affected by such motion or pleading;

(g) the Company executes a letter of intent (or similar document) stating its intention to pursue an Alternative Proposal;

(h) other than pursuant to any relief sought by the Company that is not materially inconsistent with its obligations hereunder, the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Company having an aggregate fair market value in excess of $5,000,000 without the written consent of the Requisite Consenting Creditors;

(i) the Company fails to satisfy or comply with any Milestone;

(j) the occurrence of the Outside Date if all of the material transactions contemplated hereby have not been consummated;

(k) any Caesars Party commences an action to challenge the validity or priority of, or to avoid, the liens on any asset or assets comprising any material portion of the collateral securing the First Lien Bond Debt;

(l) a CEC Bankruptcy Event; provided, however, that this Agreement shall in any event terminate, without notice or action by any of the Parties, on the fifteenth calendar day (if not earlier terminated by the Requisite Consenting Creditors) following such CEC Bankruptcy Event, if such CEC Bankruptcy Event remains in existence and this provision has not been waived, amended or otherwise altered in writing by the Requisite Consenting Creditors;

(m) CEOC consents to the Involuntary Petition; or

(n) (i) a court of competent jurisdiction enters a judgment (including, without limitation, an order granting partial summary judgment) that is not subject to a stay at any time following the 10th day after the entry thereof against CEC on any of the counts asserted against it (currently or in the future) in any of the Guaranty Cases, which judgment materially and adversely affects (or would materially and adversely affect if enforced) Consenting Creditors’ ability to obtain the recoveries contemplated in the Plan, including but not limited to the value of any guaranties of indebtedness or other obligations to be provided by CEC thereunder, and/or (ii) CEC enters into a settlement or other agreement in respect of any of the counts asserted against it in any of the Guaranty Cases that materially and adversely affects (or would materially and adversely affect if consummated) Consenting Creditors’ ability to obtain the recoveries contemplated in the Plan, including but not limited to the value of any guaranties of indebtedness or other obligations to be provided by CEC thereunder; for the avoidance of doubt, the terms embodied in the restructuring agreement with certain of the Second Lien Noteholders announced in the Form 8-K filed by CEC dated July 21, 2015 (and only such terms, without amendment, as were explicitly announced therein), shall not give rise to a Creditor Termination Right under this section to the extent they are consistent with the terms of this Agreement.

9. Mutual Termination. This Agreement may be terminated by mutual agreement among (a) the Caesars Parties, and (b) the Requisite Consenting Creditors.

10. Company Termination Events. This Agreement may be terminated by delivery to the other Parties of a written notice, delivered in accordance with Section 26 of this Agreement, by the Company upon the occurrence of any of the following events (each a “Company Termination Event,” and together with the Creditor Termination Events, the “Termination Events”):

(a) the breach by any Restructuring Support Party of any of the obligations, representations, warranties, or covenants of such Restructuring Support Party set forth in this Agreement in any respect that materially and adversely affects the Company’s interests in connection with the Restructuring, which breach remains uncured for a period of five (5) consecutive Business Days after the receipt by such breaching Restructuring Support Party from the Company of written notice of such breach; provided that, with respect to a breach by one or more Consenting Creditors, the foregoing shall apply only if (x) such breaching Consenting Creditor(s) hold(s) in excess of 5.0% of First Lien Bond Claims held by all Consenting Creditors, (y) non-breaching Consenting Creditors with power to vote in favor of the Plan do not then hold at least 2/3 plus one dollar of First Lien Bond Debt (measured by notional value), or (z) such breach would otherwise have a material adverse effect on the Restructuring;

(b) the issuance, promulgation, or enactment by any governmental entity, including any regulatory or licensing authority or court of competent jurisdiction, of any statute, regulation, ruling or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of a material portion of the Restructuring (including with respect to the regulatory approvals or tax treatment contemplated by the Restructuring), which action remains uncured for a period of five (5) consecutive Business Days after the receipt by the Company and the Consenting Creditors of written notice of such event; provided that the Caesars Parties have otherwise complied with their obligations under Section 5(a)(i)(D) of this Agreement;

(c) the exercise by the Company of its fiduciary duties as set forth by Section 20 hereof (the “Fiduciary Out”);

(d) any Party other than the Caesars Parties or their Affiliates files any motion or pleading with the Bankruptcy Court that is not substantially consistent with this Agreement and such motion or pleading has not been withdrawn or corrected within seven (7) Business Days of such Party receiving written notice from the Company that such motion or pleading is materially inconsistent with this Agreement, or CEC and/or any of its Affiliates (other than the Company) obtains relief with respect to any motion or pleading with the Bankruptcy Court that is not substantially consistent with this Agreement;

(e) CEC enters into a settlement or other agreement in respect of any of the counts asserted against it in any of the Guaranty Cases that materially and adversely affects (or would materially and adversely affect if consummated) CEC’s ability to fund the recoveries contemplated in the Plan, including but not limited with respect to the value of any guaranties of indebtedness or other obligations to be provided by CEC thereunder;

(f) if any of the Definitive Documentation (including any amendment or modification thereof) is filed with the Bankruptcy Court or otherwise finalized, or has become effective, shall contain terms and conditions that are not substantially consistent with this Agreement or shall otherwise not be on terms reasonably acceptable to the Company, and such material inconsistency remains uncured for a period of five (5) consecutive Business Days after the receipt by the Restructuring Support Parties of written notice of such material inconsistency; or

(g) the Effective Date has not occurred by the Outside Date.

11. Termination.

(a) No Party may exercise any of its respective termination rights as set forth in Section 8 or Section 10 hereof, as applicable, if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), with such failure to perform or comply causing, or resulting in, the occurrence of the Termination Event specified herein.

(b) Upon the termination of this Agreement pursuant to Section 8, Section 9, or Section 10 hereof, all Parties shall be released from their commitments, undertakings, and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any Party. Upon the termination of this Agreement pursuant to Section 34 hereof, the terminating Consenting Creditor shall be released from its commitments, undertakings, and agreements under or relating to this Agreement, and there shall be no liability or obligation on the part of such Consenting Creditor. Notwithstanding anything herein to the contrary, the termination of this Agreement by a Consenting Creditor under Section 34 hereof shall not be deemed a termination of this Agreement for purposes of the Backstop Commitment Agreement.

(c) Notwithstanding Section 11(b) hereof, in no event shall any termination of this Agreement relieve a Party from (i) liability for its breach or non-performance of its obligations hereunder prior to the termination date, including but not limited to CEC’s and the Company’s obligations to pay the First Lien Bond Professional Fees, and (ii) obligations under this Agreement which by their terms expressly survive a termination date; provided, however, that, notwithstanding anything to the contrary contained herein, any Termination Event

(including any automatic termination) may be waived in accordance with the procedures established by Section 14 hereof, in which case such Termination Event so waived shall be deemed not to have occurred, this Agreement consequently shall be deemed to continue in full force and effect, and the rights and obligations of the Parties shall be restored, subject to any modification set forth in such waiver. Upon a Termination Event that releases a Consenting Creditor from its commitments, undertakings, and agreements under or related to this Agreement (as set forth in Section 11(b)), unless otherwise agreed to in writing by such Consenting Creditor, any and all votes, approvals, or consents delivered by such Consenting Creditor and, as applicable, its Affiliates, subsidiaries, managed funds, representatives, agents, and employees in connection with the Restructuring prior to such termination date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Company.

12. Transfer of Claims. The Restructuring Support Parties agree, with the exception of the permitted transfers and purchases enumerated in (a) and (b) below, that no Restructuring Support Party will, directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, or otherwise transfer or dispose of, any economic, voting or other rights in or to, by operation of law or otherwise (collectively, “Transfer”), all or any portion of its First Lien Bond Claims or First Lien Bank Claims now or hereafter owned, and no such Transfer will be effective, unless the transferee executes and provides to the Company and counsel to the Consenting Creditors a transfer agreement in the form attached hereto as Exhibit E within two (2) Business Days of the execution of an agreement (or trade confirmation) in respect of such Transfer. For the avoidance of doubt, the Caesars Parties agree that any such transfer agreement shall be included in the definition of “Confidential Claims Information” in Section 5(a)(iii) hereof. In addition to the foregoing Transfer, the following Transfers shall be permitted:

(a) any Transfer by one Consenting Creditor to an Affiliate of such Consenting Creditor or one or more of its affiliated funds or an affiliated entity or entities with a common investment advisor or investment manager (in each case, other than portfolio companies); provided that, for the avoidance of doubt, any transferee under this Section 12(a) shall be deemed a Consenting Creditor for purposes of this Agreement, effective as of the date of the Transfer, and any transferor under this Section 12(a) shall remain liable in all respects for any breach of this Agreement by such transferee; and

(b) any Transfer by one Consenting Creditor to another Consenting Creditor.

Any Transfer of any Restructuring Support Party’s First Lien Bond Claims or First Lien Bank Claims that does not comply with the foregoing shall be deemed void ab initio; provided, however, for the avoidance of doubt, that upon any purchase, acquisition, or assumption by any Restructuring Support Party of any Claims (including but not limited to First Lien Bond Claims and First Lien Bank Claims), such Claims shall automatically be deemed to be subject to all the terms of this Agreement. The restrictions in this Agreement are in addition to any Transfer restrictions in the Credit Agreement, the First Lien Indentures, and Non-First Lien Indentures, and in the event of a conflict the Transfer restrictions contained in this Agreement shall control; provided, however, that nothing herein shall restrict, waive, or suspend any consent right the Company may have with respect to any Transfer.

Notwithstanding the foregoing, a Qualified Marketmaker, acting solely in its capacity as such, that acquires any First Lien Bond Claim or First Lien Bank Claim subject to this Agreement shall not be required to execute a Transfer Agreement or otherwise agree to be bound by the terms and conditions set forth herein if, and only if, such Qualified Marketmaker sells or assigns such First Lien Bond Claim or First Lien Bank Claim within ten (10) Business Days of its acquisition and the purchaser or assignee of such First Lien Bond Claim or First Lien Bank Claim is a Consenting Creditor or an entity that executes and provides a Transfer Agreement in accordance with the terms set forth herein; provided that if a Qualified Marketmaker, acting solely in its capacity as such, acquires First Lien Bond Debt or First Lien Bank Debt from an entity who is not a Consenting Creditor with respect to such debt (collectively, “Qualified Unrestricted Claims”), such Qualified Marketmaker may Transfer any right, title or interest in such Qualified Unrestricted Claims without the requirement that the transferee execute a Transfer Agreement; provided further that any such Qualified Marketmaker that is a Party to this Agreement shall otherwise be subject to the terms and conditions of this Agreement (including Section 2(a)(iii) hereof) with respect to Qualified Unrestricted Claims pending the completion of any such Transfer.

Notwithstanding anything herein to the contrary: (a) to the extent that a Restructuring Support Party effects the Transfer of all of its Claims in accordance with this Agreement, such Restructuring Support Party shall cease to be a Party to this Agreement in all respects and shall have no further obligations hereunder; provided, however, that if such Restructuring Support Party acquires a Claim at any point thereafter, it shall be deemed to be a Party to this Agreement on the same terms as if it had not effected a Transfer of all of its Claims; and (b) subject to Section 2(a)(iii) hereof, to the extent that a Restructuring Support Party effects the Transfer of a Claim that it holds as a participant (and not grantor) pursuant to a participation agreement with voting provisions substantially similar to those set forth in the form of participation agreement produced by the Loan Syndications & Trading Association, the transferee thereof shall not be required to execute a Transfer Agreement.

13. Cooperation. Before the filing of and during the Chapter 11 Cases, (i) the Company shall use commercially reasonable efforts to provide to counsel for the Consenting Creditors (a) drafts of all material motions, applications (other than applications seeking to retain professional advisors), and other documents the Company intends to file with the Bankruptcy Court, no less than three (3) Business Days before the date when the Company intends to file any such document unless such advance notice is impossible or impracticable under the circumstances, in which case the Company shall notify telephonically or by electronic mail counsel to the Consenting Creditors to advise it of the documents to be filed and the facts that make the provision of advance copies no less than three (3) Business Days before submission impossible or impracticable, and shall provide such copies as soon as reasonably possible thereafter, and (b) copies of all material documents actually filed by the Company with the Bankruptcy Court promptly but not later than one (1) day after such filing.

14. Amendments. No amendment, modification, waiver, or other supplement of the terms of this Agreement (including the Restructuring Term Sheet) shall be valid unless such amendment, modification, waiver, or other supplement is in writing and has been signed by the Caesars Parties, the Requisite Consenting Creditors, LS3, and LS5; provided, however, that:

(a) no such consents shall be required from any Consenting Creditor with respect to any modification or amendment or any other agreement, document or other instrument implementing the Restructuring, regarding the treatment of Claims other than with respect to First Lien Bond Claims, so long as it would not, reasonably construed, have an adverse impact on the interests of holders of First Lien Bond Claims (including with respect to the form or value of recoveries to be provided on account of such Claims pursuant to the Restructuring, including the value of any guaranties of indebtedness or other obligations to be provided by CEC thereunder), in their capacities as such, in connection with the Restructuring;

(b) any amendment to this Agreement to (i) the defined terms “Consenting Creditors” or “Requisite Consenting Creditors” or (ii) Section 12 hereof, shall require the written consent of the Company, CEC and each Consenting Creditor;

(c) any amendment that would materially and adversely affect any Consenting Creditor that is a holder of First Lien Bond Claims, solely in its capacity as such, in a manner that is disproportionate to any other holder of First Lien Bond Claims, solely in its capacity as such, shall require the prior written consent of the adversely affected Consenting Creditor;

(d) for the avoidance of doubt, any waiver of the conditions to the effectiveness of this Agreement set forth by Section 15 hereof may be waived only upon the express written consent of each of the Caesars Parties;

(e) the Company may waive application of the representations and warranties set forth by Section 7(a)(ii) and Section 7(a)(iii) hereof in all or in part with respect to any Consenting Creditor in its sole discretion, but in consultation with CEC;

(f) any amendment to this Agreement to the defined term “Initial Consenting Creditor” shall require the written consent of the Company, CEC, and each Initial Consenting Creditor;

(g) any amendment, modification, supplement or other change with respect to the amount, form, timing, economics or value or any party’s entitlement to the RSA Forbearance Fees as set forth herein and in the Restructuring Term Sheet shall require the written consent of the Company, CEC and such party;

(h) in addition to the rights of the Required Preferred Backstop Investors in the Backstop Commitment Agreement, any amendment, modification, waiver, or supplement of or to the terms of this Agreement, its Exhibits, or the Plan that, reasonably construed, adversely affects the Backstop Commitment Agreement or the PropCo Preferred Equity shall require the express written consent of the Required Preferred Backstop Investors, and any such amendment, modification, waiver or supplement not in compliance with this provision shall be deemed null and void ab initio. If any plan of reorganization is proposed that fails to adopt and implement the Backstop Commitment Agreement and the PropCo Preferred Equity as set forth herein (as such may be modified in accordance with this Section 14(h)), then notwithstanding anything herein to the contrary, each Preferred Backstop Investor shall be deemed fully excused from further performance under this Agreement. Any amendment, modification, waiver, or removal of this Section 14(h) shall require the express written consent of the Required Preferred Backstop Investors (and not the Requisite Consenting Creditors); and

(i) any amendment to Sections 14(b), 14(c), 14(f), 14(g) or this 14(i) hereof shall require the consent of each Consenting Creditor.

15. [Reserved].

16. Entire Agreement. This Agreement, including the Restructuring Term Sheet and the Cash Collateral Stipulation, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any Restructuring Support Party shall survive this Agreement and shall continue to be in full force and effect in accordance with its terms.

17. Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning a possible restructuring of the Company and in contemplation of possible filings by the Company under Chapter 11 of the Bankruptcy Code, and (a) the exercise of the rights granted in this Agreement (including giving of notice of termination) shall not be a violation of the automatic stay provisions of section 362 of the Bankruptcy Code and (b) the Company hereby waives its right to assert a contrary position in the Chapter 11 Cases, if any, with respect to the foregoing. The Parties further acknowledge and agree that, if a CEC Bankruptcy Event occurs, (a) the exercise of the rights granted in this Agreement (including giving of notice of termination) shall not be a violation of the automatic stay provisions of section 362 of the Bankruptcy Code with respect to any CEC bankruptcy and (b) CEC hereby waives its right to assert a contrary position in any such bankruptcy with respect to the foregoing and agrees that it will cooperate fully with Consenting Creditors in obtaining a modification of the automatic stay to the extent necessary to permit Consenting Creditors to exercise their rights under this Agreement.

18. No Waiver of Participation and Preservation of Rights. If the transactions contemplated herein are not consummated, or following the occurrence of the termination of this Agreement with respect to all Parties, if applicable, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

20. Company Fiduciary Duties.

(a) Nothing in this Agreement shall otherwise require the Company or any directors, officers, or members of the Company, each in its capacity as a director, officer, or member of the Company, to take any action, or to refrain from taking any action, to the extent inconsistent with its or their fiduciary obligations under applicable law (as reasonably determined by them in good faith after consultation with legal counsel).

(b) All Consenting Creditors reserve all rights they may have, including the right (if any) to challenge any exercise by the Company of its fiduciary duties.

21. Headings. The headings of the Sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

22. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Restructuring Support Parties under this Agreement shall be several, not joint. No Restructuring Support Party shall, as a result of its entering into and performing its obligations under this Agreement, be deemed to be part of a “group” (as that term is used in section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with any of the other Restructuring Support Parties. It is understood and agreed that no Consenting Creditor has any duty of trust or confidence in any kind or form with any other Consenting Creditor, and, except as expressly provided in this Agreement, there are no commitments among or between them. In this regard, it is understood and agreed that any Consenting Creditor may trade in the Claims or other debt or equity securities of the Company without the consent of the Company or any other Consenting Creditor, subject to applicable securities laws, the terms of this Agreement, and the terms of the First Lien Bank Documents and the First Lien Indentures; provided, however, that no Consenting Creditor shall have any responsibility for any such trading to any other entity by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Consenting Creditors shall in any way affect or negate this understanding and agreement.

23. Specific Performance; Remedies Cumulative. It is understood and agreed by the Parties that, without limiting any other remedies available at law or equity, money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder, without the necessity of proving the inadequacy of money damages as a remedy. Each of the Parties hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance, or other equitable remedies.

24. No Commitment. No Restructuring Support Party shall be obligated to fund or otherwise be committed to provide funding in connection with the Restructuring, except pursuant to a separate commitment letter or definitive documentation relating specifically to such funding, if any, that has been (i) executed by such Restructuring Support Party and (ii) approved by the Bankruptcy Court, as necessary, along with the satisfaction of any conditions precedent to such funding requirements.

25. Governing Law and Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. Each of the Parties hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement; provided however, that if a CEC Bankruptcy Event occurs, the court in which the proceeding initiated by such CEC Bankruptcy Event is pending shall have concurrent jurisdiction to enforce CEC’s compliance with this Agreement.

26. Notices. All notices, requests, documents delivered, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission, mailed (first class postage prepaid) or by electronic mail (“e-mail”) to the Parties at the following addresses, facsimile numbers, or e-mail addresses:

If to the Company:

Caesars Entertainment Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Attn: General Counsel

E-mail Address: tlambert@caesars.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Ave

New York, NY 10022

Attn:	Paul M. Basta, P.C.
Nicole L. Greenblatt

Facsimile: (212) 446 4900
E-mail Address:	paul.basta@kirkland.com
ngreenblatt@kirkland.com

-and-

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn:	David R. Seligman, P.C.
Ryan Preston Dahl

E-mail Address:	dseligman@kirkland.com
rdahl@kirkland.com
Facsimile: (312) 862-2200

If to CEC:

Caesars Entertainment Corp.

One Caesars Palace Drive

Las Vegas, NV 89109

Attn: General Counsel

E-mail Address: tdonovan@caesars.com

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:	Jeffrey D. Saferstein
Samuel E. Lovett

Telephone: (212) 373-3000

Facsimile (212) 373-2053

E-mail Address:	jsaferstein@paulweiss.com
slovett@paulweiss.com

If to a Consenting Creditor, to the address set forth beneath such lender’s signature block,

with a copy to (which shall not constitute notice):

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn:	Kenneth H. Eckstein
Daniel M. Eggermann

Telephone: (212) 715-9100

Facsimile: (212) 715-8229

E-mail Address:	keckstein@kramerlevin.com
deggermann@kramerlevin.com

27. Third-Party Beneficiaries. Unless expressly stated herein, the terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

28. Conflicts Between the Restructuring Term Sheet and this Agreement. In the event of any conflict among the terms and provisions in the Restructuring Term Sheet and this Agreement, the terms and provisions of the Restructuring Term Sheet shall control. Nothing contained in this Section 28 shall affect, in any way, the requirements set forth herein for the amendment of this Agreement and the Restructuring Term Sheet as set forth in Section 14 herein.

29. Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.

30. Good-Faith Cooperation; Further Assurances. The Parties shall cooperate with each other in good faith in respect of matters concerning the implementation and consummation of the Restructuring.

31. Access. The Company will promptly provide the First Lien Bond Professionals reasonable access, upon reasonable notice, during normal business hours to relevant properties, books, contracts (including any Executory Contracts and Unexpired Leases), commitments, records, management and executive personnel, and advisors of the Company (other than with respect to materials subject to attorney-client privilege or where granting such access is prohibited by law); provided, however, that the Company’s obligations hereunder shall be conditioned upon such Party being party to an appropriate confidentiality agreement or undertaking; provided, further, however, that any existing confidentiality agreements entered into between the Company or CEC, on one hand, and a Party, on the other hand, shall be deemed to be appropriate.

32. Qualification on Consenting Creditor Representations. The Parties acknowledge that all representations, warranties, covenants, and other agreements made by any Consenting Creditor that is a separately managed account of an investment manager are being made only with respect to the Claims managed by such investment manager (in the amount identified on the signature pages hereto), and shall not apply to (or be deemed to be made in relation to) any Claims that may be beneficially owned by such Consenting Creditor that are not held through accounts managed by such investment manager.

33. Publicity. The Company shall use its commercially reasonable efforts to submit drafts to the First Lien Bond Professionals of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least three (3) Business Days prior to making any such disclosure, and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall incorporate any such reasonable comments in good faith.

34. Additional Consideration. To the extent that a holder of First Lien Bank Debt, in its capacity as such, receives Additional Bank Consideration in connection with the Restructuring, such Additional Bank Consideration shall be made available to all Consenting Creditors that are holders of First Lien Bank Claims, in their capacities as such, on the same terms and on a pro rata basis in accordance with their respective First Lien Bank Claims holdings. Any Consenting Creditor that is a holder of First Lien Bank Claims who is not accorded such Additional Bank Consideration shall have the right to terminate this Agreement upon three (3) Business Days’ written notice to the Parties in accordance with Section 26 hereof; provided that such termination shall only be with respect to the terminating Consenting Creditor, and not with respect to any non-terminating Parties.

To the extent that a holder of First Lien Bond Debt, in its capacity as such, receives Additional Bond Consideration in connection with the Restructuring, such Additional Bond Consideration shall be made available to all Consenting Creditors that are holders of First Lien Bond Claims, in their capacities as such, on the same terms and on a pro rata basis in accordance with their respective First Lien Bond Claims holdings. Any Consenting Creditor that is a holder of First Lien Bond Claims who is not accorded such Additional Bond Consideration shall have the right to terminate this Agreement upon three (3) Business Days’ written notice to the Parties in accordance with Section 26 hereof; provided that such termination shall only be with respect to the terminating Consenting Creditor, and not with respect to any non-terminating Parties.

35. CEC Bankruptcy or Similar Proceeding. Nothing herein shall be construed to limit or impair in any way a Consenting Creditor’s, the Trustee’s or the Collateral Agent’s respective rights or ability to appear in or take any other action to protect its interests (or, in the case of the Trustee and the Collateral Agent, the interests of their beneficiaries) in connection with any proceeding related to a CEC Bankruptcy Event.

36. Condition to Effectiveness of Fifth Amended & Restated Restructuring Support and Forbearance Agreement. This Agreement (and the obligations of the Parties hereunder) shall not become effective or enforceable against or by any of the Parties until it has been signed by the Requisite Consenting Creditors, the Caesars Parties, and LS3 and LS5; provided that if this condition is not met on or before the date that is fourteen (14) days after the filing by CEC of a Form 8-K or other public announcement disclosing the proposed terms of this Agreement, this Agreement shall be null and void ab initio and of no force and effect. For the avoidance of doubt, this provision may only be waived upon the written agreement of the Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., on behalf of itself and each of the debtors in the Chapter 11 Cases

By:	/s/ Mary E. Higgins
Name: Mary E. Higgins
Title: CFO

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	CFO

Exhibit A

[INTENTIONALLY OMITTED]

Exhibit B

Restructuring Term Sheet

This document and any related communications shall not be

used for any purpose in any litigation or proceeding.

This Term Sheet is highly confidential and this Term Sheet, its contents and its existence may not be distributed, disclosed or discussed to or with any party other than in accordance with the express terms of confidentiality agreements/arrangements among the respective parties and the Company.

SUMMARY TERM SHEET FOR PROPOSED RESTRUCTURING12

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(“CEOC” and together with its direct or indirect subsidiaries that are the debtors in the chapter 11 cases pending in the United States Bankruptcy Court for the Northern District of Illinois, jointly administered under Case No. 15-01145, the “Company”)

[1]	Nothing herein shall be deemed to be the solicitation of an acceptance or rejection of a plan of reorganization; any such solicitation shall be in compliance with the relevant provisions of securities laws, the Bankruptcy Code and other applicable statutes and rules.
[2]	This Term Sheet is an exhibit to, and part of, the Fifth Amended & Restated Restructuring Support and Forbearance Agreement (the “Bond RSA” and together with the Bank RSA, the “RSAs”), which contains additional descriptive language and legal terms in respect of the Company’s restructuring. For the avoidance of doubt, references to the Requisite Consenting Creditors shall have the meaning set forth in the Bond RSA.

I.	Summary of Proposed Treatment[3]

Holders of the obligations (the “First Lien Bank Obligations”) under the First Lien Bank Documents[4] ($5,357 million plus interest thereon accrued through the Petition Date) and swaps entered into pursuant to First Lien Bank Documents ($42 million) (collectively, the “First Lien Bank Lenders”)	Each First Lien Bank Lender shall receive its pro rata share of (a) $1,993 million in cash (subject to the waivers regarding the syndication of the New First Lien OpCo Debt and New Second Lien OpCo Debt set forth herein), (b) $1,961 million in New First Lien PropCo Debt, and (c) $1,450 million in additional cash if the full amount of the CPLV Market Debt is financed for cash and, if not fully financed, New Second Lien PropCo Debt for the portion (not to exceed $333 million) not so financed (the “New Second Lien PropCo Debt Upsize Amount”) subject to the limitations set forth herein[5]. Each First Lien Bank Lender waives any entitlement to post-petition interest to the extent First Lien Noteholders do not receive post-petition interest.

Secured claims of Holders of the obligations (the “First Lien Note Obligations”) under the First Lien Indentures ($6,345 million plus interest thereon accrued through the Petition Date) (the “First Lien Noteholders”)

Each First Lien Noteholder shall receive in respect of its secured claim, its pro rata share of (a) $654 million in cash (subject to the waivers regarding the syndication of the New First Lien OpCo Debt and New Second Lien OpCo Debt set forth herein), (b) $431 million in New First Lien PropCo Debt, (c) $1,425 million in New Second Lien PropCo Debt, (d) $1,150 million in additional cash if the CPLV Market Debt is financed for cash and, if not fully financed, CPLV Mezzanine Debt for the portion not so financed subject to the limitations set forth herein, (e) 69.9% directly or indirectly of the common equity of PropCo[6] on a fully diluted basis (excluding dilution from PropCo Preferred Equity, if applicable) (or cash to the extent such Holder exercises its Put Option, as further described below), (f) 100% of the OpCo New Common Stock (or, at its option, cash in the event such Holder exercises its Put Option, as further described below) and (g) the Additional Consideration (if applicable).

As more fully described under Put Options and Purchase Option (and subject to the limitations set forth therein), each First Lien Noteholder

[3]	Administrative, priority and critical trade claims shall be paid in full in cash as soon as practicable following consummation of the Restructuring or as otherwise provided for in definitive documentation. The plan may provide for separate classification for general unsecured claims on terms and with treatment that is reasonably acceptable to the Requisite Consenting Creditors.
[4]	Capitalized terms not defined herein have the meanings set forth in the Bond RSA.
[5]	In lieu of receiving the New Second Lien PropCo Debt Upsize Amount, the First Lien Bank Lenders (voting as a class as a majority (based solely on principal amount of First Lien Bank Obligations held)) may elect to instead receive CPLV Mezzanine Debt in the same principal amount the First Lien Bank Lenders would have received in New Second Lien PropCo Debt Upsize Amount (the “Bank Mezzanine Election”).
[6]	Pending regulatory and REIT requirements, the First Lien Noteholders will receive their interest in PropCo indirectly through REIT New Common Stock (as opposed to directly through PropCo New LP Interests as Caesars Entertainment Company or its designee (“CEC”) and CEOC will). “PropCo Common Stock” means PropCo New LP Interests or REIT New Common Stock, as applicable.

2

(a) will have the opportunity to be a Put Participant and sell the right to receive under the Plan some or all of its OpCo New Common Stock and PropCo Common Stock to the Backstop Parties for cash and/or (b) will have the opportunity to purchase PropCo Preferred Equity.

If the First Lien Noteholders fully exercise the Put Options, the First Lien Noteholders, on an aggregate basis, will receive an additional $969 million in cash and a corresponding decrease in their equity recoveries, as more fully described in Section II below under “Put Options Price.”

Deficiency Claims of First Lien Noteholders and all claims of non-critical trade creditors and Holders of the obligations (collectively the “Non-First Lien Obligations”) under (a) the Second Lien Indentures ($5,238 million plus interest thereon accrued through the Petition Date) (the “Second Lien Noteholders,” and such obligations, “Second Lien Obligations”), (b) the guaranteed unsecured indentures ($479 million plus interest thereon accrued through the Petition Date) (the “Unsecured Guaranteed Noteholders,” and such obligations, “Unsecured Guaranteed Obligations”), and (c) the unsecured note indentures ($530 million plus interest thereon accrued through the Petition Date) (the “Unsecured Noteholders,” and such obligations, “Unsecured Noteholder Obligations,” and with the Unsecured Guaranteed Obligations, the “Unsecured Debt Obligations,” and the Unsecured Noteholders collectively with the Second Lien Noteholders and Unsecured Guaranteed Noteholders, the “Non-First Lien Noteholders”)

If the Non-First Lien Noteholders, and with respect to their deficiency claims, the First Lien Noteholders, vote as a class to accept the Plan, then the First Lien Noteholders will, solely in their capacity as such, waive or assign at CEOC’s direction distributions in respect of their deficiency claims and distributions under the turnover provisions in all intercreditor agreements, and each Non-First Lien Noteholder shall receive its pro rata share of an amount of 30.1% of the PropCo Common Stock on a fully diluted basis (excluding dilution from PropCo Preferred Equity, if applicable), which shall be deemed to include consideration for the value of any unencumbered assets.

If the Non-First Lien Noteholders, and with respect to their deficiency claims, the First Lien Noteholders, do not vote as a class to accept the Plan, then each Non-First Lien Noteholder shall receive its pro rata share of 17.5% of the PropCo Common Stock on a fully diluted basis (excluding dilution from PropCo Preferred Equity, if applicable), which shall be deemed to include consideration for the value of any unencumbered assets. The First Lien Noteholders will waive or assign at CEOC’s direction distributions in respect of their deficiency claims and distributions under the turnover provisions in all intercreditor agreements on account of the 17.5% of equity to the Non-First Lien Noteholders. If the Non-First Lien Noteholders, and with respect to their deficiency claims, the First Lien Noteholders, do not vote as a class to accept the Plan, then the remaining 12.6% of the PropCo Common Stock shall be allocated to the other holders of PropCo Common Stock, excluding the Non-First Lien Noteholders, based on their pro rata ownership of PropCo Common Stock (after giving effect to the exercise of the Put Options).

The Plan may provide for the separate classification of Non-First Lien Noteholders in separate classes or subclasses in a manner not inconsistent with this Term Sheet.

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II.	Put Options and Purchase Option[7]

Put Options

Each First Lien Noteholder shall have the option to put some or all of its right under the Plan to receive (i) the OpCo New Common Stock it would otherwise receive pursuant to the Plan (the “OpCo New Common Stock Put Options”); and/ or (ii) the PropCo Common Stock it would otherwise receive pursuant to the Plan (provided that no more than 14.8% (excluding dilution from PropCo Preferred Equity, if applicable) of such interests are put in the aggregate) (the “REIT New Common Stock Put Options” and, together with OpCo New Common Stock Put Options, the “Put Options”), and to instead receive cash as described below under “Put Options Price,” in which case CEC and any other Backstop Parties will purchase such equity interests as further described below, provided however that, in the event the UPREIT Structure is used (as defined herein), the First Lien Noteholders shall be required to put at least 5% of their PropCo Common Stock to CEC. The Put Options must be selected in connection with plan solicitation provided that with respect to First Lien Noteholders that are parties to the RSAs, elections to exercise the OpCo New Common Stock Put Options were made at the time of execution of the RSAs and such elections remain in place.

Each First Lien Noteholder that exercises any of its Put Options in whole or in part shall be referred to herein as a “Put Participant.”

Put Options Allocation Between the Backstop Parties

As detailed in Annex I, CEC shall purchase the right to receive all the OpCo New Common Stock subject to the OpCo New Common Stock Put Options and the PropCo Common Stock subject to the REIT New Common Stock Put Options exercised by the Put Participants.

The First Lien Noteholders may elect to become backstop parties (together with CEC, the “Backstop Parties”) (which election shall be made in connection with plan solicitation) and purchase a portion of the PropCo Common Stock subject to the REIT New Common Stock Put Options. First Lien Noteholders who wish to become Backstop Parties must make any required investor representations required for federal and state securities law purposes.

[7]	For tax efficiency or other purposes, the cash consideration to be paid to First Lien Noteholders through the exercise of the Put Options may flow through the Company to the First Lien Noteholders as part of their recovery under the Plan as direct payments of cash, rather than be paid in respect of the receipt of stock or Mezz Equitized Debt or be paid directly by the Backstop Parties. The Company and CEC shall consult with the First Lien Bond Professionals and First Lien Bank Professionals in respect of the preceding and, if the decision could reasonably be expected to adversely affect the recovery of the First Lien Noteholders (in form, value, or otherwise as determined by the Requisite Consenting Creditors), it shall be subject to the reasonable consent of the Requisite Consenting Creditors.

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The Backstop Parties shall receive no fee for purchasing or agreeing to purchase the equity subject to the Put Participants’ Put Options.

Put Options Price	The Put Options shall be at a price per share implying a total value of $700 million for 100% of the OpCo New Common Stock and $269 million for 14.8% of the PropCo Common Stock on a fully diluted basis (excluding dilution from PropCo Preferred Equity, if applicable).

Purchase Option[8]	Each First Lien Noteholder shall have the non-transferable option (the “Purchase Option”) to purchase its pro rata share (based on its holdings of the First Lien Note Obligations) of at least 50% of the PropCo Preferred Equity (as defined below), with such purchases proportionally diluting the PropCo Preferred Equity purchased by the Preferred Backstop Investors (as defined in the Backstop Commitment Agreement to be attached hereto).

Purchase Option Price	The Purchase Option shall be at a price per share implying a total value of $250 million for every $300 million of PropCo Preferred Equity.

Regulatory Requirements	All parties shall abide by, and use their commercially reasonable efforts to obtain, any regulatory and licensing requirements or approvals to consummate the Restructuring as promptly as practicable including, but not limited to requirements or approvals that may arise as a result of such party’s equity holdings in the REIT, PropCo or OpCo, as the case may be. Such parties receiving equity shall use commercially reasonable efforts to cooperate with, and timely obtain and submit, all applicable licensing materials and information to, applicable gaming authorities throughout any regulatory or licensing process, including without limitation with respect to any applicable license, permit, or finding of suitability, and shall cause any individual subject to regulatory, licensing, or suitability approval to similarly cooperate and provide all such relevant materials and information. To facilitate regulatory approvals and prompt consummation of the

[8]	For tax efficiency or other purposes, rather than being issued to the Preferred Backstop Investors and electing First Lien Noteholders for cash, the PropCo Preferred Equity (including any issued pursuant to the Preferred Equity Upsize (as defined herein)) may, following consultation with, and consent from, the First Lien Bond Professionals (in their sole and absolute discretion), be issued directly to the First Lien Noteholders subject to (a) the right of the First Lien Noteholders to put up to 100% of such PropCo Preferred Equity to the Preferred Backstop Investors for $250 million in cash (plus the equivalent purchase price of any Preferred Equity Upsize), and (b) the right of the Preferred Backstop Investors to call up to 50% of such PropCo Preferred Equity (excluding any Preferred Equity Upsize) from the First Lien Noteholders for $125 million in cash. In such case the First Lien Noteholders’ direct cash distribution from CEOC would be reduced by $250 million plus the equivalent purchase price of any Preferred Equity Upsize. For the avoidance of doubt, this change in the manner in which the PropCo Preferred Equity may be issued shall not adversely affect the First Lien Noteholders’ recoveries under the Plan on account of First Lien Note Obligations.

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Restructuring, any party signing the RSAs must irrevocably elect upon execution of the RSAs the amount of Put Options with respect to OpCo New Common Stock.

The Company and its affiliates will assist with required regulatory approvals and structuring issues, including common stock voting structures to ensure compliance with regulatory requirements.

To the extent any required regulatory approvals are not obtained by the Closing of the Restructuring, the parties agree to work together to facilitate consummation of the Restructuring as promptly as practicable. Actions to be taken may include entering into transactions to permit the Closing to occur while such regulatory approvals are pending (alternate temporary structures), temporary escrowing of equity and/or selling down equity below regulatory threshold levels. Any actions proposed to be taken in connection with obtaining regulatory approvals that adversely affect any First Lien Noteholder, in an economic or other material respect, must be reasonably acceptable to the Requisite Consenting Creditors, and will be binding on all First Lien Noteholders.

REIT and Separation Structure Requirements	To the extent any party would otherwise receive more than 9.8% of the outstanding REIT New Common Stock and/or PropCo Preferred Equity, such party shall instead receive direct PropCo New LP Interests equal to the value of such REIT New Common Stock and/or PropCo Preferred Equity above 9.8%, except to the extent that a First Lien Noteholder enters into an ownership limit waiver agreement substantially in the form attached hereto as Annex VII, provided however, that in the event the Spin (as defined below) is to be utilized and any party would otherwise receive more than 49.8% of the REIT New Common Stock and/or PropCo Preferred Equity, such party shall instead receive direct PropCo New LP Interests equal to the value of such REIT New Common Stock and/or PropCo Preferred Equity above 49.8%.

Closing	The Put Options will close immediately following distribution of the equity securities under the Plan (it being understood that the exercise date for the Put Options will be set forth in the solicitation materials and shall occur on a date determined by the Company prior to the projected effective date of the Plan).[9]

[9]	For tax efficiency or other purposes, the cash consideration to be paid to First Lien Noteholders through the exercise of the Put Options may flow through the Company to the First Lien Noteholders as part of their recovery under the Plan as direct payments of cash, rather than be paid in respect of the receipt of stock or Mezz Equitized Debt or be paid directly by the Backstop Parties. The Company and CEC shall consult with the First Lien Bond Professionals and First Lien Bank Professionals in respect of the preceding and, if the decision could

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Put Options Conditions Precedent	The exercise of the Put Options will be subject to customary conditions precedent including:
	•	the Bankruptcy Court shall have entered orders (a) approving the disclosure statement in respect of the Plan and (b) confirming the Plan;

	•	the effective date of the Plan shall have occurred;

	•	all regulatory approvals, or waiting periods, shall have been received or expired; and

	•	other customary conditions precedent in form and substance reasonably satisfactory to the Company, the Backstop Parties, and the Requisite Consenting Creditors.

III.	The REIT and Equity Securities

REIT

The Company shall restructure itself upon consummation of the Restructuring as a separate operating company (“OpCo”), and property company (“PropCo”). Pursuant to the Restructuring a real estate investment trust (the “REIT”) will be formed to own and control the general partner of PropCo (“PropCo GP”) and to hold PropCo New LP Interests.

The separation of the Company into OpCo, PropCo and the REIT (the “Separation Structure”) will be accomplished through either (a) the tax free contribution of PropCo assets to the REIT in a tax-free reorganization qualifying under Section 368(a)(1)(G) of the Internal Revenue Code (the “Code”) (such structure, the “Spin”), provided however, that in lieu of the Spin, the separation will be accomplished by (b) a tax-free contribution of PropCo assets to the PropCo partnership in a transaction qualifying under section 721 of the Code (the “UPREIT Structure”) if (i) the Company is unable to receive a favorable private letter ruling from the IRS (the “Spin Ruling”) or a “should” level opinion of counsel (the “Spin Opinion”), concluding, in either case, based on facts, customary representations (and certain customary assumptions, in the case of a Spin Opinion) set forth or described in the Spin Ruling or Spin Opinion, that the Spin qualifies under Section 368(a)(1)(G) of the Code, (ii) at the election of the Requisite Consenting Creditors if the Estimated REIT E&P (as defined below)

reasonably be expected to adversely affect the recovery of the First Lien Noteholders (in form, value, or otherwise as determined by the Requisite Consenting Creditors), it shall be subject to the reasonable consent of the Requisite Consenting Creditors.

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exceeds $1.6 billion (and after consultation with the Consenting Bank Creditors) or (iii) at the election of the Company and CEC, with the consent of the Requisite Consenting Creditors, such consent not to be unreasonably withheld. In either event, (x) the distribution of the new equity and debt will be made in a manner that will not generate taxable income to the Company other than cancellation of indebtedness income, and (y) the Company and CEC shall regularly consult and coordinate with the First Lien Bond Professionals and First Lien Bank Professionals on the Separation Structure and all decisions that may materially affect the tax consequences thereof to the First Lien Noteholders and First Lien Bank Lenders.

No later than 50 days prior to the deadline for voting on the Plan, the Company will deliver to the Consenting Creditors its reasonable estimate of the earnings and profits of the REIT (i) as of, and assuming an effective date of the Plan on June 30, 2016, (ii) calculated using the implied equity values in this term sheet and valuing all new debt at par, treating all First Lien Bank Lenders as electing to be Settling First Lien Bank Lenders (except to the extent, as of the date of the delivery of the estimate, any First Lien Bank Lenders have elected otherwise or are no longer eligible to so elect in accordance with the terms of the RSAs), and treating all payments made to any creditors of the Company in accordance with the RSAs (or any other agreement entered into prior to the delivery of the estimate) as reducing earnings and profits and (iii) computed as if all of the PropCo New LP Interests are held through the REIT (the “Estimated REIT E&P”), together with supporting work papers. The Consenting Creditors shall have 20 days to review the Company’s calculation of the Estimated REIT E&P and provide any proposed revisions to the Company, and the Company and the Consenting Creditors agree to negotiate in good faith (and consult with the Consenting Bank Creditors) such proposed revisions and to attempt to resolve any differences between the parties within 10 days of the receipt of such proposed revisions. In the event the parties reach agreement as to the amount of the Estimated REIT E&P such Estimated REIT E&P shall be final and binding as among the Company and the Consenting Creditors for purposes of the preceding paragraph. In the event the parties do not reach agreement on the amount of the Estimated REIT E&P, then the determination of the Estimated REIT E&P shall be made by an independent accounting firm mutually acceptable to the Company and the Consenting Creditors (after consultation with the Consenting Bank Creditors).

The Company, CEC and the Consenting Creditors shall cooperate in good faith to effectuate the Restructuring in a manner that will (1) minimize the amount of the earnings and profits of Caesars World, Inc. (and any other subsidiaries of CEOC with separate return limitation years) that will be included in the earnings and profits of the REIT and (2) if so requested by the Requisite Consenting Creditors, use cash otherwise payable to First

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Lien Noteholders in respect of their claims to pay a portion of the “purging dividend” payable by the REIT to such First Lien Noteholders with respect to their REIT New Common Stock, in both cases consistent with the terms of the RSAs.

Equity Securities

The common equity securities to be issued will consist of new shares of common stock (a) of the REIT (such stock, the “REIT New Common Stock”) and (b) of OpCo (such stock, the “OpCo New Common Stock”). Such securities will be freely transferable to the extent provided under Section 1145 of the Bankruptcy Code.

The Boards of Directors of CEOC, OpCo and the REIT shall each use its reasonable best efforts to have the OpCo New Common Stock, if more than 30% of the OpCo New Common Stock is owned by the First Lien Noteholders and Non-First Lien Noteholders (the “Non-CEC Holders”), and the REIT New Common Stock, respectively, (a) registered under US securities laws and (b) listed on a nationally recognized exchange, as soon as practicable subject to meeting applicable listing requirements following the effective date of the Plan. A registration statement covering the REIT Common Stock (and if applicable, a registration statement covering the OpCo New Common Stock) shall be filed as soon as practicable following the Effective Date of the Plan and in any event within 75 days thereafter. The Board of Directors of CEOC shall consult with First Lien Bond Professionals and First Lien Bank Professionals on the form and substance of the registration statement(s). The applicable parties shall enter into a customary registration rights agreement providing for among other things a re-sale registration statement for any First Lien Noteholder that cannot freely transfer its equity pursuant to Section 1145 of the Bankruptcy Code and keeping any registration statements that do not automatically incorporate SEC filings by reference up to date.

In order to meet the requirement that a REIT have at least 100 shareholders, the REIT will have the right to issue, for cash, up to $125,000 of non-voting preferred stock (125 shares, $1,000 liquidation preference and approximately 12% dividend).

Contribution by CEOC of Properties to PropCo	If the UPREIT Structure is used, at least 5% of the PropCo New LP Interests purchased by CEC under the Put Options (on a fully diluted basis) shall be deemed as CEOC’s on account of its contribution of real estate into PropCo. In such case, CEOC shall have the option to participate in future issuances, or purchase additional equity from PropCo at FMV if participation is not feasible, to maintain its percentage ownership interest in PropCo at 5% if it would otherwise decrease below that threshold.

Services JV	Each of the Company and CEC (including through Caesars Entertainment Resort Properties LLC and Caesars Growth Properties Holdings, LLC) shall

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agree to take those steps that may be necessary or advisable with respect to Caesars Enterprise Services, LLC and its subsidiaries (collectively “CES”) to ensure that the chapter 11 cases or a restructuring consummated thereby shall not impair, modify, or affect in any adverse way under the applicable agreements (i) the Company’s rights with respect to governance or administration of CES (including by amending Sections 5.5(b) with respect to any payment defaults arising from commencement of the chapter 11 cases, 5.6 and 7.12 of that certain Amended Limited Liability Company Agreement of Caesars Enterprise Services, LLC dated as of May 20, 2014 (as the same may have been amended from time to time), (ii) the Company’s rights with respect to that certain Omnibus License and Enterprise Services Agreement dated as of May 20, 2014 (as the same may have been amended from time to time) (including by amending Section 16.4 thereof), (iii) the Company’s rights with respect to any or all intellectual property or other business arrangements by and among the Company and CES, whether pursuant to section 365(c) of the Bankruptcy Code, any change of control provisions set forth in those agreements, or other terms of such agreements and (iv) PropCo’s and OpCo’s right to use and access intellectual property and other rights in the same manner that such rights are currently used and accessed across the enterprise to the extent currently provided under the Omnibus License and Enterprise Services Agreement.

In addition, such agreements shall be modified as necessary or appropriate to reflect the OpCo/PropCo structure including (i) to provide that Total Rewards and other enterprise-wide and property specific resources are allocated, and services provided, in a way that does not discriminate against PropCo, (ii) for so long as CEC or its affiliates manages the properties, CES shall ensure that, in the event CEC or its subsidiaries cease to provide the resources and services provided under such agreements to PropCo, CES shall provide such resources and services directly to PropCo on equivalent terms to or via an alternative arrangement reasonably acceptable to PropCo; provided that if CEC or its affiliates are terminated as manager under the applicable agreements other than by or with the consent of PropCo, CES shall provide such resources and services pursuant to a management agreement on substantially the same terms and conditions, notwithstanding such termination, if so elected by PropCo. In the event PropCo terminates or consents to the termination of the management relationship with CEC or its affiliates, for so long as the transition period under the applicable management agreement(s) continues, PropCo shall continue to have access to such resources and services on no less favorable terms. The modified documents shall be in form and substance reasonably satisfactory to the Requisite Consenting Creditors (after consultation with the Consenting Bank Creditors).

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Furthermore, CES shall at the request of the REIT Board of Directors have meetings or conference calls once a quarter with a designee of the REIT Board of Directors to discuss, and consult on, the strategic and financial business plans, budgeting, including proposed capital expenditures and other topics as reasonably requested by the REIT Board of Directors. The REIT shall also have audit and information rights.

IV.	CEC

CEC Contribution

CEC will contribute $406 million plus the Additional Consideration (if applicable) (together, the “CEC Cash Contribution”) to be used to pay the RSA Forbearance Fees (on the terms described below), for general corporate purposes and to fund sources and uses (and capital structure described herein) required on the Effective Date.

In connection with the Bond RSA, CEC shall pay the following cash fees (the “RSA Forbearance Fees”) in United States dollars to the Forbearance Fee Parties (as defined in the Bond RSA) in respect of such Forbearance Fee Parties’ forbearing from exercising their default-related rights and remedies solely to the extent required by, and as set forth in, the Bond RSA in an amount equal to (a) 1.625% of the Forbearance Fee First Lien Bond Claims (as defined in the Bond RSA) held by such Forbearance Fee Parties (which is presently due and owing) paid within 3 business days after receipt by counsel to CEC of a properly completed IRS Form W-9 or applicable IRS Form W-8 by a Forbearance Fee Party and (b) 1.625% of the Forbearance Fee First Lien Bond Claims held by such Forbearance Fee Parties paid on the Effective Date. For the avoidance of doubt and without limitation, each Forbearance Fee Party shall be an express third party beneficiary with respect to this provision.

CEC shall also reimburse CEOC, and CEOC shall pay such amounts to the First Lien Noteholders, for any dilution of Available Cash otherwise payable to the First Lien Noteholders as adequate protection payments caused by the payment of RSA Forbearance Fees pursuant to the Bank RSA.

In addition, CEC shall pay to each Consenting Creditor (or its transferee or assignee) who was signatory to the Bond RSA on or prior to January 15, 2015, and that held any First Lien Bank Claims at 10:00 a.m. ET on September 8, 2015 (and which First Lien Bank Claims are still held by such Consenting Creditor on the date that the Bond RSA became effective pursuant to section 36 thereof) (“Eligible First Lien Bank Claims”) such Consenting Creditor’s Upfront Payment (as defined in the Bank RSA) on account of such Consenting Creditor’s Eligible First Lien Bank Claims as if such Consenting Creditor were an Upfront Payment Party (as defined in the Bank RSA) under the Bank RSA. CEC shall make the Upfront Payment to

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each such Consenting Creditor within 3 business days after receipt by CEC’s counsel of (a) information disclosing the amount of Eligible First Lien Bank Claims held by such Consenting Creditor and (b) a properly completed IRS Form W-9 or applicable IRS Form W-8.

Except as provided below, if the Effective Date has not occurred on or prior to February 1, 2016, then CEC shall contribute for the benefit of the First Lien Noteholders an amount equal to $25 million per month beginning February 1, 2016 until the Effective Date of the Plan (such consideration, the “Additional Consideration” and together with the CEC Cash Contribution, the “CEC Consideration”) pro rating for any partial month.

The Additional Consideration shall be payable on the Effective Date to the Company for the benefit of all First Lien Noteholders, provided however, that, notwithstanding Section 11 of the Bond RSA, if the Bond RSA is terminated in accordance with the terms of the Bond RSA, other than a termination as a result of a breach by Consenting Creditors, an amount equal to the accrued Additional Consideration up to a maximum of $75 million shall be payable by CEC directly to the relevant indenture trustees for the benefit of all First Lien Noteholders.

The Additional Consideration shall not accrue during any period in which the Consenting Creditors are not working in good faith towards completion of the definitive documentation in form and substance consistent with the Bond RSA. For these purposes, the Consenting Creditors shall be deemed to be working in good faith towards completion of the definitive documentation at all times unless and until CEC provides the relevant Consenting Creditors with written notice to the contrary specifically setting forth the reasons therefor. In the event such notice is given, all parties’ rights with respect to whether such Consenting Creditors are working in good faith are fully reserved.

CEC Standby Commitment	$75 million, which shall only be funded if there are insufficient sources and uses (after giving effect to any Available Cash) to fund the capital structure described herein on the Effective Date. For the purpose of determining whether CEC is required to fund the CEC Standby Commitment, the amount of Available Cash shall be deemed to exclude (a) an amount equal to $206 million less the amount of the RSA Forbearance Fees paid by CEC and (b) an amount equal to the CapEx Contribution.

Bank Guaranty Settlement	Each First Lien Bank Lender that either (i) executes the Bank RSA or (ii) executed the Bond RSA on or before January 15, 2015, at 11:59 p.m. ET, shall also sell a 100% assignment of their rights, or to the extent not legally assignable a participation to the fullest extent possible, in its respective First Lien Bank Obligations that survive the Effective Date (the “Purchased First Lien Bank Obligations”) to CEC in exchange for the

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Purchase Price (defined below) on the terms and conditions set forth herein (each executing First Lien Bank Lender, a “Settling First Lien Bank Lender”).

The closing of the sale of the Purchased First Lien Bank Obligations to CEC hereunder shall occur on the Effective Date and shall not be effective in any way until such date.

The sale of the Purchased First Lien Bank Obligations to CEC hereunder shall also include a consent to the termination and release of the Bank Guaranty Agreement (defined below) and the termination and release of all of CEC’s obligations thereunder (the “Release and Termination”). Subject to the payment of the Purchase Price, the Release and Termination shall become effective immediately prior to (but subject to the occurrence of) the effectiveness of the Effective Date; provided, however, if the Effective Date shall not occur, the Release and Termination shall be void ab initio.

“Purchase Price” means, with respect to each Bank Debt Tranche held by a Settling First Lien Bank Lender, an amount equal to the Accrued Amount in respect of the aggregate principal amount of Purchased First Lien Bank Obligations of such Bank Debt Tranche held by such Settling First Lien Bank Lender for the Accrual Period; provided that each such Settling First Lien Bank Lender shall remain entitled to receive any distributions otherwise arising under the Plan on account of such Settling First Lien Bank Lender’s Purchased First Lien Bank Obligations.

The “Accrual Period” means the period from the Petition Date until (but not including) Effective Date.

The “Accrued Amount” with respect to each Bank Debt Tranche held by a Settling First Lien Bank Lender means an aggregate amount equal to (i) the aggregate principal amount of Purchased First Lien Bank Obligations of such Bank Debt Tranche held by such Settling First Lien Bank Lender multiplied by a rate per annum equal to the product of (x) the Settlement Percentage and (y) the Contract Rate, minus (ii) the aggregate amount of Monthly Adequate Protection Payments (as defined in the Cash Collateral Order) received by such Settling First Lien Bank Lender during the Accrual Period (so long as the Monthly Adequate Protection Payments are deemed to have been paid on account of interest (and not recharacterized as principal or otherwise disallowed)) on account of such Purchased First Lien Bank Obligations, minus (iii) the amount of Available Cash paid to such Settling First Lien Bank Lender on account of its Purchased Lien Bank Obligations upon the Effective Date (so long as such payment of Available Cash is deemed to have been paid on account of interest (and not recharacterized as principal or otherwise disallowed)), minus (iv) the Upfront Payment paid to such Settling First Lien Bank Lender.

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“Settlement Percentage” means a per annum rate equal to (i) for the period from the Petition Date through and including October 1, 2015, 80.3%, (ii) for the period from October 2, 2015 through and including January 1, 2016, 83.3%, (iii) for the period from January 2, 2016 through and including April 1, 2016, 86.4%, (iv) for the period from April 2, 2016 through and including July 1, 2016, 89.5%, (v) for the period from July 2, 2016 through and including October 1, 2016, 92.6%, (vi) for the period from October 2, 2016 through and including January 1, 2017, 95.7%, (vii) for the period from January 2, 2017 through and including April 1, 2017, 98.8%, and for the period from April 2, 2017 until the end of the Accrual Period, 100%.

“Bank Debt Tranche” means, as the context requires, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans and/or Term B-7 Loans.

“Contract Rate” means (i) with respect to Term B-4 Loans, a rate equal to 10.50%, (ii) with respect to Term B-5 Loans, a rate equal to 6.22%, (iii) with respect to Term B-6 Loans, a rate equal to 7.22%, and (iv) with respect to Term B-7 Loans, a rate equal to 9.75%.

“Bank Guaranty Agreement” means the Guaranty and Pledge Agreement dated as of July 25, 2014 between CEC and Credit Suisse AG, Cayman Island Branch as administrative agent and collateral agent for the lenders under the Credit Agreement.

CEC Put Options Purchases	CEC or an affiliated entity shall, pursuant to the Put Options, purchase up to (a) $269 million of the PropCo Common Stock at a price implying a total value of $269 million for 14.8% of the PropCo Common Stock on a fully diluted basis (excluding dilution from PropCo Preferred Equity, if applicable) and (b) $700 million of OpCo New Common Stock at a price per share implying a total value of $700 million for 100% of the OpCo New Common Stock.

Domestic Acquisitions and New Building Opportunities

CEC and its non-debtor subsidiaries shall give PropCo a right of first refusal to own the real estate, and have CEC or OpCo lease, all non-Las Vegas domestic (U.S.) real estate acquisitions and new building opportunities with CEC retaining management rights with respect to such opportunities.

PropCo shall give CEC a right of first refusal to operate and manage all non-Las Vegas properties that PropCo acquires.

The material terms of these rights of first refusal are as set forth in the Lease Term Sheet.

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CEC Lease Guaranty

CEC, OpCo and PropCo will enter into a Management and Lease Support Agreement (the “MLSA”) pursuant to which (i) CEC, or a wholly-owned subsidiary, will manage the properties on behalf of OpCo and (ii) CEC will provide a guaranty in respect of the OpCo’s operating lease obligations, in each case while such lease (including any extensions, renewals or replacements) remains in effect. The material terms of the MLSA are set forth on Annex II.

The material terms of the operating leases are set forth on Annex II.

Releases

The Plan shall provide (subject to completion of the investigation by CEOC’s governance committee) that CEC’s participation in the Plan through its entry into the RSAs and performance of the terms thereunder in facilitating the transactions contemplated by the Restructuring shall be a full and complete settlement under Bankruptcy Rule 9019 of any claims or causes of action, known or unknown, that the Company and its estates have or could have against CEC, CAC and their respective direct and indirect sponsors, shareholders, affiliates, officers, directors, employees, managers, attorneys, professionals, advisors and representatives (each of the foregoing in their capacity as such) relating to the Company, other than (a) claims under the RSAs and (b) claims arising from past, existing, and future commercial relationships between any subsidiary of CEC (other than CEOC and its subsidiaries) and CEOC or any of its subsidiaries.

As part of the settlement embodied in the Plan and the RSAs (subject to completion of the investigation by CEOC’s governance committee), effective on the date the Restructuring is consummated, as consideration for the CEC Consideration, the CEC Put Options Purchases, the Domestic Acquisitions and New Building Opportunities, the OpCo Debt Guaranty, entry into the MLSA and other valuable consideration, the Company, its estate and all of the Company’s creditors shall be deemed to have released CEC, CAC and their respective direct and indirect sponsors, shareholders, affiliates, officers, directors, employees, managers, attorneys, professionals, advisors and representatives (each of the foregoing in their capacities as such, the “CEC Released Parties”) from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, at law, in equity or otherwise, relating to or based upon any act or omission relating to the Company which occurred prior to the effectiveness of the Restructuring (other than (a) claims under the RSAs and (b) claims arising from past, existing, and future commercial relationships between any subsidiary of CEC (other than CEOC and its subsidiaries) and CEOC or any of its subsidiaries), including a release and waiver of any obligations arising under the Bank Guaranty Agreement (but only to the extent released in connection with the Bank Guaranty Settlement). The Plan shall also include standard injunction and exculpation provisions in respect of the CEC Released Parties.

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As part of the settlement embodied in the Plan and the RSAs, effective on the date the Restructuring is consummated, as consideration for their entry into the RSAs and other valuable consideration, the Company and the CEC Released Parties shall be deemed to have released the Consenting Creditors and their respective direct and indirect sponsors, shareholders, affiliates, officers, directors, employees, managers, attorneys, professionals, advisors and representatives (each of the foregoing in their capacity as such) from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, at law, in equity or otherwise, relating to or based upon any act or omission relating to the Company which occurred prior to the effectiveness of the Restructuring.

For the avoidance of doubt, the investigation by CEOC’s governance committee contemplated herein shall be completed prior to approval of the Disclosure Statement.

V.	Caesars Palace Las Vegas (“CPLV”)

Transfer to Unrestricted Subsidiary

CPLV shall be transferred to a newly formed wholly owned unrestricted subsidiary of PropCo (“CPLV Sub”) and its property shall be leased to OpCo. “CPLV Holding” will be one or more newly formed holding companies that directly owns 100% of CPLV Sub.

The material terms of the operating lease are set forth on Annex II.

Issuance of CPLV Market Debt

CPLV Sub and/or CPLV Holding, as applicable, shall each use commercially reasonable efforts to finance $2,600 million of CPLV Debt with third party investors for cash proceeds (the “CPLV Market Debt”) on or before consummation of the Restructuring (with 100% of the net proceeds being used to increase the cash payments to the First Lien Bank Lenders and the First Lien Noteholders). At least $1,800 million of CPLV Market Debt must be issued.

If $1,800 million or more but less than $2,600 million of CPLV Market Debt is issued, the difference will be issued to the First Lien Bank Lenders in the form of the New Second Lien PropCo Debt Upsize Amount (except if the Bank Mezzanine Election is made, in which case the First Lien Bank Lenders will be issued CPLV Mezzanine Debt) and to the First Lien Noteholders in the form of CPLV Mezzanine Debt (subject, in the event the amount of CPLV Market Debt is less than $2,000 million, to the right of the First Lien Noteholders to have their CPLV Mezz Upsized Amount issued in the form of Preferred Equity Upsize rather than CPLV Mezzanine Debt, as

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set forth below).[10] The principal amount of CPLV Market Debt, CPLV Mezzanine Debt, New Second Lien PropCo Debt Upsize Amount, and, if applicable, the Preferred Equity Upsize shall collectively total $2,600 million.

Notwithstanding the above, to the extent PropCo Preferred Equity is issued, the proceeds thereof (other than in respect of the Preferred Equity Upsize, if applicable) shall first reduce the principal amount of CPLV Mezzanine Debt (if any) to be issued to the First Lien Noteholders and second, reduce the principal amount of New Second Lien PropCo Debt to be issued to the First Lien Noteholders, and third reduce the principal amount of CPLV Market Debt (provided that CPLV Market Debt shall not be reduced to an amount below $1,800 million).

The weighted average yield on the CPLV Market Debt and CPLV Mezzanine Debt will be capped such that the annual debt service shall not exceed $130 million, which shall be reduced by a dollar amount equal to (i) every dollar of the New Second Lien PropCo Debt Upsize Amount issued to the First Lien Bank Lenders multiplied by (ii) 0.072072072, provided that the cap shall not be reduced below $106 million.

CPLV Mezzanine Debt

If CPLV Market Debt is issued in an amount greater than $1,800 million, but less than $2,600 million (less the proceeds from the PropCo Preferred Equity applied to reduce the amount of CPLV Mezzanine Debt (if any) to be issued to the First Lien Noteholders), then CPLV Mezz Holding shall issue secured non-guaranteed debt (the “CPLV Mezzanine Debt”) in an amount equal to the difference to the First Lien Bank Lenders (only if the First Lien Bank Lenders make the Bank Mezzanine Election) and the First Lien Noteholders. Material terms of the CPLV Market Debt and CPLV Mezzanine Debt are annexed hereto as Annex V.

“CPLV Mezz Holding” will be a newly formed holding company that directly or indirectly owns 100% of CPLV Sub.

Receipt of CPLV Mezzanine Debt	If CPLV Mezzanine Debt is issued (and assuming that the First Lien Bank Lenders make the Bank Mezzanine Election in lieu of receiving New Second Lien PropCo Debt Upsize Amount), then it shall be distributed as follows:

	•	The first $300 million of CPLV Mezzanine Debt (before giving effect to any Mezz Equitized Debt) shall be distributed 1/3 to the First Lien Bank Lenders and 2/3 to the First Lien Noteholders;

[10]	Plan ballots shall provide that each First Lien Bank Lender is deemed to receive its pro rata share of the New Second Lien PropCo Debt Upsize Amount unless the majority of the class makes the Bank Mezzanine Election by making an election on the ballot to receive CPLV Mezzanine Debt in lieu thereof, which shall apply to all First Lien Bank Lenders.

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•	Any CPLV Mezzanine Debt over $300 million and less than $600 million (before giving effect to any Mezz Equitized Debt) shall be distributed 1/2 to the First Lien Bank Lenders and 1/2 to the First Lien Noteholders; and

•	Any CPLV Mezzanine Debt over $600 million (before giving effect to any Mezz Equitized Debt) shall be issued 41.7% to the First Lien Bank Lenders and 58.3% to the First Lien Noteholders; provided, that, in the event that less than $2,000 million of CPLV Market Debt is issued, then with respect to the amount of increased CPLV Mezzanine Debt that would otherwise be issued to the First Lien Noteholders as result of such reduction in the CPLV Market Debt below $2,000 million (such amount, the “CPLV Mezz Upsized Amount”), the First Lien Noteholders shall receive cash in an amount equal to the CPLV Mezz Upsized Amount which cash shall be funded by increasing the amount of PropCo Preferred Equity issued hereunder (such additional amount of PropCo Preferred Equity, the “Preferred Equity Upsize”).

The $2,600 million aggregate total amount of cash proceeds from the CPLV Market Debt and the principal amount of CPLV Mezzanine Debt (before giving effect to any Mezz Equitized Debt) will be allocated as follows:

•	$1,450 for First Lien Bank Holders and

•	$1,150 for First Lien Bondholders,

with the amount of CPLV Mezzanine Debt to be issued to each in accordance with the above.

If, however, the First Lien Bank Lenders do not make the Bank Mezzanine Election, First Lien Bank Lenders shall not be issued any CPLV Mezzanine Debt.

VI.	New Capital Structure[11]

New First Lien OpCo Debt	OpCo will issue New First Lien OpCo Debt to be syndicated to the market for cash.

[1][1]	All amounts subject to the ability of the First Lien Bank Lenders to make the Bank Mezzanine Election.

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It shall be a condition precedent to the Effective Date that $882 million of proceeds from the syndication of New First Lien OpCo Debt to the market for cash will be distributed to the First Lien Bank Lenders. This condition can be waived only by the Requisite Consenting Bank Creditors. If this condition is waived by the Requisite Consenting Bank Creditors, New First Lien OpCo Debt (on the terms set forth in Annexes V and VI) will be distributed to the First Lien Bank Lenders in a principal amount equal to $882 million less the cash proceeds of the syndication of the New First Lien OpCo Debt distributed to the First Lien Bank Lenders.

It shall be a condition precedent to the Effective Date that $306 million of proceeds from the syndication of New First Lien OpCo Debt to the market for cash will be distributed to the First Lien Noteholders. This condition can be waived only by the Requisite Consenting Creditors. If this condition is waived by the Requisite Consenting Creditors, New First Lien OpCo Debt (on the terms set forth in Annexes V and VI) will be distributed to the First Lien Noteholders in a principal amount equal to $306 million less the cash proceeds of the syndication of the New First Lien OpCo Debt distributed to the First Lien Noteholders.

Any New First Lien OpCo Debt distributable to the First Lien Bank Lenders and First Lien Noteholders must be in the form of bank debt and bond debt, respectively.

New Second Lien OpCo Debt

OpCo will issue New Second Lien OpCo Debt to be syndicated to the market for cash.

It shall be a condition precedent to the Effective Date that $406 million of proceeds from the syndication of New Second Lien OpCo Debt to the market for cash must be distributed to the First Lien Bank Lenders. This condition can be waived only by the Requisite Consenting Bank Creditors. If this condition is waived by the Requisite Consenting Bank Creditors, New Second Lien OpCo Debt (on the terms set forth in Annexes V and VI) will be distributed to the First Lien Bank Lenders in a principal amount equal to $406 million less the cash proceeds of the syndication of the New Second Lien OpCo Debt distributed to the First Lien Bank Lenders.

It shall be a condition precedent to the Effective Date that $141 million of proceeds from the syndication of New Second Lien OpCo Debt to the market for cash must be distributed to the First Lien Noteholders. This condition can be waived only by the Requisite Consenting Creditors. If this condition is waived by the Requisite Consenting Creditors, New Second Lien OpCo Debt (on the terms set forth in Annexes V and VI) will be distributed to the First Lien Noteholders in a principal amount equal to $141 million less the cash proceeds of the syndication of the New Second Lien OpCo Debt distributed to the First Lien Noteholders.

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New First Lien PropCo Debt

$2,392 million in principal amount of first lien debt. Material terms of the New First Lien PropCo Debt are annexed hereto as Annex V.

$1,961 million distributed to the First Lien Bank Lenders and $431 million distributed to First Lien Noteholders.

The New First Lien PropCo Debt distributable to First Lien Bank Lenders and First Lien Noteholders must be in the form of bank debt and bond debt, respectively.

New Second Lien PropCo Debt

Up to $1,758 million in principal amount of second lien debt.[12] Material terms of the New Second Lien PropCo Debt are annexed hereto as Annex V.

$1,425 million distributed to First Lien Noteholders, subject to adjustment as set forth herein. Up to $333 million distributed to First Lien Bank Lenders if the full amount of the New Second Lien PropCo Debt Upsize Amount is issued.

Notwithstanding the above, the proceeds of PropCo Preferred Equity (other than the proceeds of the Preferred Equity Upsize), after first reducing the principal amount of CPLV Mezzanine Debt (if any) to be issued to the First Lien Noteholders, shall be used to reduce the principal amount of New Second Lien PropCo Debt to be issued to the First Lien Noteholders.

OpCo Debt Guaranty	The New First Lien OpCo Debt (if any) and the New Second Lien OpCo Debt (if any) distributed to the First Lien Bank Lenders and First Lien Noteholders shall be guaranteed in accordance with the form of guaranty as set forth in Annex VI.

PropCo Preferred Equity

$300 million in principal amount of PropCo Preferred Equity, which amount may be increased due to the Preferred Equity Upsize on the terms set forth in the Series A Convertible Preferred Stock Articles annexed hereto as Annex III.

Subject to the Purchase Option, all of the PropCo Preferred Equity shall be purchased by the Preferred Backstop Investors as set forth in the Backstop Commitment Agreement which shall be substantially in form and substance as that annexed hereto as Annex IV. At least 50% of the PropCo Preferred Equity purchased by the Preferred Backstop Investors will be made

[1][2]	Subject to decrease on account of (a) the Bank Mezzanine Election and (b) if the New Second Lien PropCo Debt Upsize Amount is not issued (or fully issued).

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available to First Lien Noteholders pursuant to the Purchase Option. Any PropCo Preferred Equity purchased pursuant to the Purchase Option shall dilute the Backstop Investors’ purchases pro rata.

Proceeds of the issue of the PropCo Preferred Equity (other than the Preferred Equity Upsize) shall be used first to reduce the principal amount of CPLV Mezzanine Debt (if any) to be issued to the First Lien Noteholders, second to reduce the principal amount of New Second Lien PropCo Debt to be issued to the First Lien Noteholders, and third to reduce the principal amount of CPLV Market Debt.

Proceeds of the Preferred Equity Upsize will be distributed to First Lien Noteholders in lieu of any additional CPLV Mezzanine Debt that would otherwise be issued to the First Lien Noteholders in the event that less than $2,000 million of CPLV Market Debt is issued.

“Mezz Equitized Debt” shall mean all CPLV Mezzanine Debt that is reduced (or not issued) as a result of the issuance of PropCo Preferred Equity (including the Preferred Equity Upsize).

VII.	Charter Documents and By-Laws of the Equity Issuers

Corporate Governance

CEOC, a Delaware corporation will become OpCo and will have charter documents and by-laws that are acceptable to CEC and the Requisite Consenting Creditors.

PropCo will be a limited partnership organized under the laws of Delaware and will have a limited partnership agreement that is customary for an UPREIT structure and reasonably acceptable to CEOC, CEC and the Requisite Consenting Creditors.

PropCo GP will be a limited liability company organized under the laws of Delaware and will have an operating agreement that is reasonably acceptable to CEOC, CEC and the Requisite Consenting Creditors.

The REIT will be a corporation organized under the laws of Maryland and will have charter documents and by-laws that are reasonably acceptable to CEOC, CEC and the Requisite Consenting Creditors.

OpCo Board of Directors

If CEC owns 90% or more of the OpCo New Common Stock, then the board of directors of OpCo shall consist of 3 voting members to be designated by CEC, each to be identified in a plan supplement and one of which shall be independent and reasonably acceptable to the Requisite Consenting Creditors. The independent director shall be a member of all committees of the board.

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If CEC owns less than 90% of the OpCo New Common Stock, then the board of directors of OpCo shall consist of 3 voting members, 2 designated by CEC and 1 designed by the Requisite Consenting Creditors (which shall be a member of all committees of the board), each to be identified in a plan supplement.

Regardless of CEC’s percentage ownership, there shall be one non-voting observer, reasonably acceptable to OpCo, to be designated by the Requisite Consenting Creditors and identified in a plan supplement. The observer shall be given notice of and an opportunity to attend the portion of all meetings concerning business and strategy sessions matters and other matters that would have an adverse material economic impact on PropCo (and receive all materials given to board members in connection with such matters), subject to appropriate limitations in respect of privilege issues.

REIT Board of Directors

If CEC owns less than 10% of the PropCo Common Stock, then the board of directors of the REIT shall consist of 7 voting members to be designated by the Requisite Consenting Creditors, each to be identified in a Plan Supplement.

If CEC owns 10% or more of the PropCo Common Stock, then the board of directors of the REIT shall consist of 7 voting members, 6 to be designated by the Requisite Consenting Creditors and 1 designated by CEC, each to be identified in a Plan Supplement.

At least 3 voting members must be licensed by the required regulatory authorities by closing. If there are not at closing at least 3 voting members licensed, then to assist with closing up to 2 of the independent members of CEOC shall be designated to the REIT board so that there will be 3 voting members at closing, with such members being removed as the non-voting members are licensed. Until such time as the CEOC independents and members designated by CEC are a minority of the board, the REIT shall be prohibited from taking major transactions without shareholder approval. To the extent any of members are not so licensed by closing, they shall be non-voting members until so licensed.

PropCo	PropCo will be controlled by its PropCo GP, whose sole shareholder will be the REIT.

VIII.	Implementation

In-Court Restructuring: Use of Cash Collateral	Governed by the terms of the Final Order (i) Authorizing Use of Cash Collateral, (ii) Granting Adequate Protection, (iii) Modifying the Automatic

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Stay to Permit Implementation, and (iv) Granting Related Relief (Dkt. No. 988) (the “Cash Collateral Order”), including any modifications to milestones therein that are consistent with the milestones in the Bond RSA (and shall not object to any such modifications agreed to with other parties as permitted under the Cash Collateral Order).

The Consenting Creditors will not object to the direct or indirect purchase of an airplane or, alternatively, interest in an airplane (either an “Airplane Purchase”) by CEOC so long as (a) the cost of such Airplane Purchase is included in CEOC’s GAAP capital expenditures for such applicable period, (b) CEOC’s GAAP capital expenditures less the proceeds received prior to the Effective Date from the sale of CEOC’s 1999 Gulfstream V do not exceed $275 million for 2015, with any unused amount carrying forward to 2016 (the “Carry Forward Amount”), and do not exceed $112.5 million plus the Carry Forward Amount for the first half of 2016, (c) CEOC will incur capital expenditures, beyond an Airplane Purchase, only for projects that are reasonably consistent in nature and scope with the capital plan dated July 1, 2015 as subsequently updated and provided to the Consenting Creditor’s advisors, and (d) CEOC’s interest in the Airplane Purchase is owned directly or indirectly by PropCo or the REIT following the Effective Date. Prior to the Effective Date, CEC shall reimburse CEOC for any CEOC capital expenditures in excess of $387.5 million for the period from the Petition Date through June 30, 2016 (the “CapEx Contribution”).

Available Cash

The Available Cash shall be applied at closing first to fund, together with the CEC Cash Contribution (less the RSA Forbearance Fees), the sources and uses (and capital structure described herein) on the Effective Date and second, to the extent of any remaining Available Cash, to fund adequate protection payments, as applicable.

“Available Cash” means (i) the pro forma amount of CEOC balance sheet cash available after giving effect to the Effective Date, the consummation of the Plan, all debt reductions and repayments, the payment of all fees, expenses and related uses of cash on the Effective Date in accordance with the plan over (ii) $400 million of minimum required CEOC liquidity, which shall be reduced by $0.50 for every dollar raised in revolving credit, provided that such reduction shall in no instance be greater than $100 million (the minimum cash requirement amount includes the $100 million of CEC’s cash contribution, and does not include (a) cash held by Chester Downs and Marina, LLC and Chester Downs Finance Corp., (b) cash held by the international entities owned by CEOC (e.g. the London Clubs), and (c) customer cash held in custody by CEOC (i.e. “front money”)).

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IX.	Other

PropCo Call Rights

Subject to the terms of the CERP debt documents and in no event in a manner that is dilutive of covenant compliance (provided that CEC and CERP shall use commercially reasonable efforts to obtain waivers or amendments to permit the transaction if necessary), PropCo shall have the right, for up to 180 days following the date the Restructuring is consummated, to enter into a binding agreement to purchase the real property (and lease it back to CERP) and all improvements associated with Harrah’s Atlantic City and Harrah’s Laughlin for a cash purchase price equal to ten times the agreed annual rent for such properties, and on other customary terms and conditions, with the closing of such purchase(s) to occur following regulatory approvals, provided that such 180 day period shall be extended for up to 12 months if the call rights are not exercisable during the initial 180 day period due to CERP covenant issues.

The parties shall discuss in good faith whether additional properties should be subject to the PropCo call rights and other terms applicable to the call rights.

Definitive Agreements	Subject to the terms of the RSAs, as soon as reasonably practicable, the parties will execute Definitive Documentation implementing the Restructuring in form and substance consistent in all material respects with this Term Sheet and reasonably acceptable to the Requisite Consenting Creditors, the Company and CEC.

Non Transfer	As set forth in the Bond RSA and subject to its terms and certain exceptions contained therein, each Restructuring Support Party will agree, on behalf of itself and its affiliates, not to transfer any First Lien Bank Obligations or First Lien Note Obligations held by such party and its affiliates from the date of execution of the Bond RSA through the consummation of the Restructuring (including without limitation closing all Put Options) unless the transferee(s) agree(s) to be bound by all of the terms and conditions of the Bond RSA and this Term Sheet.

Intercreditor Agreements	Plan distributions shall be made in compliance with and shall, except as explicitly provided for herein, enforce all applicable intercreditor and subordination agreements.

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Tax Opinions/Private Letter Rulings

As a condition to effectiveness of the Plan, Counsel to the Company shall deliver an opinion on which the First Lien Noteholders and First Lien Bank Lenders may rely, or the REIT shall receive a private letter ruling from the IRS, concluding, based on facts, customary representations and assumptions set forth or described in such opinion and/or private letter ruling, that the REIT’s method of operation since its formation and its proposed method of operation up to and including the end of the date of the opinion or ruling has enabled and will enable the REIT to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

Counsel to the Company shall deliver to the Company an opinion, or the Company shall receive a private letter ruling from the IRS, concluding, based on facts, customary representations and assumptions set forth or described in such opinion and/or private letter ruling, that the transfer of assets to PropCo and to the REIT, and the transfer of consideration to creditors of the Company should not result in a material amount of U.S. federal income tax to the Company, determined as if the Company and its subsidiaries were a stand-alone consolidated group. The Company shall make any such opinion and/or private letter ruling available to the First Lien Bond Professionals and First Lien Bank Professionals.

Tax Indemnity	CEC, OpCo, and PropCo will enter into one or more tax matters agreements reasonably satisfactory to CEC, CEOC and the Requisite Consenting Creditors, that will, among other things, allocate responsibility for taxes arising in periods both before and after the Effective Date, including any taxes generated as a result of the Restructuring and related transactions. The agreements will also contain standard covenants relating to compliance with the requirements and/or representations contained in the Spin Ruling, the Spin Opinion, and/or any other private letter ruling received from the IRS or opinion received from Counsel to the Company as described in “Tax Opinions/Private Letter Rulings.”

PropCo Distributions	The parties shall discuss what effect the tax benefits to CEC of the allocations to it pursuant to Section 704(c) of the Internal Revenue Code will have on the distributions to CEC from PropCo.

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Annex I

Backstop Parties

Party	PropCo New LP Interests / REIT New Common Stock		OpCo New Common Stock	Total Amount
CEC	$269 million	[13]	$700 million	$969 million	[14]

[13]	Subject to dilution if other First Lien Noteholders elect to become Backstop Parties.
[14]	Subject to dilution if other First Lien Noteholders elect to become Backstop Parties.

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Annex II

Lease & MLSA Term Sheet Summary

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LEASE TERM SHEET

Note: It is currently anticipated that the real estate assets of the subsidiaries of a newly-formed Delaware limited partnership (“Propco”) will be leased to subsidiaries of Opco (defined below) pursuant to two separate leases. One lease (the “Non-CPLV Lease”)[1] will include all “Facilities” (defined below) other than Caesars Palace Las Vegas (“CPLV”). The other lease (the “CPLV Lease”, and together with the Non-CPLV Lease, collectively, the “Leases”) will only include CPLV. To the extent that a term below does not differentiate between the Non-CPLV Lease and the CPLV Lease, such term shall be included in both Leases.

Landlord

With respect to the Non-CPLV Lease, all of the subsidiaries of Propco that own the fee or ground leasehold (as applicable) interests in the real property comprising the Non-CPLV Facilities (as defined below).

With respect to the CPLV Lease, a subsidiary of Propco that owns the fee interest in the real property comprising the CPLV Facility.

Tenant

With respect to the Non-CPLV Lease, Caesars Entertainment Operating Company (“CEOC” or “Opco”) and the subsidiaries of CEOC necessary for the operation of all of the Non-CPLV Facilities, including all license holders with respect thereto, as reasonably demonstrated to Propco.

With respect to the CPLV Lease, CEOC and the subsidiaries of CEOC necessary for the operation of the CPLV Facility, including all license holders with respect thereto, as reasonably demonstrated to Propco.

For purposes hereof, the term “Tenant” shall be deemed to mean Tenant and all subsidiaries of Tenant.

MLSA/Guaranty	In addition, Caesars Entertainment Corporation (“CEC”), a wholly-owned subsidiary of CEC (“Manager”), Opco and Propco will enter into a Management and Lease Support Agreement with respect to each of the Non-CPLV Lease and the CPLV Lease (each, an “MLSA/Guaranty”), pursuant to which (i) Manager will manage the Facilities (as defined below) on behalf of Opco and (ii) CEC will provide a full guarantee of all payments and performance of Opco’s monetary obligations under each of the CPLV Lease and the Non-CPLV Lease.[2] The terms of the MLSA/Guaranty are more particularly set forth in that certain Summary of Terms with respect to the MLSA/Guaranty.

[1]	Non-CPLV Lease may be structured as two individual cross-defaulted leases, to accommodate the JV interest for the Joliet asset.
[2]	Management Agreement and Guaranty will be integrated as one document, subject to terms of MLSA/Guaranty term sheet.

Leased Property

With respect to the Non-CPLV Lease, all of the real property interest in the facilities (the “Non-CPLV Facilities”) described on Exhibit A attached hereto, including all buildings and structures located thereon, and all rights appurtenant thereto. The Non-CPLV Facilities will not include any non-U.S. real estate assets.

With respect to the CPLV Lease, all of the real property interest in CPLV (the “CPLV Facility” or “CPLV Facilities”), as described on Exhibit B attached hereto, including all buildings and structures located thereon, and all rights appurtenant thereto.

All U.S. real property owned by CEOC or its wholly-owned subsidiaries that is not identified on either (x) Exhibit A as part of the Non-CPLV Facilities, or (y) Exhibit B as part of the CPLV Facilities, to the extent that it is not sold or abandoned pursuant to the bankruptcy code, in each case with the approval of the bankruptcy court, will be transferred to the applicable Landlord and leased to the applicable Tenant under the Non-CPLV Lease (if such property is not related to the ownership or operation of CPLV) or under the CPLV Lease (if such property is related to the ownership or operation of CPLV), as applicable.

For purposes hereof, the term “Facilities” and “Leased Property” shall each be deemed to mean the CPLV Facility and the Non-CPLV Facilities, collectively, or each individually, as the context may require.

Term

Each of the Leases shall have a 15 year initial term (the “Initial Term”).

Each of the Leases shall have four 5-year renewal terms (each, a “Renewal Term”) to be exercised at Tenant’s option, provided that no Event of Default shall have occurred and be continuing on the date Landlord receives the Renewal Notice (as hereinafter defined) or on the last day of the then current Term, by notifying Landlord (each, a “Renewal Notice”) (i) no earlier than 18 months prior to the then-current expiration, and (ii) no later than 12 months prior to the then-current expiration.

The Term with respect to any Leased Property shall not exceed 80% of the useful life of such Leased Property. Any Leased Property not meeting such requirement shall be subject to a shorter Term than the other Leased Property that satisfies such requirements.[3]

Rent

“Rent” means the sum of Base Rent and Percentage Rent. “Percentage Rent” means the Non-CPLV Initial Percentage Rent, the Non-CPLV Secondary Percentage Rent and the CPLV Initial Percentage Rent (each as defined below), each as adjusted as set forth below. Rent shall be paid monthly in advance.

Rent not paid when due shall be subject to default interest and late charges such that if rent is not paid within five days of the due date, a late charge in the amount of 5% of the unpaid amount will be assessed and if any rent (including the late charge) is not paid within 10 days of due date, it will accrue interest based on the overdue rate (5% above prime).

Rent under the Non-CPLV Lease and the CPLV Lease shall be as follows for the Initial Term and each Renewal Term:[4]

[3]	The parties understand that none of the Facilities will run afoul of the 80% test during the Initial Term. The parties intend for the useful life of each Facility to be determined at or prior to Lease inception; therefore, the provisions regarding determination by an expert have been deleted.
[4]	For tax purposes, portions of each Non-CPLV Facility (e.g., barges and boats) may be subject to a specific Rent allocation to be set forth in the definitive documents.

2

Non-CPLV Lease:

(a) For the first 7 Lease years, Rent of $475,000,000 per Lease year.

(b) For the 8th Lease year through the 10th Lease year, (i) Base Rent equal to $332,500,000, subject to the annual Escalator (as hereinafter defined) commencing in the 8th Lease year as described below, plus (ii) Percentage Rent equal to the Non-CPLV Initial Percentage Rent (as hereinafter defined).

(c) From and after the commencement of the 11th Lease year, (i) Base Rent equal to 80% of the Rent for the 10th Lease year, subject to the annual Escalator as described below, plus (ii) Percentage Rent equal to Non-CPLV Secondary Percentage Rent (as hereinafter defined).

Notwithstanding anything to the contrary, in no event shall annual Base Rent for the Non-CPLV Lease be less than the Base Rent in the 8th Lease year, except in connection with a Rent Reduction Adjustment.

For the 8th through 10th Lease year, Percentage Rent, in each such Lease year, shall be equal to a fixed annual amount equal to $142,500,000, adjusted as follows: (i) in the event that the Net Revenue with respect to the Non-CPLV Facilities for the 7th Lease year has increased versus the Net Revenue for the 12 month period immediately preceding the 1st Lease year (such increase, the “Year 8 Non-CPLV Increase”), such $142,500,000 shall increase by the product of (a) the Non-CPLV Factor (as defined below) and (b) the Year 8 Non-CPLV Increase; and (ii) in the event that the Net Revenue with respect to the Non-CPLV Facilities for the 7th Lease year has decreased versus the Net Revenue for the 12 month period immediately preceding the 1st Lease year (such decrease, the “Year 8 Non-CPLV Decrease”), such $142,500,000 shall decrease by the product of (a) the Non-CPLV Factor and (b) the Year 8 Non-CPLV Decrease (such resulting amount being referred to herein as the “Non-CPLV Initial Percentage Rent”).

For the 11th Lease year through the 15th Lease year, Percentage Rent shall be equal to a fixed annual amount equal to 20% of the Rent for the 10th Lease year, adjusted as follows: (i) in the event that the Net Revenue with respect to the Non-CPLV Facilities for the 10th Lease year has increased versus the Net Revenue for the 8th Lease year (such increase, the “Year 11 Non-CPLV Increase”), Percentage Rent shall increase by the product of (a) the Non-CPLV Factor and (b) the Year 11 Non-CPLV Increase; and (ii) in the event that the Net Revenue with respect to the Non-CPLV Facilities for the 10th Lease year has decreased versus the Net Revenue for the 8th Lease year (such decrease, the “Year 11 Non-CPLV Decrease”), Percentage Rent shall decrease by the product of (a) the Non-CPLV Factor and (b) the Year 11 Non-CPLV Decrease (such resulting amount being referred to herein as “Non-CPLV Secondary Percentage Rent”).

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At the commencement of each Renewal Term, (i) the Base Rent under the Lease for the first year of such Renewal Term shall be adjusted to fair market value rent (provided that (A) in no event will the Base Rent during the Renewal Term be less than the Base Rent then payable during the year immediately preceding the commencement of the Renewal Term, and (B) no such adjustment shall cause Base Rent to be increased by more than 10% of the prior year’s Base Rent), subject thereafter to the annual Escalator, and (ii) the Percentage Rent for such Renewal Term will be equal to the Percentage Rent in effect for the Lease year immediately preceding the first year of such Renewal Term, adjusted as follows: (1) in the event that the Net Revenue with respect to the Non-CPLV Facilities for the Lease year immediately preceding the applicable Renewal Term has increased versus the Net Revenue for (x) in respect of the first Renewal Term, the 10th Lease year and (y) for each subsequent Renewal Term, the Lease year prior to the first Lease year of the immediately preceding Renewal Term (such increase, the “Renewal Term Non-CPLV Increase”), Percentage Rent shall increase by the product of (a) the Non-CPLV Factor and (b) the Renewal Term Non-CPLV Increase; and (ii) in the event that the Net Revenue with respect to the Non-CPLV Facilities for the Lease year immediately preceding the applicable Renewal Term has decreased versus the Net Revenue for (x) in respect of the first Renewal Term, the 10th Lease year and (y) in respect of each subsequent Renewal Term, the Lease year prior to the first Lease year of the immediately preceding Renewal Term (such decrease, the “Renewal Term Non-CPLV Decrease”), Percentage Rent shall decrease by the product of (a) the Non-CPLV Factor and (b) the Renewal Term Non-CPLV Decrease. The Lease shall contain a customary mechanism by which Landlord and Tenant shall determine the fair market value adjustment to Base Rent at least 12 months prior to the commencement of the applicable Renewal Term. The fair market valuation shall be as of the date of commencement of the applicable Renewal Term.

The “Non-CPLV Factor” shall be equal to: (i) for the 8th Lease year through the 10th Lease year, 19.5%; and (ii) from and after the 11th Lease year, 13%.

In no event shall Percentage Rent under the Non-CPLV Lease be less than $0.00.

From and after the commencement of the 8th Lease year, Base Rent for the Lease will be subject to an annual escalator (the “Escalator”) equal to the higher of 2% and the Consumer Price Index (“CPI”) increase with respect to such year, above the previous lease year’s Base Rent (provided, for purposes of applying the Escalator so as to calculate the Base Rent payable during the 8th Lease Year, the Base Rent during the 7th Lease Year shall be deemed to be $332,500,000, to which sum the Escalator shall be applied in order to derive the Base Rent payable during the 8th Lease Year).

CPLV Lease:

(a) For the first 7 Lease years, Rent of $165,000,000 per Lease year, subject to the annual Escalator.

(b) From and after the commencement of the 8th Lease year, (i) Base Rent equal to 80% of the Rent for the 7th Lease year, subject to the annual Escalator, plus (ii) Percentage Rent equal to the CPLV Initial Percentage Rent (as hereinafter defined), as adjusted in the 11th Lease year as described below.

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Notwithstanding anything to the contrary, in no event shall annual Base Rent for the CPLV Lease be less than 80% of the Rent for the 7th Lease year.

For the 8th Lease year through the 10th Lease year, Percentage Rent shall be equal to a fixed annual amount equal to 20% of the Rent for the 7th Lease year, adjusted as follows: (i) in the event that the Net Revenue with respect to the CPLV Facility for the 7th Lease year has increased versus the Net Revenue for the 12 month period immediately preceding the 1st Lease year (such increase, the “Year 8 CPLV Increase”), Percentage Rent shall increase by the product of (a) 13% (the “CPLV Factor”) and (b) the Year 8 CPLV Increase; and (ii) in the event that the Net Revenue with respect to the CPLV Facility for the 7th Lease year has decreased versus the Net Revenue for the 12 month period immediately preceding the 1st Lease year (such decrease, the “Year 8 CPLV Decrease”), Percentage Rent shall decrease by the product of (a) the CPLV Factor and (b) the Year 8 CPLV Decrease (such resulting amount being referred to herein as “CPLV Initial Percentage Rent”).

From and after the commencement of the 11th Lease year, Percentage Rent shall be equal to a fixed annual amount equal to the CPLV Initial Percentage Rent, adjusted as follows: (i) in the event that the Net Revenue with respect to the CPLV Facility for the 10th Lease year has increased versus the Net Revenue for the 7th Lease year (such increase, the “Year 11 CPLV Increase”), Percentage Rent shall increase by the product of (a) the CPLV Factor and (b) the Year 11 CPLV Increase and (ii) in the event that the Net Revenue with respect to the CPLV Facility for the 10th Lease year has decreased versus the Net Revenue for the 7th Lease year (such decrease, the “Year 11 CPLV Decrease”), Percentage Rent shall decrease by the product of (a) the CPLV Factor and (b) the Year 11 CPLV Decrease.

At the commencement of each Renewal Term, (i) the Base Rent under the CPLV Lease for the first year of such Renewal Term shall be adjusted to fair market value rent (provided that (A) in no event will the Base Rent during the Renewal Term be less than the Base Rent then payable during the year immediately preceding the commencement of the Renewal Term, and (B) no such adjustment shall cause Base Rent to be increased by more than 10% of the prior year’s Base Rent), subject thereafter to the annual Escalator, and (ii) the Percentage Rent for such Renewal Term will be equal to the Percentage Rent in effect for the Lease year immediately preceding the first year of such Renewal Term, adjusted as follows: (1) in the event that the Net Revenue with respect to the CPLV Facility for the Lease year immediately preceding the applicable Renewal Term has increased versus the Net Revenue for (x) in respect of the first Renewal Term, the 10th Lease year and (y) for each subsequent Renewal Term, the Lease year prior to the first Lease year of the immediately preceding Renewal Term (such increase, the “Renewal Term CPLV Increase”), Percentage Rent shall increase by the product of (a) the CPLV Factor and (b) the Renewal Term CPLV Increase; and (ii) in the event that the Net Revenue with respect to the CPLV Facility for the Lease year immediately preceding the applicable Renewal Term has decreased versus

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the Net Revenue for (x) in respect of the first Renewal Term, the 10th Lease year and (y) in respect of each subsequent Renewal Term, the Lease year prior to the first Lease year of the immediately preceding Renewal Term (such decrease, the “Renewal Term CPLV Decrease”), Percentage Rent shall decrease by the product of (a) the CPLV Factor and (b) the Renewal Term CPLV Decrease. The CPLV Lease shall contain a customary mechanism by which Landlord and Tenant shall determine the fair market value adjustment to Base Rent at least 12 months prior to the commencement of the applicable Renewal Term. The fair market valuation shall be as of the date of commencement of the applicable Renewal Term.

In no event shall Percentage Rent under the CPLV Lease be less than $0.00.

“Net Revenue” means: the sum of, without duplication, (i) the amount received by Tenant from patrons at the CPLV Facility or any Non-CPLV Facility for gaming, less refunds and free promotional play provided pursuant to a rewards, marketing and/or frequent users program (including rewards granted by affiliates of Tenant), and less amounts returned to patrons through winnings at the CPLV Facility or any Non-CPLV Facility (the amounts described in this clause (i), “Gaming Revenue”); and (ii) the gross receipts of Tenant for all goods and merchandise sold, the charges for all services performed, or any other revenues generated or otherwise payable to Tenant (including, without limitation, use fees, retail and commercial rent, revenue from rooms, accommodations, food and beverage, and the proceeds of business interruption insurance) in, at, or from the Leased Property for cash, credit, or otherwise (without reserve or deduction for uncollected amounts), but excluding pass-through revenues collected by Tenant to the extent such amounts are remitted to the applicable third party entitled thereto (the amounts described in this clause (ii), “Retail Sales”); less (iii) the retail value of accommodations, merchandise, food and beverage, and other services furnished to guests of Tenant without charge or at a reduced charge (and, with respect to a reduced charge, such reduction in Net Revenue shall be in proportion to the reduced charge) (the amounts described in this clause (iii), “Promotional Allowances”). For purposes of clarification, (i) subject to clause 3(y) of the section of this Lease Term Sheet titled “Assignment by Tenant”, with respect to any sublease from Tenant to a party that is not a subsidiary of Tenant, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such subtenant but shall include the rent received by Tenant under such sublease, and (ii) if Gaming Revenue, Retail Sales or Promotional Allowances of a subsidiary of Tenant are taken into account for purposes of calculating Net Revenue, any rent received by Tenant from such subsidiary shall not also be taken into account in determining Net Revenue. For the avoidance of doubt, gaming taxes and casino operating expenses (such as salaries, income taxes, employment taxes, supplies, equipment, cost of goods and inventory, rent, office overhead, marketing and advertising and other general administrative costs) will not be deducted in arriving at Net Revenue. Net Revenue will be calculated on an accrual basis for these purposes, as required under GAAP. Net Revenue shall be determined separately for each Lease, with respect to the applicable Facilities subject to each such Lease.

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Rent Allocation	Rent will be allocated under section 467 of the Code and regulations thereunder on a declining basis within the 115/85 safe harbor, adjusted as necessary such that the REIT’s pro rata share of Landlord’s anticipated free cash flow from operations, after payment by Landlord (and its subsidiaries) of all required debt service and operating expenses, is no less than 100% of the REIT’s anticipated taxable income assuming annual CapEx Reimbursements of $78.0 million.

Triple Net Lease	Subject to the provision below regarding Landlord’s reimbursement to Tenant of Capital Expenditures (the “CapEx Reimbursement”), the Leases will be absolute, traditional triple net leases. Tenant shall pay all Rent absolutely net to Landlord, without abatement, and unaffected by any circumstance (except as expressly provided below in the cases of casualty and condemnation and the CapEx Reimbursement). Subject to the CapEx Reimbursement, Tenant will assume complete responsibility for the condition, operation, repair, alteration and improvement of the Facilities, for compliance with all legal requirements (whether now or hereafter in effect), including, without limitation, all environmental requirements (whether arising before or after the effective date of the Leases), and for payment of all costs and liabilities of any nature associated with the Facilities, including, without limitation, all impositions, taxes, insurance and utilities, and all costs and expenses relating to the use, operation, maintenance, repair, alteration and management thereof. Opco and Tenant will, jointly and severally, provide a customary environmental indemnity to Landlord.

Expenses, Maintenance, Repairs and Maintenance Capital Expenditures, Minor Alterations

Tenant shall be responsible for the maintenance and repair of the Leased Properties (including Capital Expenditures with respect thereto, but subject to, and in accordance with, the provisions of the immediately following eight paragraphs). For purposes hereof, the term “Capital Expenditures” shall mean all expenditures of Tenant relating to physical improvements at the Facilities capitalized in accordance with GAAP and in a manner consistent with Tenant’s audited financial statements.

Under the Leases, Landlord shall reimburse to Tenant an annual amount in respect of Capital Expenditures incurred by Tenant with respect to the Leased Properties under the Non-CPLV Lease and CPLV Lease in the amount equal to the lesser of (1) $78.0 million per Lease year in the aggregate (decreasing proportionately upon any Facility ceasing to be Leased Properties pursuant to the terms of the Non-CPLV Lease or CPLV Lease in proportion with the Rent Reduction Adjustment (as defined below in the section titled “Casualty”)), and (2) 42.5% of all Capital Expenditures (other than any Capital Expenditures that are otherwise excluded from the Minimum CapEx Amount) (such lesser amount, the “CapEx Reimbursement Amount”). The CapEx Reimbursement Amount shall be applied 75% to the Non-CPLV Lease and 25% to the CPLV Lease, subject to adjustment as agreed upon by Propco to the extent required by (or to improve the terms of) any CPLV financing. The portion of the CapEx Reimbursement Amount applied to the Non-CPLV Lease shall be allocated among the Tenants under the Non-CPLV Lease as determined by Tenant. Such CapEx Reimbursement Amount shall be decreased (but not below $0.00) each Lease year, for such Lease year only, by an amount equal to 50% of excess cash flow (to be defined in a manner consistent with Tenant’s financing documentation) in excess of $10 million generated by Tenant from the Facilities during the prior year. Such decrease will be structured in a manner to comply with REIT requirements. Landlord and Tenant shall cooperate in good faith to ensure that the portion of any improvements to which Landlord’s CapEx Reimbursement Amount relates will be treated as Landlord’s capital expenditures for Landlord’s financial reporting purposes.

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Within 30 days after the end of each month, Tenant shall provide to Landlord a report setting forth all revenues and Capital Expenditures for the preceding month for the Non-CPLV Facilities (in the aggregate), on the one hand, and the CPLV Facility, on the other hand, and include Tenant’s request identifying the portion of the CapEx Reimbursement Amount it is requesting to be paid. Within 15 days after Landlord’s receipt of such report, Landlord shall pay Tenant an amount equal to the lesser of (i) an estimated one-twelfth portion of the applicable CapEx Reimbursement Amount payable (as reasonably estimated in accordance with the applicable budget preparation process) in respect of each Lease year, or (ii) the actual amount of Capital Expenditures incurred by Tenant during such month, multiplied by a fraction, the numerator of which is the estimated CapEx Reimbursement Amount for that year, and the denominator of which is the Minimum CapEx Amount. Payment of the CapEx Reimbursement Amount shall be reconciled on a quarterly and year-end cumulative basis such that, (a) within the later of (x) 15 days after Tenant’s delivery of the required quarterly reporting or (y) 45 days after the end of each quarter and (b) within 30 days after the delivery of audited year-end financial statements (as applicable), quarterly and at year end Landlord will have paid to Tenant an amount equal to the ratio of the CapEx Reimbursement Amount to the Minimum CapEx Amount (in each case, as the same may be adjusted as provided herein), multiplied by the actual amount of Capital Expenditures paid by Tenant for such period, provided, in no event will Landlord pay to Tenant more than its applicable CapEx Reimbursement Amount for such year. In the event that Landlord does not reimburse Tenant for such costs within the time periods set forth above and after Tenant’s 15-day (or 30-day, as applicable) written request therefor, Tenant shall have the right to deduct such sums from subsequent installments of Rent payable under the Non-CPLV Lease or CPLV Lease, as applicable. In the event that Tenant fails to pay Rent as and when due under the Non-CPLV Lease or CPLV Lease beyond all applicable notice and cure periods, Landlord shall have the right to deduct such unpaid Rent amounts from subsequent installments of the CapEx Reimbursement Amount payable under the Non-CPLV Lease or CPLV Lease, as applicable.

In each calendar year during the Term, Tenant must expend sums for Capital Expenditures (other than with respect to the limitations set forth in the final paragraph of this section) in an annual amount at least equal to $165,000,000 (such amount being a gross amount toward which the CapEx Reimbursement Amount may be applied), which annual amount shall be increased or decreased with the inclusion or removal of Leased Properties from the Leases, in proportion with the EBITDAR (as defined below) of any new or sold Leased Property versus the EBITDAR of all the Leased Properties (such amount, as adjusted, the “Minimum CapEx Amount”), which EBITDAR calculation shall be determined based on the prior 12 month period. The Minimum CapEx Amount requirement shall be allocated as follows (subject to adjustment as agreed upon by Landlord to the extent required by (or to

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improve the terms of) any CPLV financing): (i) $28,000,000 to the CPLV Lease; (ii) $85,000,000 to the Non-CPLV Lease; and (iii) the balance to the CPLV Lease and/or the Non-CPLV Lease in such proportion as Tenant may elect. Either Tenant’s failure to expend its share of the Minimum CapEx Amount shall be deemed a default under the applicable Lease, and if such Tenant fails to expend its share of the Minimum CapEx Amount for 60 days after written notice to such Tenant, such failure shall be deemed an Event of Default under the applicable Lease. In addition, if such Tenant does not spend the full amount of its share of the Minimum CapEx Amount as required under the applicable Lease, Landlord shall have the right to seek the remedy of specific performance to require such Tenant to spend any such unspent amount. For the avoidance of doubt, Tenants’ obligations to spend the Minimum CapEx Amount shall constitute monetary obligations included in the Lease guarantor’s obligations with respect to the Leases.

The sum of the Capex expenditures made by Tenant shall be determined in accordance with GAAP.

“EBITDAR” means, for any applicable period, the net income or loss of a Person, determined in accordance with GAAP, adjusted by excluding (1) income tax expense, (2) consolidated interest expense (net of interest income), (3) depreciation and amortization expense, (4) any income, gains or losses attributable to the early extinguishment or conversion of indebtedness or cancellation of indebtedness, (5) gains or losses on discontinued operations and asset sales, disposals or abandonments, (6) impairment charges or asset write-offs, including, without limitation, those related to goodwill or intangible assets, long-lived assets, and investments in debt and equity securities, in each case, in accordance with GAAP, (7) any non-cash items of expense (other than to the extent such non-cash items of expense require or result in an accrual or reserve for future cash expenses), (8) extraordinary gains or losses (9) unusual or non-recurring gains or items of income or loss and (10) rent expense with respect to the applicable Leased Property. In connection with any EBITDAR calculation made pursuant to the Leases, (i) Tenant shall provide Landlord all supporting documentation and backup information with respect thereto as may be reasonably requested by Landlord, and (ii) such calculation shall be as reasonably agreed between Landlord and Tenant.

Propco shall have the right to designate an observer on the Opco Board in accordance with the Summary Term Sheet for Proposed Restructuring, which observer shall have the opportunity to participate in all discussions and meetings of the Board and applicable committee regarding Capital Expenditures, budgeting, planning and construction of capital improvements for the (existing and new) Facilities and to receive all materials given to committee members in connection with such matters.

Tenant shall be permitted to make any alterations and improvements (including Material Alterations (defined below)) to the Facilities in its reasonable discretion; provided, however, that (i) all alterations must be of equal or better quality than the applicable existing Facility, as applicable, (ii) any such alterations do not have an adverse effect on the structural integrity

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of any portion of the Leased Properties, and (iii) any such alterations would not otherwise result in a diminution of value to any Leased Properties. If any alteration does not meet the standards of (i), (ii) and (iii) above, then such alteration shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. “Material Alteration” shall mean Tenant elects to (i) materially alter a Facility, (ii) expand a Facility, or (iii) develop the undeveloped land leased pursuant to the Lease, and, in each case, the cost of such activity exceeds $50,000,000.

For the avoidance of doubt, Capital Expenditures in respect of after-acquired property that is not part of the Leased Property will not be credited toward the Minimum CapEx Amount. In addition, 50% of all Capital Expenditures constituting Material Alterations will be credited toward the Minimum CapEx Amount, and the other 50% of such Capital Expenditures constituting Material Alterations will not be credited toward the Minimum CapEx Amount.

Material Alterations; Growth Capex; Development of Undeveloped Land

In the event Tenant is going to perform any Material Alteration, Tenant shall notify Landlord of such Material Alteration. Within 30 days of receipt of a notification of a Material Alteration, Landlord shall notify Tenant as to whether Landlord will provide financing for such proposed Material Alteration and, if so, the terms and conditions upon which it would do so. Tenant shall have 10 days to accept or reject Landlord’s financing proposal. If Landlord declines to finance a proposed Material Alteration, Tenant shall be permitted to secure outside financing or utilize then existing available financing for a 9-month period, after which 9-month period, if Tenant has not secured outside or then-existing available financing, Tenant shall again be required to first seek financing from Landlord.

If Landlord agrees to finance the Material Alteration and Tenant rejects the terms thereof, Tenant shall be permitted to either use then existing available financing or seek outside financing for a 9-month period for such Material Alteration, in each case on terms that are economically more advantageous to Tenant than offered under Landlord’s financing proposal, and if Tenant elects to utilize economically more advantageous financing it shall provide Landlord with reasonable evidence of the terms of such financing. Prior to any advance of funds (if applicable), Tenant and Landlord shall enter into the agreements necessary to effectuate the applicable terms of Landlord financing (including, without limitation, an amendment to each of the applicable Leases if financing is structured as a Rent increase).

If Tenant constructs a Material Alteration with its then existing available financing or outside financing, (i) during the Term, such Material Alteration shall be deemed part of the Leased Property solely for the purpose of calculating Percentage Rent and shall for all other purposes be Tenant’s property and (ii) following expiration or termination of the Term, such Material Alteration shall be Tenant’s property but Landlord shall have the option to purchase such property for fair market value. If Landlord does not elect to purchase such Material Alteration, Tenant shall, at its option, either remove the Material Alteration from the Leased Property and restore the Leased Property to the condition existing prior to such Material Alteration

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being constructed, at Tenant’s own cost and expense and prior to expiration or earlier termination of the Term, or leave the Material Alteration at the Leased Property at the expiration or earlier termination of the Term, at no cost to Landlord. If Landlord elects to purchase the Material Alteration, any amount due to Tenant for the purchase shall be credited against any amounts owed by Tenant to Landlord under the applicable Lease (including damages, if any, in connection with the termination of such Lease). If Landlord agrees to finance a proposed Material Alteration and Tenant accepts the terms thereof, such Material Alteration shall be deemed part of the Leased Property for all purposes.

Right of First Refusal

Tenant’s Right of First Refusal:

Prior to consummating a transaction whereby Landlord or any of its affiliates (provided, however, that this provision will not apply if the MLSA/Guaranty has been terminated by Landlord or CEC (or an affiliate thereof) is otherwise no longer responsible for management of the Facilities with the written consent of Landlord ) will own, operate or develop a domestic (U.S.) gaming facility outside of Las Vegas, Nevada (either existing prior to such date or to be developed) that is not then subject to a pre-existing lease or management agreement in favor a third-party operator that was not entered into in contemplation of such acquisition or development, Landlord shall notify Tenant and CEC of the subject opportunity. CEC (or its designee) shall have the right to lease (and Manager manage) such facility, and if such right is exercised Landlord and CEC (or its designee) will structure such transaction in a manner that allows the subject property to be owned by Landlord and leased to CEC (or its designee). In such event, CEC (or its designee) shall enter into a lease with respect to the additional property whereby (i) rent thereunder shall be established based on formulas consistent with the EBITDAR coverage ratio (determined based on the prior 12 month period) with respect to the Lease then in effect (the “Allocated Rent Amount”) and (ii) such other terms that CEC (or its designee) and Landlord agree upon shall be incorporated. In the event that the foregoing right is not exercised by CEC (or its designee), Landlord (or an affiliate thereof) shall have the right to consummate the subject transaction without Tenant’s and/or CEC’s involvement, provided the same is on terms no more favorable to the counterparty than those presented to Tenant for consummating such transaction.

The mechanics and timing of applicable notices in respect of, and the exercise of, Tenant’s ROFR will be more particularly set forth in the Lease.

Landlord’s Right of First Refusal:

Prior to consummating a transaction whereby Tenant or any of its affiliates (including CEC or any of its affiliates) (provided, however, that this provision will not apply if the MLSA/Guaranty has been terminated by Propco or, with Propco’s consent, CEC (or an affiliate thereof) is otherwise no longer managing the Facilities) will own, operate or develop a domestic (U.S.) gaming facility outside of Las Vegas, Nevada (either existing prior to

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such date or to be developed) that is not subject to a lease or management agreement in favor a third-party operator that was not entered into in contemplation of such acquisition or development, Tenant shall notify Landlord of the subject opportunity. Landlord shall have the right to own such facility and lease it to Tenant, and if Landlord exercises such right then Tenant and Landlord will structure such transaction in a manner that allows the subject property to be owned by Landlord and leased to Tenant (and be managed by Manager). In such event, Tenant and Landlord shall amend the Lease by (i) adding the additional property as Leased Property, (ii) increasing Rent by the Allocated Rent Amount with respect to such property and (iii) incorporating such other terms that Tenant and Landlord have agreed to. In the event that Landlord declines its right to own the facility, Tenant (or an affiliate thereof) shall have the right to consummate the subject transaction without Landlord’s involvement, provided the same is on terms no more favorable to the counterparty than those presented to Landlord for consummating such transaction. Further, in the event Landlord declines its right to own such facility, the Lease shall provide for similar terms as those provided in the Penn Gaming lease with respect to any such facilities which are located outside of Las Vegas, Nevada and within the restricted area (as defined in the Penn Gaming lease but reduced to 30 miles) of any existing Non-CPLV Facilities.

The mechanics and timing of applicable notices in respect of, and the exercise of, Landlord’s ROFR will be more particularly set forth in the Lease.

Permitted Use	Tenant shall use the Leased Property for hotel, gaming, entertainment, conference, retail and other uses consistent with its current use, or with prevailing industry use.

Landlord Sale of Properties

Landlord may sell, without Tenant consent in each instance, any or all of the Facilities, upon the following terms: (i) the purchaser shall enter into a severance lease with Tenant for the sold Facility(ies) on substantially the same terms as contained in the applicable Lease, with an appropriate rent adjustment; (ii) the applicable Lease shall be modified as necessary to reflect the removal of the applicable Facility(ies), including, without limitation, an adjustment to the Rent thereunder so as to preserve the same economics following the entry into such severance lease; and (iii) CEC and Manager shall enter into a new MLSA/Guaranty with respect to the severance lease on terms substantially similar to CEC’s obligations with respect to the MLSA/Guaranty with respect to the Leases. The Leases shall not be cross-defaulted with any such severance lease.

Each Lease shall survive any such assignment or transfer by Landlord and the successor Landlord shall become a party thereto.

If the partnership (as opposed to the spin-off) structure is used, Landlord’s right to sell the Facilities as described above shall be subject to compliance with a customary Tax Protection Agreement protecting CEOC from adverse tax consequences resulting from asset sales or repayment of debt below certain thresholds.

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Assignment by Tenant

Tenant will not have the right to assign portions of the Leases, however, the following direct or indirect assignments will be permitted, as well as others of a similar nature:

1) An assignment of the entire (i.e., including all Facilities thereunder) Non-CPLV Lease and/or CPLV Lease, as the case may be, to a permitted lender (described in further detail below) for collateral purposes, any assignment to such permitted lender or any other purchaser upon a foreclosure or transaction in lieu of foreclosure, and any assignment to any subsequent purchaser thereafter each shall be permitted; provided, however, that in all such transfers, CEC is not released from any of its obligations under the applicable MLSA/Guaranty, and the foreclosing lender or any purchaser or successor purchaser must keep the MLSA/Guaranty in place unless Landlord has consented (in its sole discretion) to the termination of the MLSA/Guaranty, as more particularly provided in the MLSA/Guaranty term sheet, and if Landlord has so consented to an MLSA/Guaranty termination, the foreclosing lender or any purchaser or successor purchaser shall engage an “acceptable operator” (satisfying parameters to be set forth in each of the Leases with respect to, among other things, gaming and other appropriate operational experience and qualification) to operate the Non-CPLV Facilities and/or the CPLV Facility (as applicable).

2) An assignment to an affiliate of Tenant, to CEC or an affiliate of CEC.

3) Any sublease of any portion of the premises, pursuant to a bona-fide third party transaction, so long as (i) Tenant is not released from any of its obligations under the applicable Lease, and (ii) such transaction will not result in a violation of any licensing requirements (e.g., gaming, liquor, etc.), and (x) provided all covenants with respect to CEC management continue to be satisfied, and (y) subject to restrictions against transactions designed to avoid payment of Percentage Rent or otherwise to negate requirements or provisions in the CPLV Lease or the Non-CPLV Lease; provided, however, the following shall be permitted: (A) any subleases existing as of the effective date of the Non-CPLV Lease or CPLV Lease, as applicable, consistent with currently existing arrangements and (B) any affiliate subleases necessary or appropriate for the operation of the Facilities in connection with licensing requirements (e.g., gaming, liquor, etc.).

Additionally, the following transfers of direct and indirect interests in Tenant will be permitted:

1) Transfers of stock in Tenant or its parent(s) on a nationally-recognized exchange; provided, however, in order to be a permitted transfer, in the event of a change of control of CEC, the quality of management must be generally consistent or superior to that which existed immediately prior to the transfer.

2) Reconfiguration of the Board of Directors of Tenant’s parent(s) that does not result from a change of control.

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3) Transfers of interests in Tenant that do not cause a change in control of Tenant.

In all events, except as expressly provided in the MLSA/Guaranty term sheet, neither Tenant nor CEC under the MLSA/Guaranty will be released in connection with any such transfer, assignment, sublet or other disposition, whether permitted or restricted.

Notwithstanding anything to the contrary, there shall be no restrictions on direct or indirect transfers in CEC; provided, however, in order to be a permitted transfer, in the event of a change of control of CEC, the quality of management must be generally consistent or superior to that which existed immediately prior to the transfer.

For purposes hereof, the term “change of control” shall be defined in a manner consistent with Opco debt financing documents.

Landlord Financing	Landlord may finance or refinance its interest in any of the Non-CPLV Facilities and CPLV Facility, as applicable (“Landlord Financing”), in its discretion. Tenant will reasonably cooperate in all Landlord Financings. Tenant will operate (or cause to be operated) the Facilities in compliance with the customary terms of the Landlord Financing documents (including, without limitation, all covenants pertaining to the maintenance of the Facilities, as applicable, funding and maintaining lender required reserves, complying with all cash management requirements of the lender, procuring insurance and providing reporting), pertaining to the Facilities, as applicable, as existing as of the effective date of the Leases and any new or additional terms of any new or modified Landlord Financing made following the effective date of the Leases, in each case provided that such terms are customary and do not (x) materially increase Tenant’s obligations under the Leases, or (y) materially diminish Tenant’s rights under the Leases (it being acknowledged that any requirement to make Rent payments into “lockboxes” and/or Tenant’s obligation to fund and maintain customary and reasonable reserves as required by Landlord’s lender does not materially increase Tenant’s obligations or materially diminish Tenant’s rights under the Leases). The Leases shall be subordinate to all Landlord Financing, provided Landlord shall obtain commercially reasonable non-disturbance agreements from its lenders.

Tenant Financing	Tenant shall be permitted to obtain the financing contemplated by the Restructuring Support Agreement, and any refinancing/replacements thereof, subject to parameters on any financing/refinancing (such as lender qualifications for entitlement to leasehold mortgagee protections) to be set forth in the Leases. The lender (with appropriate qualifications) under such Tenant financing (i) shall be given notice of a default under either of the Leases, (ii) shall be afforded a right to cure any applicable Tenant default, (iii) shall, upon an early termination or rejection of either of the Leases, be given the opportunity to enter into a replacement lease (on terms consistent with the applicable lease) and (iv) shall be afforded other customary leasehold mortgagee protections.

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Such mortgagee protections shall provide that the Leases shall survive any debt default by Tenant under such financing and any foreclosure by such lender on Tenant’s leasehold interest (provided all curable defaults have been, or upon foreclosure will be, cured), and neither Landlord nor Tenant nor its lenders or assignees shall have termination rights under the Leases in respect thereof (absent an Event of Default under the applicable Lease).

Upon foreclosure, the foreclosing lender must keep the MLSA/Guaranty in place unless Landlord has consented (in its sole discretion) to the termination of the MLSA/Guaranty, as more particularly provided in the MLSA/Guaranty term sheet, and if Landlord has so consented to an MLSA/Guaranty termination, the foreclosing lender shall engage an “acceptable operator” (satisfying parameters to be set forth in the Leases with respect to, among other things, gaming and other appropriate operational experience and qualification) to operate the CPLV Facility and/or the Non-CPLV Facilities (as the case may be).

Financial Statements of Tenant

Tenant shall provide to Landlord quarterly and audited annual financial statements (prepared in accordance with applicable securities law requirements, including as to format and timing, and shall consent to the inclusion of such financial statements in all public or private disclosure and offering documents of Propco and the REIT required by applicable law) (such financial statements, the “Tenant Financial Statements”), which financials shall separate out CPLV and Non-CPLV performance. In addition, the Tenant under the CPLV Lease shall provide to Landlord such additional customary and reasonable financial information related to CPLV as may be required for the Landlord Financing pertaining to CPLV.

In addition, Tenant shall provide revenue and Capital Expenditure reports to Landlord to the extent set forth in the section above titled “Expenses, Maintenance, Repairs and Maintenance Capital Expenditures, Minor Alterations”.

Casualty	In the event of any casualty with respect to any portion of a Facility, Tenant shall be obligated to rebuild/restore such Facility to substantially the same condition as existed immediately before the occurrence of such casualty and shall have no right to terminate the CPLV Lease or the Non-CPLV Lease (as applicable), except that, (i) for the CPLV Lease, during the final two years of the Term, in connection with a casualty which costs in excess of 25% of total property fair market value as determined by mutually acceptable architect or contractor, either Landlord or Tenant may terminate the CPLV Lease, except in the event that a renewal option is or shall be available to Tenant under the CPLV Lease, and Tenant has or shall elect to exercise the same, in which case neither Landlord nor Tenant may terminate the CPLV Lease under this clause (i), (ii) for the Non-CPLV Lease, during final two years of the Term, in connection with a casualty for any individual Facility which costs in excess of 25% of total fair market value for such individual Facility as determined by mutually acceptable architect or contractor, either Landlord or Tenant may terminate the Non-CPLV Lease as to such individual Facility (in which event the Rent obligations under the Non-CPLV Lease in respect of the remaining Facilities shall be proportionately adjusted, based on the Rent Reduction Adjustment), except in the event that a renewal option is or shall be available to Tenant under the Non-CPLV Lease, and Tenant has or shall

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elect to exercise the same, in which case neither Landlord nor Tenant may terminate the Non-CPLV Lease under this clause (ii), and (iii) Tenant shall not have an obligation to rebuild/restore solely to the extent the casualty was uninsured under the insurance policies Tenant is required to keep in place under the Lease or CPLV lease, as applicable.

The “Rent Reduction Adjustment” with respect to a Non-CPLV Facility shall mean (i) with respect to the Base Rent, a proportionate reduction of the Base Rent based on the EBITDAR of such Facility versus the EBITDAR of all the Non-CPLV Facilities, which EBITDAR calculation shall be determined based on the prior 12 month period and (ii) with respect to Percentage Rent, a reduction of the then current dollar amount based on excluding the Net Revenue of the applicable Facility from the Percentage Rent formula on a pro forma basis.

Condemnation

If all of the CPLV Facility is permanently taken, or if a substantial portion of the CPLV Facility is taken such that the CPLV Facility is rendered Unsuitable for its Primary Intended Use (as hereinafter defined), then the CPLV Lease will terminate. If all of any individual Non-CPLV Facility under the Non-CPLV Lease is permanently taken, or if a substantial portion of such Non-CPLV Facility is taken such that the same is rendered Unsuitable for its Primary Intended Use, then the Non-CPLV Lease will terminate as to such individual Non-CPLV Facility, and the Rent shall be reduced by the Rent Reduction Amount with respect to the applicable Non-CPLV Facility. In any such case (when the applicable Lease is terminated in whole or in part), the applicable award will be distributed, first to Landlord in payment of the fair market value of Landlord’s interest in the applicable Leased Property, then to Tenant in payment of the fair market value of the Tenant’s property which was so taken, and the balance of the award if any, to Landlord. In the case of a partial or non-permanent condemnation in which the applicable Leased Property is not rendered Unsuitable for its Primary Intended Use, the applicable Lease will continue unabated except that Rent shall be adjusted in proportion to the portion of the Leased Property that was taken (based on a mechanic to be set forth in the Leases, and, with respect to the Non-CPLV Facilities only, the Rent Reduction Adjustment).

For purposes hereof, “Unsuitable for Its Primary Intended Use” shall mean a state or condition of the CPLV Facility or any Non-CPLV Facility such that by reason of a partial taking by condemnation, the same cannot, following restoration thereof (to the extent commercially practical), be operated on a commercially practicable basis for its primary Permitted Use (or the use to which it was primarily being used immediately preceding the taking), taking into account, among other relevant economic factors, the amount of square footage and the estimated revenue affected by such taking.

Events of Default	Standard events of default including failure to pay monetary sums and/or failure to comply with the covenants set forth in the Leases. With respect to monetary defaults, Tenant shall be entitled to notice and a 10 day cure period. With respect to non-monetary defaults, (unless such default is an automatic event of default as shall be provided in the Leases (e.g., bankruptcy of the Tenant or Guarantor)) Tenant shall be entitled to notice

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and, to the extent the Leases do not otherwise specify a cure period, so long as Tenant (i) commences to cure within 30 days after receipt of notice and (ii) continues to diligently attempt to cure the applicable non-monetary default, such non-monetary default shall not become an Event of Default unless it is not cured within 180 days, provided, however, such 180-day outside date shall not apply during the first five (5) years of the term of the Leases. Each of the Leases shall require Landlord to deliver all notices of default to CEC and Tenant concurrently. Landlord will refrain from exercising remedies under the Lease in respect of an Event of Default for the duration of the cure periods furnished to CEC as specifically provided in the MLSA/Guaranty term sheet.

A default under the Non-CPLV Lease shall not be a default under the CPLV Lease. With respect to the Non-CPLV Lease, (a) during the term of the initial Landlord financing with respect to the Non-CPLV Facilities, a default under the CPLV Lease shall be a default under the Non-CPLV Lease, and (b) from and after the replacement of the initial Landlord financing with respect to the Non-CPLV Facilities with replacement financing, a default under the CPLV Lease shall not be a default under the Non-CPLV Lease.

Any default by Tenant with respect to a Tenant Financing or Landlord with respect to a Landlord Financing shall not be considered a default under the leases.

Remedies upon Event of Default	If Landlord elects to terminate the Non-CPLV Lease or CPLV Lease upon an Event of Default by Tenant during the Term (including any Renewal Terms for which Tenant has exercised its renewal option), then Landlord shall be entitled to seek damages from Tenant and any guarantor with respect to an acceleration of future rents in accordance with applicable law, but in no event shall such damages exceed the difference between (i) the net present value of the Rent for the applicable Leased Properties for the balance of the Initial Term and/or such Renewal Term if exercised (as applicable), minus (ii) the net present value of the fair market rental for the applicable Leased Properties for the balance of the Initial Term and/or such Renewal Term if exercised (as applicable).

Alternative Dispute Resolution	The parties will reasonably consider an alternative dispute resolution process as part of the negotiation of the definitive documentation.

Effect of Lease Termination:	If the Non-CPLV Lease or CPLV Lease is terminated for any reason, at Landlord’s option (1) Tenant will cooperate (and shall cause Manager to cooperate) to transfer to a designated successor at fair market value all tangible personal property located at each Facility (as applicable) and used exclusively at such Facility (as applicable); and/or (2) Tenant shall stay in possession and continue to operate the business in the same manner as prior practice (for a period not to exceed 2-years) while the identity of a successor tenant is determined. Any amount due to Tenant hereunder for the purchase of the personal property shall be credited by Landlord against any amounts owed by Tenant to Landlord under the applicable Lease (including damages, if any, in connection with the termination of such Lease).

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The foregoing is subject to the express terms of the MLSA/Guaranty in the event of a Non-Consented Lease Termination (as defined in the MLSA/Guaranty term sheet) of the Non-CPLV Lease or CPLV Lease.

REIT Provisions

Each Lease shall contain certain provisions required to satisfy REIT-related requirements applicable to Landlord, including:

- Tenant shall not sublet, assign or enter into any management arrangements for the Leased Property pursuant to which subtenant rent would be based on net income or profits of the subtenant in any manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to the applicable Lease to fail to qualify as “rents received from real property” within the meaning of Section 856(d) of the Code (or any similar or successor provision thereto), or which could reasonably be expected to cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

- Landlord shall have the right to assign the Leases to another person (e.g., a taxable REIT subsidiary) in order to maintain landlord’s REIT status.

- Tenant shall be obligated to provide information to Landlord necessary to verify REIT compliance.

Regulatory	Landlord and Tenant shall comply with all applicable regulatory requirements. The Non-CPLV Facilities intended to be demised under the Non-CPLV Lease shall be severable into separate leases with respect to any Facility in the event necessary to comply with any applicable licensing or regulatory requirements, pursuant to a mechanism to be set forth in the Non-CPLV Lease as agreed between Landlord and Tenant. The resulting severed leases shall be cross-defaulted. If a Facility is so severed, Rent under the initial Lease shall be reduced by the Rent Reduction Adjustment with respect to such Facility, and the Rent under a lease for any such severed Facility shall be equal to such deducted amount.

Governing Law	New York, except that the provisions relating to the creation of the leasehold estate and remedies concerning recovery of possession of the Leased Property shall be governed by the law of the state where the Facility is located.

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EXHIBIT A

Non-CPLV Facilities

1. Horseshoe Council Bluffs	Council Bluffs	IA	HBR Realty Company, Inc.

2. Harrah’s Council Bluffs	Council Bluffs	IA	Harvey’s Iowa Management Company, Inc. Caesars Entertainment Operating Company, Inc. (parking lot)

3. Harrah’s Metropolis	Metropolis	IL	Players Development, Inc. Southern Illinois Riverboat/Casino Cruises, Inc.

4. Horseshoe Southern Indiana—Vessel	New Albany and Elizabeth	IN	Caesars Riverboat Casino, LLC

5. Horseshoe Hammond	Hammond	IN	Horseshoe Hammond, LLC With Harrah’s Entertainment, Inc. for west parking structure, walkway and pavilion

6. Horseshoe Bossier City	Bossier City	LA	Horseshoe Entertainment Bossier City Land Corporation Bonomo Investment Co LLC

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7. Harrah’s Bossier City (Louisiana Downs)	Bossier City	LA	Harrah’s Bossier City Harrah’s Bossier City Investment Company, LLC

8. Harrah’s North Kansas City	North Kansas City and Randolph	MO	Harrah’s North Kansas City, LLC Caesars Entertainment Operating Company

9. Grand Biloxi Casino Hotel (f/k/a Harrah’s Gulf Coast) and Biloxi Land Assemblage	Biloxi	MS	Biloxi Casino Corp Grand Casino of Mississippi, Inc. Grand Casinos of Biloxi, LLC East Beach Development Corp Grand Casinos Inc.

10. Horseshoe Tunica	Robinsonville	MS	Robinson Property Group LP Sheraton Tunica Corporation (50%) Tunica Partnership LP

11. Tunica Roadhouse	Robinsonville	MS	Tunica Roadhouse Corporation

12. Caesars Atlantic City	Atlantic City and Pleasantville	NJ	Boardwalk Regency Corporation Caesars New Jersey Inc

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13. Bally’s Atlantic City and Schiff Parcel	Atlantic City	NJ	Bally’s Park Place, Inc.

14. Harrah’s Lake Tahoe	Stateline	NV	Harvey’s Tahoe Management Company, Inc.

15. Harvey’s Lake Tahoe	Stateline	NV	Harvey’s Tahoe Management Company, Inc. Reno Projects Inc. Caesars Entertainment Operating Company

16. Harrah’s Reno	Reno	NV	Reno Crossroads LLC Caesars Entertainment Operating Company, Inc.

17. Harrah’s Joliet (subject to the rights of Des Plaines Development Corporation/ John Q. Hammons)	Joliet	IL	Des Plaines Development Limited Partnership

Racetracks

18. Bluegrass Downs	Paducah	KY	Bluegrass Downs of Paducah, Inc. Players Bluegrass Downs Inc.

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Miscellaneous

19. Las Vegas Land Assemblage	Las Vegas	NV	TRB Flamingo LLC Winnick Holdings LLC Koval Investment Company LLC DCH Exchange LLC Las Vegas Resort Development Inc. 190 Flamingo LLC Hole in the Wall LLC

20. Harrah’s Airplane Hangar	Las Vegas	NV	Caesars Entertainment Operating Company, Inc.

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EXHIBIT B

CPLV Facilities

1. Caesars Palace (excluding Octavius Tower)	Las Vegas	NV	Caesars Palace Realty Corp

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SUMMARY OF TERMS

Management and Lease Support Agreement (“MLSA”)1

between CEC, Manager, Landlord and Tenant

in connection with the Leases

(all as hereinafter defined)

CEC:	Caesars Entertainment Corporation, a Delaware corporation

Manager:	A wholly-owned subsidiary of CEC, as manager of the Facilities under the MLSA[2]

Landlord:	[Propco] collectively together with its subsidiaries that own the Facilities (as defined in the Leases), as landlord under the Leases, as more particularly described in the “Lease Term Sheet”

Tenant:	[Opco/CEOC] collectively together with certain of its subsidiaries, as joint and several tenants under the Leases, as more particularly described in the “Lease Term Sheet”. If CEOC is not a joint and several tenant, CEOC shall deliver a full and unconditional guaranty of payment and performance of all of the Tenant’s obligations under the Leases.

Leases:	(1) A certain lease of various facilities (other than Caesars Palace Las Vegas) between Landlord and Tenant and (2) a certain lease of Caesars Palace Las Vegas between Landlord and Tenant, as more particularly described in the “Lease Term Sheet”

[1]	MLSA to consist of the two separate agreements on same terms to correspond to the two separate leases. Agreements to have same terms other than as specified herein. In connection with the incorporation of the CEC guaranty into the MLSA rather than its being a stand-alone instrument, the definitive deal documentation will provide that a termination of the MLSA by Tenant or Manager (including in the case of a rejection in bankruptcy) will not, subject to the 4th and 6th Bullet Points of “CEC Guaranty” and subject to footnote 5 below, result in termination of CEC’s guaranty obligations under the MLSA.
[2]	Notwithstanding anything set forth in this MLSA Term Sheet or in the RSA Term Sheet, the Lease Term Sheet or the Debt Term Sheets, it is understood and agreed that all assets (other than the real property transferred to Propco upon the formation of the REIT structure) required to operate the properties consistent with current practice (the “Facility Management Assets”), shall be transferred to an entity (the “Facility Management Assets Owner”) so as to be made continuously available to Manager through a bankruptcy remote structure mutually agreeable to CEC and the Requisite Consenting Creditors that shall remove the risk of lack of access in all events (it being understood that the structures to be considered include the Facility Management Assets Owner being owned by Manager and/or Landlord).

Term:

The MLSA commences on the date the Leases commence. The MLSA automatically terminates, but may be replaced in accordance with the provisions described below, with respect to any Facility if such Facility is no longer demised under a Lease. The Term of the MLSA expires with respect to each Lease upon the earlier to occur of (1) the date that none of the Facilities are demised under such Lease, (2) (subject to clause (iii) of the first paragraph of the 4th Bullet Point of “CEC Guaranty”), Tenant and Landlord terminate the MLSA with respect to such Lease, (3) termination in connection with a Tenant Foreclosure (pursuant to option 1 in the following section entitled “Tenant Foreclosure”) and (4) the termination of such Lease (subject to and in accordance with the 4th Bullet Point in “CEC Guaranty” below).

Notwithstanding any such termination of the MLSA, in the event of a Non-Consented Lease Termination (as defined below), the following shall occur (unless expressly elected not to occur by Landlord in accordance with the 6th Bullet Point of “CEC Guaranty”): (i) the Lease and the MLSA shall be replaced on the same terms as previously existed and (ii) the management rights and obligations of Manager shall continue thereunder subject to and on the terms contemplated below in the fourth Bullet Point of “CEC Guaranty” and the guaranty obligations of CEC shall continue thereunder subject to and on the terms contemplated below in the fourth Bullet Point of “CEC Guaranty.”[3]

Tenant Foreclosure:	If Tenant’s lender (or any lender, if more than one) has a valid lien on the leasehold estate under the Leases or on the direct or indirect equity in the Tenant, whether by mortgage, equity pledge or otherwise, and duly forecloses on such lien following an Event of Default under Tenant’s financing (and/or in connection with any pursuit of remedies in a bankruptcy proceeding), such lender (the “OpCo Lenders”) shall, in connection with and as a condition to effectuating such Tenant Foreclosure (and/or pursuit of remedies in any proceeding), irrevocably elect one of the following: (1) with the consent of

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Notwithstanding anything contained in the section titled “Term” or otherwise in this MLSA Term Sheet, unless the Landlord shall have terminated the Lease or (subject to clause (iii) of the 4th Bullet Point of “CEC Guaranty”) the MLSA expressly in writing (or expressly consented in writing to such termination), the CEC guaranty obligations shall, subject to the 4th and 6th Bullet Points of “CEC Guaranty” and subject to footnote 5 below, continue in effect. Each of the Lease and the MLSA shall contain a provision stating that each document is being entered into as part of an overall integrated transaction and that the parties would not be entering into one document without the other. Further, the parties will acknowledge that in a chapter 11 case, they would not reject one agreement without rejecting the other as if they were one agreement and not separable.

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Landlord (in its sole and absolute discretion) and Manager, to terminate the MLSA and, in connection with such termination, directly operate the Facilities pursuant to the terms of the Leases, or obtain a replacement operator to operate the Facilities or (2) to retain Manager as operator of the Facilities pursuant to the terms of the MLSA and keep the MLSA in full force and effect in accordance with its terms. The Opco Lenders will enter into an agreement (the “Consent Agreement”) with Landlord, CEC and Manager to effect the consent rights hereunder (with it being understood that any rejection of a Lease in bankruptcy will be treated as a Non-Consented Lease Termination unless in connection therewith (x) Landlord terminates the Manager under the MLSA or (y) Landlord consents to the termination of the MLSA (in its sole and absolute discretion)).

In the event of a Non-Consented Lease Termination, the following shall occur (unless expressly elected not to occur by Landlord in accordance with the 6th Bullet Point of “CEC Guaranty”): (i) the Lease and the MLSA shall be replaced on the same terms as previously existed and (ii) the management rights and obligations of Manager shall continue thereunder subject to and on the terms contemplated below in the 6th Bullet Point of “CEC Guaranty” and the guaranty obligations of CEC shall continue thereunder subject to and on the terms contemplated below in the 6th Bullet Point of “CEC Guaranty”.

REIT Management:

The terms of the MLSA shall be reasonably acceptable to the parties thereto and shall include, inter alia, the following terms:

•    Operations management provisions pursuant to which Manager will manage the Facilities in its reasonable business judgment, on reasonable and customary terms to be more fully set forth in the MLSA and, in any event, on terms or in a manner not materially less favorable or detrimental to Tenant, taken as a whole, when compared to all other properties, facilities or similar operations owned, managed and/or operated (whether now or in the future) by Manager, taken as a whole (but in any case no less favorable to Tenant than current practice).

•    All direct expenses for operating the Facilities will be reimbursed by Tenant (including, without limitation, fees and expenses allocated to Manager and/or Tenant for the Facilities under arrangements with Caesars Enterprise Services, LLC (“CES”)). Manager will enter into separate shared services arrangements with CES (and, if necessary, any other applicable affiliates) for access to all of its services (including without limitation use of the Total Rewards® program) for the benefit of the Facilities so that the Facilities can be run consistent with, and on no less favorable terms and conditions

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agreed to with, any other CEC (or CEC affiliates’) directly or indirectly owned, operated or managed facilities, without discrimination against the Facilities (and in any case on no less favorable terms and conditions than those in current practice).[4]

•    All expenses associated with owning and maintaining the Facility Management Assets will be reimbursed by Tenant.

•    Manager may delegate duties under the MLSA to one or more affiliates on customary terms so long as neither Landlord nor Tenant is prejudiced thereby.

CEC Guaranty:

Pursuant to the MLSA, CEC will guaranty the payment and performance of all monetary obligations of Tenant under the Leases, subject to the following terms:

•    CEC will be liable for the full amounts of the monetary obligations owed and to be owed by Tenant in respect of the Leases (not merely for any deficiency amount), unless and until irrevocably paid in full.

•    CEC will have no obligation to make a payment with respect to the Leases unless an “Event of Default” is continuing under the Leases.

•    If an “Event of Default” under either of the Leases occurs, CEC shall have no obligation to make a payment with respect to the Leases, unless CEC was given notice of the applicable default of Tenant under the Lease or CPLV Lease, as applicable, and (A) with respect to a monetary default, CEC failed to cure such default on or prior to five (5) business days after Tenant’s deadline under the applicable Lease (or, if later, after CEC’s receipt of such notice from Landlord) and (B) with respect to a non-monetary default, CEC failed to cure such default on or prior to Tenant’s deadline to cure such default under the applicable Lease (or, if later, after CEC’s receipt of such notice from Landlord).

•    CEC’s and Manager’s obligations with respect to each MLSA (including, without limitation, CEC’s guaranty obligations with respect to the Lease or the CPLV Lease, as applicable) shall terminate in the event the Lease or CPLV Lease (as applicable) is terminated by Landlord expressly in writing (or with Landlord’s express written consent), except to the extent of any accrued and unpaid guaranty obligations through the date of such termination and such damages to which Landlord is entitled due to such termination pursuant to the Lease or CPLV Lease, as applicable (all of which shall be immediately due and payable upon demand) (collectively, “Termination Obligations”). In addition, CEC’s obligations with respect to each MLSA (including, without limitation, CEC’s guaranty obligations with respect to the Lease or the CPLV Lease, as applicable) shall terminate in the event that Manager is

[4]	In connection with the implementation of definitive transaction documentation, Landlord must understand and approve any fee and expense structure to the extent it impacts Landlord or any of the Facilities.

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terminated by Landlord expressly in writing (or by Tenant’s lender with Landlord’s express written consent, in its sole and absolute discretion) as manager of the Facilities or the CPLV Facility (as applicable)[5]; provided, however, CEC’s guaranty obligations shall continue (i) to the extent of any Termination Obligations, as applicable (all of which shall be immediately due and payable upon demand), (ii) to cover any post-termination management transition period during which Manager continues to act as manager and (iii) in all respects if Manager is Terminated for Cause (as defined below). Except as provided in this Bullet Point, CEC’s guaranty obligations under the MLSA shall not terminate for any reason.

“Terminated for Cause” means either of the foregoing, which may be elected by Landlord at its option:

                (1) (i) the Landlord has expressly elected to (and does) terminate the Manager as manager and notified Manager, (ii) Landlord has determined in good faith that such termination is for Cause (as defined below) and (iii) an arbitrator shall have made a finding that Cause existed to terminate the Manager in accordance with the following sentence. Manager, Tenant, CEC and Landlord agree that the determination of whether Cause existed to terminate Manager will be decided by binding arbitration, on an expedited basis, pursuant to the [Commercial Arbitration Rules promulgated by the American Arbitration Association] before a single arbitrator who shall be mutually acceptable to Manager and Landlord and who shall conduct the arbitration in New York, New York and

[5]	Each Lease shall provide that Manager may only be terminated as manager of the Facilities or the CPLV Facility by Landlord (or by Tenant’s lender with Landlord’s express written consent in its sole and absolute discretion) and, in the event of any such termination or otherwise (including in the case of a rejection in bankruptcy), Landlord shall have the sole right to elect to appoint a replacement Manager (and if so elected by Landlord, Tenant (and its successor and assigns, including under the Consent Agreement) shall be deemed to have accepted such appointment and no other right or approval shall be necessary for such appointment to be effective). If Landlord does not elect to appoint Manager (or another CEC affiliate, to be made available by CEC, under the same terms as the MLSA as provided herein) as replacement Manager (unless prevented from making such election by order of a court or other governmental entity, automatic stay or other legal prohibition), Landlord shall be deemed to have terminated Manager with its express written consent. If Landlord is prevented from making such election by order of a court or other governmental entity, automatic stay or other legal prohibition, then Landlord and Tenant (and its successor and assigns, including under the Consent Agreement) shall be deemed to have consented to Manager’s continued management of the Facilities notwithstanding the termination of the MLSA until Landlord is no longer prevented from making such election. Each Lease shall further provide that if Manager is terminated as manager of the Facilities or the CPLV Facility other than by Landlord (or by Tenant’s lender with Landlord’s express written consent in its sole and absolute discretion), then such Lease shall automatically terminate (and such termination shall constitute a Non-Consented Lease Termination).

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who shall apply New York law (collectively, a “Cause Arbitration”). In the event of a termination by Landlord of Manager under this clause (1), CEC’s guaranty obligations shall continue throughout the pendency of the Cause Arbitration, and in the event the arbitrator determines that “Cause” did not exist, (a) CEC’s guaranty obligations shall terminate and be deemed to have terminated as of such date of management termination and (b) Landlord shall reimburse CEC for (i) any amounts actually received by Landlord pursuant to CEC’s guaranty obligations under the MLSA in respect of any period following such termination during which Manager was actually not acting as manager of the Facilities and (ii) any reasonable and customary legal expenses actually incurred by CEC in connection with the arbitration. In the event the arbitrator determines that “Cause” did exist, CEC shall reimburse Landlord for any reasonable and customary legal expenses actually incurred by Landlord in connection with the arbitration.

                (2) (i) Landlord has determined in good faith that Cause exists to terminate Manager as manager, (ii) Landlord has delivered written notice to Manager that it has determined in good faith that Cause exists to terminate the Manager as manager, and that Landlord shall commence a Cause Arbitration to determine whether or not Cause exists, and (iii) the arbitrator in a Cause Arbitration determines that Cause exists to terminate the Manager, and Landlord thereafter terminates Manager as manager. For the avoidance of doubt, if the arbitrator determines that Cause did not exist to terminate the Manager, then the Manager shall not be terminated and shall continue to manage the Facilities and all guaranty obligations of CEC shall remain in place, all in accordance with the MLSA. Further, in the event the arbitrator determines (x) that “Cause” did not exist, Landlord shall reimburse CEC for any reasonable and customary legal expenses actually incurred by CEC in connection with the arbitration, or (y) that “Cause” did exist, CEC shall reimburse Landlord for any reasonable and customary legal expenses actually incurred by Landlord in connection with the arbitration.

For purposes of the foregoing, “Cause” shall mean: (i) intentional acts or intentional omissions of Manager to the detriment of assets leased by Tenant or owned by Landlord for the benefit of other assets managed, owned or operated by Manager (or any other CEC affiliate), (ii) fraud, (iii) gross negligence, or (iv) willful misconduct.

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•    Notwithstanding anything contained herein to the contrary, no termination or consent to termination by Landlord of CEC’s or Manager’s obligations under the MLSA shall be effective or binding without the prior written approval by the agents or trustees under the Landlord’s secured debt facilities.

•    Notwithstanding anything contained herein to the contrary, in the event a Lease is terminated without the express written consent of Landlord including, without limitation, by a rejection in bankruptcy (a “Non-Consented Lease Termination”), then, unless Landlord (or, during the continuation of an event of default under Landlord’s financing, any agent or trustee under the Landlord’s secured debt facilities) shall expressly elect otherwise in writing and expressly consents in writing to the Lease termination, the following shall occur without expense or loss of economic benefit to Landlord or any lender under Landlord’s secured debt facilities: (i) Tenant (or its successors and assigns, including under the Consent Agreement) shall transfer all of its assets (including, without limitation, rights under licenses and with respect to intellectual property) to a replacement entity directly or indirectly owned by CEC or Tenant (or its successors and assigns, including under the Consent Agreement) that will assume the rights and obligations of Tenant under the Lease (the “Replacement Tenant”), (ii) a new lease (the “Replacement Lease”) on terms identical to the Lease so terminated shall be entered into by Landlord with the Replacement Tenant and (iii) to the extent not transferred pursuant to clause (i) above or otherwise provided by Manager, CEC and CES shall replicate all prior arrangements with respect to management, sub-management, licensing, intellectual property and otherwise as necessary to provide for the continued management and operation of the Facilities as existed prior to such termination, and, upon such occurrence (x) CEC, Manager, Replacement Tenant and Landlord shall enter into a new management and lease support agreement on terms identical to the MLSA (and CEC, Manager and its applicable affiliates shall enter into any necessary associated sub-management, licensing and other applicable arrangements) and (y) the management rights and obligations of Manager and guaranty obligations of CEC shall continue with respect to such Replacement Lease as set forth in the MLSA. The Consent Agreement will provide that Tenant and the OpCo Lenders will act in support of this right. If (1) the Landlord (or, during the continuation of an event of default under Landlord’s financing, any agent or trustee under such secured financing of Landlord) has not expressly elected in writing that the foregoing shall not occur and (2) clauses (i), (ii) and (iii) do not occur other than as a direct and proximate result of Landlord’s acts or failure to act in accordance with this Bullet

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Point, then CEC’s guaranty shall not terminate. If Landlord (or, during the continuation of an event of default under Landlord’s financing, any agent or trustee under such Landlord financing) elects in writing that the foregoing shall not occur and/or clauses (i), (ii) or (iii) do not occur as a direct and proximate result of Landlord’s acts or failure to act in accordance with this Bullet Point, then Landlord and its lenders shall have been deemed to expressly consent to the termination of the Lease in writing (and CEC’s guaranty shall terminate, subject to CEC’s continuing liability for the Termination Obligations). Landlord shall have the right of specific performance to compel CEC and/or its affiliates to comply with the foregoing. In addition, CEC, Manager and Landlord shall have the right of specific performance to compel Tenant (or its successors and assigns, including under the Consent Agreement (which shall contain such remedy)) to comply with the foregoing. If Tenant (or its successors and assigns, including under the Consent Agreement) do not cooperate with the foregoing, CEC and Manager shall have the right to replicate the structure, including determining the ownership and identity of the Replacement Tenant, without regard to the interests of Tenant or its successors (including the OpCo Lenders).

CEC Covenants:

The MLSA shall contain customary terms and waivers of all suretyship and other defenses by CEC and will include a covenant by CEC requiring that (a) the sale of assets by CEC be for fair market value consideration, on arm’s-length terms and, in the event of sales to affiliates, be subject to (i) confirmation of fair market value by the approval of an independent group of CEC’s board of directors and by a fairness opinion from an investment bank reasonably acceptable to Landlord (with an approved list of investment banks to be agreed in the MLSA) and (ii) a right of first refusal in favor of Landlord or its designee and (b) non-cash dividends by CEC be permitted only to the extent such dividends would not reasonably be expected to result in CEC’s inability to perform its guaranty obligations under the MLSA.

The parties acknowledge that the CEC guaranty of Tenant’s first lien debt as of the effective date will contain certain covenants of CEC and its subsidiaries in respect of the transfer or other disposition of assets, as well as other matters, all as more particularly outlined in the CEC Guaranty and Pledge Agreement Covenants term sheet (such covenants or any similar or other covenants in respect of the Opco first lien debt or any subsequent refinancing thereof, the “Opco Debt Guaranty Covenants”). The MLSA shall contain provisions to the effect that, if, during the

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term of the MLSA, Tenant’s first lien debt or any subsequent refinancing thereof is refinanced as part of a Non-Third Party Financing (as defined below), then the Opco Debt Guaranty Covenants shall immediately spring into effect and become effective covenants under the MLSA. “Non-Third Party Financing” means any financing in which the Sponsors and/or any of their Affiliates (each as defined in the CEC Guaranty and Pledge Agreement Covenants term sheet) (1) act as a lender, trustee, agent or otherwise provides financing, or (2) holds either (x) a controlling direct or indirect interest or (y) a direct or indirect ownership interest of at least 10% in any such lender, trustee, agent or other provider (any lender, trustee, agent or other provider under clause 2(x) or clause (2)(y), a “Sponsor Lender Entity”), and in each case the amount of such financing provided by any Sponsor and/or its Affiliate(s) and/or any Sponsor Lender Entity either (A) exceeds 10% of such financing, or (B) is not a strictly “passive” investment (i.e., having no vestiges of control or any ability to exercise any decision making in respect of the overall financing other than, for the avoidance of doubt, customary voting rights attributable to the loans that extend to all other lenders under such financing).

Collateral:	CEC’s guaranty obligations under the Leases will be included as additional pari passu secured obligations secured under the security agreement and any other related instruments securing the CEC guaranty in respect of the Opco first lien debt (or any CEC guaranty in respect of any refinancing thereof) in order to provide a security interest in all collateral thereunder to secure such Lease obligations. Such security interest will be a “silent” security interest that provides the Landlord with a secured claim against CEC while any such CEC debt guaranty remains in effect, and the Landlord shall have no voting, enforcement or default related rights with respect to such debt guaranty or collateral, unless and until the earlier of (x) the occurrence of a default in respect of any of CEC’s guaranty obligations with respect to the Leases, or (y) the occurrence of a Holdco Guaranty Breach and the Exhaustion of Remedies Date (as each such term is defined in the form of CEC Guaranty and Pledge Agreement), in which case Landlord shall have all rights afforded to the beneficiary of such Opco debt guaranty and/or the Opco lender. Landlord shall be a party to such security agreement and all related instruments that provide for such rights, subject to the foregoing and to the following paragraph.

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The collateral that secures the CEC Lease guaranty obligations shall be the same collateral that secures any such CEC debt guaranty obligations at any time, and the CEC Lease guaranty obligations shall be secured by such collateral on a pari passu basis with such CEC debt guaranty obligations for so long as such debt guaranty obligations are secured. CEC will cause the lenders benefitting from the CEC debt guaranty to enter into an intercreditor agreement reasonably acceptable to CEC and the Requisite Consenting Creditors containing, among other things, provisions governing the pari passu coverage of such collateral provisions and the “waterfall” by which any proceeds of, or collections on, the collateral will be distributed as between the CEC debt guaranty and the Lease guaranty obligations and such other arrangements as are consistent with this section.

Integrated Agreement:	For the avoidance of doubt, each of the provisions constituting the MLSA, including the management obligations of Manager and the guaranty obligations of CEC, are and are intended to be part of a single integrated agreement and shall not be deemed to be separate or severable agreements.

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Annex III

Terms of the PropCo Preferred Equity

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[REIT]

ARTICLES SUPPLEMENTARY1

SERIES A CONVERTIBLE PREFERRED STOCK2

[REIT], a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article [            ] of the charter of the Corporation (the “Charter”) and Section 2-105 of the Maryland General Corporation Law, the Board, by resolutions duly adopted on [            ], 201[    ], has unanimously adopted resolutions classifying and designating a separate class of Preferred Stock (as defined herein) to be known as the “Series A Convertible Preferred Stock” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such Series A Convertible Preferred Stock, and authorizing the issuance of up to [                ] shares of Series A Convertible Preferred Stock.3

SECOND: The designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Corporation designated as Series A Convertible Preferred Stock are as follows, which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be [            ] ([    ]).

Section 2. Maturity. The Series A Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

[1]	NTD. Articles Supplementary subject to Maryland counsel compliance review prior to filing with the State of Maryland, which changes shall be solely to comply with the requirements of Maryland law.
[2]	NTD. As not all holders of preferred equity may elect to enter into the Ownership Limit Waiver Agreement, provision will also be made for Series A Preferred Units of the Operating Partnership.
[3]	NTD: This amount may be increased as required by the Plan in connection with the CPLV Mezzanine Debt.

Section 3. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank senior to all classes of the Common Stock (as defined herein) and each other class of the Corporation’s stock and any other class or series of Preferred Stock established after the original issue date of the Series A Preferred Stock (the original issue date of Series A Preferred Stock, the “Issue Date”) (all such shares, collectively, the “Junior Stock”), except any such class or series of preferred stock as is designated as senior or pari passu to the Series A Preferred Stock and approved pursuant to Section 10 below.

Section 4. Definitions. As used herein, the following terms shall have the following meanings:

(A) “Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the accrued and unpaid dividends on such share (whether or not declared) from, and including, the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to, but not including, such date.

(B) “Accumulated Dividends” means, with respect to any share of the Series A Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends, if any, on such share (whether or not declared) from the Issue Date to the most recent Dividend Payment Date, and all unpaid Additional Payment and any additional amounts in respect of Breaches as set forth in Section 5(A), if any, on such share.

(C) “Additional Payment” with respect to any shares of Series A Preferred Stock that were requested to be redeemed in the Redemption Request and were not so redeemed on the Redemption Date, an amount equal to 5% per annum of the Redemption Price of the shares of Series A Preferred Stock not so redeemed, compounding quarterly and cumulating and accruing on a daily basis during the period from the original Redemption Date through and including the actual redemption date of such shares of Series A Preferred Stock, payable only in U.S. dollars.

(D) “Articles Supplementary” means these Articles Supplementary for the Series A Preferred Stock, as such may be amended from time to time.

(E) “Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.

(F) “Breach” means any of the following events: (i) the Corporation’s failure to pay dividends when due to the holders of the Series A Preferred Stock as contemplated in these Articles Supplementary, (ii) the Corporation’s failure to make any redemption payment pursuant to Section 9, (iii) the Corporation’s failure to make any payment pursuant to Section 6, (iv) the Corporation’s failure to convert Series A Preferred Stock pursuant to Section 7, (v) any action undertaken by the Corporation in violation of Section 10, (vi) to the extent not set forth in clauses (i) through (v) of this definition, the Corporation’s failure to satisfy any its obligations and covenants set forth herein, and (vii) the Corporation becoming the subject of a petition in bankruptcy or any proceeding related to insolvency, receivership, liquidation or comparable proceeding or any assignment for the benefit of creditors.

(G) “Board” has the meaning given to such term in Article First.

(H) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(I) “Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

(J) “Capital Gains Amount” has the meaning given to such term in Section 5(E).

(K) “Certificated Series A Preferred Stock” has the meaning given to such term in Section 15(A)(iv).

(L) “Charter” has the meaning given to such term in Article First.

(M) “Code” has the meaning given to such term in Section 5(E).

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(N) “Common Stock” means the shares of common stock, par value $[    ] per share, of the Corporation.

(O) “Continuing Directors” means (i) individuals who on the Issue Date constituted the Board or (ii) any new directors whose election or nomination was approved by at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved by holders of the Common Stock and Series A Preferred Stock.

(P) “Conversion Date” means, with respect to a conversion, the date on which a holder has complied with all of the procedures set forth in Section 7(B) to effect such conversion, provided that a holder may specify a date upon which such conversion must occur, and in the event such conversion does not occur by such date, the conversion shall no longer be effective and shall be deemed to have been withdrawn, rescinded and null and void, and the Corporation shall use its reasonable best efforts to take all actions or make all omissions to reflect the foregoing.

(Q) “Conversion Price” means, at any particular time, the Liquidation Preference for a share of the Series A Preferred Stock divided by the Conversion Rate in effect at such time.

(R) “Conversion Rate” means [                ] shares of Common Stock per share of Series A Preferred Stock4, subject to adjustment as set forth in Section 7.

(S) “Corporation” has the meaning given to such term in Article First.

(T) “Current Market Price” per share of Common Stock (or, in the case of Section 7(D)(iv), per share of Common Stock, capital stock or equity interests, as applicable) on any date means for the purposes of determining an adjustment to the Conversion Rate:

(i) for purposes of any adjustment pursuant to Section 7(D)(ii), Section 7(D)(iv) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Section 7(D)(v), the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 7(D)(iv) relating to a Spin-Off, the Average VWAP per share of Common Stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 7(D)(vi), the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

(U) “Deemed Liquidation Event” means any of the following: (i) the lease of all or substantially all of the assets of the Corporation to a party other than OpCo (or another subsidiary of OpCo necessary for the operation of the assets of the Corporation) or the sale, distribution, transfer or conveyance of all or substantially all of the assets of the Corporation (in each case whether in one transaction or a series of transactions) to another Person (including any shareholder of the Corporation) or any Fundamental Transaction; (ii) an acquisition of the Corporation by another person or entity by means of any transaction or series of transactions (including any reorganization, merger, consolidation or share transfer) where the stockholders of the Corporation immediately preceding such transaction own, following such transaction, less than 50% of the voting securities of the Corporation; (iii) if any person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules

[4]	NTD: The Series A Preferred Stock will initially be convertible into [14.2]% of the common stock of the Corporation on a fully-diluted basis.

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of the SEC thereunder) is or becomes the “beneficial owner” (as determined in accordance with Rule 13d-3 of the Exchange Act, except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all classes of voting stock of the Corporation; (iv) on the first day on which a majority of the members of the Board does not consist of Continuing Directors; (v) on approval of a plan of liquidation or dissolution of the Corporation, (vi) if the Corporation ceases to be a REIT or (vii) if the Corporation enters into any Non-REIT Transaction. Notwithstanding anything to the contrary herein or otherwise, the Corporation shall not permit clauses (i) or (ii) of this definition to occur unless the Corporation can satisfy all of its obligations under these Articles Supplementary, including its payment obligations, if any, after giving effect to the matters set forth in clauses (i) or (ii) of this definition, as applicable.

(V) “Dividend Payment Date” has the meaning given to such term in Section 5(B).

(W) “Dividend Record Date” has the meaning given to such term in Section 5(B).

(X) “DTC” or “Depository” shall mean The Depository Trust Company, or any successor depository.

(Y) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(Z) “Ex-Date” when used with respect to any issuance or distribution, means the first date on which shares of Common Stock trade without the right to receive such issuance or distribution.

(AA) “Fair Market Value” means the fair market value as determined in good faith and in a reasonable manner by the Board (or an authorized committee thereof), whose determination shall be final if certified in writing by an independent appraiser of national reputation, and in respect of a share of Common Stock, if the Common Stock is then listed, shall not be less than the Average VWAP per share of the Common Stock over the five consecutive Trading Days immediately prior to the date of determination.

(BB) “Fundamental Transaction” has the meaning given to such term in Section 7(D)(ix).

(CC) “Global Series A Preferred Stock” has the meaning given to such term in Section 15(A)(ii).

(DD) “holder” or “Holder” means any beneficial holder of the Series A Preferred Stock.

(EE) “Issue Date” has the meaning given to such term in Section 3.

(FF) “Junior Stock” has the meaning given to such term in Section 3.

(GG) “Liquidation Event” has the meaning given to such term in Section 6(A).

(HH) “Liquidation Preference” has the meaning given to such term in Section 6(A).

(II) “Lower Threshold Date” means the first date after [INSERT DATE THAT IS 7 YEARS AFTER THE DATE OF THE SERIES A PREFERRED STOCK].

(JJ) “Mandatory Conversion” has the meaning given to such term in Section 8.

(KK) “Mandatory Conversion Date” has the meaning given to such term in Section 8.

(LL) “Mandatory Conversion Trigger Price” means, at any particular time, the Liquidation Preference for a share of the Series A Preferred Stock divided by the Conversion Rate in effect at such time; provided that for purposes of this definition (i) any adjustment to the Conversion Rate as provided under Section 7(D)(v) hereof shall be disregarded, and (ii) the Mandatory Conversion Trigger Price shall not be less than the lesser of (x) $2.50 per share and (y) 10% of the Propco Common Equity Implied Value per share. Notwithstanding anything to the

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contrary herein or otherwise, the Corporation shall not intentionally take any action if a principal purpose of such action is to cause an adjustment to the Conversion Rate so as to trigger the Corporation’s right of Mandatory Conversion set forth in Section 8 hereof, and any such action will lead to no adjustment for the purposes of this definition; provided that any such action approved by the holders of the Series A Preferred Stock in accordance with Section 10(B) will not be deemed a violation of the prohibition in this sentence by the Corporation.

(MM) “Notice of Mandatory Conversion” has the meaning given to such term in Section 8.

(NN) “Non-REIT Transaction” shall mean any transaction or series of transactions, including by way of merger or consolidation, a sale of all or substantially all of the assets, stock sale or otherwise, which causes or is reasonably likely to cause the Corporation or any successor entity resulting from such transaction to cease being a REIT.

(OO) “Officer” shall mean the Chief Executive Officer, the President, the Chief Financial Officer, [any Vice President, the Treasurer, the Secretary or any Assistant Secretary] of the Corporation.

(PP) “Officers’ Certificate” shall mean a certificate signed by two Officers.

(QQ) “Original Issue Price” shall mean [$300,000,000, divided by the number of Series A Preferred Stock issued on the Issue Date].

(RR) “OpCo” shall mean [                    ].

(SS) “per annum” means per calendar year from January 1 until December 31

(TT) “Person” means any person, including without limitation any syndicate or group, that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder.

(UU) “Plan of Reorganization” shall mean [                    ].

(VV) “Preferred Stock” has the meaning given to such term in Article First.

(WW) “PropCo” means [                    ].

(XX) “PropCo Common Equity Implied Value” shall mean $1,768 million.

(YY) “Redemption Date” has the meaning given to such term in Section 9(A).

(ZZ) “Redemption Notice” has the meaning given to such term in Section 9(B).

(AAA) “Redemption Price” has the meaning given to such term in Section 9(A).

(BBB) “Redemption Request” has the meaning given to such term in Section 9(A).

(CCC) “Registration Rights Agreement” means the Registration Rights Agreement dated as of the effective date of the Plan of Reorganization, by and among the Corporation and the initial holders.

(DDD) “REIT” means a real estate investment trust within the meaning of Section 856 of the Code.

(EEE) “Rule 144A Information” has the meaning given to such term in Section 14.

(FFF) “Securities Act” means the Securities Act of 1933, as amended.

(GGG) “SEC” means the U.S. Securities and Exchange Commission.

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(HHH) “Special Dividend” has the meaning given to such term in Section 7(D)(v).

(III) “Spin-Off” means a distribution by the Corporation to all or substantially all of the holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

(JJJ) “Total Dividends” has the meaning given to such term in Section 5(E).

(KKK) “Trading Day” means a day on which the Common Stock: (i) is not suspended from trading, and on which trading in Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock; provided, that, if the Common Stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

(LLL) “Transfer Agent” means [                    ], acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided that the Corporation shall appoint a successor Transfer Agent which shall accept such appointment prior to the effectiveness of such removal and such Transfer Agent is approved by the holders of a majority of the outstanding shares of Series A Preferred Stock in the event such Transfer Agent is being removed other than for failure to perform the services for which it was engaged.

(MMM) “Trigger Event” has the meaning given to such term in Section 7(D)(vi).

(NNN) “VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CCI <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

(OOO) “Yield” means the greater of 5% of the Original Issue Price per annum and the dividend rate per annum resulting from (i) the aggregate amount of dividends (including Special Dividends, if any) declared payable to the holders of the Common Stock as of the record date for the Common Stock, if such date is concurrent with the Dividend Record Date, or the most recent record date, if any, following the most recent Dividend Record Date if such record date is not concurrent, divided by (ii) the PropCo Common Equity Implied Value.

Section 5. Dividends.

(A) The holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by the Board (or a duly authorized committee thereof), out of funds of the Corporation legally available for the payment of dividends, cumulative preferential dividends at the rate of the Yield, payable only in additional shares of Series A Preferred Stock; provided, that (i) in the event of a Breach other than a Breach due to a failure to redeem Series A Preferred Stock in accordance with Section 9 (Optional Redemption by Holders), the dividend rate of the Series A Preferred Stock shall increase by an increment of 2% per annum (such increment payable solely in U.S. dollars), which amount shall compound quarterly and accrue on a daily basis during the period starting from the date of occurrence through and including the date that the Breach is cured or (ii) in the event of a Breach due to a failure to redeem Series A Preferred Stock in accordance with Section 9 (Optional Redemption by Holders), the holders of such remaining unredeemed shares of Series A Preferred Stock shall be entitled to the Additional Payment. For the avoidance of doubt, the holders of the Series A Preferred Stock shall be entitled only to a single 2% per annum dividend rate increase during the continuance of any one or more Breaches subject to clause (i) and the holders of the Series A Preferred Stock whose shares of Series A Preferred Stock were to be redeemed on the Redemption Date, but were not, shall be entitled to only a single Additional Payment during the continuance of a Breach subject to clause (ii).

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(B) To the extent that dividends on the Series A Preferred Stock have not been declared and paid, such dividends shall be cumulative and compound quarterly at the Yield from the most recent date to which dividends have been paid, or if no dividends have been paid, from the Issue Date and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day commencing [            ], 201[    ] (each, a “Dividend Payment Date”) in the form of additional shares of Series A Preferred Stock, as calculated based on the Liquidation Preference (other than amounts in respect of Breaches as described in Section 5(A), which shall be paid in U.S. dollars). Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of the Series A Preferred Stock as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the date set by the Board or, if not set, the last day of the calendar month immediately preceding the applicable Dividend Payment Date (each, a “Dividend Record Date”).

(C) No dividends on shares of the Series A Preferred Stock shall be authorized by the Board or declared by the Corporation or paid or set apart for payment by the Corporation if such declaration or payment would be prohibited by law.

(D) Notwithstanding the foregoing Section 5(C), dividends on the Series A Preferred Stock will accrue daily whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared or set aside. Accrued but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative and compounded dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

(E) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Dividends. The Corporation will make a similar allocation for each taxable year with respect to any undistributed long-term capital gains of the Corporation that are to be included in its stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if such undistributed long-term capital gains had been distributed as “capital gains dividends” by the Corporation to its stockholders.

(F) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock or cash in lieu of fractional shares) will be declared, made or paid or set apart for payment on any Junior Stock, nor may any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (other than repurchases pursuant to binding contractual commitments of Junior Stock held by employees, directors or consultants upon termination of their employment or services) by the Corporation or on its behalf (except by conversion of shares of the Series A Preferred Stock into or exchange for shares of Junior Stock) unless dividends are simultaneously declared on the Series A Preferred Stock, and full Accrued Dividends and Accumulated Dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all dividend periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition; provided, that the foregoing restriction will not limit the acquisition of shares of Common Stock or the declaration or payment of cash dividends on Common Stock solely to the extent necessary to preserve the Corporation’s qualification as a REIT.

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(G) The holders of the Series A Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Dividend Record Date or the Corporation’s default in payment of the dividend due on that Dividend Payment Date. A holder of Series A Preferred Stock on a Dividend Record Date that surrenders (or whose transferee surrenders) any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Corporation on the Series A Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

Section 6. Liquidation Preference.

(A) Immediately prior to or in connection with (i) any voluntary or involuntary bankruptcy, reorganization, insolvency, liquidation, dissolution or winding-up of the affairs of the Corporation or any other similar event or proceeding (each a “Liquidation Event”), (ii) a Deemed Liquidation Event pursuant to clause (v) of the definition thereof, or (iii) any other Deemed Liquidation Event other than pursuant to clause (v) of the definition thereof except for any such Deemed Liquidation Event that was approved by the holders of the Series A Preferred Stock in accordance with Section 10 hereof, the holders of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, for each share of Series A Preferred Stock, the Original Issue Price, plus an amount equal to any Accumulated Dividends, if any, and Accrued Dividends, if any, to the date of payment, before any payment or distribution of assets is made to holders of the Junior Stock (such amounts, the “Liquidation Preference), subject to the election provided in section 6(C) hereof. Notwithstanding the foregoing sentence, it is understood and agreed that if any Deemed Liquidation Event or Liquidation Event occurs without the approval by the holders of the Series A Preferred Stock in accordance with Section 10 hereof or pursuant to clauses (iii), (iv) or (vi) (in the case of clause (vi), as a result of a change in law) of the definition of Deemed Liquidation Event, due to law or otherwise, then without limitation to their rights and remedies under these Articles Supplementary or otherwise, the holders of the Series A Preferred Stock will continue to retain their Series A Preferred Stock, which, for the avoidance of doubt, shall be an obligation or the Corporation and not any successor entity, including by way of merger, unless such holders make a written election within 20 Business Days of receipt of notice of such event from the Corporation to receive the Liquidation Preference. Upon the payment in full of the Liquidation Preference, the holders of the Series A Preferred Stock will have no right or claim to any remaining assets of the Corporation.

(B) If, upon a Liquidation Event or a Deemed Liquidation Event, the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full to the holders the sums that such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series A Preferred Stock shall be distributed among and paid to the holders of the Series A Preferred Stock ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(C) The Corporation shall provide the holders of the Series A Preferred Stock with written notice of any Liquidation Event or Deemed Liquidation Event pursuant to clauses (i), (ii), (v) or (vii) of the definition thereof not less than 20 Business Days prior to the consummation of such transaction and as soon as reasonably practicable following the Corporation’s knowledge of the occurrence of any other Deemed Liquidation Event. In addition to the election provided to holders of Series A Preferred Stock to retain their Series Preferred Stock, if applicable under Section 6(A) hereof, the holders of the Series A Preferred Stock may elect in their sole discretion no later than 5 Business Days prior to the consummation of a Liquidation Event or Deemed Liquidation Event pursuant to clauses (i), (ii), (v) or (vii) of the definition thereof to convert their shares of Series A Preferred Stock pursuant to Section 7 into Common Stock immediately prior to (and subject to the consummation of) such Liquidation Event or Deemed Liquidation Event and share in the proceeds and other consideration of the Liquidation Event or Deemed Liquidation Event as holders of Common Stock in lieu of the Liquidation Preference. For the avoidance of doubt, if no election is made pursuant to this Section 6(C) to convert their shares of Series A Preferred Stock pursuant to Section 7 into Common Stock, each holder of the Series A Preferred Stock will receive the Liquidation Preference or will retain their Series A Preferred Stock, as applicable, in accordance with Section 6(A) hereof. For the avoidance of doubt, the holders of the Series A Preferred Stock may elect in their sole discretion at any time to convert their shares of Series A Preferred Stock into Common Stock pursuant to Section 7, including in the case of an event pursuant to clauses (iii), (iv) or (vi) of the definition of Deemed Liquidation Event.

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Section 7. Conversion.

(A) Each holder of a Series A Preferred Stock shall have the right, at any time, at its option, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Series A Preferred Stock into such whole number of fully paid and nonassessable shares of Common Stock per share of converted Series A Preferred Stock based on the Conversion Rate in effect on the Conversion Date, provided that the holder may make such conversion contingent upon and subject to the consummation of a Liquidation Event or Deemed Liquidation Event. If, as of the Conversion Date, the Corporation has not declared and paid all or any portion of the Accumulated Dividends and/or Accrued Dividends prior to such Conversion Date, the holders of the Series A Preferred Stock converting such Series A Preferred Stock at such time shall receive an additional number of shares of Common Stock based on the Conversion Rate in effect on the Conversion Date in respect of such Accumulated Dividends and/or Accrued Dividends.

(B) The conversion right of a holder of Series A Preferred Stock shall be exercised by such holder by the surrender to the Corporation of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by (i) written notice to the Corporation in the form of Exhibit B hereto that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued, (ii) (if so required by the Corporation or its duly appointed Transfer Agent) a written instrument or instruments of transfer and endorsements in form reasonably satisfactory to the Corporation or its duly appointed Transfer Agent duly executed by such holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(H), and (iii) funds for the payment of any stock transfer, documentary, stamp or similar taxes not payable by the Corporation. The Corporation will deliver a stock certificate or certificates representing the shares of Common Stock issuable upon a conversion, together with, if applicable, any payment of cash dividends and cash in lieu of fractional shares, to such holder, or in the case of Series A Preferred Stock held in global certificates, the Transfer Agent will deliver the shares of Common Stock by a book-entry transfer through DTC. Such delivery will be made as promptly as practicable, but in no event later than three Business Days following the Conversion Date.

(C) As of the close of business on the Conversion Date with respect to a conversion, a converting holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then have been actually delivered to such holder. On the Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of the holders thereof to (i) receive the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Corporation may elect pursuant to Section 13) and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock and/or any other property receivable by the Holder upon such conversion. Prior to the close of business on the Conversion Date, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will not be deemed to be outstanding for any purpose and the Holders will have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Series A Preferred Stock.

(D) The Conversion Rate shall be subject to the following additional adjustments (except as provided in Section 7(E)), without duplication:

(i) Stock Dividends and Distributions. If the Corporation issues shares of Common Stock as a dividend or other distribution, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be divided by a fraction:

(a) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

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(b) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay or make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.

(ii) Issuance of Options, Warrants or Rights. Except as otherwise adjusted pursuant to Section 7(D)(xi) hereof, if the Corporation issues to all or substantially all of the holders of Common Stock any options, warrants or rights entitling such holders from the date of issuance of such options, warrants or rights, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants shall be increased by multiplying such Conversion Rate by a fraction:

(a) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such options, warrants or rights; and

(b) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price (including, for clarity, any initial option premiums) payable to exercise such options, warrants or rights divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such options, warrants or rights described in this clause (ii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to issue such options, warrants or rights, to such Conversion Rate that would then be in effect if such issuance had not been declared. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such options, rights or warrants, there shall be taken into account any consideration received for such options, rights or warrants and the value of such consideration (if other than cash, to be determined in good faith and in a reasonable manner by the Board or an authorized committee thereof, which determination shall be final if certified in writing by an independent appraiser). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, the Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(a) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

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(b) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. A) If the Corporation distributes to any holder of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire shares of the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 7(D)(i), (2) any options, warrants or rights covered by Section 7(D)(ii), (3) any dividend or distribution covered by Section 7(D)(v) and (4) any Spin-Off to which the provisions set forth in Section 7(D)(iv)(B) apply) in respect of its Common Stock, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(a) the numerator of which is the Current Market Price; and

(b) the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets so distributed applicable to one share of Common Stock.

B) In the case of a Spin-Off, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(a) the numerator of which is the sum of the Current Market Price of the Common Stock and the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities); and

(b) the denominator of which is the Current Market Price of the Common Stock.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Conversion Rate that would then be in effect if such distribution had not been declared.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(c) a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); and an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”), then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Stock entitled to receive the Clause IV Distribution and (II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

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(v) Cash Distributions. If the Corporation pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Common Stock (excluding any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any consideration payable as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation covered by Section 7(D)(vi)), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(a) the numerator of which is the Current Market Price, and

(b) the denominator of which is the absolute value of the difference between

(1) the Current Market Price and

(2) the amount per share of Common Stock of such dividend or other distribution (whether ordinary, extraordinary, special or otherwise), provided that if such amount per share of Common Stock with respect to ordinary regular quarterly cash dividends on the Common Stock in the aggregate per annum is greater than 5% per annum of the Current Market Price, such amount per share of Common Stock with respect to the ordinary regular quarterly cash dividends on the Common Stock that would result in the ordinary regular cash dividends exceeding 5% per annum shall be reduced so that the ordinary regular cash dividends per annum equal 5% per annum of the Current Market Price (the “Cap”). The Cap shall not apply to any extraordinary dividends, special dividends or any dividends or other distributions that are not ordinary regular quarterly cash dividends (collectively, “Special Dividends”), and any Special Dividends shall equal the amount per share of Common Stock of such dividends or other distributions. Notwithstanding anything to the contrary herein or otherwise, “extraordinary dividend” shall include, without limitation, any dividend or distribution that is derived from a sale of assets or activity outside the ordinary course of business.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (v) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay such dividend or make such other distribution, to the Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(a) the numerator of which shall be equal to the sum of:

(1) the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer; and

(2) the product of (x) the Current Market Price and (y) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

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(b) the denominator of which shall be equal to the product of:

(1) the Current Market Price; and

(2) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of the open of business on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversation Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii) Notwithstanding anything in this Section 7(D) to the contrary, if a Conversion Rate adjustment becomes effective pursuant to any of the foregoing clauses (i), (ii), (iii), (iv), (v) or (vi) of this Section 7(D) on any Ex-Date as described above, and a holder that converts its Series A Preferred Stock on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date set forth in Section 7(B) based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(viii) Notwithstanding anything in this Section 7(D) to the contrary, no adjustment under this Section 7(D) need be made to the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Rate; provided that on the date of an optional conversion, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date. In addition, at the end of each fiscal year, beginning with the fiscal year ending [            ], 201[    ], the Conversion Rate shall be adjusted to give effect to any adjustment or adjustments so carried forward, and such adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.

(ix) Subject to the provisions of this Section 7(D), the voting rights set forth in Section 10 hereof [and any voting rights otherwise under the Charter]5, in the case of any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or reclassification described in Section 7(D)(iii) above), a consolidation, merger (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation) or combination involving the Corporation, or a sale, lease or other transfer to another Person of all or substantially all of the assets of the Corporation (or of the Corporation and its subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Fundamental Transaction”), then, following any such Fundamental Transaction, in each case pursuant to which shares of Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each share of Series A Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such Fundamental Transaction would have been entitled to receive pursuant to such Fundamental Transaction, provided that if the kind and amount of cash, securities or other property receivable

[5]	NTD: subject to review and agreement of the Charter provisions by the backstop investors.

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upon such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person and such Person has the right to make an election as to the form of consideration deliverable upon the conversion of the Series A Preferred Stock, then the property so receivable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election (or of all such holders if none makes an election).

(x) To the extent permitted by law and the continued listing requirements of any national securities exchange on which shares of the Common Stock are listed, the Corporation may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and the Board determines that the increase is in the Corporation’s best interests. The Corporation will mail a notice of the increase to registered Holders at least 15 calendar days before the day the increase commences. In addition, the Corporation may, but is not obligated to, increase the Conversion Rate as it determines to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

(xi) To the extent that the Corporation has a stockholder rights plan or agreement (i.e., a “poison pill”) in effect upon conversion of the Series A Preferred Stock, the holders of the Series A Preferred Stock will receive, upon a conversion of such shares of Series A Preferred Stock, in addition to Common Stock, rights under the stockholder rights plan or agreement with respect to the Common Stock received upon conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the shares of Common Stock. If the rights provided for in any rights plan or agreement that the Board has adopted have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan or agreement so that the holders of the Series A Preferred Stock would not be entitled to receive any rights in respect of the shares of Common Stock that the Corporation delivers upon conversion of the Series A Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed to all holders of Common Stock evidences of indebtedness or other assets or property pursuant to Section 7(D)(iv), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(E) The Conversion Rate will not be adjusted upon the issuance of Common Stock upon the conversion of the Series A Preferred Stock.

(F) The Corporation shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then applicable par value per share of the Common Stock, except that the Corporation may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of the Common Stock such that the as-adjusted new Conversion Price per share would not be below the new as-adjusted par value per share of the Common Stock following such share split or similar transaction and the Conversion Rate is adjusted as provided under Section 7(D)(i) and any other provision of Section 7(D). The Corporation also shall not take any action that would result in an adjustment to the Conversion Rate in a manner that does not comply with any applicable stockholder approval rules of any stock exchange on which the Common Stock is listed at the relevant time.

(G) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

(H) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock or the payment or partial payment of a dividend on Series A Preferred Stock in Common Stock shall be made without charge to the converting holder or recipient of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation

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shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(I) Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Corporation promptly shall deliver, or cause to be delivered, to the Transfer Agent a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment (which certificate shall, upon request, be made available by the Transfer Agent to any holder or beneficial owner of Series A Preferred Stock).

(J) Any Common Stock issued upon conversion of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. The Corporation shall use its reasonable best efforts to list the Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

(K) The Corporation shall act in good faith and shall not deny to the holders of the Series A Preferred Stock, the rights and benefits intended to be conferred upon the holders thereof (including with respect to adjustments to the Conversion Rate), including without limitation, by effectuating any merger, consolidation, reorganization or otherwise.

Section 8. Mandatory Market Trigger Conversion. On and after the sixth anniversary of the Issue Date, the Corporation shall have the option to compel all holders to convert all or a portion, on a pro–rata basis, of the Series A Preferred Stock held by all holders into Common Stock (a “Mandatory Conversion”). The Corporation may exercise a Mandatory Conversion by providing written notice to the holders of the Series A Preferred Stock (“Notice of Mandatory Conversion”) within three Business Days following a period (which, if any event requiring an adjustment under Section 7(D)(i), (ii), (iii), (iv) or (vi) occurs, shall not commence until the second business day after such adjustment pursuant to Section 7(D)(i), (ii), (iii), (iv) and/or (vi), and shall reset each time any such event occurs) in which for at least 20 Trading Days in the aggregate during 30 consecutive Trading Days, the VWAP per share of Common Stock on each Trading Day was equal to or greater than the percentage of the Mandatory Conversion Trigger Price as set forth below for the relevant 12-month period beginning with the anniversary of the Issue Date set forth below:

Year	Percentage of Mandatory Conversion Trigger Price
6th Anniversary	175.0%
7th Anniversary	165.0%
8th Anniversary	160.0%
9th Anniversary	155.0%
10th Anniversary	150.0%
11th Anniversary	145.0%
12th Anniversary	140.0%
13th Anniversary	135.0%
14th Anniversary	130.0%
15th Anniversary and thereafter	125.0%

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Each share of Series A Preferred Stock subject to a Notice of Mandatory Conversion shall be convertible into such whole number of fully paid and nonassessable shares of Common Stock per share of converted Series A Preferred Stock based on the Conversion Rate in effect on the Conversion Date. The date specified in the Notice of Mandatory Conversion as the date of the Mandatory Conversion, which date shall not be less than 20 nor more than 60 days after the date that the Notice of Mandatory Conversion is issued, is the “Mandatory Conversion Date.” The Notice of Mandatory Conversion to each holder shall specify (i) the amount of shares of the Series A Preferred Stock that are subject to Mandatory Conversion, (ii) the then applicable Conversion Rate, along with reasonable documentation supporting such calculation and (iii) the number of shares of Common Stock to be received upon conversion. Each Mandatory Conversion Date shall be a deemed Conversion Date, and the Corporation will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period, and the Mandatory Conversion shall otherwise have all of the effects of a conversion, as described in Section 7 hereof. In the event the Corporation fails to deliver the Common Stock issuable upon Mandatory Conversion on the delivery date, then at such holder’s election, such Notice of Mandatory Conversion will be null and void or such holder may enforce the Notice of Mandatory Conversion. A Notice of Mandatory Conversion may not be rescinded by the Corporation without the consent of such holder.

Section 9. Optional Redemption by Holders.

(A) Optional Redemption by Holders. At (i) any time and from time to time on or after the date that is the tenth (10th) anniversary of the Issue Date, (ii) upon the occurrence of a Breach or (iii) other than as expressly contemplated in the Plan of Reorganization, the effective date of a confirmed plan in Chapter 11 bankruptcy case of the Corporation or in a similar bankruptcy or insolvency proceeding or reorganization or similar event, in each case, upon written notice from a holder of Series A Preferred Stock (a “Redemption Request”), the number of outstanding shares of Series A Preferred Stock set forth in the Redemption Request shall be redeemed by the Corporation for cash out of funds available therefor under Maryland law at a price per share equal to the Liquidation Preference (the “Redemption Price”). The date of redemption pursuant to this Section 9 shall be a date that is not more than 30 days after receipt by the Corporation of a Redemption Request (the “Redemption Date”). On the Redemption Date, the Corporation shall redeem the number of outstanding shares of Series A Preferred Stock set forth in the Redemption Request. If the Corporation does not have sufficient funds available to redeem on any Redemption Date all shares of Series A Preferred Stock to be redeemed on the Redemption Date, the Corporation shall redeem a portion of such holder’s redeemable shares of such stock out of funds available therefor under Maryland law, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds available therefor under Maryland law.

(B) Redemption Notice. The Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock submitting a Redemption Request as promptly as practicable prior to the Redemption Date. The Redemption Notice shall state:

(i) the number of shares of Series A Preferred Stock held by the holder that the holder requests the Corporation to redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Date and the Redemption Price; and

(iii) that the holder will surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates, properly endorsed, representing the shares of Series A Preferred Stock to be redeemed.

(C) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 7, shall surrender the certificate or certificates, properly endorsed, representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate, which agreement shall not require the posting of a bond) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event

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less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued by the Corporation to such holder or their designee.

(D) Rights Prior to Redemption. If the Redemption Request shall have been duly given, all rights with respect to the outstanding shares of Series A Preferred Stock shall continue until the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on the applicable Redemption Date is paid or tendered for payment in full or deposited in full with an independent payment agent so as to be available therefor in a timely manner for payment to such holders.

(E) Rights Subsequent to Redemption. If the Redemption Request shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates representing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

(F) Costs. The Corporation agrees to pay all reasonable costs of collection incurred by the holders of Series A Preferred Stock that delivered the Redemption Request arising as a result of any breach or default by the Corporation hereunder, including, without limitation, attorneys’ fees and expenses.

(G) No Mandatory Redemption Right for Corporation. The Corporation shall not have any mandatory redemption rights with respect to the Series A Preferred Stock.

Section 10. Voting Rights.

(A) On any matter presented to the holders of Common Stock of the Corporation for their action or consideration at any meeting of the holders of Common Stock of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible pursuant to Section 7 as of the record date for determining the stockholders entitled to vote on such matter. [Except as provided by law or as provided by the provisions of the Charter]6, the holders of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters other than those set forth in Section 10(B) below. Notwithstanding anything herein to the contrary, to the extent that shares of Common Stock and/or Series A Preferred Stock held by any holder of Series A Preferred Stock and/or holder of Common Stock would, on the record date for a vote on matters as described in the immediately preceding sentence that are submitted to the holders of Common Stock, enable such holder to vote an interest equal to 5% or more of the Common Stock issued and outstanding as of such record date, such holder shall be entitled to vote an interest equal to 4.99% of the issued and outstanding Common Stock. Any interests held by such holder in excess of 4.99% shall be deemed cast in the same proportion as the issued and outstanding Common Stock with respect to such vote. The foregoing shall not apply to any holder who, on the record date for a vote on matters submitted to a vote of holders of the Common Stock, holds less than 5% of the vote in respect of such matter, and shall only apply to matters submitted to the vote of the Common Stock, and not matters that the Series A Preferred Stock vote on as a separate class set forth in Section 10(B).

(B) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 75% of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy at a meeting (and for these purposes, excluding such shares owned by REIT, OpCo or any subsidiary or other entity controlled by or controlling any such party) (i) repeal, amend, waive or otherwise change any provisions of the Charter (including with respect to the treatment of any [Excess Shares] (as

[6]	NTD: Subject to review of the Charter.

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defined in the Charter)) or Bylaws in any manner (whether by merger, consolidation or otherwise) that adversely affects the powers, preferences, or other rights or privileges of the Series A Preferred Stock or its holders set forth in these Articles Supplementary or the Charter or the Bylaws, whether direct or indirect, (ii) repeal, amend, waive or otherwise change any provision of these Articles Supplementary in any manner (whether by merger, consolidation or otherwise) that adversely affects the powers, preferences, or other rights or privileges of the Series A Preferred Stock or its holders set forth in these Articles Supplementary, the Charter and/or the Bylaws, including any repeal, amendment, waiver or other change that would affect the rights of the holders to receive any payments or to convert or redeem the Series A Preferred Stock (including any conversion or redemption for preferred partnership units of the operating partnership of which the Corporation, or a wholly owned subsidiary of the Corporation, is the general partner) or to receive notices or to elect to convert or redeem (in each case, including the timing in respect thereof), the maturity or ranking of the Series A Preferred Stock, the timing, type or amount of dividends or distributions in respect of the Series A Preferred Stock, the definition of “Yield,” the voting rights of the Series A Preferred Stock set forth in this Section 10(B), the timing, type or amount of Liquidation Preference, the observer rights of the Series A Preferred Stock set forth in Section 11 hereof, the optional redemption provisions of Section 9 hereof, the mandatory conversion provisions of Section 8 hereof including for the avoidance of doubt, the related definitions, the provisions of Section 7 hereof, the provisions regarding Breaches (including any amount payable in respect thereof), or any other matter that would be materially adverse to the holders of Series A Preferred Stock; provided that to the extent that such repeal, amendment, waiver or other change would disproportionately adversely affect any holder of Series A Preferred Stock as compared to any other holder of the Series A Preferred Stock, the consent of such holder shall be required, (iii) enter into any Fundamental Transaction, (iv) consummate a Liquidation Event or Deemed Liquidation Event other than a Deemed Liquidation Event pursuant to (x) clause (vi) of the definition of Deemed Liquidation Event solely as a result of a change in law and provided that the Corporation has used its reasonable best efforts to maintain its REIT status or (y) clauses (iii) or (iv) of such definition, (v) to amend this Section 10, (vi) increase the number of authorized shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock after the Issue Date other than to pay the dividends on the Series A Preferred Stock in compliance with Section 5 of these Articles Supplementary, (vii) create any new class or series of stock, any other equity securities, or any debt or other securities convertible into equity securities of the Corporation, in each such case having a preference over, or being in parity with, the Series A Preferred Stock with respect to dividends, liquidation, voting or redemption; provided that on and after the Lower Threshold Date, such matters described in clauses (i) - (vii) above shall only require the affirmative vote or consent of holders holding at least 60% or more of the then outstanding Series A Preferred Stock; provided further that, notwithstanding the foregoing in this Section 10(B), the Corporation may, without the approval of any holder of the Series A Preferred Stock, issue up to $125,000 in non-convertible, non-voting preferred shares of the Corporation that are in parity with or senior to the Series A Preferred Stock with respect to distributions and liquidation in order to meet the requirement that the Corporation have at least 100 shareholders for REIT qualification purposes.

Section 11. Observer Rights. In event that at any time and from to time a Breach occurs pursuant to clauses (i), through (vi) of the definition thereof is not cured within three months of its occurrence, notwithstanding any other rights or remedies that the holders of that Series A Preferred Stock may have pursuant to these Articles Supplementary or applicable law, then the holders holding of a majority of the then outstanding shares of Series A Preferred Stock shall have the right to designate a Person (which Person may include a holder of the Series A Preferred Stock) to attend all meetings of the Board until such time as the Breach is cured, if curable. The holders holding at least a majority of the Series A Preferred Stock may elect such Person by written notice to the Corporation, or alternatively, prior to the time such written notice is received by the Corporation, upon the written request by any holder of Series A Preferred Stock to the Corporation, the Corporation shall call a meeting, upon not less than 10 days and not more than 30 days written notice, to all holders of the Series A Preferred Stock.

Section 12. Ownership Limitations. The Series A Preferred Stock shall be subject to the restrictions on ownership and transfer set forth in Article [    ] of the Charter.7 Any person that violates such restrictions in acquiring actual or constructive ownership of shares of Series A Preferred Stock is required to give notice thereof immediately to the Corporation and provide the Corporation with such other information as the Corporation may request in order to determine the effect of such acquisition on the Corporation’s status as a REIT. All certificates representing shares of the Series A Preferred Stock shall be marked with a legend sufficient under the laws of the

[7]	NTD: Subject to review of the Charter.

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State of Maryland to provide a purchaser of such shares with notice of the restrictions on transfer under Article [    ] of the Charter. Nothing in Article [    ] of the Charter shall preclude the settlement of any transactions entered into through the facilities of the [            ] or any other national securities exchange or automated inter-dealer quotation system. The fact that settlement of any transaction takes place shall not, however, negate the effect of any provision of Article [    ] of the Charter, and any transferee, and the shares of capital stock transferred to such transferee in such a transaction, shall be subject to all of the provisions and limitations in Article [    ] of the Charter.8

Section 13. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead, the Corporation may elect to either make a cash payment to each holders of the Series A Preferred Stock that would otherwise be entitled to a fractional share (based on the Current Market Price of such share) or, in lieu of such cash payment, the number of shares of Common Stock to be issued to any particular holder upon conversion or in respect of dividend payments shall be rounded up to the nearest whole share.

Section 14. SEC Reports. Following the effectiveness of the registration statement referred to in the Registration Rights Agreement, whether or not the Corporation is required to file reports with the SEC, if any shares of Series A Preferred Stock are outstanding, the Corporation shall file with the SEC all such reports and other information as it would be required to file with the SEC under Section 13(a) or 15(d) of under the Exchange Act, unless the SEC does not permit the Corporation to make such filings. The Corporation shall deliver to each holder of Series A Preferred Stock, upon request, without cost to such holder, copies of such reports and other information; provided that the filing of such reports on EDGAR shall be deemed to satisfy such delivery requirement. Notwithstanding the foregoing, prior to the effectiveness of the registration statement referred to in the Registration Rights Agreement, the Corporation may satisfy its obligations under this Section 14 by promptly furnishing or causing to be furnished Rule 144A Information (as defined below) to any holder of Series A Preferred Stock or to a prospective purchaser of any such Series A Preferred Stock designated by any such holder of Series A Preferred Stock, as the case may be, to the extent required to permit compliance by such holder of Series A Preferred Stock with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. In the event the rules and regulations of the SEC permit the Corporation and any direct or indirect parent of the Corporation to report at any such parent entity’s level on a consolidated basis, consolidated reporting at the parent entity’s level in a manner consistent with that described in this Section 14 will satisfy this Section 14.

Section 15. [Certificates.]9

(A) (i) Form and Dating. The Series A Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of these Articles Supplementary. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Series A Preferred Stock certificate shall be dated the date of its authentication.

(ii) Global Series A Preferred Stock. The Series A Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the “Global Series A Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of

[8]	Ownership limitations will be set forth in the Charter. These provisions should cross reference the Charter.
[9]	These Articles Supplementary provide for certificated shares however Caesars shall deliver such shares in book-entry form on the systems of the transfer agent or, if reasonably practicable, issue in DTC-eligible global form.

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Series A Preferred Stock that are not “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock distributed on such conversion date will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

(iii) Book-Entry Provisions. In the event Global Series A Preferred Stock is deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series A Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Series A Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under these Articles Supplementary with respect to any Global Series A Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Series A Preferred Stock, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Series A Preferred Stock.

(iv) Certificated Series A Preferred Stock; Certificated Common Stock. Except as provided in this Section 15(A) or in Section 15(C), owners of beneficial interests in Global Series A Preferred Stock will not be entitled to receive physical delivery of Series A Preferred Stock in fully registered certificated form (“Certificated Series A Preferred Stock”). With respect to shares of Series A Preferred Stock that are “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock issuable on conversion of such shares on such conversion date will be issued in fully registered certificated form (“Certificated Common Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Series A Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

After a transfer of any Series A Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement pursuant to any such effective Shelf Registration Statement and in accordance with the plan of distribution thereof with respect to such Series A Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Series A Preferred Stock (including Global Series A Preferred Stock) or Certificated Common Stock will cease to apply, the requirements requiring that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Series A Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Series A Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder’s Series A Preferred Stock or Common Stock or directions to transfer such Holder’s interest in the Global Series A Preferred Stock, as applicable.

(B) Execution and Authentication. Two Officers shall sign the Series A Preferred Stock certificate for the Corporation by manual or facsimile signature.

If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under these Articles Supplementary.

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The Transfer Agent shall authenticate and deliver certificates for up to [                ] shares of Series A Preferred Stock for original issue upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of Series A Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in these Articles Supplementary to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(C) Transfer and Exchange. (i) Transfer and Exchange of Certificated Series A Preferred Stock. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I) or (II) below, and is accompanied by the following additional information and documents, as applicable:

(I) if such Certificated Series A Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(II) if such Certificated Series A Preferred Stock is being transferred to the Corporation or to a “qualified institutional buyer” (“QIB”) in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Corporation so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 15 (C) (vii).

(ii) Restrictions on Transfer of Certificated Series A Preferred Stock for a Beneficial Interest in Global Series A Preferred Stock. Certificated Series A Preferred Stock may not be exchanged for a beneficial interest in Global Series A Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series A Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Corporation and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Series A Preferred Stock to reflect an increase in the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, then the Transfer Agent shall cancel such Certificated Series A Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock to be increased accordingly. If no Global Series A Preferred Stock is then outstanding, the Corporation shall issue and the Transfer Agent shall authenticate, upon written order of the Corporation in the form of an Officers’ Certificate, a new Global Series A Preferred Stock representing the appropriate number of shares.

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(iii) Transfer and Exchange of Global Series A Preferred Stock. The transfer and exchange of Global Series A Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with these Articles Supplementary (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv) Transfer of a Beneficial Interest in Global Series A Preferred Stock for a Certificated Series A Preferred Stock.

(1) Any Person having a beneficial interest in Series A Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Corporation, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Series A Preferred Stock representing the same number of shares of Series A Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Series A Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock to be reduced on its books and records and, following such reduction, the Corporation will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Series A Preferred Stock.

(2) Certificated Series A Preferred Stock issued in exchange for a beneficial interest in a Global Series A Preferred Stock pursuant to this Section 15(C)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Series A Preferred Stock to the Persons in whose names such Series A Preferred Stock are so registered in accordance with the instructions of DTC.

(v) Restrictions on Transfer and Exchange of Global Series A Preferred Stock.

(1) Notwithstanding any other provisions of these Articles Supplementary (other than the provisions set forth in Section 15(C)(vi)), Global Series A Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(2) In the event that the Global Series A Preferred Stock is exchanged for Series A Preferred Stock in definitive registered form pursuant to Section 15(C)(vi) prior to the effectiveness of a Shelf Registration Statement with respect to such securities, such Series A Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 15(C) (including the certification requirements set forth in the Exhibits to these Articles Supplementary intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Corporation.

(vi) Authentication of Certificated Series A Preferred Stock. If at any time:

(1) DTC notifies the Corporation that DTC is unwilling or unable to continue as depository for the Global Series A Preferred Stock and a successor depository for the Global Series A Preferred Stock is not appointed by the Corporation within 90 days after delivery of such notice;

(2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Series A Preferred Stock is not appointed by the Corporation within 90 days; or

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(3) the Corporation, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Series A Preferred Stock under these Articles Supplementary, then the Corporation will execute, and the Transfer Agent, upon receipt of a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation requesting the authentication and delivery of Certificated Series A Preferred Stock to the Persons designated by the Corporation, will authenticate and deliver Certificated Series A Preferred Stock equal to the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, in exchange for such Global Series A Preferred Stock.

(vii) Legend. (1) Except as permitted by the following paragraph (2) and in Section 15(A)(iii), each certificate evidencing the Global Series A Preferred Stock, the Certificated Series A Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:

“THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE CORPORATION THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE CORPORATION OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (5) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.” (*)

(*) Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

(2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Series A Preferred Stock) pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act:

(I) in the case of any Transfer Restricted Security that is a Certificated Series A Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

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(II) in the case of any Transfer Restricted Security that is represented by a Global Series A Preferred Stock, with the consent of the Corporation, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 or another exemption from registration under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit C hereto).

(viii) Cancelation or Adjustment of Global Series A Preferred Stock. At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted or canceled, such Global Series A Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Series A Preferred Stock is exchanged for Certificated Series A Preferred Stock, converted or canceled, the number of shares of Series A Preferred Stock represented by such Global Series A Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series A Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(ix) Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(1) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock and Global Series A Preferred Stock as required pursuant to the provisions of this Section 15(C).

(2) All Certificated Series A Preferred Stock and Global Series A Preferred Stock issued upon any registration of transfer or exchange of Certificated Series A Preferred Stock or Global Series A Preferred Stock shall be the valid obligations of the Corporation, entitled to the same benefits under these Articles Supplementary as the Certificated Series A Preferred Stock or Global Series A Preferred Stock surrendered upon such registration of transfer or exchange.

(3) Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series A Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock certificates or Common Stock certificates.

(5) Upon any sale or transfer of shares of Series A Preferred Stock (including any Series A Preferred Stock represented by a Global Series A Preferred Stock Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Corporation if it so requests):

(A) in the case of any Certificated Series A Preferred Stock or Certificated Common Stock, the Corporation and the Transfer Agent shall permit the holder thereof to exchange such Series A Preferred Stock or Certificated Common Stock for Certificated Series A Preferred Stock or Certificated Common Stock, as the case may be, that does not bear the legend set forth in paragraph (C)(vii) above and rescind any restriction on the transfer of such Series A Preferred Stock or Common Stock issuable in respect of the conversion of the Series A Preferred Stock; and

24

(B) in the case of any Global Series A Preferred Stock, such Series A Preferred Stock shall not be required to bear the legend set forth in paragraph (C)(vii) above but shall continue to be subject to the provisions of paragraph (C)(iv) hereof; provided, however, that with respect to any request for an exchange of Series A Preferred Stock that is represented by Global Series A Preferred Stock for Certificated Series A Preferred Stock that does not bear the legend set forth in paragraph (c)(vii) above in connection with a sale or transfer thereof pursuant to Rule 144 or another exemption from registration under the Securities Act (and based upon an opinion of counsel if the Corporation so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to such exemption (such certification to be substantially in the form of Exhibit C hereto).

(x) No Obligation of the Transfer Agent.

(1) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Series A Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series A Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Series A Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Series A Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Series A Preferred Stock). The rights of beneficial owners in any Global Series A Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(2) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under these Articles Supplementary or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Series A Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of these Articles Supplementary, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(D) Replacement Certificates. If a mutilated Series A Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Series A Preferred Stock certificate claims that the Series A Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Transfer Agent shall countersign a replacement Series A Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss which either of them may suffer if a Series A Preferred Stock certificate is replaced. The Corporation and the Transfer Agent may charge the Holder for their expenses to the extent actually incurred in replacing a Series A Preferred Stock certificate.

(E) Temporary Certificates. Until definitive Series A Preferred Stock certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall countersign temporary Series A Preferred Stock certificates. Temporary Series A Preferred Stock certificates shall be substantially in the form of definitive Series A Preferred Stock certificates but may have variations that the Corporation considers appropriate for temporary Series A Preferred Stock certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall countersign definitive Series A Preferred Stock certificates and deliver them in exchange for temporary Series A Preferred Stock certificates.

(F) Cancellation. (i) In the event the Corporation shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

25

(ii) At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, converted, repurchased or canceled, such Global Series A Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

(iii) The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Corporation. The Corporation may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Corporation has purchased or otherwise acquired.

Section 16. Additional Rights of Holders. In addition to the rights provided to Holders under these Articles Supplementary, Holders shall have the rights set forth in the Registration Rights Agreement.

Section 17. Other Provisions.

(A) Unless otherwise specified in these Articles Supplementary, all notices provided hereunder shall be given by first-class mail to each record Holder of shares of Series A Preferred Stock at such Holder’s address as the same appears on the books of the Corporation. With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(B) The shares of Series A Preferred Stock shall be issuable only in whole shares.

(C) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder, or for the Global Series A Preferred Stock, to the Depository in accordance with its procedures.

(D) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay.

(E) Holders of Series A Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

(F) [Notwithstanding any provision herein to the contrary, the procedures for conversion and voting of shares of Series A Preferred Stock represented by Global Series A Preferred Stock will be governed by arrangements among DTC, its participants and persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Series A Preferred Stock certificates may be subject to various policies and procedures adopted by DTC from time to time.]

THIRD: The Series A Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

26

FIFTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.

SIXTH: The undersigned                      of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned                      acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its                      and attested to by its Secretary as of the date first written above.

ATTEST:	[REIT]

By: (SEAL)
Name:	Name:
Title:	Title:

.

27

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

[THE SECURITY REPRESENTED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY REPRESENTED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY REPRESENTED HEREBY AGREES FOR THE BENEFIT OF THE CORPORATION THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE CORPORATION OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (5) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER OF THIS SECURITY WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.”(2)

2 Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.] (3)

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES SUPPLEMENTARY REFERRED TO BELOW.] (3)

3 Subject to removal if not a global security.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

FORM OF SERIES A CONVERTIBLE

PREFERRED STOCK

[FACE OF CERTIFICATE]

SERIES A CONVERTIBLE PREFERRED STOCK PAR VALUE $[    ]

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS

AND OTHER INFORMATION

CERTIFICATE
NUMBER	[●] SHARES

[REIT]

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

CUSIP NO. [●]

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE

SERIES A CONVERTIBLE PREFERRED STOCK,

$[    ] PAR VALUE PER SHARE, OF [REIT].

transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent.

[THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST CORPORATION (“DTC”) OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.10

[10]	Remove if not a global security.

WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

[Officer Signature]	DATED
[Officer Title]
[Officer Name]

[Officer Signature]
[Officer Title]
[Officer Name]

COUNTERSIGNED AND REGISTERED

[            ]

TRANSFER AGENT AND REGISTRAR

By:	AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

IMPORTANT NOTICE

[REIT]

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL PROVISIONS OF THE CHARTER AND BYLAWS OF THE CORPORATION, AND THE AMENDMENTS FROM TIME TO TIME MADE TO EACH, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE CHARTER OF THE CORPORATION AND THE AMENDMENTS AND SUPPLEMENTS THERETO, INCLUDING THE ARTICLES SUPPLEMENTARY FOR ANY SERIES OR CLASS OF PREFERRED STOCK OF THE CORPORATION, SET FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SHARES OF EACH CLASS OF SHARES (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED BY THE CORPORATION, AND ALSO SET FORTH THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE CORPORATION WILL FURNISH TO EACH STOCKHOLDER, WITHOUT CHARGE UPON WRITTEN REQUEST, A COPY OF THE FULL TEXT OF THE CHARTER, BYLAWS AND ARTICLES SUPPLEMENTARY. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

THE CHARTER OF THE CORPORATION AND THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK EACH SET FORTH CERTAIN RESTRICTIONS ON THE TRANSFER AND OWNERSHIP OF THE SHARES REPRESENTED HEREBY FOR THE PURPOSE OF ASSISTING THE CORPORATION IN MAINTAINING ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”). THE CORPORATION MAY REFUSE TO TRANSFER ANY SHARES IF SUCH TRANSFER WOULD OR MIGHT DISQUALIFY THE CORPORATION AS A REIT. FURTHER, THE CHARTER PROVIDES THAT NO PERSON MAY ACQUIRE MORE THAN 9.8% OF THE OUTSTANDING SHARES OF THE CORPORATION’S COMMON STOCK OR SHARES OF ANY CLASS OF THE CORPORATION’S CAPITAL STOCK WITH AN AGGREGATE MARKET VALUE EXCEEDING 9.8% OF THE AGGREGATE MARKET VALUE OF ALL OUTSTANDING SHARES OF ALL CLASSES OF THE CORPORATION’S CAPITAL STOCK. A COPY OF THE CHARTER AND ARTICLES SUPPLEMENTARY, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM	—as tenants in common

TEN ENT	—as tenants by the entireties

JT TEN	—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	— Custodian under the

(Cust) (Minor)

Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	— Custodian (until age )

(Cust) (Minor)

Under the Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK, $[    ] PAR VALUE PER SHARE (THE “SERIES A PREFERRED STOCK”), HAVE THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AS PROVIDED IN THE ARTICLES SUPPLEMENTARY RELATING TO THE SERIES A PREFERRED STOCK (THE “ARTICLES SUPPLEMENTARY”), IN ADDITION TO THOSE SET FORTH IN THE CHARTER AND BYLAWS OF THE CORPORATION.

EACH HOLDER SHALL HAVE THE RIGHT, AT SUCH HOLDER’S OPTION, AT ANY TIME, TO CONVERT ALL OR ANY PORTION OF SUCH HOLDER’S SERIES A PREFERRED STOCK INTO SHARES OF COMMON STOCK, $[    ] PAR VALUE PER SHARE, OF THE CORPORATION (“COMMON STOCK”), AS PROVIDED IN THE ARTICLES SUPPLEMENTARY. THE PRECEDING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES SUPPLEMENTARY, AND THE CHARTER AND BYLAWS OF THE CORPORATION.

For value received,                     hereby sell(s), assign(s) and transfer(s) unto                     [INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]                             [ [INSERT NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE]                 shares represented by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	, 20

Signature:

Signature:

Notice: Signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15.

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A Convertible Series A Preferred Stock (the “Series A Preferred Stock”) of [REIT] (the “Corporation”), represented by share certificate no.(s)                     (the “Series A Preferred Stock Certificates”), into shares of common stock, par value $[    ] per share of the Corporation (“Common Stock”) according to the conditions of the Articles Supplementary of the Series A Preferred Stock (the “Articles Supplementary”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Series A Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles Supplementary.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Series A Preferred Stock to be converted:

Number of shares of Common Stock to be issued:11

Signature:

Name:

Address:12

Fax No.:

[11]	Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.
[12]	Address to which shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

B-1

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK

Re: Series A Preferred Stock (the “Preferred Stock”) of [REIT]

This Certificate relates to                 shares of Series A Preferred Stock held in |    | */ book-entry or |    | */ definitive form by             (the “Transferor”).

The Transferor*:

|    | has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Series A Preferred Stock held by the Depository shares of Series A Preferred Stock in definitive, registered form equal to its beneficial interest in such Series A Preferred Stock (or the portion thereof indicated above); or

|    | has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.

In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Articles Supplementary relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

|    | Such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer.

|    | Such Series A Preferred Stock is being transferred to the Corporation.

|    | Such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

*	/Please check applicable box.

|    | Such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Corporation so requests).

[ INSERT NAME OF TRANSFEROR ]

by

Date:

B-2

Annex IV

Backstop Commitment Agreement

29

BACKSTOP COMMITMENT AGREEMENT

BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of [            ], is by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation (“CEOC”), and the investors identified on Schedule I hereto to the extent such parties are not Terminating Preferred Backstop Investors (each, a “Preferred Backstop Investor” and, collectively, the “Preferred Backstop Investors”).

RECITALS

WHEREAS, on January 15, 2015 (the “Petition Date”), CEOC and certain debtor affiliates (collectively, the “Debtor”) commenced jointly administered proceedings (the “Chapter 11 Proceedings”) for relief under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the Bankruptcy Court (as defined in the Restructuring Support Agreement) (and such case, the “Bankruptcy Case”);

WHEREAS, in connection with the Chapter 11 Proceedings, the Debtor has engaged in good faith negotiations with certain parties in interest regarding the terms of the Bankruptcy Plan of Reorganization of the Debtor (the “Plan”), which Plan shall be consistent in all material respects with the Restructuring Term Sheet setting forth the principal terms to be included in the Plan and attached as Exhibit A to the Restructuring Support Agreement;

WHEREAS, pursuant to the Plan, CEOC has agreed to cause the formation of [REIT] (the “Company”), and the Company has agreed to, in each case on the terms and conditions set forth therein, commence a rights offering (the “Rights Offering”) whereby holders1 (each a “Holder” and collectively, the “Holders”) of the Senior Secured Notes (as defined below) shall be granted non-transferable rights (“Rights”) to purchase up to [            ] shares of Preferred Stock (as defined below), as such amount may be increased as required pursuant to the Plan in connection with the [Preferred Equity Upsize (as defined in the Plan)], issued by the Company in the aggregate at a purchase price of $[__] per share (“Per Share Purchase Price”) payable in cash for aggregate proceeds to the Company of $[250.0]2 million pursuant to the Offering Conditions;

WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein and in consideration of the payment of the Commitment Payment (as defined below), the Company is willing to sell, and the Preferred Backstop Investors are willing to purchase, on the Effective Date, the total number of Preferred Stock not purchased by Holders in the Rights Offering (the “Unsubscribed Shares”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

[1]	NTD. To extent Preferred Stock is not 1145 eligible, holders who purchase in the Rights Offering will be required to rep to being one of a QIB, IAI, or a non-U.S. person under Regulation S as the Rights Offering will be a private placement. Subscription forms should include such an investor qualification. Rights to be distributed pro rata among eligible holders.
[2]	NTD. such amount to be increased if applicable in connection with the Preferred Equity Upsize

1

Section 1. DEFINITIONS.

(a) As used in this Agreement, the following terms shall have the following meanings:

“8.5% Notes” means the 8- 1⁄2% Senior Secured Notes due 2020 in the aggregate principal amount of $1,250,000,000 issued pursuant to that certain Indenture dated as of February 14, 2012 (as modified, supplemented and/or amended and in effect on the date hereof) among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“11.25% Notes” means the 11- 1⁄4% Senior Secured Notes due 2017 in the aggregate principal amount of $2,095,000,000 issued pursuant to that certain Indenture dated as of June 10, 2009 (as modified, supplemented and/or amended and in effect on the date hereof, among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. n/k/a Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“Addendum” has the meaning assigned to it in Section 10.9.

“Additional 9% Notes” means the 9% Senior Secured Notes due 2020 in the aggregate principal amount of $1,500,000,000 issued pursuant to that certain Indenture dated as of February 15, 2013 (as modified, supplemented and/or amended and in effect on the date hereof) among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Approval Motion” has the meaning assigned to it in Section 5.1.

“Approval Order” has the meaning assigned to it in Section 5.1.

“Assumption Agreement” has the meaning assigned to it in Section 10.9.

“Backstop Commitment” means the commitment of each Preferred Backstop Investor to acquire the number of Preferred Stock equal to the product of (i) each such Preferred Backstop Investor’s Backstop Percentage and (ii) the Unsubscribed Shares.

“Backstop Fees and Expenses” means the reasonable fees and expenses of the Backstop Professionals in connection with the Restructuring (as defined in the Restructuring Support Agreement) as documented with summary invoices (i) that are accrued and unpaid as of July 31, 2015 in an amount not to exceed $4,000,000 and (ii) in an amount not to exceed $300,000 per month (without carryforwards or carrybacks) in the aggregate for all Backstop Professionals for each month thereafter.

“Backstop Percentage” means the percentage initially equal to the amount of Senior Secured Bonds designated by a Preferred Backstop Investor in writing to KKWC (which amount may not exceed the amount Held by such Preferred Backstop Investor on January 12, 2015) divided by the aggregate amount of Senior Secured Bonds designated by all Preferred Backstop

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Investors. Such Backstop Percentage shall be set forth opposite the name of such Preferred Backstop Investor under the heading “Backstop Percentage” on Schedule I hereto (as such Schedule I may be updated pursuant to Section 10.9 hereof and/or to reflect the increase or deduction of Backstop Commitments or Default Shares acquired or disposed of pursuant to the last paragraph of Section 8(a) and Section 8(b)(i) and/or to reflect the removal of a potential Preferred Backstop Investor pursuant to the definition of Preferred Backstop Investor). Schedule I hereto shall not be available to the Preferred Backstop Investors, but each Preferred Backstop Investor shall be entitled to obtain its Backstop Percentage as soon as reasonably practicable after receipt of written request by KKWC.3

“Backstop Professionals” means KKWC and Pachulski Stang Ziehl & Jones LLP.

“Backstop Purchase Price” means, with respect to any Preferred Backstop Investor, such Preferred Backstop Investor’s Backstop Percentage of the product of the (i) Per Share Purchase Price and (ii) the Unsubscribed Shares.

“Backstop Shares” has the meaning assigned to it in Section 2.2(a).

“Bankruptcy Case” has the meaning assigned to it in the recitals hereto.

“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

“Bankruptcy Court” has the meaning assigned to it in the recitals hereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Closing” has the meaning assigned to it in Section 2.2(b).

“Commitment Payment” means for each Preferred Backstop Investor a fee equal to the Commitment Percentage of the product of (i) such Preferred Backstop Investor’s Backstop Percentage and (ii) $300 million.

“Commitment Percentage” means 5%, provided such percentage shall increase by an additional 4% for each 240 day period after the Petition Date until the Subscription Commencement Date begins.

“Company” has the meaning assigned to it in the preamble hereto.

“Confirmation Hearing” shall mean the hearing held by the Bankruptcy Court to consider the confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

“Confirmation Order” means the Order of the Bankruptcy Court confirming the Plan.

[3]	NTD: This will be redacted in any public disclosure so the Backstop Percentage is not disclosed unless required by the Bankruptcy Court or regulators.

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“Contracts” means any contract, arrangement, note, bond, commitment, purchase order, sales order, franchise, guarantee, indemnity, indenture, instrument, lease, license or other agreement, understanding, instrument or obligation, whether written or oral, all amendments, supplements and modifications of or for any of the foregoing and all rights and interests arising thereunder or in connection therewith.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs, policies or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Debtor” has the meaning assigned to it in the recitals hereto.

“Defaulting Preferred Backstop Investor” has the meaning assigned to it in Section 8(b)(i).

“Default Purchase Right” has the meaning assigned to it in Section 8(b)(i).

“Default Shares” has the meaning assigned to it in Section 8(b)(i).

“Effective Date” has the meaning assigned to it in the Plan.

“Encumbrance” means any security interest, pledge, mortgage, lien, claim, option, charge or encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

“Exculpated Claims” has the meaning assigned to it in Section 9(b).

“Exculpated Parties” has the meaning assigned to it in Section 9(b).

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“Held” means (i) Senior Secured Notes beneficially owned by the applicable Preferred Backstop Investor and/or (ii) Senior Secured Notes for which a binding trade confirmation or other similar agreement has been executed on or before January 12, 2015 which Senior Secured Notes are beneficially owned by the applicable Preferred Backstop Investor on or before January 19, 2015.

“Holder” has the meaning assigned to it in the recitals hereto.

“Indemnitees” has the meaning assigned to it in Section 9(a).

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“Initial 9% Notes” means the 9% Senior Secured Notes due 2020 in the initial aggregate principal amount of $1,500,000,000 issued pursuant to that certain Indenture dated as of August 22, 2012 (as modified, supplemented and/or amended and in effect on the date hereof) among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“KKWC” has the meaning assigned to it in Section 10.9.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, guideline, policy, ordinance, regulation, rule, code, Order, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“Losses” has the meaning assigned to it in Section 9(a) hereof.

“Milestone” has the meaning assigned to it in Section 5.5.

“Milestone Dates” has the meaning assigned to it in Section 5.5.

“Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes or effects, (a) has had or would reasonably be expected to have or result in a material adverse effect or change in the results of operations, properties, assets, liabilities or condition (financial or otherwise) of the applicable Company Party taken as a whole or (b) has or would reasonably be expected to prevent, materially delay or materially impair the ability of the applicable Company Party to consummate the Rights Offering or the applicable Company Party to consummate any of the transactions contemplated hereby.

“Non-Defaulting Preferred Backstop Investors” has the meaning assigned to it in Section 8(b)(i).

“Non-Terminating Preferred Backstop Investors” means any Preferred Backstop Investor that is not a Terminating Preferred Backstop Investor.

“Order” means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Authority, whether preliminary, interlocutory or final.

“Offering Conditions” means those terms and conditions set forth on Exhibit C.

“Payment Date” has the meaning assigned to it in Section 2.3(a).

“Per Share Purchase Price” has the meaning assigned to it in the recitals hereto.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, first nation, aboriginal or native group or band, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

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“Plan” has the meaning assigned to it in the recitals hereto.

“Plan Solicitation Order” means an Order entered by the Bankruptcy Court, in form and substance materially consistent with this Agreement and the Restructuring Support Agreement and otherwise reasonably satisfactory to the Preferred Backstop Investors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail)and CEOC, which shall, among other things, approve the disclosure statement relating to the Plan, including the Rights Offering Documents, and set procedures for the solicitation of votes to accept or reject the Plan.

“Preferred Backstop Investor Default” has the meaning assigned to it in Section 8(b)(i).

“Preferred Backstop Investor Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes or effects, has or would reasonably be expected to prevent, materially delay or materially impair the ability of the applicable Preferred Backstop Investor to consummate the transactions contemplated hereby.

“Preferred Backstop Investors” means Five Island Asset Management, DDJ Capital Management, LLC, Whitebox Asymmetric Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Institutional Partners, LP, Collins Alternative Solutions Fund, Whitebox Tactical Opportunities Fund, Elliott Management Corporation (or certain entities or funds managed or affiliated with it), PIMCO, J.P. Morgan Investment Management, Inc., Goldman, Sachs & Co., solely with respect to the Multi Strategy Investing desk of the Americas Special Situations Group, HBK Master Fund L.P., Farallon Capital Partners, L.P., Farallon Capital AA Investors, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P., Farallon Capital (AM) Investors, L.P., Noonday Offshore, Inc. and Brigade Capital Management, LP (on behalf of funds and accounts managed by it). Notwithstanding the foregoing, Schedule I shall be updated pursuant to Section 10.9 hereof, and shall exclude any Terminating Preferred Backstop Investor. For the avoidance of doubt, to the extent that a party no longer has a Backstop Percentage, such party shall no longer be a “Preferred Backstop Investor.”

“Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $[    ] per share, on terms and conditions set forth on the term sheet and the draft Articles Supplementary attached as Exhibit D hereto, as may be supplemented with the written consent of the Required Preferred Backstop Investors and CEOC, and subject to definitive documentation acceptable to the Required Preferred Backstop Investors, as determined by such Required Preferred Backstop Investors in their reasonable discretion; provided, however, that any terms affecting the economics of the Preferred Stock, directly or indirectly, as determined by the Required Preferred Backstop Investors, shall be subject to the Required Preferred Backstop Investors’ sole discretion.

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“Required Preferred Backstop Investors” means, as of any date of determination, the Non-Defaulting Preferred Backstop Investors and Non-Terminating Preferred Backstop Investors holding more than 66-2/3% of the total Backstop Commitment, calculated without regard to the Backstop Commitments held by Defaulting Preferred Backstop Investors and Terminating Preferred Backstop Investors.

“Restructuring Support Agreement” means that certain Restructuring Plan Support Agreement, made and entered into as of December 19, 2014, by and among the Debtor, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P., and the Consenting Creditors (as defined therein).

“Rights” has the meaning assigned to it in the recitals hereto.

“Rights Offering” has the meaning assigned to it in the recitals hereto.

“[Rights Offering Documents]” has the meaning assigned to it in the Plan and shall be approved by the Bankruptcy Court pursuant to the Plan Solicitation Order in form and substance materially consistent with this Agreement and the Restructuring Support Agreement and otherwise reasonably satisfactory to the Preferred Backstop Investors and CEOC.

“Senior Secured Notes” means the (i) 11.25% Notes, (ii) 8.5% Notes, (iii) Initial 9% Notes and (iv) Additional 9% Notes.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement.

“Subscription Commencement Date” means the date the Plan Solicitation Package is mailed or distribution is otherwise commenced in accordance with the Plan Solicitation Order.

“Subscription Expiration Date” means the date on which the subscription form to be completed by each Preferred Backstop Investor to facilitate such Preferred Backstop Investor’s subscription for the Preferred Stock purchased pursuant to this Agreement must be submitted in order to be effective, which date shall be              [Insert date that is ten days prior to the Voting Deadline and not less than 20 days after the Subscription Commencement Date] or such later date as the Required Preferred Backstop Investors shall agree.

“Subsidiaries” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Terminating Preferred Backstop Investors” has the meaning assigned in Section 8(a).

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“Unsubscribed Shares” has the meaning assigned to it in the recitals hereto.

“Voting Deadline” means the date set by the Bankruptcy Court as the deadline for voting to accept or reject the Plan.

Section 2. RIGHTS OFFERING; BACKSTOP; COMMITMENT PAYMENT.

2.1 Rights Offering.

(a) The Company shall make the Rights Offering pursuant to the Plan, which shall be subject to the Offering Conditions and such other terms and conditions set forth in the Rights Offering Documents.

(b) Ten Business Days prior to the date of the Confirmation Hearing, the Company shall notify the Preferred Backstop Investors of the Rights Offering and the Preferred Backstop Investors shall have the right, but not obligation, upon written notice to the Company to elect to purchase up to 50% of the Preferred Stock issued in the Rights Offering (in addition to each of their rights as a Holder pursuant to the Rights Offering Documents and inclusive of Preferred Stock issued in compliance with Plan in connection with the CPLV Mezzanine Debt) on the same terms and conditions as the other Holders under the Rights Offering Documents; provided, however, that the Preferred Backstop Investors shall not be required to post funds until the Effective Date. Each Preferred Backstop Investor shall have the right to purchase its pro rata share of such amount, based on its Backstop Percentage, and to the extent any Preferred Backstop Investor elects to not purchase its pro rata share, such share(s) shall be made available to the Preferred Backstop Investors that are purchasing their pro rata share.

(c) The Company hereby agrees and undertakes to give, or to cause to be given, to the Preferred Backstop Investors as soon as reasonably practicable, but in no event later than two (2) Business Days after the entry of the Confirmation Order, by overnight mail, e-mail or by electronic facsimile transmission, (i) written notification setting forth (A) the total number of shares of Preferred Stock purchased by Holders (inclusive of any shares of Preferred Stock purchased pursuant to Section 2.1(b)) in the Rights Offering pursuant to the exercise of Rights and the aggregate cash proceeds received by the Company therefor, (B) the number of Unsubscribed Shares, (C) the Backstop Purchase Price for each Preferred Backstop Investor and (D) the targeted Effective Date and (ii) a subscription form to be completed by each Preferred Backstop Investor to facilitate such Preferred Backstop Investor’s subscription for the Preferred Stock purchased pursuant to this Agreement. In addition, on the first Business Day of each calendar week during the period beginning on the Subscription Commencement Date and ending on the Subscription Expiration Date, the Company shall give, or cause to be given, to the Preferred Backstop Investors by overnight mail, e-mail or by electronic facsimile transmission a written notification setting forth the then most current information as to the total amount of Preferred Stock then subscribed for in the Rights Offering, the number of then unsubscribed Preferred Stock, the Backstop Purchase Price for each Preferred Backstop Investor (as if the Rights Offering were to be concluded with the then current amount of subscribed for Preferred Stock) and the targeted Effective Date.

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2.2 Backstop.

(a) On the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in this Agreement, each of the Preferred Backstop Investors hereby agrees, severally and not jointly, to purchase on the Effective Date, and the Company hereby agrees to sell and issue to each such Preferred Backstop Investor, at the Backstop Purchase Price therefor, its Backstop Percentage of the Unsubscribed Shares, subject to the Offering Conditions. The Preferred Stock which each of the Preferred Backstop Investors purchases pursuant to this Agreement are referred to herein as such Preferred Backstop Investor’s “Backstop Shares.” For the avoidance of doubt, any shares of Preferred Stock acquired in the Rights Offering pursuant to Section 2.1(b) shall not be deemed Backstop Shares.

(b) The closing of the purchase and sale of the Backstop Shares hereunder (the “Closing”) will occur on the Effective Date contemporaneously with substantial consummation of the Plan. At the Closing, payment for the Backstop Shares that each Preferred Backstop Investor has agreed to purchase shall be effected by each such Preferred Backstop Investor delivering to the Company in immediately available funds its respective Backstop Purchase Price against delivery by the Company of the Backstop Shares to which such Preferred Backstop Investor is entitled to and delivery to each Preferred Backstop Investor such certificates, documents or instruments required to be delivered by the Company to such Preferred Backstop Investor pursuant to this Agreement. The agreements, instruments, certificates and other documents to be delivered on the Effective Date by or on behalf of the Company shall be delivered to each applicable Preferred Backstop Investor in accordance with Section 10.3 hereof.

2.3 Commitment Payment.

(a) The Commitment Payment shall be earned upon the entry of the Approval Order and shall be payable, with respect to a Preferred Backstop Investor, upon the earlier of (x) the Effective Date of the Plan and (y) two Business Days after the termination of this Agreement by or with respect to such Preferred Backstop Investor (such date, the “Payment Date”), provided that the Commitment Payment, with respect to a Preferred Backstop Investor, shall not be required to be paid to a particular Preferred Backstop Investor to the extent that such termination of this Agreement with respect to such Preferred Backstop Investor has occurred due to a breach of this Agreement by such Preferred Backstop Investor, to the extent such breach has been determined as solely caused by the Preferred Backstop Investor by a final, non-appealable order entered by a court of competent jurisdiction.

(b) On the Payment Date, CEOC shall pay to each Preferred Backstop Investor, by wire transfer in immediately available funds to an account specified by such Preferred Backstop Investor to CEOC not less than one (1) day prior to the Payment Date, such Preferred Backstop Investor’s pro rata portion of the Commitment Payment based on such Preferred Backstop Investor’s Backstop Percentage (which percentage, for the avoidance of doubt, shall be adjusted pursuant to the definition of Backstop Percentage).

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(c) The provisions for the payment of the Commitment Payment and the other provisions provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Preferred Backstop Investors would not have entered into this Agreement, and the Commitment Payment shall, pursuant to the Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY and CEOC. Each of the Company and CEOC (the “Company Parties”) hereby represents and warrants, severally and not jointly, to each of the Preferred Backstop Investors as of the date hereof and as of the Effective Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), on behalf of itself and not any other party, as follows:

3.1 Organization and Qualification; Subsidiaries. Each Company Party and its Subsidiaries has been duly organized and is validly existing and is in good standing under the laws of their respective jurisdictions of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.

3.2 Authorization; Enforcement; Validity. Subject only to Bankruptcy Court approval, each Company Party has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder (including, without limitation (a) the issuance of the Backstop Shares and (b) the payment of the Commitment Payment) in accordance with the terms hereof. The execution and delivery by each Company Party of this Agreement, the performance by each of the Company and CEOC of its obligations hereunder (including, without limitation, (x) the issuance of the Backstop Shares and (y) the payment of the Commitment Payment), have been duly authorized by all requisite action on the part of such Company Party, and no other action on the part of the Company Party is necessary to authorize the execution and delivery by the Company Party of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company Party, and assuming due authorization, execution and delivery by the other parties hereto and subject to Bankruptcy Court approval, this Agreement constitutes the legal, valid and binding obligation of the Company Party, enforceable against the Company Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

3.3 No Conflicts. Assuming that all consents, approvals, authorizations and other actions described in Section 3.4 have been obtained, and except as may result from any facts or circumstances relating solely to the applicable Preferred Backstop Investors, the execution, delivery and performance by the Company Party of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, (x) the issuance of the Backstop Shares and (y) the payment of the Commitment Payment) do not and will not: (a) violate, conflict with or result in the breach of the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, operating agreement, limited liability company agreement or similar formation or organizational documents of the Company Party or any of its Subsidiaries; (b) conflict with or violate any Law or Order applicable to the Company or any of its respective

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assets or properties; (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company Party or its Subsidiaries is a party or to which any of their respective assets or properties are subject, or result in the creation of any Encumbrance on any of their respective assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.4 Consents and Approvals. The execution, delivery and performance by the Company Party of this Agreement do not require any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to the Company Party or any of its Subsidiaries or by which any of their respective assets or properties may be bound, any Contract to which the Company Party or any of its Subsidiaries is a party or by which the Company Party or any of its Subsidiaries may be bound, except the entry of the Approval Order and the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen (14) day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP INVESTORS. Each Preferred Backstop Investor represents and warrants, severally and not jointly, to the Company Parties as of the date hereof and as of the Effective Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), as follows:

4.1 Authorization; Enforcement; Validity. Such Preferred Backstop Investor has all necessary corporate, limited liability company or equivalent power and authority to enter into this Agreement and to carry out, or cause to be carried out, its obligations hereunder in accordance with the terms hereof. The execution and delivery by such Preferred Backstop Investor of this Agreement and the performance by such Preferred Backstop Investor of its obligations hereunder have been duly authorized by all requisite action on the part of such Preferred Backstop Investor, and no other action on the part of such Preferred Backstop Investor is necessary to authorize the execution and delivery by such Preferred Backstop Investor of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Preferred Backstop Investor, and assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Preferred Backstop Investor, enforceable against such Preferred Backstop Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

4.2 No Conflicts. The execution, delivery, and performance by such Preferred Backstop Investor of this Agreement do not and will not (a) violate any provision of the organizational documents of such Preferred Backstop Investor; (b) conflict with or violate any

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Law or Order applicable to such Preferred Backstop Investor or any of its respective assets or properties; (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Preferred Backstop Investor is a party or to which any of its assets or properties are subject, or result in the creation of any Encumbrance on any of its assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Preferred Backstop Investor Material Adverse Effect on such Preferred Backstop Investor.

4.3 Consents and Approvals. No consent, approval, order, authorization, registration or qualification of or with any court or Governmental Authority or body having jurisdiction over such Preferred Backstop Investor is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for any consent, approval, order or authorization required under the Bankruptcy Code.

4.4 Investor Representation. (i) It is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act, (C) a non-U.S. person under Regulation S under the Securities Act, or (D) the foreign equivalent of (A) or (B) above, and (ii) any securities of the Company acquired by the applicable Preferred Backstop Investor under this Agreement will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 5. ADDITIONAL COVENANTS.

5.1 Approval Motion and Approval Order. CEOC agrees to file a motion and supporting papers (the “Approval Motion”) (including an order in form and substance materially consistent with this Agreement and otherwise reasonably satisfactory to CEOC and the Required Preferred Backstop Investors) seeking an order of the Bankruptcy Court (the “Approval Order”) approving this Agreement, it being acknowledged and agreed that the Approval Order shall authorize payment by CEOC of the Backstop Fees and Expenses.

5.2 Commercially Reasonable Efforts. CEOC agrees to use its commercially reasonable efforts to timely satisfy (if applicable) each of the conditions under Sections 6 and 7 of this Agreement.

5.3 Further Assurances. Each party hereto, without expanding such party’s obligations under the Restructuring Support Agreement other than as specifically contemplated hereby, shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, in each case at the cost of CEOC.

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5.4 Use of Proceeds. The Company shall use the net proceeds from the sale of Preferred Stock issued pursuant to the Rights Offering solely as provided in the Plan.

5.5 Milestones. CEOC shall use its reasonable best efforts to cause the following actions (each, individually a “Milestone” and collectively, the “Milestones”) to occur on or before the dates specified below (such corresponding date, the “Milestone Date”):

(a) The motion for the Approval Order shall have been filed no later than 45 days from the Petition Date and the Approval Order shall have been entered by the Bankruptcy Court by no later than the earlier of February 15, 2016, and 60 days after the filing with the Bankruptcy Court of the final report in respect of the investigation as detailed in the Order Granting in Part and Denying in Part Motions to Appoint Examiner (Dkt. No. 675);

(b) By the earlier of February 15, 2016 and 60 days after the filing with the Bankruptcy Court of the final report in respect of the investigation as detailed in the Order Granting in Part and Denying in Part Motions to Appoint Examiner (Dkt. No. 675), the Company shall have obtained entry by the Bankruptcy Court of the Plan Solicitation Order;

(c) By the earlier of May 15, 2016 and 90 days after the Bankruptcy Court’s approval of the Plan Solicitation Order, the Confirmation Order shall have been entered by the Bankruptcy Court;

(d) the Company shall file a registration statement under the Securities Exchange Act of 1933, as amended, (the “Registration Statement”) registering the Preferred Stock as soon as practicable following the effective date of the Plan and in any event within 75 days thereafter, and shall cause the Registration Statement to be effective as soon as practicable thereafter;

(e) the Subscription Expiration Date shall have occurred on the date specified in such definition; and

(f) the Effective Date shall have occurred by the earlier of July 15, 2016 and 60 days from the date the Confirmation Order has been entered by the Bankruptcy Court.

5.6 Backstop Fees and Expenses. Subject to entry of the Approval Order, CEOC shall promptly pay the Backstop Fees and Expenses incurred from time to time, but in any event not later than ten (10) Business Days after receipt by CEOC of any applicable receipt or invoice.

5.7 Substantial Contribution Application. In the event that the Bankruptcy Court fails to approve the payment of the Backstop Fees and Expenses, CEOC covenants to support a substantial contribution application by the Preferred Backstop Professionals for the Backstop Fees and Expenses, and to use its commercially reasonable efforts to have such application approved by the Bankruptcy Court.

Section 6. CONDITIONS TO THE BACKSTOP INVESTORS’ OBLIGATIONS. The obligations of each of the Preferred Backstop Investors to purchase the Backstop Shares pursuant to this Agreement on the Effective Date shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any one or more of which may be waived in writing by the Required Preferred Backstop Investors:

6.1 Representations and Warranties. (a) All of the representations and warranties made by the Company Parties in this Agreement shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct as of such date); (b) each of the Company Parties shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be

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performed by the Company Parties on or prior to the Effective Date or such earlier date as may be applicable (other than the covenant set forth in Section 5.7); and (c) with respect to clauses (a) and (b), at the Closing there shall be delivered to the Preferred Backstop Investors a certificate signed by a duly authorized representative of the Company to the foregoing effect.

6.2 Approval Order. The Approval Order shall have been entered by the Bankruptcy Court.

6.3 Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order.

6.4 Plan and Rights Offering Documents. (i) Each of the Plan (and the exhibits thereto) and the Confirmation Order, with respect to provisions that could affect the economic interests of the Preferred Backstop Investors or that could be adverse to any of the Preferred Backstop Investors, shall not be inconsistent with this Agreement and the Restructuring Support Agreement, and shall be in form and substance reasonably acceptable to the Required Preferred Backstop Investors, and (ii) the Rights Offering Documents, which shall include the Offering Conditions, shall be in form and substance materially consistent with this Agreement and the Restructuring Support Agreement and otherwise reasonably acceptable to the Required Preferred Backstop Investors and CEOC.

6.5 Conditions to Confirmation. Each of the conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date shall have been satisfied or waived in accordance with the Plan.

6.6 Rights Offering. The Subscription Expiration Date shall have occurred.

6.7 Payment of Amounts. The Company shall have paid each Preferred Backstop Investor such Preferred Backstop Investor’s pro rata portion of the Commitment Payment in accordance with the terms of this Agreement.

Section 7. CONDITIONS TO THE COMPANY’S OBLIGATIONS. The obligations of the Company to issue and sell the Backstop Shares to the applicable Preferred Backstop Investors pursuant to this Agreement shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any one or more of which may be waived in writing by CEOC or the Company:

7.1 Representations and Warranties. (a) All of the representations and warranties made by the applicable Preferred Backstop Investor in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct as of such date), except to the extent that the breach of any such representation or warranty would not reasonably be expected to have a Preferred Backstop Investor Material Adverse Effect on such Preferred Backstop Investor and (b) the applicable Preferred Backstop Investor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by such Preferred Backstop Investor on or prior to the Effective Date.

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7.2 Approval Order. The Approval Order shall have been entered by the Bankruptcy Court.

7.3 Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order.

7.4 Conditions to Confirmation. Each of the conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date shall have been satisfied in accordance with the Plan.

7.5 Rights Offering. The Subscription Expiration Date shall have occurred

7.6 Backstop Subscription Forms. CEOC and the Company shall have received a duly executed subscription form from each Preferred Backstop Investor in accordance with Section 2.1(b).

Section 8. TERMINATION.

(a) Termination by the Preferred Backstop Investors. This Agreement may be terminated at any time by any Preferred Backstop Investor with respect to itself (and not with respect to any other Preferred Backstop Investor):

(i) upon the failure of any of the conditions set forth in Section 6 hereof to be satisfied, which failure cannot be cured or is not cured within 10 days of written notice to the Company and CEOC by such Preferred Backstop Investor;

(ii) if any of the Company Parties alters, amends or modifies any term of this Agreement without the consent of the Required Preferred Backstop Investor, or if any alteration, amendment or modification is adverse to any Preferred Backstop Investor, without the consent of each Preferred Backstop Investor;

(iii) if any of the Company Parties breaches any representation or warranty or breaches any covenant applicable to it (other than the covenant set forth in Section 5.7) in any material respect under this Agreement and if such breach is curable, it is not cured within 10 days of written notice to the applicable Company Party by such Preferred Backstop Investor;

(iv) if any of the Milestones shall not have occurred on or prior to the applicable Milestone Date; or

(v) upon the occurrence of any matters set forth in any of clauses (a) through (k) of Section 8 of the Restructuring Support Agreement and/or a Company Termination Event (as defined in the Restructuring Support Agreement) and/or a termination of the Restructuring Support Agreement;

15

provided that, in the event any Preferred Backstop Investor elects to terminate this Agreement (each, a “Terminating Preferred Backstop Investor”), the Backstop Commitments allocated to such Terminating Preferred Backstop Investor shall be allocated to all Non-Defaulting Preferred Backstop Investors who elect to acquire such Backstop Commitments on a pro rata basis (based on the Backstop Percentages of such electing Non-Defaulting Preferred Backstop Investors), and provided further that in the event no Non-Defaulting Preferred Backstop Investor elects to acquire the Backstop Commitments of the Terminating Preferred Backstop Investors, this Agreement shall terminate.

(b) Termination by the Company.

(i) (A) upon termination of the Restructuring Support Agreement, the Company may terminate this Agreement by written notice to the Preferred Backstop Investors or (B) if any Preferred Backstop Investor breaches this Agreement in a manner that causes a Preferred Backstop Investor Material Adverse Effect with respect to such Preferred Backstop Investor, and if such breach is curable, is not cured within five (5) Business Days after receipt of written notice from the Company to such Preferred Backstop Investor (each, a “Preferred Backstop Investor Default” and any such defaulting Preferred Backstop Investor, a “Defaulting Preferred Backstop Investor”), then following the expiration of the five (5) Business Day notice period, the Company shall follow the procedures set forth in clause (ii) below and each of the other Preferred Backstop Investors (the “Non-Defaulting Preferred Backstop Investors”) shall have the right (the “Default Purchase Right”) but not the obligation, to purchase on the Effective Date all or a portion of the Backstop Shares that were to be purchased by the Defaulting Preferred Backstop Investor (the “Default Shares”) at a price per share equal to the Per Share Purchase Price. To the extent that the Non-Defaulting Preferred Backstop Investors (in the aggregate) desire to purchase more than the total number of Default Shares, such Default Shares shall be allocated between the Non-Defaulting Preferred Backstop Investors pro rata, based on their respective Backstop Percentages.

(ii) As soon as practicable after a Preferred Backstop Investor Default, but in no event later than three (3) Business Days following the Company or CEOC becoming aware of such Preferred Backstop Investor Default, the Company or CEOC shall send a written notice (in accordance with the notice provisions set forth in Section 10.3) to each Non-Defaulting Preferred Backstop Investor, specifying the number of Default Shares. The Non-Defaulting Preferred Backstop Investors shall have five (5) Business Days from receipt of such notice to elect to exercise the Default Purchase Right by notifying the Company and CEOC in writing of its or their election to purchase all or a portion of the Default Shares then available as a result of the Preferred Backstop Investor Default or find a third-party reasonably satisfactory to the Non-Defaulting Preferred Backstop Investors to replace the commitment of the Defaulting Preferred Backstop Investor. If at the conclusion of such five (5) Business Day period, the Non-Defaulting Preferred Backstop Investors have not elected to exercise the Default Purchase Right in its entirety or have not found a third-party to replace the commitment of the Defaulting Backstop Purchaser, then the Company or CEOC may terminate this Agreement.

(iii) Notwithstanding anything to the contrary in this Section 8(b), in addition to any liability to the Company or CEOC, the parties agree that any Defaulting Preferred Backstop Investor will be liable to the Non-Defaulting Preferred Backstop Investors

16

for the consequences to the Non-Defaulting Preferred Backstop Investors of its breach and that the Non-Defaulting Backstop Purchasers can enforce rights of damages and/or specific performance pursuant to Section 10.18 immediately upon the expiration of the original five (5) Business Day notice period set forth Section 8(b)(i).

(c) Mutual Termination. This Agreement may be terminated by the mutual written consent of CEOC and the Preferred Backstop Investors representing more than 75% of the aggregate Backstop Percentage.

(d) Effect of Termination. If this Agreement is terminated pursuant to this Section 8, subject to the last paragraph of Section 8(a), the obligations of such parties contained in Sections 2.3, 9, 10.2 through 10.19 and this Section 8 shall survive any such termination.

Section 9. PROTECTION OF COMMITMENT PAYMENT.

Both of the Company and CEOC shall jointly and severally indemnify, save and hold harmless each Preferred Backstop Investor, and each of their respective directors, officers, stockholders, employees, partners, members, managers, representatives, attorneys, other professional advisors and agents and all of their respective heirs, successors, legal administrators, permitted assigns and designees, and each Person who (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) controls any of the Preferred Backstop Investors and the officers, directors, agents and employees of any such controlling Person (collectively, the “Covered Persons”) from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and reasonable attorneys’ fees) and expenses, as incurred by any or all of the Covered Persons in connection with any direct claim or claim against them by a third party for avoidance of or otherwise in connection with or arising from the payment of the Commitment Payment; provided that neither the Company nor CEOC shall have any obligation to indemnify or save and hold harmless any Covered Person (i) for any claim or expense that is judicially determined (the determination having become final and no longer subject to appeal) to have arisen solely and directly from such Covered Persons’ gross negligence, willful misconduct, or breach of this Agreement that has caused a Preferred Backstop Investor Material Adverse Effect and that would result in the loss of such Preferred Backstop Investor’s entitlement under the terms of this Agreement to payment of the Commitment Payment or (ii) for any claim or expense that is settled prior to a judicial determination as to the exclusion set forth in clause (i) above, but determined by the Bankruptcy Court, after notice and a hearing, to be a claim or expense for which such Covered Person should not receive indemnity under the terms of this Section 9; provided that, without otherwise limiting CEOC’s or the Company’s obligation under this Section 9, CEOC and the Company shall have no obligation to indemnify any Covered Person pending such judicial determination where CEOC or the Company has in good faith and in a reasonable manner, asserted an uncured breach of this Agreement that has caused a Preferred Backstop Investor Material Adverse Effect that would result in the loss of such Preferred Backstop Investor’s entitlement under the terms of this Agreement to payment of the Commitment Payment. This provision will be in addition to the rights of each and all of the Covered Persons to bring an action against the Company for breach of any term of this Agreement. The Company acknowledges and agrees that each and all of the Covered Persons shall be treated as third-party beneficiaries with rights to bring an action against the Company under this Section 9.

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Section 10. MISCELLANEOUS.

10.1 Payments. All payments made by or on behalf of CEOC and/or the Company or any of their affiliates to a Preferred Backstop Investor or its assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind.

10.2 Survival. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the Closing for the length of the applicable statute of limitations with respect thereto.

10.3 No Waiver of Rights. All waivers hereunder must be made in writing, and the failure of any party at any time to require another party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

10.4 Notices. Each Preferred Backstop Investor and its successors and assigns shall provide its contact information and wire instructions to KKWC. Such information shall be set forth in Schedule II and Schedule III, respectively, hereto, and shall be modified from time to time to the extent such Preferred Backstop Investor provides written notice to KKWC. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for any party as shall be specified by such party in a notice given in accordance with this Section 10.3).

(a)	If to the Company, to:

[REIT]

[    ]

[    ]

Attention: [    ]

Facsimile: [    ]

with a copy (which shall not constitute notice to the Company) to

[    ]

[    ]

[    ]

Facsimile: [    ]

Attention: [    ]

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(b)	If to CEOC, to:

Caesars Entertainment Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Attn: General Counsel

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Ave

New York, NY 10022

Attn: Paul M. Basta, P.C.

          Nicole L. Greenblatt

Facsimile: (212) 446 4900

E-mail Address: paul.basta@kirkland.com

ngreenblatt@kirkland.com

-and-

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: David R. Seligman, P.C.

          Ryan Preston Dahl

E-mail Address: dseligman@kirkland.com

rdahl@kirkland.com

Facsimile: (312) 862-2200

(c)	If to a Preferred Backstop Investor, to the mailing address or facsimile number set forth on Schedule II hereto (as such schedule may be updated by written notice to KKWC).

with a copy (which shall not constitute notice to such Preferred Backstop Investor) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue, 18th Floor

New York, NY 10176

Telephone: (212) 986-6000

Facsimile: (212) 986-8866

Attention: Mary Kuan, Esq.

Any of the foregoing addresses or facsimile numbers may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address or facsimile number shall be effective only upon receipt.

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10.5 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6 Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10.8 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the agreements and documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

10.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth below, neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding the foregoing, (i) a Preferred Backstop Investor may enter into arrangements with other parties regarding its rights and/or obligations under this Agreement, provided that it shall remain liable for its obligations with respect to the Backstop Commitment, and (ii) the rights, obligations and interests hereunder may be assigned, delegated or transferred, in whole or in part, by any Preferred Backstop Investor (A) either alone or in connection with a corresponding Transfer (as such term is defined in the Restructuring Support Agreement) of Claims (as such term is defined in the Restructuring Support Agreement) to a transferee with the consent of CEOC, such consent not to be unreasonably withheld, delayed or denied and (B) to affiliates and to other Preferred Backstop Investors; provided, however, that such transferee, as a condition precedent to such Transfer, becomes a party to this Agreement and assumes the obligations of the transferring Preferred Backstop Investor under this Agreement by executing an addendum substantially in the form set forth in Exhibit A (the “Addendum”) and, if not at such time a Preferred Backstop Investor, an assumption in substantially the form set forth in Exhibit B hereto (the “Assumption Agreement”) and deliver the same to Kleinberg, Kaplan, Wolff & Cohen, P.C. (“KKWC”) with a copy to CEOC. Any Transfer that is made in violation of the immediately preceding sentence shall be null and void ab initio, and CEOC and each Preferred Backstop Investor, as applicable, shall have the right to enforce the voiding of such transfer. Following any assignment of a Preferred

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Backstop Investor’s rights and obligations in this Agreement described in Section 10.9(ii) above, Schedule I hereto shall be updated by KKWC (in consultation with the assigning Preferred Backstop Investor and the Transferee) and delivered to CEOC solely to reflect the name and address of the applicable transferee and the Backstop Percentage that shall apply to such transferee, and any changes to the Backstop Percentage applicable to the assigning Preferred Backstop Investor. Any update to Schedule I hereto described in the immediately preceding sentence shall not be deemed an amendment or modification of this Agreement. In performing this Agreement, CEOC may rely solely on the most current Schedule I delivered by KKWC.

10.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, except as expressly set forth in Section 9, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

10.11 Amendment. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of CEOC and the Required Preferred Backstop Investors, provided that if any alteration, amendment or modification could be adverse to any of the Preferred Backstop Investors, such Preferred Backstop Investors’ written consent shall be required. This Agreement shall become binding only after the same is signed and delivered by or on behalf of each of the parties hereto.

10.12 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

10.13 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined in the Bankruptcy Court; (b) irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 10.3 to such party at its address as provided in Section 10.3 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

10.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

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10.15 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

10.16 Approvals. Notwithstanding anything to the contrary herein, unless notified in writing to the contrary, for purposes of seeking approvals of the Preferred Backstop Investors hereunder, such as in accordance with Section 6.4, the Company Parties may rely on the written approval (including email) of KKWC.

10.17 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

10.18 Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity, without otherwise limiting the parties’ remedies hereunder.

10.19 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified. Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

10.20 Covenants and Representations. Notwithstanding anything to the contrary in this Agreement or otherwise, (i) CEOC, on behalf of itself and the Debtors, shall cause the Company to perform each obligations, covenant, undertaking and agreement in this Agreement, and to cause the Company’s representations and warranties in this Agreement to be true, complete and correct as of the times given and shall be liable for all obligations not satisfied or performed by the Company, (ii) all obligations, covenants, undertakings and agreements of the Preferred Backstop Investors to the Company shall apply only after the Company has been properly incorporated and formed in accordance with the Plan and (iii) the Company shall be deemed to give the representations and warranties with respect to itself and contained in Section 3 only on the Effective Date and on the date that it has been properly incorporated and formed in accordance with the Plan.

[No further text appears; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:
Name:
Title:

[Backstop Commitment Agreement]

PREFERRED BACKSTOP INVESTORS:
FIVE ISLAND ASSET MANAGEMENT

By:
Name:
Title:

[Backstop Commitment Agreement]

WHITEBOX ASYMMETRIC PARTNERS, LP By: Whitebox Asymmetric Advisors, LLC, its general partner By: Whitebox Advisors LLC, its managing member

By:
Name:
Title:

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP By: Whitebox Credit Arbitrage Advisors, LLC, its general partner By: Whitebox Advisors LLC, its managing member

By:
Name:
Title:

WHITEBOX MULTI-STRATEGY PARTNERS, LP
By: Whitebox Multi-Strategy Advisors, LLC, its general partner By: Whitebox Advisors LLC, its managing member

By:
Name:
Title:

[Backstop Commitment Agreement]

WHITEBOX INSTITUTIONAL PARTNERS, LP
By: Whitebox Advisors LLC, its managing member

By:
Name:
Title:

COLLINS ALTERNATIVE SOLUTIONS FUND, a series of Trust for Professional Managers

By:
Name:
Title:

WHITEBOX TACTICAL OPPORTUNITIES FUND

By:
Name:
Title:

[Backstop Commitment Agreement]

ELLIOTT INTERNATIONAL, L.P. By: Elliott International Capital Advisors, Inc., as attorney-in-fact

By:
Name:
Title:

ELLIOTT ASSOCIATES, L.P. By: Elliott Capital Advisors, L.P., as general partner By: Braxton Associates, Inc., as general partner

By:
Name:
Title:

THE LIVERPOOL LIMITED PARTNERSHIP By: Liverpool Associates Ltd., as general partner

By:
Name:
Title:

[Backstop Commitment Agreement]

DDJ CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[Backstop Commitment Agreement]

PACIFIC INVESTMENT MANAGEMENT COMPANY, LLC, on behalf of certain funds and accounts

By:
Name:
Title:

[Backstop Commitment Agreement]

J.P. MORGAN INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:

[Backstop Commitment Agreement]

GOLDMAN, SACHS & CO., SOLELY WITH RESPECT TO THE MULTI STRATEGY INVESTING DESK OF THE AMERICAS SPECIAL SITUATIONS GROUP

By:
Name:
Title:

[Backstop Commitment Agreement]

HBK MASTER FUND L.P.

By:
Name:
Title:

[Backstop Commitment Agreement]

FARALLON CAPITAL PARTNERS, L.P.

By:
Name:
Title:

FARALLON CAPITAL AA INVESTORS, L.P.

By:
Name:
Title:

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:
Name:
Title:

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:
Name:
Title:

[Backstop Commitment Agreement]

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:
Name:
Title:

FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

By:
Name:
Title:

FARALLON CAPITAL (AM) INVESTORS, L.P.

By:
Name:
Title:

NOONDAY OFFSHORE, INC.

By:
Name:
Title:

[Backstop Commitment Agreement]

BRIGADE CAPITAL MANAGEMENT, LP, on behalf of funds and accounts managed by it

By:
Name:
Title:

[Backstop Commitment Agreement]

Schedule I4

SCHEDULE OF PREFERRED BACKSTOP INVESTORS

Name of Preferred Backstop Investors	Backstop Percentage[5]
Certain funds or entities or accounts managed by Brigade Capital Management		%
Certain funds or accounts managed by DDJ Capital Management, LLC
Certain funds or entities or accounts managed by Elliott Management Corporation
Certain funds or entities managed by Farallon Capital Management, LLC
Five Island Asset Management
Goldman, Sachs & Co., solely with respect to the Multi Strategy Investing desk of the Americas Special Situations Group
HBK Master Fund L.P.
Certain funds or entities or accounts managed by JPMorgan Asset Management
PIMCO and/or certain funds or entities or accounts managed by PIMCO
Certain funds of entities managed by Whitebox Advisors, LLC

Total:	100%

[4]	Backstop Percentage has been redacted.
[5]	NTD: The initial percentage for each Preferred Backstop Investor will be equal to the product of (i) the quotient resulting from (x) the amount of Senior Secured Notes designated by such Preferred Backstop Investor, provided such amount shall not exceed the principal amount of the Senior Secured Notes Held by such Preferred Backstop Investor on January 12, 2015 divided by (y ) the aggregate amount of Senior Secured Bonds designated by all Preferred Backstop Investors pursuant to clause (x) and (ii) 100.

Schedule II

Notice Information for Preferred Backstop Investors6

[6]	Notice information has been redacted.

Schedule III

Wire Instructions7

[7]	Wire instructions have been redacted.

Exhibit A

ADDENDUM

Reference is made to that certain Backstop Commitment Agreement (as amended, modified or supplemented from time to time, the “Agreement”) by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation ( “CEOC”), and each of the Preferred Backstop Investors party thereto from time to time. Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement.

Upon execution and delivery of this Addendum by the undersigned, as provided in Section 10.9 of the Agreement, the undersigned hereby becomes a Preferred Backstop Investor, as applicable thereunder and bound thereby effective as of the date of the Agreement.

By executing and delivering this Addendum, the undersigned represents and warrants, for itself and for the benefit of each party to the Agreement, that:

(a)	as of the date of this Addendum, the undersigned has executed and delivered an Assumption and Joinder Agreement therefor (a copy of which is attached to this Addendum) or is as of the date of this Addendum a Preferred Backstop Investor;

(b)	as of the date of this Addendum, with respect to each transferee that (i) is an individual, such Transferee has all requisite authority to enter into this Addendum and to carry out the transactions contemplated by, and perform its respective obligation under, the Agreement and (ii) is not an individual, such transferee is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Addendum and to carry out the transactions contemplated by, and perform its respective obligations under, the Agreement;

(c)	assuming the due execution and delivery of the Agreement by the Company, the Addendum and the Agreement are legally valid and binding obligations of it, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

(d)	as of the date of this Addendum, it is not aware of any event that, due to any fiduciary or other duty to any other person, would prevent it from taking any action required of it under the Agreement and this Addendum.

By executing and delivering this Addendum to CEOC, the undersigned agrees to be bound by all the terms of the Agreement.

The undersigned acknowledges and agrees that once delivered to CEOC, it may not revoke, withdraw, amend, change or modify this Addendum unless the Agreement has been terminated.

THIS ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Addendum may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[Signature on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of this [    ] day of [            ].

TRANSFEREE WHO BECOMES A PREFERRED BACKSTOP INVESTOR

[NAME]

as a Preferred Backstop Investor
Name:

Exhibit B

ASSUMPTION AND JOINDER AGREEMENT

Reference is made to (i) that certain Backstop Commitment Agreement (as amended, modified or supplemented from time to time, the “Agreement”), dated as of [    ], 2014, by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation ( “CEOC”) and each of the Preferred Backstop Investors party thereto from time to time, and (ii) that certain Addendum, dated as of [    ], [    ] (the “Transferor Addendum”) submitted by             , as transferor (the “Transferor”). Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement.

As a condition precedent to becoming a Preferred Backstop Investor, the undersigned (the “Transferee”) hereby agrees to become bound by all the terms, conditions and obligations set forth in the Agreement and the Transferor Addendum copies of which are attached hereto as Annex I. This Assumption and Joinder Agreement shall take effect and shall become an integral part of the Agreement and the Transferor Addendum immediately upon its execution, and the Transferee shall be deemed to be bound by all of the terms, conditions and obligations of the Agreement and the Transferor Addendum as of the date thereof. The Transferee shall hereafter be deemed to be a “Preferred Backstop Investor” and a “party” for all purposes under the Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Assumption and Joinder Agreement has been duly executed by each of the undersigned as of the date specified below.

Date: [            ]

Name of Transferor	Name of Transferee
Authorized Signatory of Transferor	Authorized Signatory of Transferee
(Type or Print Name and Title of Authorized Signatory)	(Type or Print Name and Title of Authorized Signatory)

Address of Transferee:

Attn:
Tel:
Fax:
E-mail:

Exhibit C

OFFERING CONDITIONS

1.	Holders shall receive an Election Form and ballot in the Solicitation Package, which shall be approved by the Bankruptcy Court.

2.	The Election Form must be submitted by the Subscription Expiration Date.

3.	Returned Election Form for Holders other than the Preferred Backstop Investors must provide evidence of financial wherewithal to purchase the shares of Preferred Stock pursuant to the Rights Offering. CEOC shall determine in its discretion whether such Holders are satisfactory to CEOC (such approved Holders, the “Satisfactory Holders”).

4.	CEOC shall notify the Preferred Backstop Investors of the Satisfactory Holders and the Preferred Stock such Satisfactory Holders have elected to purchase pursuant to the Rights Offering no later than three days before the deadline set by the Bankruptcy Court for the filing of objections to confirmation of the Plan (the “Objection Deadline”).

5.	On or before the Objection Deadline, all Holders designated as Satisfactory Holders (which, for the avoidance of doubt, shall exclude the Preferred Backstop Investors) shall post cash in the amount of the maximum aggregate Per Share Purchase Price for all Preferred Stock such Holder elected to purchase (the “Purchase Amount Obligation”) with a third party escrow agent designated by CEOC and reasonably satisfactory to the Required Preferred Backstop Investors.

6.	To the extent that the cash timely posted by the Satisfactory Holders is less than the Purchase Amount Obligation, the Preferred Backstop Investors shall have the right, but not the obligation, to satisfy their respective Backstop Commitments with respect to any shortfall in the Purchase Amount Obligation, provided that any Backstop Commitment declined by any Preferred Backstop Investor shall be allocated pro rata (based on the Backstop Commitment of the Preferred Backstop Investors electing to participate) to the Preferred Backstop Investors electing to participate.

7.	Preferred Backstop Investors and other Holders may elect to receive on the Effective Date Common Stock in lieu of all or a portion of Preferred Stock in respect of such at the applicable conversation ratio in respect of Preferred Stock purchased in the Rights Offering and/or as a result of the Backstop Commitment. The Preferred Backstop Investors and other Holders may elect to receive Common Stock in lieu of all or a portion of the Preferred Stock otherwise issuable in the Rights Offering and/or as a result of the Backstop Commitment by providing written notice of its election to the Company at least ten (10) Business Days prior to the Effective Date.

Annex V

Debt Term Sheets

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New First Lien OpCo Debt

$[            ] Term Facility

Summary of Principal Terms1

Borrower:	[Caesars Entertainment Operating Company, Inc.][2] (the “Borrower”).

Agent/Collateral Agent:

An Approved Agent (as set forth on Schedule I attached hereto) will act as sole administrative agent for the Senior Facilities (in such capacity and together with its permitted successors and assigns, the “Agent”), and will perform the duties customarily associated with such role.

An Approved Agent (as set forth on Schedule I attached hereto) will act as collateral agent for the Senior Facilities (in such capacity, the “Collateral Agent”), and will perform the duties customarily associated with such role.

If an Approved Agent is unavailable to serve as Agent or Collateral Agent, the Agent or Collateral Agent, as applicable, shall be a financial institution reasonably acceptable to the Borrower and Requisite Consenting Creditors.

Facilities:

(A)   a senior secured term loan facility in an aggregate principal amount set forth in the Restructuring Term Sheet (the “First Lien Term Facility” and loans thereunder, the “Term Loans”), which will be deemed to have been provided to the Borrower by the First Lien Bank Lenders, in accordance with the Restructuring Term Sheet (in such capacity, collectively the “Lenders”).

(B)   at the Borrower’s option, a senior secured revolving credit facility in an aggregate principal amount not to exceed $200 million, to be provided by one or more of the First Lien Bank Lenders and/or one or more other financial institutions (which shall become Lenders under the Senior Facilities), a portion of which will be available through a subfacility in the form of letters of credit (the “Revolving Facility” and, together with the First Lien Term Facility, the “Senior Facilities”).

[1]	All capitalized terms used but not defined herein shall have the meaning assigned thereto in the Restructuring Term Sheet to which this Term Sheet is attached (the “Restructuring Term Sheet”).
[2]	NTD: Assumes CEOC is the operating company in the new REIT structure.

In accordance with the Restructuring Term Sheet, the Borrower shall use its commercially reasonable efforts to syndicate the First Lien Term Facility (in the form of term loans and/or bonds) to the market through an Approved Agent or otherwise through a financial institution reasonably acceptable to the Requisite Consenting Creditors at or below the interest rates set forth herein (the “Syndicated First Lien Term Facility”) and, to the extent so syndicated, the net cash proceeds thereof will be used to increase the cash payments to the First Lien Bank Lenders and the First Lien Noteholders on a pro rata basis (based on the aggregate principal amount of Opco First Lien Debt otherwise contemplated to be issued to them before giving effect to any such syndication) pursuant to the terms of the Restructuring Term Sheet. Any such cash payments to the First Lien Bank Lenders will reduce on a dollar-for-dollar basis the First Lien Term Facility to be provided by the First Lien Bank Lenders. Any such cash payments to the First Lien Noteholders will reduce on a dollar-for-dollar basis the amount of First Lien Notes to be issued to the First Lien Noteholders. If the aggregate principal amount of the Syndicated First Lien Term Facility is less than the aggregate principal amount of the First Lien Term Facility to be provided by the First Lien Bank Lenders on the Closing Date (after giving effect to the dollar-for-dollar reduction described above), then the terms of the Syndicated First Lien Term Facility (other than with respect to pricing) shall be consistent with the terms set forth herein.

Definitive Documentation:	The definitive documentation for the First Lien Term Facility (and, to the extent documented in the same documentation as the First Lien Term Facility, the Revolving Facility) shall be based on financing and security documentation typical and customary for exit financings (the “Senior Facilities Documentation”) and which shall (x) take into consideration (i) the First Lien Credit Agreement, dated as of October 11, 2013, among Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Las Vegas, LLC, Harrah’s Atlantic City Holding, Inc., Rio Properties, LLC, Flamingo Las Vegas Holding, LLC, Harrah’s Laughlin, LLC and Paris Las Vegas Holding, LLC, as borrowers, the lenders party thereto and Citicorp North America, Inc., as administrative agent (the “CERP Credit Agreement”), (ii) the operational requirements of the Borrower and its subsidiaries, their capital structure and size after giving effect to the transactions contemplated by the Restructuring Term Sheet, and (iii) the operating lease

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structure of the Borrower and its subsidiaries after giving effect to the transactions contemplated by the Restructuring Term Sheet, (y) contain the terms set forth herein, and (z) in all cases be reasonably satisfactory to the Borrower and the Requisite Consenting Creditors; provided that, in the case of provisions setting forth the debt and lien capacity, the Senior Facilities Documentation shall be based on and consistent with the CERP Credit Agreement, as modified to reflect the terms set forth herein (clauses (x), (y) and (z), the “Opco Bank Debt Documentation Principles”).

Incremental Facilities:

The Borrower will be permitted after the Closing Date to add additional revolving or term loan credit facilities (the “Incremental Facilities”) in an aggregate principal amount not to exceed the greater of (x) $150 million and (y) an aggregate principal amount of indebtedness that would not cause (1) in the case of debt incurred under the Incremental Facilities that is secured by pari passu liens on the Collateral, the pro forma First Lien Net Leverage Ratio (to be defined as the ratio of total funded debt outstanding that consists of the Term Loans and other funded debt that is secured by first-priority liens on the Collateral that are pari passu with the Term Loans (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA) (“First Lien Net Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma First Lien Net Leverage Ratio in effect on the Closing Date[3] and (2) in the case of debt incurred under the Incremental Facilities that is secured by junior liens on the Collateral, the pro forma Total Secured Net Leverage Ratio (to be defined as the ratio of total funded debt outstanding that is secured by liens on the Collateral (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA) (“Total Secured Net Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma Total Secured Net Leverage Ratio in effect on the Closing Date; provided, that:

(i)     the loans under such additional credit facilities shall be secured senior obligations and shall rank pari passu or junior in right of security with, and shall have the same guarantees as, the Senior Facilities; provided,

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For the avoidance of doubt, (i) the calculation of the ratios in the OpCo debt documents shall exclude Chester Downs (from both debt and EBITDA) and (ii) any Revolving Facility loans outstanding at the time of incurrence of any debt shall be included in the calculation of any Leverage Ratio at the time of such incurrence.

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that, if such additional credit facilities rank junior in right of security to the Senior Facilities, (x) such additional credit facilities will be established as a separate facility from the Senior Facilities and pursuant to separate documentation, (y) such Incremental Facilities shall be subject to the Intercreditor Agreements (as defined below) or other intercreditor agreements that are not materially less favorable to the Lenders and the First Lien Noteholders than the Intercreditor Agreements and (z) for the avoidance of doubt, will not be subject to clause (iv) below;

(ii)    the loans under the additional term loan facilities will mature no earlier than, and will have a weighted average life to maturity no shorter than, that of the First Lien Term Facility and all other terms of any such additional term loan facility (other than pricing, amortization or maturity) shall be substantially identical to the First Lien Term Facility or otherwise reasonably acceptable to the Agent;

(iii) all fees and expenses owing in respect of such increase to the Agent, Collateral Agent and the Lenders shall have been paid; and

(iv)   each incremental term facility shall be subject to a “most favored nation” pricing provision that ensures that the initial “yield” on the incremental facility does not exceed the “yield” at such time on the First Lien Term Facility by more than 50 basis points (with “yield” being determined by the Agent taking into account the applicable margin, upfront fees, any original issue discount and any LIBOR or ABR floors, but excluding any structuring, commitment and arranger or similar fees).

Purpose:	On the Closing Date, each First Lien Bank Lender shall be deemed to have made Term Loans in accordance with the Restructuring Term Sheet.

Availability:	The Borrower shall incur the full amount of the First Lien Term Facility on the Closing Date. Amounts under the First Lien Term Facility that are repaid or prepaid may not be reborrowed.

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Interest Rates:	LIBOR + 4.0% per annum, with a 1.0% LIBOR floor.

Default Rate:	With respect to overdue principal (whether at stated maturity, upon acceleration or otherwise), the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR loans plus 2.00% per annum and in each case, shall be payable on demand.

Final Maturity and Amortization:	The First Lien Term Facility will mature on the date that is six (6) years after the Closing Date, and, commencing with the second full fiscal quarter ended after the Closing Date, will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the First Lien Term Facility with the balance payable on the maturity date of the First Lien Term Facility.

Guarantees:

All obligations of the Borrower under the Senior Facilities and, at the option of the Borrower, under any interest rate protection or other hedging arrangements entered into with the Agent, an entity that is a Lender or agent at the time of such transaction (or on the Closing Date, if applicable), or any affiliate of any of the foregoing (“Hedging Arrangements”), or any cash management arrangements with any such person (“Cash Management Arrangements”), will be unconditionally guaranteed (the “Guarantees”) by each existing and subsequently acquired or organized wholly owned domestic subsidiary of the Borrower (the “Subsidiary Guarantors”), subject to exceptions consistent with the Opco Bank Debt Documentation Principles and others, if any, to be agreed upon. The Guarantees will be joint and several guarantees of payment and performance and not of collection.

In addition, Holdings shall provide a guarantee of the Senior Facilities issued to the First Lien Bank Lenders on the Closing Date substantially in the form attached as an exhibit to the Restructuring Term Sheet (the “Holdings Guaranty”).

Security:	Subject to exceptions described below and other exceptions, if any, to be agreed upon, the Senior Facilities, the Guarantees, any Hedging Arrangements and any Cash Management Arrangements will be secured on a first-priority basis by substantially all the owned material assets of the Borrower and each Subsidiary Guarantor, in each case whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests directly held by

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the Borrower or any Subsidiary Guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 65% of the voting equity interests of such foreign subsidiary), (b) a lien on cash, deposit accounts and securities accounts, and (c) perfected first-priority security interests in, and mortgages on, substantially all owned tangible and intangible assets of the Borrower and each Subsidiary Guarantor (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property and real property (including the Borrower’s interest in the CPLV Lease and the Non-CPLV Lease)) except for (v) real property with a fair market value less than $15.0 million and leaseholds (other than the CPLV Lease and the Non-CPLV Lease), (w) vehicles, (x) those assets as to which the Borrower, Agent and Collateral Agent shall reasonably determine that the costs or other consequences of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (y) assets to which the granting or perfecting such security interest would violate any applicable law (including gaming laws and regulations) or contract (and with regard to which contract the counterparty thereto requires such prohibition as a condition to entering into such contract, such contract has been entered into in the ordinary course of business, such restriction is consistent with industry custom and consent has been requested and not received), but only so long as such grant or perfection would violate any such law or contract, and (z) other exceptions consistent with the Opco Bank Debt Documentation Principles. There shall be neither lockbox arrangements nor any control agreements relating to the Borrower’s and its subsidiaries’ bank accounts or securities accounts.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation consistent with the Opco Bank Debt Documentation Principles.

The Senior Facilities Documentation will provide that none of the Collateral Agent, Lenders or Administrative Agent will be permitted to terminate Caesars Entertainment Corporation (“Holdings”) or any of its subsidiaries or affiliates as manager of any of the PropCo facilities without the prior written consent of PropCo.

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The relative rights and priorities in the Collateral for each of the Senior Facilities and the First Lien Notes will be set forth in a customary intercreditor agreement between the administrative agent for the Senior Facilities, on the one hand, and the trustee for the First Lien Notes, on the other hand, which intercreditor agreement shall provide that (i) the indebtedness outstanding under the Senior Facilities and the First Lien Notes are pari passu in all respects, and (ii) unless there is a Market Financing, the indebtedness outstanding under the Senior Facilities and the First Lien Notes shall vote together as a single class, including in respect of directing the Collateral Agent in respect thereof (the “First Lien Intercreditor Agreement”).

A “Market Financing” shall mean that the aggregate principal amount of the First Lien Term Facility to be provided by the First Lien Bank Lenders on the Closing Date and the First Lien Notes to be issued to the First Lien Noteholders (after giving effect to the dollar-for-dollar reduction in respect of any syndication) is no more than 50% of the aggregate principal amount of the First Lien Term Facility and the First Lien Notes contemplated to be provided by the First Lien Bank Lenders and the First Lien Noteholders on the Closing Date under the Restructuring Term Sheet (without giving effect to any syndication).

The relative rights and priorities in the Collateral for each of the Senior Facilities, the First Lien Notes and the Second Lien Notes will be set forth in a customary intercreditor agreement, consistent with the Opco Bank Debt Documentation Principles, as between the collateral agent for the Senior Facilities and the First Lien Notes, on the one hand, and the collateral agent for the Second Lien Notes, on the other hand (the “First Lien/Second Lien Intercreditor Agreement” and, together with the First Lien Intercreditor Agreement, the “Intercreditor Agreements”).

Mandatory Prepayments:	Unless (in the case of clause (a)) the net cash proceeds are reinvested (or committed to be reinvested) in the business within 12 months after (and, if so committed to be reinvested, are actually reinvested within three months after the end of such initial 12-month period), a non-ordinary course asset sale or other non-ordinary disposition of property (other than sale of receivables in connection with a permitted receivable financing) of the Borrower or any of the subsidiaries (including insurance and condemnation proceeds), (a) the Lenders’ Pro Rata Share (to be defined as the ratio of funded debt outstanding that consists of the Term Loans to the sum of the total funded debt outstanding that consists of the Term

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Loans and the First Lien Notes) of 100% of the net cash proceeds in excess of an amount to be agreed upon from such non-ordinary course asset sales or other non-ordinary dispositions of property, and (b) the Lenders’ Pro Rata Share of 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Borrower and its subsidiaries (other than debt permitted to be incurred under the Senior Facilities Documentation unless otherwise provided as a condition to the incurrence thereof), shall be applied to prepay the Term Loans under the First Lien Term Facility, in each case subject to customary and other exceptions to be agreed upon, including those consistent with the Opco Bank Debt Documentation Principles.

In addition, beginning with the first full fiscal year of the Borrower after the Closing Date, 50% of Excess Cash Flow (to be defined in a manner consistent with the Opco Bank Debt Documentation Principles and to take into account application of Excess Cash Flow under the Lease and otherwise in a manner satisfactory to the Requisite Consenting Creditors and subject to a minimum threshold to be agreed) of the Borrower and its restricted subsidiaries (stepping down to 25% if the First Lien Net Leverage Ratio is less than or equal to 2.75 to 1.00 and stepping down to 0% if the First Lien Net Leverage Ratio is less than or equal to 2.25 to 1.00) shall be used to prepay the Term Loans under the First Lien Term Facility and the First Lien Notes, on a ratable basis based on the Lenders’ Pro Rata Share; provided that any voluntary prepayment of Term Loans made during any fiscal year (including Loans under the Revolving Facility to the extent commitments thereunder are permanently reduced by the amount of such prepayments at the time of such prepayment) and voluntary repayment of the First Lien Notes shall be credited against excess cash flow prepayment obligations for such fiscal year (or, at the Borrower’s option, any future year) on a Dollar-for-Dollar basis.

All mandatory prepayments shall be made pro rata among the Lenders.

Notwithstanding the foregoing, each Lender under the First Lien Term Facility shall have the right to reject its pro rata share of any mandatory prepayments described above, in which case the amounts so rejected may be retained by the Borrower on terms consistent with the Opco Bank Debt Documentation Principles.

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The above-described mandatory prepayments shall be applied to the First Lien Term Facility in direct order of maturity.

Prepayments from foreign subsidiaries’ Excess Cash Flow and asset sale proceeds will be limited under the Senior Facilities Documentation to the extent (x) the repatriation of funds to fund such prepayments is prohibited, restricted or delayed by applicable local laws, (y) applied to repay indebtedness of a foreign subsidiary of the Borrower or (z) the repatriation of funds to fund such prepayments would result in material adverse tax consequences.

Voluntary Prepayments and Reductions in Commitments:

Voluntary reductions of the unutilized portion of the commitments under the Senior Facilities and prepayments of borrowings thereunder will be permitted at any time in minimum principal amounts to be agreed upon, without premium or penalty, subject to the following paragraph and subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. All voluntary prepayments of the First Lien Term Facility will be applied pro rata to the Term Loan (and pro rata among the Lenders) and to the remaining amortization payments under the First Lien Term Facility in such order as the Borrower may direct.

Voluntary Prepayments of the Term Loans made prior to the four year anniversary of the Closing Date will be subject to a prepayment premium, as follows:

•    First year following Closing Date: customary “make-whole” premium (T+50)

•    Second year following Closing Date: 3%

•    Third year following Closing Date: 2%

•    Fourth year following Closing Date: 1%

•    Fourth year anniversary and thereafter: par

Representations and Warranties:	The following representations and warranties, among others, if any, to be negotiated in the Senior Facilities Documentation, will apply (to be applicable to the Borrower and its restricted subsidiaries, subject to customary and other exceptions and qualifications to be agreed upon, consistent with the Opco Bank Debt Documentation Principles): organization, existence, and power; qualification; authorization and enforceability; no conflict; governmental consents (including, without limitation, from gaming authorities); subsidiaries; accuracy of financial statements and

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other information in all material respects; projections; no material adverse change since the Closing Date; absence of litigation; compliance with laws (including PATRIOT Act, OFAC, FCPA, ERISA, margin regulations, environmental laws, gaming laws and laws with respect to sanctioned persons); payment of taxes; ownership of properties; governmental regulation (including, without limitation, gaming regulation); inapplicability of the Investment Company Act; Closing Date solvency on a consolidated basis; labor matters; validity, priority and perfection of security interests in the Collateral; intellectual property; treatment as designated senior debt under subordinated debt documents (if any); use of proceeds; insurance; real property (including leases thereof); and no default or event of default.

Affirmative Covenants:	The following affirmative covenants, among others, if any, to be negotiated in the Senior Facilities Documentation, will apply (to be applicable to the Borrower and its restricted subsidiaries), subject to customary (consistent with the Opco Bank Debt Documentation Principles) and other baskets, exceptions and qualifications to be agreed upon: maintenance of corporate existence and rights; performance and payment of obligations; delivery of annual and quarterly consolidated financial statements (accompanied by customary management discussion and analysis and (annually) by an audit opinion from nationally recognized auditors that is not subject to any qualification as to scope of such audit or going concern) (with extended time periods to be agreed for delivery of the first annual and certain quarterly financial statements to be delivered after the Closing Date) and an annual budget; delivery of notices of default and material adverse litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of books and records; maintenance of customary insurance; commercially reasonable efforts to maintain ratings (but not a specific rating); compliance with laws (including, without limitation, gaming laws); inspection of books and properties; environmental; additional guarantors and additional collateral (subject to limitations set forth under the captions “Guarantees” and “Security”); further assurances in respect of collateral matters; use of proceeds; payment of taxes; and real property (including, without limitation, leases thereof).

The Senior Facilities Documentation will provide that any management or similar fees paid to Caesars Entertainment Corporation or any of its subsidiaries or affiliates will be made on an arm’s-length basis and on “market” terms (including caps on amounts and consent rights relating to modifications of applicable agreements relating thereto).

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Negative Covenants:	The following negative covenants, among others, if any, to be negotiated in the Senior Facilities Documentation, will apply (to be applicable to the Borrower and its restricted subsidiaries), subject to customary exceptions and qualifications (consistent with the Opco Bank Debt Documentation Principles) and others to be agreed upon:

1. Limitation on dispositions of assets.

2. Limitation on mergers and acquisitions.

3.      Limitation on dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt, it being understood that such limitations will be more restrictive until the Total Net Leverage Ratio is less than 3.00 to 1.00.

4.      Limitation on indebtedness (including guarantees and other contingent obligations) and preferred stock, it being understood that additional unsecured indebtedness may be incurred in an aggregate principal amount that would not cause the pro forma Total Net Leverage Ratio (to be defined as the ratio of total funded debt outstanding (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA) (“Total Net Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma Total Net Leverage Ratio in effect on the Closing Date.

5. Limitation on loans and investments.

6. Limitation on liens and further negative pledges.

7. Limitation on transactions with affiliates.

8. Limitation on sale/leaseback transactions.

9. Limitation on changes in the business of the Borrower and its subsidiaries.

10. Limitation on restrictions on ability of subsidiaries to pay dividends or make distributions.

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11. Limitation on changes to fiscal year.

12. Limitation on modifications to subordinated debt documents.

13. Limitation on material modifications to the MLSA, lease and other arrangements entered into in connection with the lease structure.

EBITDA shall be defined in a manner consistent with the Opco Bank Debt Documentation Principles.

All ratios and calculations shall be measured on a Pro Forma Basis (to be defined in a manner consistent with the Opco Bank Debt Documentation Principles, and including the annualized effect of addbacks in the definition of EBITDA).

With respect to basket amounts, covenant thresholds and similar levels in the Senior Facilities Documentation provisions with respect to debt and lien capacity that are tied to dollar amounts, such amounts, thresholds and levels will be based on the corresponding dollar amounts that are set forth in the CERP Credit Agreement, in each case as adjusted pursuant to the agreement of the parties, including to reflect the pro forma capital structure of the Borrower and the relative size and EBITDA of the Borrower (such amounts as adjusted, the “Basket Adjustments”).

Financial Covenant:	First Lien Term Facility: None.

Events of Default:	The following (subject to customary and other thresholds and grace periods to be agreed upon, consistent with the Opco Bank Debt Documentation Principles, and applicable to the Borrower and its restricted subsidiaries), among others, if any, to be negotiated in the Senior Facilities Documentation: nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross payment default, cross event of default and cross acceleration to material indebtedness; Holdco Covenant Breach (as defined in the Holdings Guaranty); bankruptcy and similar events (including as to Holdings); material judgments; ERISA events; invalidity of the Guarantees or any security document, in each case, representing a material portion of the Guarantees or the Collateral; gaming license revocation; ineffectiveness or termination of leases; and Change of Control (to be defined in a manner consistent with the Opco Bank Debt Documentation Principles).

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Unrestricted Subsidiaries:	The Senior Facilities Documentation will contain provisions pursuant to which, subject to limitations consistent with the Opco Bank Debt Documentation Principles, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary. Unrestricted subsidiaries will not be subject to the affirmative or negative covenant or event of default provisions of the Senior Facilities Documentation, and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of calculating the financial ratios contained in the Senior Facilities Documentation on terms consistent with the Opco Bank Debt Documentation Principles.

Voting:	Usual for facilities and transactions of this type and consistent with the Opco Bank Debt Documentation Principles; provided that the Borrower and its affiliates, including the Sponsors, shall not have voting rights with respect to loans and commitments held by them.

Cost and Yield Protection:	Usual for facilities and transactions of this type, consistent with the Opco Bank Debt Documentation Principles.

Assignments and Participations:	The Lenders will be permitted to assign loans and commitments under the Senior Facilities with the consent of the Borrower (not to be unreasonably withheld or delayed, but which consent under the First Lien Term Facility shall be deemed granted if the Borrower fails to respond to a request for consent by a Lender within ten business days of such request being made); provided, that such consent of the Borrower shall not be required (i) if such assignment is made, in the case of the First Lien Term Facility, to another Lender under the First Lien Term Facility or an affiliate or approved fund of a Lender under the First Lien Term Facility or (ii) after the occurrence and during the continuance of an event of default relating to payment default or bankruptcy. All assignments will also require the consent of the Agent (subject to exceptions consistent with the Opco Bank Debt Documentation Principles) not to be unreasonably withheld or delayed. Each assignment, in the case of the First Lien Term Facility, will be in an amount of an integral multiple of $1,000,000. The Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment. Assignments will be by novation and will not be required to be pro rata between the Senior Facilities.

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The Lenders will be permitted to sell participations in loans subject to the restrictions set forth herein and consistent with the Opco Bank Debt Documentation Principles. Voting rights of participants shall (i) be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity or scheduled amortization of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral and (ii) for clarification purposes, not include the right to vote on waivers of defaults or events of default.

Notwithstanding the foregoing, assignments (and, to the extent such list is made available to all Lenders, participations) shall not be permitted to ineligible institutions identified to the Agent on or prior to the Closing Date and, with the consent of the Agent, thereafter; provided that the Agent shall not be held liable or responsible for any monitoring or enforcing of the foregoing.

Assignments shall not be deemed non-pro rata payments. Non-pro rata prepayments will be permitted to the extent required to permit “extension” transactions and “replacement” facility transactions (with existing and/or new Lenders), subject to customary restrictions consistent with the Opco Bank Debt Documentation Principles.

Assignments to the Sponsors and their respective affiliates (other than the Borrower and its subsidiaries) (each, an “Affiliated Lender”) shall be permitted subject to the following restrictions: (i) the Affiliated Lenders may not purchase Term Loans at any time while they or any of their respective directors or officers is aware of any material non-public information with respect to the business of Holdings, the Borrower or any of their subsidiaries at the time of such purchase that has not been disclosed to the seller or Lenders generally (other than the Lenders that have elected not to receive material non-public information), (ii) the limitations on voting set forth above under the heading “Voting” and (iii) other restrictions to be mutually agreed in the Senior Facilities Documentation subject to the Opco Bank Debt Documentation Principles.

14

Non-Pro Rata Repurchases:	The Borrower and its subsidiaries may purchase from any Lender (other than the Borrower or any of its affiliates, including the Sponsors and/or any Affiliated Lenders), at individually negotiated prices, outstanding principal amounts or commitments under the First Lien Term Facility in a non-pro rata manner; provided that (i) the purchaser shall make a representation to the seller at the time of assignment that it does not possess material non-public information with respect to the Borrower and its subsidiaries that has not been disclosed to the seller or Lenders generally (other than the Lenders that have elected not to receive material non-public information), (ii) any commitments or loans so repurchased shall be immediately cancelled, (iii) no default or event of default exists or would result therefrom, (iv) Term Loans may not be purchased with the proceeds of loans under the Revolving Facility, and (v) any Term Loans acquired by the Borrower shall be deemed a repayment of such Term Loans for purposes of calculating excess cash flow in an amount equal to the amount actually paid by the Borrower for such Term Loans and shall not be deemed to increase adjusted EBITDA.

Expenses and Indemnification:	Consistent with the Opco Bank Debt Documentation Principles.

Regulatory Matters:	Customary for facilities of this type and consistent with the Opco Bank Debt Documentation Principles.

Governing Law and Forum:	New York.

Counsel to Agent/Collateral Agent:	[ ].

15

SCHEDULE I

List of Approved Agents

•	Citi

•	CS

•	DB

•	BAML

•	JPM

•	GS

•	MS

•	Barclays

16

New First Lien OpCo Debt

$[            ] First Lien Notes

Summary of Principal Terms1

Issuer:	[Caesars Entertainment Operating Company, Inc.][2], in its capacity as the issuer of the First Lien Notes (the “Issuer”).

Issue:

The First Lien Notes in an amount set forth in the Restructuring Term Sheet will be issued pursuant to definitive documentation which shall be based on indenture and security documentation typical and customary in the case of first lien senior secured notes issued pursuant to an exit financing (the “First Lien Opco Documentation”) which shall (x) take into consideration (i) the indenture for the first-priority senior secured notes issued on October 11, 2013 by Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Atlantic City Holding, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC, Rio Properties, LLC (the “CERP First Lien Indenture”), (ii) the operational requirements of the Issuer and its subsidiaries, their capital structure and size after giving effect to the transactions contemplated by the Restructuring Term Sheet, and (iii) the operating lease structure of the Issuer and its subsidiaries after giving effect to the transactions contemplated by the Restructuring Term Sheet, (y) contain the terms set forth herein, and (z) in all cases be reasonably satisfactory to the Borrower and the Requisite Consenting Creditors; provided that, in the case of provisions setting forth the debt and lien capacity, the First Lien Opco Documentation shall be based on and consistent with the CERP First Lien Indenture as modified to reflect the terms set forth herein (clauses (x), (y) and (z), the “Opco First Lien Notes Documentation Principles”).

In accordance with the Restructuring Term Sheet, the Issuer shall use its commercially reasonable efforts to syndicate the First Lien Notes (in the form of term loans and/or bonds; provided that if more than 50% of the First Lien Notes contemplated to be issued to the First Lien Noteholders on the Closing Date under the Restructuring Term Sheet are so syndicated as term loans, then all of the First Lien Notes shall instead be issued as term loans) to the market at or below the

[1]	All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Restructuring Term Sheet to which this Term Sheet is attached (the “Restructuring Term Sheet”), or in the New First Lien OpCo Debt Term Facility Term Sheet attached thereto.
[2]	NTD: Assumes CEOC is the operating company in the new REIT structure.

interest rates set forth herein and, to the extent so syndicated, the net cash proceeds thereof will be used to increase the cash payments to the First Lien Bank Lenders and the First Lien Noteholders on a pro rata basis (based on the aggregate principal amount of Opco First Lien Debt otherwise contemplated to be issued to them before giving effect to any such syndication) pursuant to the terms of the Restructuring Term Sheet. Any such cash payments to the First Lien Bank Lenders will reduce on a dollar-for-dollar basis the First Lien Term Facility to be provided by the First Lien Bank Lenders. Any such cash payments to the First Lien Noteholders will reduce on a dollar-for-dollar basis the amount of First Lien Notes to be issued to the First Lien Noteholders.

Purpose:	On the Closing Date, the First Lien Notes will be issued to each First Lien Noteholder in accordance with the Restructuring Term Sheet.

Maturity:	The First Lien Notes will mature on the date that is six (6) years after the Closing Date.

Interest Rate:	LIBOR + 4.0% per annum, with a 1.0% LIBOR floor.

Default Rate:	With respect to overdue principal (whether at stated maturity, upon acceleration or otherwise), the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR loans plus 2.00% per annum and in each case, shall be payable on demand.

Ranking:	The First Lien Notes will constitute senior first-priority secured indebtedness of the Issuer, and will rank pari passu in all respects, including in right of payment with all obligations under the Senior Facilities and all other first lien senior indebtedness of the Issuer.

Guarantees:	The First Lien Notes and all obligations under the indenture related thereto will be unconditionally guaranteed by each existing and subsequently acquired or organized wholly owned domestic subsidiary of the Issuer (the “First Lien Note Guarantors”), subject to exceptions consistent with the Opco First Lien Notes Documentation Principles and others, if any, to be agreed upon, on a senior first-priority secured basis (the “First Lien Note Guarantees”). The First Lien Note Guarantees will rank pari passu in all respects, including in right of payment, with all obligations under the Senior Facilities and all other senior indebtedness of the First Lien Note Guarantors. The First Lien Note Guarantees will be joint and several guarantees of payment and performance and not of collection.

2

In addition, Holdings shall provide a guarantee of the First Lien Notes issued to the First Lien Noteholders on the Closing Date substantially in the form attached as an exhibit to the Restructuring Term Sheet (the “Holdings Guaranty”).

Security:	Subject to the limitations set forth below and other exceptions, if any, to be agreed upon, the First Lien Notes and the First Lien Note Guarantees will be secured by a first-priority security interest in substantially all the owned material assets of the Issuer and each First Lien Note Guarantor, in each case whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests directly held by the Issuer or any First Lien Note Guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 65% of the voting equity interests of such foreign subsidiary), (b) a lien on cash, deposit accounts and securities accounts, and (c) perfected first-priority security interests in, and mortgages on, substantially all owned tangible and intangible assets of the Issuer and each First Lien Note Guarantor (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property and real property) except for (v) real property with a fair market value less than $15.0 million and leaseholds, (w) vehicles, (x) those assets as to which the Issuer and Collateral Agent shall reasonably determine that the costs or other consequences of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (y) assets to which the granting or perfecting such security interest would violate any applicable law (including gaming laws and regulations) or contract (and with regard to which contract the counterparty thereto requires such prohibition as a condition to entering into such contract, such contract has been entered into in the ordinary course of business, such restriction is consistent with industry custom and consent has been requested and not received), but only so long as such grant or perfection would violate any such law or contract, and (z) other exceptions consistent with the Opco First Lien Notes Documentation Principles; and provided that the pledge of equity interests and other securities will be subject to customary Rule 3-16 cut-back provisions. There shall be neither lockbox arrangements nor any control agreements relating to the Issuer’s and its subsidiaries’ bank accounts or securities accounts.

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All of the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, consistent with the Opco First Lien Notes Documentation Principles.

The indenture for the First Lien Notes will provide that none of the Collateral Agent, First Lien Noteholders or Trustee will be permitted to terminate Holdings or any of its subsidiaries or affiliates as manager of any of the PropCo facilities without the prior written consent of PropCo.

The relative rights and priorities in the Collateral for each of the Senior Facilities and the First Lien Notes will be set forth in the First Lien Intercreditor Agreement, which shall provide that (i) the indebtedness outstanding under the Senior Facilities and the First Lien Notes are pari passu in all respects, and (ii) unless there is a Market Financing, the indebtedness outstanding under the Senior Facilities and the First Lien Notes shall vote together as a single class, including in respect of directing the Collateral Agent in respect thereof.

The relative rights and priorities in the Collateral for each of the Senior Facilities, the First Lien Notes and the Second Lien Notes will be set forth in the First Lien/Second Lien Intercreditor Agreement.

Mandatory Redemption:	None.

Optional Redemption:

Prior to the first anniversary of the Closing Date, the Issuer may redeem the First Lien Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the first anniversary of the Closing Date plus 50 basis points.

Prior to the first anniversary of the Closing Date, the Issuer may redeem up to 35% of the First Lien Notes in an amount equal to the amount of proceeds from an equity offering at a price equal to par plus the coupon on such Notes.

After the first anniversary of the Closing Date, the First Lien Notes will be callable at par plus accrued interest plus a premium equal to 3.00%, which premium shall decline to 2.00% on the second anniversary of the Closing Date, to 1.00% on the third anniversary of the Closing Date and to zero on the fourth anniversary of the Closing Date.

All redemptions shall be made on a pro rata basis among the First Lien Notes.

4

Offer to Repurchase with Proceeds of Debt Issuance:	The Issuer will be required to make an offer to repurchase the First Lien Notes at par in an amount equal to the First Lien Noteholders’ Pro Rata Share (to be defined as the ratio of funded debt outstanding that consists of the First Lien Notes to the sum of the total funded debt outstanding that consists of the First Lien Notes and the First Lien Term Facility) of 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Issuer and its subsidiaries (other than debt permitted to be incurred under the indenture governing the First Lien Notes unless otherwise provided as a condition to the incurrence thereof).

Offer to Purchase from Asset Sale Proceeds:	The Issuer will be required to make an offer to repurchase the First Lien Notes at par in an amount equal to the First Lien Noteholders’ Pro Rata Share of 100% of the net cash proceeds from any non-ordinary course asset sales or dispositions by the Issuer or any First Lien Note Guarantor in accordance with the Opco First Lien Notes Documentation Principles to the extent any such proceeds are not otherwise applied in a manner consistent with the Opco First Lien Notes Documentation Principles.

Offer to Repurchase Upon a Change of Control:	The Issuer will be required to make an offer to repurchase the First Lien Notes following the occurrence of a “change of control” (to be defined in a manner consistent with the Opco First Lien Notes Documentation Principles) at a price in cash equal to 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Offer to Repurchase from Excess Cash Flow:	Beginning with the first full fiscal year of the Issuer after the Closing Date, the Issuer will be required to make an offer to repurchase the First Lien Notes at par in an amount equal to the First Lien Noteholders’ Pro Rata Share of 50% of Excess Cash Flow (to be defined in a manner consistent with the definition in the Senior Facilities Documentation and subject to the same minimum threshold therein) of the Issuer and its restricted subsidiaries (stepping down to 25% if the First Lien Net Leverage Ratio is less than or equal to 2.75 to 1.00 and stepping down to 0% if the First Lien Net Leverage Ratio is less than or equal to 2.25 to 1.00); provided that any voluntary prepayment of Term Loans made during any fiscal year (including Loans under the Revolving Facility to the extent commitments thereunder are permanently reduced by the amount of such prepayments at the time of such prepayment) and voluntary repayment of the First Lien Notes shall be credited against excess cash flow prepayment obligations for such fiscal year (or, at the Borrower’s option, any future year) on a Dollar-for-Dollar basis.

5

Offers to repurchase from foreign subsidiaries’ Excess Cash Flow and asset sale proceeds will be limited under the First Lien Notes Documentation to the extent (x) the repatriation of funds to fund such prepayments is prohibited, restricted or delayed by applicable local laws, (y) applied to repay indebtedness of a foreign subsidiary of the Borrower or (z) the repatriation of funds to fund such prepayments would result in material adverse tax consequences.

Defeasance and Discharge Provisions:	Customary for high yield debt securities consistent with the Opco First Lien Notes Documentation Principles.

Modification:	Customary for high yield debt securities consistent with the Opco First Lien Notes Documentation Principles. Notes held by the Issuer and its affiliates, including the Sponsors, shall not have voting rights.

Registration Rights:	Customary registration rights.

Covenants:

Consistent with the Opco First Lien Notes Documentation Principles (including in respect of baskets and carveouts to such covenants; provided that such baskets and carveouts shall conform to the corresponding amounts in the Senior Facilities Documentation). For the avoidance of doubt, there shall be no financial maintenance covenants.

1. The provisions limiting indebtedness shall, in addition to carve-outs consistent with the Opco First Lien Notes Documentation Principles, provide that the amount of indebtedness incurred under the “bank basket” will not exceed an amount equal to the sum of (i) the aggregate principal amount of the Senior Facilities (including the accordion provisions thereunder), plus (ii) such additional amount of indebtedness that may be incurred that would not cause the ratio of funded debt (including the debt referred to in clause (i) of this sentence) outstanding that is (A) secured by a first priority lien on the Collateral (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA (the “Net First Lien Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma First Lien Net Leverage Ratio in effect on the Closing Date, (B) secured by junior liens on the Collateral (net of unrestricted cash and cash equivalents not to exceed in the

6

aggregate $100 million) to adjusted EBITDA (the “Net Total Secured Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma Net Total Secured Leverage Ratio in effect on the Closing Date and (C) unsecured (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA (the “Net Total Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to 0.25x greater than the pro forma Net Total Leverage Ratio in effect on the Closing Date;[3]

2. The provisions limiting liens shall provide for customary permitted liens consistent with the Opco First Lien Notes Documentation Principles and include (i) the ability to incur first-priority liens on indebtedness to the extent that the pro forma Net First Lien Leverage Ratio is not greater than a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma First Lien Net Leverage Ratio in effect on the Closing Date; (ii) the ability to incur liens junior to the liens securing the First Lien Notes, provided that the indebtedness secured by such junior liens is permitted under the indenture, and (iii) the ability to incur liens on assets of non-First Lien Note Guarantor subsidiaries so long as such liens secure obligations of non-First Lien Note Guarantor subsidiaries that are otherwise permitted.

3. With respect to basket amounts, covenant thresholds and similar levels in the indenture governing the First Lien Notes provisions with respect to debt and lien capacity that are tied to dollar amounts, such amounts, thresholds and levels will be based on the corresponding dollar amounts that are set forth in the CERP First Lien Indenture, in each case as adjusted pursuant to the agreement of the parties, including to reflect the pro forma capital structure of the Issuer and the relative size and EBITDA of the Issuer (such amounts as adjusted, the “Basket Adjustments”).

4. The provisions limiting dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt will be more restrictive until the Net Total Leverage Ratio is less than 3.00 to 1.00.

[3]

For the avoidance of doubt, (i) the calculation of the ratios in the OpCo debt document shall exclude Chester Downs (from both debt and EBITDA) and (ii) any Revolving Facility loans outstanding at the time of incurrence of any debt shall be included in the calculation of any Leverage Ratio at the time of such incurrence.

7

5. The indenture for the First Lien Notes will provide that any management or similar fees paid to Caesars Entertainment Corporation or any of its subsidiaries or affiliates will be made on an arm’s-length basis and on “market” terms (including caps on amounts and consent rights relating to modifications of applicable agreements relating thereto).

Events of Default:	Customary for high yield debt securities and consistent with the Opco First Lien Notes Documentation Principles; provided that the bankruptcy events of default shall include Holdings and a Holdco Covenant Breach (as defined in the Holdings Guaranty) shall constitute an event of default.

Governing Law:	New York.

Regulatory Matters:	Consistent with the Opco First Lien Notes Documentation Principles.

Counsel to the Notes Lead Arranger:	[ ].

8

New Second Lien OpCo Debt

$[            ] Second Lien Notes

Summary of Principal Terms1

Issuer:	[Caesars Entertainment Operating Company, Inc.][2], in its capacity as the issuer of the Second Lien Notes (the “Issuer”).

Issue:	The Second Lien Notes in an amount set forth in the Restructuring Term Sheet will be issued pursuant to definitive documentation which shall be based on indenture and security documentation typical and customary in the case of second lien senior secured notes issued pursuant to an exit financing (the “Second Lien Opco Documentation”), which shall (x) take into consideration (i) the indenture for the second-priority senior secured notes issued on October 11, 2013 by Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Atlantic City Holding, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC, Rio Properties, LLC (the “CERP Second Lien Indenture”), (ii) the operational requirements of the Issuer and its subsidiaries, their capital structure and size after giving effect to the transactions contemplated by the Restructuring Term Sheet, and (iii) the operating lease structure of the Issuer and its subsidiaries after giving effect to the transactions contemplated by the Restructuring Term Sheet, (y) contain the terms set forth herein, and (z) in all cases be reasonably satisfactory to the Borrower and the Requisite Consenting Creditors; provided that, in the case of provisions setting forth the debt and lien capacity, the Second Lien Opco Documentation shall be based on and consistent with the CERP Second Lien Indenture as modified to reflect the terms set forth herein (clauses (x), (y) and (z), the “Opco Second Lien Notes Documentation Principles”).

Purpose:	On the Closing Date, the Second Lien Notes will be issued to each First Lien Bank Lender and First Lien Noteholder in accordance with the Restructuring Term Sheet.

Maturity:	The Second Lien Notes will mature on the date that is seven (7) years after the Closing Date.

[1]	All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Restructuring Term Sheet to which this Term Sheet is attached (the “Restructuring Term Sheet”), or in the New First Lien OpCo Debt Term Facility Term Sheet or New First Lien OpCo Debt First Lien Notes Term Sheet attached thereto.
[2]	NTD: Assumes CEOC is the operating company in the new REIT structure.

Interest Rate:	A fixed rate equal to 8.5%.

Default Rate:	With respect to overdue principal (whether at stated maturity, upon acceleration or otherwise) or any other overdue amount (including overdue interest), the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Ranking:	The Second Lien Notes will constitute senior second-priority secured indebtedness of the Issuer, and will rank pari passu in right of payment with all obligations under the Senior Facilities and all other senior indebtedness (including the First Lien Notes) of the Issuer.

Guarantees:

The Second Lien Notes and all obligations under the indenture related thereto will be unconditionally guaranteed by each existing and subsequently acquired or organized wholly owned domestic subsidiary of the Issuer that guarantees the Senior Facilities or the First Lien Notes (the “Note Guarantors”), subject to exceptions consistent with the Opco Second Lien Notes Documentation Principles and others, if any, to be agreed upon, on a senior second-priority secured basis (the “Note Guarantees”). The Note Guarantees will rank pari passu in right of payment with all obligations under the Senior Facilities and all other senior indebtedness of the Note Guarantors. The Note Guarantees will be automatically released upon release of the corresponding guarantees of the Senior Facilities and the First Lien Notes; provided that such released guarantees shall be reinstated if such released guarantors thereof are required to subsequently guarantee the Senior Facilities or the First Lien Notes. The Note Guarantees will be joint and several guarantees of payment and performance and not of collection.

In addition, Holdings shall provide a guarantee of the Second Lien Notes issued to each of the First Lien Bank Lenders and the First Lien Noteholders on the Closing Date, in each case substantially in the form attached as an exhibit to the Restructuring Term Sheet (the “Holdings Guaranty”).

Security:	Subject to the limitations set forth below and other exceptions, if any, to be agreed upon, the Second Lien Notes and the Note Guarantees will be secured by a second-priority security interest in those assets of the Issuer and the Note Guarantors that secure the First Lien Notes (the “Collateral”), provided that (i) assets securing the Second Lien Notes shall not include property excluded from the Collateral securing the First Lien Notes and (ii) the pledge of equity interests and other securities will be subject to customary Rule 3-16 cut-back provisions.

2

The relative rights and priorities in the Collateral for each of the Senior Facilities, the First Lien Notes and the Second Lien Notes will be set forth in the First Lien/Second Lien Intercreditor Agreement.

The indenture for the Second Lien Notes will provide that none of the Collateral Agent, note holders or Trustee will be permitted to terminate Holdings or any of its subsidiaries or affiliates as manager of any of the PropCo facilities without the prior written consent of PropCo.

Mandatory Redemption:	None.

Optional Redemption:

Prior to the first anniversary of the Closing Date, the Issuer may redeem the Second Lien Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the first anniversary of the Closing Date plus 50 basis points.

Prior to the first anniversary of the Closing Date, the Issuer may redeem up to 35% of the Second Lien Notes in an amount equal to the amount of proceeds from an equity offering at a price equal to par plus the coupon on such Notes.

After the first anniversary of the Closing Date, the Second Lien Notes will be callable at par plus accrued interest plus a premium equal to 3.00%, which premium shall decline to 2.00% on the second anniversary of the Closing Date, to 1.00% on the third anniversary of the Closing Date and to zero on the fourth anniversary of the Closing Date.

All redemptions shall be made on a pro rata basis among the Second Lien Notes.

Offer to Purchase from Asset Sale Proceeds:	The Issuer will be required to make an offer to repurchase the Second Lien Notes at par with the net cash proceeds from any non-ordinary course asset sales or dispositions by the Issuer or any Note Guarantor in accordance with the Opco Second Lien Notes Documentation Principles to the extent any such proceeds are not otherwise applied in a manner consistent with the Opco Second Lien Notes Documentation Principles.

Offer to Repurchase Upon a Change of Control:	The Issuer will be required to make an offer to repurchase the Second Lien Notes following the occurrence of a “change of control” (to be defined in a manner consistent with the Opco Second Lien Notes Documentation Principles) at a price in cash equal to 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

3

Defeasance and Discharge Provisions:	Customary for high yield debt securities consistent with the Opco Second Lien Notes Documentation Principles.

Modification:	Customary for high yield debt securities consistent with the Opco Second Lien Notes Documentation Principles. Notes held by the Issuer and its affiliates, including the Sponsors, shall not have voting rights.

Registration Rights:	Customary registration rights.

Covenants:	Consistent with the Opco Second Lien Notes Documentation Principles (including in respect of baskets and carveouts to such covenants); provided, that such covenants shall in no event be more restrictive than the corresponding covenant in the First Lien Notes. For the avoidance of doubt, there shall be no financial maintenance covenants.

1. The provisions limiting indebtedness shall, in addition to carve-outs consistent with the Opco Second Lien Notes Documentation Principles, provide that the amount of indebtedness incurred under the “bank basket” will not exceed an amount equal to the sum of (i) the aggregate principal amount of the Senior Facilities (including the accordion provisions thereunder), plus (ii) such additional amount of indebtedness that may be incurred that would not cause the ratio of funded debt outstanding that is (A) secured by a first priority lien on the Collateral (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA (the “Net First Lien Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma First Lien Net Leverage Ratio in effect on the Closing Date, (B) secured by junior liens on the Collateral (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA (the “Net Total Secured Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma Net Total Secured Leverage Ratio in effect on the Closing Date and (C) unsecured (net of unrestricted cash and cash equivalents not to exceed in the aggregate $100 million) to adjusted EBITDA (the “Net Total Leverage Ratio”) to exceed a ratio to be set on the Closing Date that is equal to 0.25x greater than the pro forma Net Total Leverage Ratio in effect on the Closing Date.[3]

[3]	For the avoidance of doubt, (i) the calculation of the ratios in the OpCo debt document shall exclude Chester Downs (from both debt and EBITDA) and (ii) any Revolving Facility loans outstanding at the time of incurrence of any debt shall be included in the calculation of any Leverage Ratio at the time of such incurrence.

4

2. The provisions limiting liens shall provide for customary permitted liens consistent with the Opco Second Lien Notes Documentation Principles and include (i) the ability to incur (x) first-priority liens on indebtedness to the extent that the pro forma Net First Lien Leverage Ratio is not greater than a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma Net First Lien Leverage Ratio in effect on the Closing Date and (y) pari passu liens on indebtedness so long as such liens are subject to the First Lien/Second Intercreditor Agreement or another intercreditor agreement that is not materially less favorable to the holders than the First Lien/Second Lien Intercreditor Agreement and such indebtedness is permitted under the indenture; (ii) the ability to incur liens junior to the liens securing the Second Lien Notes, provided that the indebtedness secured by such junior liens is permitted under the indenture and (iii) the ability to incur liens on assets of non-Note Guarantor subsidiaries so long as such liens secure obligations of non-Note Guarantor subsidiaries that are otherwise permitted.

3. With respect to basket amounts, covenant thresholds and similar levels in the indenture governing the Second Lien Notes provisions with respect to debt and lien capacity that are tied to dollar amounts, such amounts, thresholds and levels will be based on the corresponding dollar amounts that are set forth in the CERP Second Lien Indenture, in each case as adjusted pursuant to the agreement of the parties, including to reflect the pro forma capital structure of the Issuer and the relative size and EBITDA of the Issuer (such amounts as adjusted, the “Basket Adjustments”)

4. The provisions limiting dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt will be more restrictive until the Net Total Leverage Ratio is less than 3.00 to 1.00.

5. The indenture for the Second Lien Notes will provide that any management or similar fees paid to Caesars Entertainment Corporation or any of its subsidiaries or affiliates will be made on an arm’s-length basis and on “market” terms (including caps on amounts and consent rights relating to modifications of applicable agreements relating thereto).

5

Events of Default:	Customary for high yield debt securities and consistent with the Opco Second Lien Notes Documentation Principles; provided that the bankruptcy events of default shall include Holdings and a Holdco Covenant Breach (as defined in the Holdings Guaranty) shall constitute an event of default.

Governing Law:	New York.

Regulatory Matters:	Consistent with the Opco Second Lien Notes Documentation Principles.

Counsel to the Notes Lead Arranger:	[ ].

6

New First Lien PropCo Debt

$[            ] Term Facility

Summary of Principal Terms1

Borrower:	[REIT PropCo] (the “Borrower”).

Agent/Collateral Agent:	[ ] will act as sole administrative agent for the Senior Facilities (in such capacity and together with its permitted successors and assigns, the “Agent”), and will perform the duties customarily associated with such role.

[         ] will act as collateral agent for the Senior Facilities (in such capacity, the “Collateral Agent”) and will perform the duties customarily associated with such role.

The Agent and Collateral Agent shall each be acceptable to the First Lien Bank Lenders and First Lien Noteholders.

Facilities:

(A)   a senior secured term loan facility in an aggregate principal amount set forth in the Restructuring Term Sheet (the “First Lien Term Facility” and loans thereunder, the “Term Loans”), which will be deemed to have been provided to the Borrower by each First Lien Bank Lender in accordance with the Restructuring Term Sheet (in such capacity, the “Lenders”).

(B)   at the Borrower’s option, a senior secured revolving credit facility in an aggregate principal amount not to exceed an amount to be agreed (and acceptable to the Requisite Consenting Creditors) (the “Revolving Facility” and, together with the First Lien Term Facility, the “Senior Facilities”), to be provided by the First Lien Bank Lenders or such other financial institutions to become Lenders under the Senior Facilities, a portion of which will be available through a subfacility in the form of letters of credit.

Definitive Documentation:	The definitive documentation for the Senior Facilities shall be based on financing and security documentation typical and customary for exit financings (the “Senior Facilities Documentation”), which shall (x) take into consideration (i) the First Lien Credit Agreement, dated as of October 11, 2013, among Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc.,

[1]	All capitalized terms used but not defined herein shall have the meaning assigned thereto in the Restructuring Term Sheet to which this Term Sheet is attached (the “Restructuring Term Sheet”).

Harrah’s Las Vegas, LLC, Harrah’s Atlantic City Holding, Inc., Rio Properties, LLC, Flamingo Las Vegas Holding, LLC, Harrah’s Laughlin, LLC and Paris Las Vegas Holding, LLC, as borrowers, the lenders party thereto and Citicorp North America, Inc., as administrative agent, (ii) the operational requirements of the Borrower and its subsidiaries, their capital structure and size after giving effect to the transactions contemplated by the Restructuring Term Sheet, and (iii) the operating lease and REIT structure of the Borrower and its subsidiaries after giving effect to the transactions contemplated by the Restructuring Term Sheet, (y) contain the terms set forth herein, and (z) in all cases be reasonably satisfactory to the Borrower and the Requisite Consenting Creditors (clauses (x), (y) and (z), the “Propco Bank Debt Documentation Principles”).

Incremental Facilities:	The Borrower will be permitted after the Closing Date to add additional revolving or term loan credit facilities (the “Incremental Facilities”) on terms consistent with Propco Bank Debt Documentation Principles.

Purpose:	On the Closing Date, each First Lien Bank Lender shall be deemed to have made Term Loans in accordance with the Restructuring Term Sheet.

Availability:	The Borrower shall incur the full amount of the First Lien Term Facility on the Closing Date. Amounts under the First Lien Term Facility that are repaid or prepaid may not be reborrowed.

Interest Rates:	LIBOR + 3.5% per annum, with a 1.0% LIBOR floor.

Default Rate:	With respect to principal (whether at stated maturity, upon acceleration or otherwise), the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR loans plus 2.00% per annum and in each case, shall be payable on demand.

Final Maturity and Amortization:	The First Lien Term Facility will mature on the date that is five (5) years after the Closing Date, and, commencing with the second full fiscal quarter ended after the Closing Date, will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the First Lien Term Facility with the balance payable on the maturity date of the First Lien Term Facility.

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Guarantees:	All obligations of the Borrower under the Senior Facilities and, at the option of the Borrower, under any interest rate protection or other hedging arrangements entered into with the Agent, an entity that is a Lender or agent at the time of such transaction (or on the Closing Date, if applicable), or any affiliate of any of the foregoing (“Hedging Arrangements”), or any cash management arrangements with any such person (“Cash Management Arrangements”), will be unconditionally guaranteed (the “Guarantees”) by each existing and subsequently acquired or organized wholly owned domestic subsidiary of the Borrower (the “Subsidiary Guarantors”), subject to exceptions consistent with the Propco Bank Debt Documentation Principles and others, if any, to be agreed upon. The Guarantees will be joint and several guarantees of payment and performance and not of collection.

Security:	Subject to exceptions described below and other exceptions, if any, to be agreed upon, the Senior Facilities, the Guarantees, any Hedging Arrangements and any Cash Management Arrangements will be secured on a first-priority basis by substantially all the owned material assets of the Borrower and each Subsidiary Guarantor, in each case whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests directly held by the Borrower or any Subsidiary Guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 65% of the voting equity interests of such foreign subsidiary), (b) a perfected first priority lien on cash, deposit accounts and securities accounts, and (c) perfected first-priority security interests in, and mortgages on, substantially all owned tangible and intangible assets of the Borrower and each Subsidiary Guarantor (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property and real property (including assignment of rents)) except for (v) real property with a fair market value less than $15.0 million and leaseholds, (w) vehicles, (x) those assets as to which the Borrower, Agent and Collateral Agent shall reasonably determine that the costs or other consequences of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (y) assets to which the granting or perfecting such security interest would violate any applicable law (including gaming laws and regulations) or contract (and with regard to which contract such counterparty thereto requires such

3

prohibition as a condition to entering into such contract, such contract has been entered into in the ordinary course of business, such restriction is consistent with industry custom and consent has been requested and not received), but only so long as such grant or perfection would violate any such law or contract, and (z) other exceptions consistent with the Propco Bank Debt Documentation Principles. For the avoidance of doubt, lockbox arrangements and control agreements relating to the Borrower’s and its subsidiaries’ bank accounts and securities accounts will be required to be delivered at closing. The operating lease with [Caesars Entertainment Operating Company, Inc.] (“Opco”) shall be subject to a customary subordination and non-disturbance agreement as provided in the Lease Term Sheet attached to the Restructuring Support Agreement.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation consistent with the Propco Bank Debt Documentation Principles.

The relative rights and priorities in the Collateral for each of the Senior Facilities and the First Lien Notes will be set forth in a customary intercreditor agreement between the administrative agent for the Senior Facilities, on the one hand, and the trustee for the First Lien Notes, on the other hand, except that such intercreditor agreement shall provide that the indebtedness outstanding under the Senior Facilities and the First Lien Notes vote together as one class and are pari passu in all respects, including in respect of directing the collateral agent thereunder (the “First Lien Intercreditor Agreement”).

The relative rights and priorities in the Collateral for each of the Senior Facilities, the First Lien Notes and the Second Lien Notes will be set forth in a customary intercreditor agreement between the collateral agent for the Senior Facilities and the First Lien Notes, on the one hand, and the collateral agent for the Second Lien Notes, on the other hand (the “First Lien/Second Lien Intercreditor Agreement”).

Mandatory Prepayments:	Customary asset sale mandatory prepayments and Excess Cash Flow mandatory prepayments (commencing with, with respect to Excess Cash Flow, the first full fiscal year of the Borrower after the Closing Date, and subject to a minimum threshold to be agreed), on terms and definitions consistent with Propco Bank Debt Documentation Principles, with Excess Cash Flow to be calculated for these purposes after any Mandatory REIT Distributions. Asset sale payments and Excess Cash Flow payments will be made ratably between the Term Loans and the First Lien Notes (and ratably among the Lenders and holders of the First Lien Notes).

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Voluntary Prepayments and Reductions in Commitments:

Voluntary reductions of the unutilized portion of the commitments under the Senior Facilities and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to the following paragraph and subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. All voluntary prepayments of the First Lien Term Facility will be applied pro rata to the Term Loan (and pro rata among the Lenders) and to the remaining amortization payments under the First Lien Term Facility in such order as the Borrower may direct.

Voluntary Prepayments of the Term Loans made prior to the four year anniversary of the Closing Date will be subject to a prepayment premium, as follows:

•    First year following Closing Date: customary “make-whole” premium (T+50)

•    Second year following Closing Date: 3%

•    Third year following Closing Date: 2%

•    Fourth year following Closing Date: 1%

•    Fourth year anniversary and thereafter: par

Representations and Warranties:	The following representations and warranties, among others, if any, to be negotiated in the Senior Facilities Documentation, will apply (to be applicable to the Borrower and its restricted subsidiaries, subject to customary and other exceptions and qualifications to be agreed upon, consistent with the Propco Bank Debt Documentation Principles): organization, existence, and power; qualification; authorization and enforceability; no conflict; governmental consents (including, without limitation, from gaming authorities); subsidiaries; accuracy of financial statements and other information in all material respects; projections; no material adverse change since the Closing Date; absence of litigation; compliance with laws (including PATRIOT Act, OFAC, FCPA, ERISA, margin regulations, environmental laws, gaming laws and laws with respect to sanctioned persons); payment of taxes; ownership of properties; governmental regulation (including, without limitation,

5

gaming regulation); inapplicability of the Investment Company Act; Closing Date solvency on a consolidated basis; labor matters; validity, priority and perfection of security interests in the Collateral; intellectual property; treatment as designated senior debt under subordinated debt documents (if any); use of proceeds; insurance; real property; and no default or event of default.

Affirmative Covenants:	The following affirmative covenants, among others, if any, to be negotiated in the Senior Facilities Documentation, will apply (to be applicable to the Borrower and its restricted subsidiaries), subject to customary (consistent with the Propco Bank Debt Documentation Principles) and other baskets, exceptions and qualifications to be agreed upon: maintenance of corporate existence and rights; performance and payment of obligations; delivery of annual and quarterly consolidated financial statements of the Borrower (accompanied by customary management discussion and analysis and (annually) by an audit opinion from nationally recognized auditors that is not subject to any qualification as to scope of such audit or going concern) (other than solely with respect to, or resulting solely from an upcoming maturity date under any series of indebtedness occurring within one year from the time such opinion is delivered) (with extended time periods to be agreed for delivery of the first annual and certain quarterly financial statements to be delivered after the Closing Date) and an annual budget (it being understood that the public REIT reporting that includes the Borrower shall satisfy the Borrower’s reporting obligations so long as it includes a consolidating income statement and balance sheet for the Borrower); delivery of any “Tenant Financial Statements” (as defined in the term sheet regarding the operating lease with OpCo) the Borrower receives under the operating lease with OpCo promptly after receipt by the Borrower of such Tenant Financial Statements from OpCo; delivery of financial statements of CPLV Holding or CPLV Sub promptly after receipt of such financial statements by the Borrower from CPLV Holding or CPLV Sub, respectively; delivery of notices of default and material adverse litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of books and records; maintenance of customary insurance; commercially reasonable efforts to maintain ratings (but not a specific rating); compliance with laws (including, without limitation, gaming laws); inspection of books and properties; environmental; additional guarantors and additional collateral (subject to limitations set forth under the captions “Guarantees” and “Security”); further assurances in respect of collateral matters; use of proceeds; payment of taxes; and real property.

Negative Covenants:	The following negative covenants, among others, if any, to be negotiated in the Senior Facilities Documentation, will apply (to be applicable to the Borrower and its restricted subsidiaries), subject to customary exceptions and qualifications (consistent with the Propco Bank Debt Documentation Principles) and others to be agreed upon:

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1. Limitation on dispositions of assets.

2. Limitation on mergers and acquisitions.

3.      Limitations on dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; provided, that, any distributions required to be made to distribute 100% of REIT taxable income or satisfy any REIT-related requirements shall be permitted (such distributions, the “Mandatory REIT Distributions”).

4. Limitation on indebtedness (including guarantees and other contingent obligations) and preferred stock.

5. Limitation on loans and investments.

6. Limitation on liens and further negative pledges.

7. Limitation on transactions with affiliates.

8. Limitation on sale/leaseback transactions.

9. Limitation on changes in the business of the Borrower and its subsidiaries.

10. Limitation on restrictions on ability of subsidiaries to pay dividends or make distributions.

11. Limitation on changes to fiscal year.

12. Limitation on modifications to subordinated debt documents.

13. Limitation on material modifications to the MLSA, lease and other arrangements entered into in connection with the lease structure.

EBITDA shall be defined in a manner consistent with the Propco Bank Debt Documentation Principles.

All ratios and calculations shall be measured on a Pro Forma Basis (to be defined in a manner consistent with the Propco Bank Debt Documentation Principles, and including the annualized effect of addbacks in the definition of EBITDA).

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The Senior Facilities Documentation will provide that any management or similar fees paid to Caesars Entertainment Corporation or any of its subsidiaries or affiliates will be made on an arm’s-length basis and on “market” terms (including caps on amounts and consent rights relating to modifications of applicable agreements relating thereto).

Financial Covenant:	First Lien Term Facility: None.

Events of Default:	The following (subject to customary and other thresholds and grace periods to be agreed upon, consistent with the Propco Bank Debt Documentation Principles, and applicable to the Borrower and its restricted subsidiaries), among others, if any, to be negotiated in the Senior Facilities Documentation: nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross event of default and cross acceleration to material indebtedness; bankruptcy and similar events; material judgments; ERISA events; invalidity of the Guarantees or any security document, in each case, representing a material portion of the Guarantees or the Collateral; and Change of Control (to be defined in a manner consistent with the Propco Bank Debt Documentation Principles).

Unrestricted Subsidiaries:	The Senior Facilities Documentation will contain provisions pursuant to which, subject to limitations consistent with the Propco Bank Debt Documentation Principles, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary. Unrestricted subsidiaries will not be subject to the affirmative or negative covenant or event of default provisions of the Senior Facilities Documentation, and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of calculating the financial ratios contained in the Senior Facilities Documentation on terms consistent with the Propco Bank Debt Documentation Principles. In addition, CPLV Holding and CPLV Sub shall each constitute an unrestricted subsidiary of the Borrower on the Closing Date.

Voting:	Usual for facilities and transactions of this type and consistent with the Propco Bank Debt Documentation Principles; provided that the Borrower and its affiliates, including the Sponsors, shall not have voting rights with respect to loans and commitments held by them.

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Cost and Yield Protection:	Usual for facilities and transactions of this type, consistent with the Propco Bank Debt Documentation Principles.

Assignments and Participations:	Customary assignment provisions consistent with the Propco Bank Debt Documentation Principles.

Non-Pro Rata Repurchases:	The Borrower and its subsidiaries may purchase from any Lender (other than the Borrower or any of its affiliates, including the Sponsors), at individually negotiated prices, outstanding principal amounts or commitments under the First Lien Term Facility in a non-pro rata manner; provided that (i) the purchaser shall make a representation to the seller at the time of assignment that it does not possess material non-public information with respect to the Borrower and its subsidiaries that has not been disclosed to the seller or Lenders generally (other than the Lenders that have elected not to receive material non-public information), (ii) any commitments or loans so repurchased shall be immediately cancelled, (iii) no default or event of default exists or would result therefrom, (iv) Term Loans may not be purchased with the proceeds of loans under the Revolving Facility, and (v) any such Term Loans acquired by the Borrower shall be deemed a repayment of the Term Loans for purposes of calculating excess cash flow in an amount equal to the amount actually paid by the Borrower for such Term Loans and shall not be deemed to increase adjusted EBITDA.

Expenses and Indemnification:	Consistent with the Propco Bank Debt Documentation Principles.

Regulatory Matters:	Customary for facilities of this type and consistent with the Propco Bank Debt Documentation Principles.

Governing Law and Forum:	New York.

Counsel to Agent/Collateral Agent:	[ ].

9

New First Lien PropCo Debt

$[            ] First Lien Notes

Summary of Principal Terms1

Issuer:	[REIT PropCo], in its capacity as the issuer of the First Lien Notes (the “Issuer”).

Issue:	The First Lien Notes in an amount set forth in the Restructuring Term Sheet will be issued under and have the benefit of an indenture and security documentation typical and customary in the case of first lien senior secured notes issued pursuant to an exit financing (the “First Lien Propco Documentation”), and which shall (x) take into consideration (i) the indenture for the first-priority senior secured notes issued on October 11, 2013 by Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Atlantic City Holding, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC, Rio Properties, LLC (the “CERP First Lien Indenture”), (ii) the operational requirements of the Issuer and its subsidiaries, their capital structure and size after giving effect to the transactions contemplated by the Restructuring Term Sheet, and (iii) the operating lease structure and the REIT structure of the Issuer and its subsidiaries after giving effect to the transactions contemplated by the Restructuring Term Sheet, (y) contain the terms set forth herein; provided that, in the case of provisions setting forth the debt and lien capacity, the First Lien Propco Documentation shall be based on and consistent with the CERP First Lien Indenture as modified to reflect the terms set forth herein and (z) in all cases be reasonably satisfactory to the Borrower and the Requisite Consenting Creditors (clauses (x), (y) and (z), the “Propco First Lien Notes Documentation Principles”).

Purpose:	On the Closing Date, the First Lien Notes will be issued to each First Lien Noteholder in accordance with the Restructuring Term Sheet.

Maturity:	The First Lien Notes will mature on the date that is five (5) years after the Closing Date.

Interest Rate:	LIBOR + 3.5% per annum, with a 1.0% LIBOR floor.

[1]	All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Restructuring Term Sheet to which this Term Sheet is attached (the “Restructuring Term Sheet”), or in the New First Lien PropCo Debt Term Facility Term Sheet attached thereto.

Default Rate:	With respect to principal (whether at stated maturity, upon acceleration or otherwise), the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR loans plus 2.00% per annum and in each case, shall be payable on demand.

Ranking:	The First Lien Notes will constitute senior first-priority secured indebtedness of the Issuer, and will rank pari passu in all respects, including in right of payment, with all obligations under the Senior Facilities and all other first lien senior indebtedness of the Issuer.

Guarantees:	The First Lien Notes and all obligations under the indenture related thereto will be unconditionally guaranteed by each existing and subsequently acquired or organized wholly owned domestic subsidiary of the Issuer (the “Note Guarantors”), subject to exceptions consistent with the Propco First Lien Notes Documentation Principles and others, if any, to be agreed upon, on a senior first-priority secured basis (the “Note Guarantees”). The Note Guarantees will rank pari passu in all respects, including in right of payment, with all obligations under the Senior Facilities and all other senior indebtedness of the Note Guarantors. The Note Guarantees will be joint and several guarantees of payment and performance and not of collection.

Security:	Subject to the limitations set forth below and other exceptions, if any, to be agreed upon, the First Lien Notes and the Note Guarantees will be secured by a first-priority security interest in substantially all the owned material assets of the Issuer and each Note Guarantor, in each case whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests directly held by the Issuer or any Note Guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 65% of the voting equity interests of such foreign subsidiary), (b) a perfected first priority lien on cash, deposit accounts and securities accounts, and (c) perfected first-priority security interests in, and mortgages on, substantially all owned tangible and intangible assets of the Issuer and each Note Guarantor (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property and real property (including an assignment of rents)) except for (v) real property with a fair market value less than $15.0 million and leaseholds, (w) vehicles, (x) those assets as to which the Issuer and Collateral Agent shall

2

reasonably determine that the costs or other consequences of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (y) assets to which the granting or perfecting such security interest would violate any applicable law (including gaming laws and regulations) or contract (and with regard to which contract the counterparty thereto requires such prohibition as a condition to entering into such contract, such contract has been entered into in the ordinary course of business, such restriction is consistent with industry custom and consent has been requested and not received), but only so long as such grant or perfection would violate any such law or contract, and (z) other exceptions consistent with the Propco First Lien Notes Documentation Principles; and provided that the pledge of equity interests and other securities will be subject to customary Rule 3-16 cut-back provisions. For avoidance of doubt, lockbox arrangements and control agreements relating to the Issuer’s and its subsidiaries’ bank accounts and securities accounts will be required to be delivered at closing. The operating lease with [Caesars Entertainment Operating Company, Inc.] (“Opco”) shall be subject to a customary subordination and non-disturbance agreement as provided in the Lease Term Sheet attached to the Restructuring Support Agreement.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, consistent with the Propco First Lien Notes Documentation Principles.

The relative rights and priorities in the Collateral for each of the Senior Facilities and the First Lien Notes will be set forth in the First Lien Intercreditor Agreement.

The relative rights and priorities in the Collateral for each of the Senior Facilities, the First Lien Notes and the Second Lien Notes will be set forth in the First Lien/Second Lien Intercreditor Agreement, which shall provide that the indebtedness outstanding under the Senior Facilities and the First Lien Notes vote together as a single class and are pari passu in all respects, including in respect of directing the collateral agent thereunder.

Mandatory Redemption:	None.

Optional Redemption:	Prior to the first anniversary of the Closing Date, the Issuer may redeem the First Lien Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the first anniversary of the Closing Date plus 50 basis points.

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Prior to the first anniversary of the Closing Date, the Issuer may redeem up to 35% of the First Lien Notes in an amount equal to the amount of proceeds from an equity offering at a price equal to par plus the coupon on such First Lien Notes.

After the first anniversary of the Closing Date, the First Lien Notes will be callable at par plus accrued interest plus a premium equal to 3.0%, which premium shall decline to 2.0% on the second anniversary of the Closing Date, to 1.0% on the third anniversary of the Closing Date and to zero on the fourth anniversary of the Closing Date.

All redemptions shall be made on a pro rata basis among the First Lien Notes.

Offer to Purchase from Asset Sale Proceeds:	The Issuer will be required to make an offer to repurchase the First Lien Notes at par with the First Lien Noteholders’ Pro Rata Share (as defined herein) of the net cash proceeds from any non-ordinary course asset sales or dispositions by the Issuer or any Note Guarantor in accordance with the Propco First Lien Notes Documentation Principles to the extent any such proceeds are not otherwise applied in a manner consistent with the Propco First Lien Notes Documentation Principles.

Offer to Repurchase with Proceeds of Debt Issuance:	The Issuer will be required to make an offer to repurchase the First Lien Notes at par in an amount equal to the First Lien Noteholders’ Pro Rata Share (to be defined as the ratio of funded debt outstanding that consists of the First Loan Notes to the sum of the total funded debt that consists of the First Lien Notes and First Lien Term Facility) of 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Issuer and its subsidiaries (other than debt permitted to be incurred under the indenture governing the First Lien Notes unless otherwise provided as a condition to the incurrence thereof).

Offer to Repurchase Upon a Change of Control:	The Issuer will be required to make an offer to repurchase the First Lien Notes following the occurrence of a “change of control” (to be defined in a manner consistent with the Propco First Lien Notes Documentation Principles) at a price in cash equal to 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

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Offer to Purchase from Excess Cash Flow:	Beginning with the first full fiscal year of the Issuer after the Closing Date, the Issuer will be required to make an offer to repurchase the First Lien Notes at par in an amount equal to the First Lien Noteholders’ Pro Rata Share of Excess Cash Flow (to be defined in a manner consistent with the Senior Facilities Documentation and subject to the same minimum threshold therein) of the Issuer and its restricted subsidiaries.

Defeasance and Discharge Provisions:	Customary for high yield debt securities consistent with the Propco First Lien Notes Documentation Principles.

Modification:	Customary for high yield debt securities consistent with the Propco First Lien Notes Documentation Principles. Notes held by the Issuer and its affiliates, including the Sponsors, shall not have voting rights.

Registration Rights:	Customary registration rights.

Covenants:	Consistent with the Propco First Lien Notes Documentation Principles (including in respect of baskets and carveouts to such covenants; provided, that such baskets and covenants shall conform to the corresponding amounts in the Senior Facilities Documentation (including with respect to the Mandatory REIT Distributions), and such covenants shall include the delivery to the trustee of annual and quarterly consolidated financial statements of the Borrower (with extended time periods to be agreed for delivery of the first annual and certain quarterly financial statements to be delivered after the Closing Date) (it being understood that the public REIT reporting that includes the Issuer shall satisfy the Borrower’s reporting obligations so long as it includes a consolidating income statement and balance sheet for the Borrower), delivery to the trustee of any Tenant Financial Statements the Issuer receives under the operating lease with OpCo promptly after receipt by the Issuer of such Tenant Financial Statements from OpCo and delivery to the trustee of financial statements of CPLV Holding or CPLV Sub promptly after receipt of such financial statements by the Issuer from CPLV Holding or CPLV Sub, respectively). For the avoidance of doubt, there shall be no financial maintenance covenants.

CPLV Holding and CPLV Sub shall each constitute an unrestricted subsidiary of the Issuer on the Closing Date.

The provisions limiting dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt shall be subject to only those very limited carveouts that shall be agreed to by the Issuer and the Requisite Consenting Creditors, but shall in any event permit the Mandatory REIT Distributions.

The indenture for the First Lien Notes will provide that any management or similar fees paid to Caesars Entertainment Corporation or any of its subsidiaries or affiliates will be made on an arm’s-length basis and on “market” terms (including caps on amounts and consent rights relating to modifications of applicable agreements relating thereto).

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Events of Default:	Customary for high yield debt securities and consistent with the Propco First Lien Notes Documentation Principles.

Governing Law:	New York.

Regulatory Matters:	Consistent with the Propco First Lien Notes Documentation Principles.

Counsel to the Notes Lead Arranger:	[ ].

6

New Second Lien PropCo Debt

$[            ] Second Lien Notes

Summary of Principal Terms1

Issuer:	[REIT PropCo], in its capacity as the issuer of the Second Lien Notes (the “Issuer”).

Issue:	The Second Lien Notes in an amount set forth in the Restructuring Term Sheet will be issued under and have the benefit of an indenture and security documentation typical and customary in the case of second lien senior secured notes issued pursuant to an exit financing (the “Second Lien Propco Documentation”), and which shall (x) take into consideration (i) the indenture for the second-priority senior secured notes issued on October 11, 2013 by Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., Harrah’s Atlantic City Holding, Inc., Harrah’s Las Vegas, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Holding, LLC, Paris Las Vegas Holding, LLC, Rio Properties, LLC (the “CERP Second Lien Indenture”), (ii) the operational requirements of the Issuer and its subsidiaries, their capital structure and size after giving effect to the transactions contemplated by the Restructuring Term Sheet, and (iii) the operating lease structure and the REIT structure of the Issuer and its subsidiaries after giving effect to the transactions contemplated by the Restructuring Term Sheet, (y) contain the terms set forth herein; provided that, in the case of provisions setting forth the debt and lien capacity, the Second Lien Propco Documentation shall be based on and consistent with the CERP Second Lien Indenture as modified to reflect the terms set forth herein and (z) in all cases be reasonably satisfactory to the Borrower and the Requisite Consenting Creditors (clauses (x), (y) and (z), the “Propco Second Lien Notes Documentation Principles”).

Purpose:	On the Closing Date, the Second Lien Notes will be issued to each First Lien Noteholder in accordance with the Restructuring Term Sheet.

Maturity:	The Second Lien Notes will mature on the date that is six (6) years after the Closing Date.

[1]	All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Restructuring Term Sheet to which this Term Sheet is attached (the “Restructuring Term Sheet”), or in the New First Lien PropCo Debt Term Facility Term Sheet or New First Lien PropCo Debt First Lien Notes Term Sheet attached thereto.

Interest Rate:	A fixed rate equal to 8.0%.

Default Rate:	With respect to overdue principal (whether at stated maturity, upon acceleration or otherwise) or any other overdue amount (including overdue interest), the applicable interest rate plus 2.00% per annum, which shall be payable on demand.

Ranking:	The Second Lien Notes will constitute senior second-priority secured indebtedness of the Issuer, and will rank pari passu in right of payment with all obligations under the Senior Facilities and all other senior indebtedness of the Issuer.

Guarantees:	The Second Lien Notes and all obligations under the indenture related thereto will be unconditionally guaranteed by each existing and subsequently acquired or organized wholly owned domestic subsidiary of the Issuer that guarantees the Senior Facilities or the First Lien Notes (the “Note Guarantors”), subject to exceptions consistent with the Propco Second Lien Notes Documentation Principles and others, if any, to be agreed upon, on a senior second-priority secured basis (the “Note Guarantees”). The Note Guarantees will rank pari passu in right of payment with all obligations under the Senior Facilities and all other senior indebtedness of the Note Guarantors. The Note Guarantees will be automatically released upon release of the corresponding guarantees of the Senior Facilities and First Lien Notes; provided that such released guarantees shall be reinstated if such released guarantors thereof are required to subsequently guarantee the Senior Facilities or First Lien Notes. The Note Guarantees will be joint and several guarantees of payment and performance and not of collection.

Security:

Subject to the limitations set forth below and other exceptions, if any, to be agreed upon, the Second Lien Notes and the Note Guarantees will be secured by a second-priority security interest in those assets of the Issuer and the Note Guarantors that secure the First Lien Notes (the “Collateral”), provided that (i) assets securing the Second Lien Notes shall not include property excluded from the Collateral securing the First Lien Notes and (ii) the pledge of equity interests and other securities will be subject to customary Rule 3-16 cut-back provisions.

The relative rights and priorities in the Collateral for each of the Senior Facilities, the First Lien Notes and the Second Lien Notes will be set forth in the First Lien/Second Lien Intercreditor Agreement.

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Mandatory Redemption:	None.

Optional Redemption:

Prior to the third anniversary of the Closing Date, the Issuer may redeem the Second Lien Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the third anniversary of the Closing Date plus 50 basis points.

Prior to the third anniversary of the Closing Date, the Issuer may redeem up to 35% of the Second Lien Notes in an amount equal to the amount of proceeds from an equity offering at a price equal to par plus the coupon on such Second Lien Notes.

After the third anniversary of the Closing Date, the Second Lien Notes will be callable at par plus accrued interest plus a premium equal to one-half of the coupon on such Second Lien Notes, which premium shall decline ratably on each anniversary of the Closing Date thereafter to zero on the date that is two years prior to the maturity date.

All redemptions shall be made on a pro rata basis among the Second Lien Notes.

Offer to Purchase from Asset Sale Proceeds:	The Issuer will be required to make an offer to repurchase the Second Lien Notes at par with the net cash proceeds from any non-ordinary course asset sales or dispositions by the Issuer or any Note Guarantor in accordance with the Propco Second Lien Notes Documentation Principles to the extent any such proceeds are not otherwise applied in a manner consistent with the Propco Second Lien Notes Documentation Principles.

Offer to Repurchase Upon a Change of Control:	The Issuer will be required to make an offer to repurchase the Second Lien Notes following the occurrence of a “change of control” (to be defined in a manner consistent with the Propco Second Lien Notes Documentation Principles) at a price in cash equal to 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Defeasance and Discharge Provisions:	Customary for high yield debt securities consistent with the Propco Second Lien Notes Documentation Principles.

Modification:	Customary for high yield debt securities consistent with the Propco Second Lien Notes Documentation Principles. Notes held by the Issuer or its affiliates, including the Sponsors, shall not have voting rights.

Registration Rights:	Customary registration rights.

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Covenants:	Consistent with the Propco Second Lien Notes Documentation Principles (including in respect of baskets and carveouts to such covenants); provided, that such covenants shall in no event be more restrictive than the corresponding covenant in the First Lien Notes (including, without limitation, with respect to the Mandatory REIT Distributions). For the avoidance of doubt, there shall be no financial maintenance covenants, but the covenants shall include the delivery to the trustee of annual and quarterly consolidated financial statements of the Issuer (with extended time periods to be agreed for delivery of the first annual and certain quarterly financial statements to be delivered after the Closing Date) (it being understood that the public REIT reporting that includes the Borrower shall satisfy the Borrower’s reporting obligations so long as it includes a consolidating income statement and balance sheet for the Issuer), delivery to the trustee of any Tenant Financial Statements the Issuer receives under the operating lease with OpCo promptly after receipt by the Issuer of such Tenant Financial Statements from OpCo and delivery to the trustee of financial statements of CPLV Holding or CPLV Sub promptly after receipt of such financial statements by the Issuer from CPLV Holding or CPLV Sub, respectively.

CPLV Holding and CPLV Sub shall each constitute an unrestricted subsidiary of the Issuer on the Closing Date.

The indenture for the Second Lien Notes will provide that any management or similar fees paid to Caesars Entertainment Corporation or any of its subsidiaries or affiliates will be made on an arm’s-length basis and on “market” terms (including caps on amounts and consent rights relating to modifications of applicable agreements relating thereto).

Events of Default:	Customary for high yield debt securities and consistent with the Propco Second Lien Notes Documentation Principles.

Governing Law:	New York.

Regulatory Matters:	Consistent with the Propco Second Lien Notes Documentation Principles.

Counsel to the Notes Lead Arranger:	[ ].

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CPLV Mezz Debt

$[            ] Term Facility

Summary of Principal Terms1

Borrower:	[CPLV Mezz Holding] (the “Borrower”), a newly-formed holding company that directly or indirectly owns 100% of the outstanding stock or other equity interests of the wholly-owned subsidiary (or subsidiaries) of the Propco subsidiary that will own CPLV (collectively, the “CPLV Sub”). Each of Borrower, CPLV Holding (as defined below) and CPLV Sub shall be a special purpose, bankruptcy remote entity satisfactory to the Requisite Consenting Creditors with two (2) independent directors and otherwise complying with all applicable rating agency standards for such entities (a “SPE”).

Agent:	[ ] will act as sole administrative agent and collateral agent for the Term Facility (in such capacity and together with its permitted successors and assigns, the “Agent”), and will perform the duties customarily associated with such roles.

[1]	All capitalized terms used but not defined herein shall have the meaning assigned thereto in the Restructuring Term Sheet to which this Term Sheet is attached (the “Restructuring Term Sheet”).

Facilities:	A secured non-recourse (subject to customary carve outs and limitations) term loan facility in an aggregate principal amount equal to the difference in the amount of CPLV Market Debt (as defined below) issued in accordance with the Restructuring Term Sheet and $2,600[2] million (the “CPLV Mezz Facility” and loans thereunder, the “CPLV Mezz Loans”), which will be issued to each First Lien Bank Lender and First Lien Noteholder in accordance with the Restructuring Term Sheet (in such capacity, the “Lenders”), subject, in the event the amount of CPLV Market Debt is less than $2,000 million, to the right of the First Lien Noteholders to have their CPLV Mezz Upsized Amount (as defined herein) issued in the form of Propco Preferred Equity Upsize rather than CPLV Mezzanine Debt, in accordance with the Restructuring Term Sheet.[3] In accordance with the Restructuring Term Sheet, at least $1,800 million of real estate financing shall be issued to third party investors for cash proceeds on or before consummation of the Restructuring, which shall be structurally senior to the CPLV Mezz Debt (the “CPLV Market Debt”). In the event that less than $2,000 million of CPLV Market Debt is issued, then with respect to the amount of increased CPLV Mezzanine Debt that would otherwise be issued to the First Lien Noteholders as a result of such reduction of CPLV Market Debt below $2,000 million (such amount, the “CPLV Mezz Upsized Amount”), the First Lien Noteholders shall receive cash in an amount equal to the CPLV Mezz Upsized Amount (which cash shall be funded by increasing the amount of Propco Preferred Equity issued in accordance with the Restructuring Term Sheet).

Definitive Documentation:	The definitive documentation for the CPLV Mezz Facility (the “Mezz Facility Documentation”) shall be based on customary documentation for commercial real estate mezzanine financings, as modified to reflect the operating lease structure and the REIT structure of the Borrower and reasonably acceptable to the Borrower and the Requisite Consenting Creditors (the “Documentation Precedent”). The Mezz Facility Documentation, including all representations, warranties and covenants thereunder, shall conform to the CPLV Market Debt documentation in accordance with standard industry practice.

[2]	Subject to adjustment as set forth in the Restructuring Term Sheet.
[3]	For the avoidance of doubt, the Lenders will be issued notes backed by the CPLV Mezz Loans through a customary securitization structure.

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Purpose:	On the Closing Date, the CPLV Mezz Loans will be issued to each First Lien Bank Lender and First Lien Noteholder in accordance with the Restructuring Term Sheet.

Availability:	The full amount of the CPLV Mezz Facility will be issued on the Closing Date. Amounts under the CPLV Mezz Facility that are repaid or prepaid may not be reborrowed.

Interest Rates:	A rate equal to 8.00% if the principal amount of the CPLV Mezz Facility is greater than or equal to $600 million, increasing by 0.25% for every $25 million reduction in the principal amount of the CPLV Mezz Facility below $600 million on the Closing Date (before giving effect to any Equitized Debt) (up to a maximum interest rate of 13.0%).

Default Rate:	With respect to principal, the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR loans plus 2.00% per annum and in each case, shall be payable on demand.

Final Maturity and Amortization:	The CPLV Mezz Facility will mature on the date that is six (6) years after the Closing Date.

Guarantees:	A customary “bad-boy” guaranty of the non-recourse carve outs and limitations shall be provided by Propco or such other entity that provides a guaranty of non-recourse carve outs for the CPLV Market Debt.

Security:

Subject to customary exceptions, the CPLV Mezz Facility will be secured on a first-priority basis by a pledge of the equity interests in a newly formed holding company that will directly own 100% of CPLV Sub (“CPLV Holding”). Borrower shall obtain a customary Eagle 9 policy and a customary mezzanine lender’s endorsement to the owner’s title insurance policy. The operating lease with [Caesars Entertainment Operating Company, Inc.] (“Opco”) shall be subject to a customary subordination and non-disturbance agreement as provided in the Lease Term Sheet attached to the Restructuring Support Agreement.

The relative rights and priorities in the Collateral for the CPLV Mezz Facility and the CPLV Market Debt will be set forth in a customary intercreditor agreement, as between the collateral agent for the CPLV Mezz Facility, on the one hand, and the collateral agent for the CPLV Market Debt, on the other hand.

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Mandatory Prepayments:	Customary for commercial real estate mezzanine financings.

Voluntary Prepayments and Reductions in Commitments:	Voluntary prepayments of borrowings under the CPLV Mezz Facility will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, pro rata among the Lenders.

Representations and Warranties:	The following representations and warranties will apply to the Borrower, CPLV Holding and CPLV Sub (subject to customary and other exceptions and qualifications to be agreed upon, consistent with the Documentation Precedent); provided, that, such representations and warranties shall in no event be more restrictive than the corresponding representations and warranties in the CPLV Market Debt: organization, existence, and power; qualification; authorization and enforceability; no conflict; governmental consents; subsidiaries; accuracy of financial statements and other information in all material respects; projections; no material adverse change since the Closing Date; absence of litigation; compliance with laws (including PATRIOT Act, OFAC, FCPA, ERISA, margin regulations, environmental laws and laws with respect to sanctioned persons); payment of taxes; ownership of properties; governmental regulation; inapplicability of the Investment Company Act; Closing Date solvency on a consolidated basis; labor matters; validity, priority and perfection of security interests in the Collateral; intellectual property; use of proceeds; insurance; zoning; compliance; easements; utilities; access; assessments; licenses; flood zone; physical condition; survey; leases; special purpose entity requirements; MLSA agreement; REAs; use of property; purchase options; and other representations and warranties consistent with Documentation Precedent.

Affirmative Covenants:	The following affirmative covenants will apply to the Borrower, CPLV Holding and CPLV Sub, subject to customary (consistent with the Documentation Precedent) and other baskets, exceptions and qualifications to be agreed upon; provided, that, such covenants shall in no event be more restrictive than the corresponding covenants in the CPLV Market Debt: maintenance of corporate existence and rights; performance and payment of obligations; delivery of annual and quarterly consolidated financial statements of CPLV Sub (accompanied by customary management discussion and analysis and (annually) by an audit opinion from nationally recognized auditors that is not subject to any qualification as to scope of such audit or going concern) (other than solely

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with respect to, or resulting solely from an upcoming maturity date under any series of indebtedness occurring within one year from the time such opinion is delivered) (with extended time periods for delivery of the first annual and certain quarterly financial statements to be delivered after the Closing Date) and an annual budget (it being understood that the public REIT reporting that includes the Borrower shall satisfy the Borrower’s reporting obligations so long as it includes a consolidating income statement and balance sheet for the Borrower, unless otherwise required by the CPLV Market Debt); delivery of any Tenant Financial Statements CPLV Sub receives under the operating lease with OpCo promptly after receipt by CPLV Sub of such Tenant Financial Statements from OpCo; delivery of notices of default and material adverse litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of books and records; maintenance of customary insurance; commercially reasonable efforts to maintain ratings (but not a specific rating); compliance with laws; inspection of books and properties; environmental; additional guarantors and additional collateral (subject to limitations set forth under the captions “Guarantees” and “Security”); further assurances in respect of collateral matters; use of proceeds; payment of taxes; leasing; alterations to property; material agreements; handicap access; REA; and insurance, subject, to the extent applicable, to the rights of CPLV Sub under the Lease.

Negative Covenants:	The following negative covenants, among others, if any, to be negotiated in the Mezz Facility Documentation, will be applicable to the Borrower, CPLV Holding and CPLV Sub, subject to customary exceptions and qualifications (consistent with the Documentation Precedent) and others to be agreed upon; provided, that, such covenants shall in no event be more restrictive than the corresponding covenants in the CPLV Market Debt:

1. Limitation on dispositions of assets.

2. Limitation on mergers and acquisitions.

3.      Limitation on dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; provided that, any distributions required to be made to distribute 100% of REIT taxable income or satisfy any REIT-related requirements shall be permitted (such distributions, the “Mandatory REIT Distributions”).

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4. Limitation on indebtedness (including guarantees and other contingent obligations) and preferred stock.

5. Limitation on loans and investments.

6. Limitation on liens and further negative pledges.

7. Limitation on transactions with affiliates.

8. Limitation on sale/leaseback transactions.

9. Limitation on changes in the business of the Borrower and its subsidiaries.

10. Limitation on restrictions on ability of subsidiaries to pay dividends or make distributions.

11. Limitation on changes to fiscal year.

12. Limitation on modifications to the CPLV Market Debt Documents and refinancing of the CPLV Market Debt.

13.    Limitation on material modifications to the MLSA, lease and other arrangements entered into in connection with the lease structure.

14.    Limitations on subordinate debt (including subordinate mezzanine debt, but not Propco “corporate level” debt).

15.    Limitations on direct or indirect transfers of equity interests in the Borrower, limitations on transfers of interests in the Property (but not transfers of stock in Propco over any nationally recognized stock exchange) or other customary permitted transfers for a borrower owned by a REIT listed on a nationally recognized stock exchange.

16.    Limitation on indebtedness of the Borrower, CPLV Holding and CPLV Sub to trade payables incurred in the ordinary course of business subject to market caps and paid on a timely basis.

17.    Limitations on changes to zoning in a manner that would prohibit the current use of the property and joint assessments with respect to the CPLV property.

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The Mezz Facility Documentation will provide that any management or similar fees paid to Caesars Entertainment Corporation or any of its subsidiaries or affiliates will be made on an arm’s-length basis and on “market” terms (including caps on amounts and consent rights relating to modifications of applicable agreements relating thereto).

Financial Covenant:	CPLV Mezz Facility: None.

Events of Default:	To include the following (subject to customary and other thresholds and grace periods to be agreed upon, consistent with the Documentation Precedent, and applicable to the Borrower, CPLV Holding and CPLV Sub): nonpayment of principal, interest or other amounts; nonpayment of taxes or other charges, insurance policies not being kept in full force and effect; mechanics or other Liens; default by CPLV Sub under the CPLV Lease beyond all applicable notice and cure periods thereunder; violation of covenants; incorrectness of representations and warranties in any material respect; cross event of default and cross acceleration to material indebtedness (including CLV Market Debt); bankruptcy and similar events; material judgments; ERISA events; invalidity of the Guarantees or any security document; transfers of direct or indirect equity interests in Borrower, CPLV Sub or CPLV Holdings or in the Property not permitted under the loan documents.

Voting:	Usual for facilities and transactions of this type and consistent with the Documentation Precedent; provided that the Borrower and its affiliates, including the Sponsors, shall not have voting rights with respect to loans and commitments held by them. .

Cost and Yield Protection:	Usual for facilities and transactions of this type, consistent with the Documentation Precedent.

Assignments and Participations:	The Lenders will be permitted to sell, transfer, syndicate and assign loans or grant participations therein or issue pass-through certificates or other securities without any consent from the Borrower. The Lenders will enter into an intercreditor agreement with the lenders holding the CPLV Market Debt containing customary restrictions on transfer of mezzanine debt. Borrower shall cooperate with any such assignment, sale, transfer, participation, securitization or otherwise (including the creation of one or more additional tranches of pari passu or subordinate debt (including one or more classes of so-called junior mezzanine debt)), shall

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consent to disclosure of property related information and financial statements and shall enter into customary indemnification agreements related thereto, subject to limitations on modification of terms. Borrower expenses and “rate creep” prior to default to be set forth in the CPLV Mezz Facility loan documents.

Expenses and Indemnification:	Consistent with the Documentation Precedent.

Regulatory Matters:	Customary for facilities of this type and consistent with the Documentation Precedent.

Governing Law and Forum:	New York.

Counsel to Agent:	[ ].

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Annex VI

OpCo Debt Guaranty

31

[Form of]

GUARANTY AND PLEDGE AGREEMENT (FIRST LIEN NOTES)

GUARANTY AND PLEDGE AGREEMENT dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) made by CAESARS ENTERTAINMENT CORPORATION, a Delaware corporation (“Holdings”), in favor of [the indenture trustee], as indenture trustee (in such capacity, the “Trustee”), and [ ], as collateral agent, in each case for (i) [the holders (the “Noteholders”) of the first lien notes (the “First Lien Notes”) parties to the Indenture, dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) between [Caesars Entertainment Operating Company, Inc., a Delaware corporation] (the “Borrower”) as issuer and the Trustee and (ii) the other Secured Parties (as defined herein).1

W I T N E S S E T H :

WHEREAS, it is a condition precedent to the effectiveness of the Indenture that Holdings shall have executed and delivered this Agreement to the Trustee for the ratable benefit of the Secured Parties so that the Secured Parties would receive the benefits of the credit support provided by this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Trustee, the Noteholders to enter into the Indenture, as the case may be, Holdings hereby agrees with the Trustee, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Indenture and used herein are so used as so defined. All terms referred to herein that are defined in the New York UCC (as defined herein) and not defined in this Agreement or the Indenture have the meanings specified in the New York UCC. The following terms shall have the following meanings:

“Agreement”: this Guaranty and Pledge Agreement (First Lien Notes), as amended, restated, supplemented, waived or otherwise modified from time to time.

“Arbitration Decision”: as defined in paragraph 25.

[1]	NTD: This form will be updated to reflect the following structure: A separate Guarantee Agreement will be entered into with respect to each of (1) the First Lien Notes issued to the First Lien Bondholders on the Closing Date and (2) the First Lien bank debt that is issued to the First Lien Bank Lenders on the Closing Date. The Lease will receive a guarantee under the MLSA guarantee. Separately, a Pledge Agreement reflecting the terms of this form will be entered into for the benefit of such holders of First Lien Notes and First Lien bank debt and the Landlord. Substantially similar documents will be created with respect to the Opco second lien debt that is issued to the First Lien Bank Lenders and First Lien Bondholders on the Closing Date with the Pledge Agreement for the benefit of the second lien Opco debt being modified to reflect the junior priority nature of the pledge. Documents will consistently preserve the voting/consent and exercise of remedies rights reflected herein. The Pledge Agreement will include the Lease as a secured obligation and the Landlord as a Secured Party on terms consistent with the MLSA Term Sheet.

“Article 9 Collateral”: all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by Holdings or in which Holdings now has or at any time in the future may acquire any right, title or interest:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all cash and Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Instruments;

(ix)	all Intellectual Property;

(x)	all Inventory;

(xi)	all Investment Property other than the Pledged Securities;

(xii)	all Letter of Credit Rights;

(xiii)	all Commercial Tort Claims as described on Schedule II hereto (as such Schedule may be amended from time to time in accordance with paragraph 29);

(xiv)	all books and records pertaining to the Article 9 Collateral;

(xv)	all Proceeds of Excluded Property to the extent not prohibited by law or otherwise constituting Excluded Property; and

(xvi)	to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

provided that Article 9 Collateral shall not include any Excluded Property.

“Authorized Representative”: (i) the Trustee with respect to the Indenture and (ii) any duly authorized representative of any Guaranteed Party under any Other Holdco Guaranteed Agreement designated as “Authorized Representative” for any Guaranteed Party in an Other Holdco Guaranty Party Consent delivered to the Trustee.

“Bankruptcy Code”: title 11 of the United States Code, as amended.

“Borrower Distributions”: all consideration actually received from the Borrower and its subsidiaries on account of the Holdco Guaranteed Obligations; provided that if any such consideration is required to be disgorged or recharacterized such amounts shall be adjusted as set forth in paragraph 3(b). Borrower Distributions not constituting cash shall be valued for purposes of determining the amount of such Borrower Distribution in accordance with paragraph 4. So long as there is no Holdco Guaranty Breach and the Holdco Guaranteed Obligations have been irrevocably paid in full, Borrower Distributions received after the Principal Payment Date (other than, for the avoidance of doubt, any consideration that has been taken into account in determining that the Holdco Guaranteed Obligations have been irrevocably paid in full, including non-cash consideration valued in accordance with paragraph 4), if any, will be turned over to Holdings in the form received.

“Borrower Event of Default”: an “Event of Default” as defined in the Indenture.

“Borrower Plan”: a plan of reorganization confirmed by the bankruptcy court in a case filed under chapter 11 of the Bankruptcy Code related to Borrower.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Claim Amount”: an amount equal to 100% of the unpaid amount of the outstanding Holdco Guaranteed Obligations.

“Closing Date”: [                    ] [NTD: The Effective Date (as defined in the RSA Term Sheet)].

“Collateral”: (i) the Pledged Securities, (ii) the Article 9 Collateral and (iii) all Proceeds thereof.

“Credit Agreement”: the Credit Agreement dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time) among Borrower, the Lenders party thereto from time to time, the Credit Agreement Agent and the other parties named therein.

“Credit Agreement Agent”: the agent for the Lenders and other secured parties under the Credit Agreement.

“Excluded Property”: (i) motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1), (ii) pledges and security interests to the extent and for so long as not effective under, or prohibited by, applicable law, rule or regulation (including any Gaming Law) or any enforceable contractual obligation binding on the assets (and with regard to which contractual obligation entered into after the Closing Date the counterparty thereto requires such prohibition as a condition to entering into the relevant contract, such contract was entered into in the ordinary course of business, such restriction is consistent with industry custom and consent has been requested and not received in each case, except to the extent such ineffectiveness or prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code of any applicable jurisdiction), (iii) any lease, license or other agreement to the extent and for so long as a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (and with regard to which lease, license or other agreement entered into after the Closing Date the counterparty thereto requires such prohibition as a condition to entering into such lease, license or agreement, such lease, license or agreement was entered into in the ordinary course of business, such restriction is consistent with industry custom and consent has been requested and not received) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code of any applicable jurisdiction, (iv) any governmental licenses (including gaming licenses) or state or local franchises, charters and authorizations, to the extent and for so long as security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code of any applicable jurisdiction, (v) pending United States “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office and (vi) any Excluded Securities; provided that the Proceeds of Excluded Property shall not be deemed Excluded Property to the extent permitted by law (unless such Proceeds would otherwise constitute Excluded Property).

“Excluded Securities”: any of the following:

(a) in the case of any pledge of voting Equity Interests of any Foreign Subsidiary or FSHCO, any voting Equity Interest of such Foreign Subsidiary or FSHCO in excess of 65% of the outstanding Equity Interests of such class;

(b) any Equity Interests or Indebtedness to the extent and for so long as the pledge thereof would be prohibited by any Requirement of Law (including any Gaming Laws) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code of any applicable jurisdiction;

(c) any Equity Interests of any person that is not a Wholly-Owned Subsidiary to the extent and for so long as (A) a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party (in each case, (x) other than non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code of any applicable jurisdiction or other applicable Requirements of Law and (y) as such document, agreement or obligation exists on the Closing Date, or if later, the date of acquisition of such interest), and (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party or gives such party the right to terminate such agreement (and, in each case, (x) with regard to which any such document, agreement or contractual obligation the unaffiliated third party thereto requires such prohibition as a condition to entering into such document, agreement or contractual obligation, such restriction is consistent with industry custom and has not been agreed to for the purpose of avoiding a pledge under this Agreement and consent to such pledge has been requested and not received, after commercially reasonable efforts to obtain such consent, (y) other than termination provisions which are ineffective under Article 9 of the Uniform Commercial Code of any applicable jurisdiction or other applicable Requirements of Law, and (z) as such document, agreement or obligation exists on the Closing Date or, if later, the date of acquisition of such interest);

(d) any Margin Stock; and

(e) any Regulation S-X Excluded Collateral.

“Exhaustion of Remedies Date”: earlier of (a) the date on which the Trustee has exhausted all of its Remedies against Borrower and the Subsidiary Loan Parties in respect of the Holdco Guaranteed Loan Obligations and (b) the Principal Payment Date.

“FSHCO”: any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“Gaming Authorities”: in any jurisdiction in which the Borrower or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after the date hereof have, jurisdiction over the gaming activities at the property or any successor to such authority or (b) is, or may at any time after the date hereof be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws”: all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming business or activities of the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Guaranteed Amount”: (a) with respect to the Holdco Guaranteed Loans in effect on the Closing Date, 100% of the principal amount of such Holdco Guaranteed Loans plus, for the avoidance of doubt, and without duplication, all accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on such principal amount and all accrued and unpaid fees and expenses in respect of the Holdco Guaranteed Loans[; (b) with respect to Holdco Guaranteed Loans constituting Incremental Term Loans incurred or guaranteed after the Closing Date, the applicable amount specified in the Incremental Assumption Agreement with respect thereto; and (c) with respect to any Holdco Guaranteed Other Obligations, the applicable amount specified in the Other Holdco Guaranteed Agreement with respect thereto].

“Guaranteed Parties”: (a) the Trustee, (b) the Noteholders and (c) the successors and permitted assigns of each of the foregoing.

“Governmental Authority”: any federal, state, local or foreign court or govern- mental agency, authority, instrumentality or regulatory or legislative body.

“Holdco Covenant Breach”:2 (i) with respect to any Disputed Default (as defined in paragraph 25) or any other transaction that is the subject of the Dispute Mechanism (as defined in Exhibit A), the failure by Holdings or any Subsidiary to comply for 15 days after an Arbitration Decision or the completion of the Dispute Mechanism, as the case may be, with any of their respective covenants set forth in this Agreement that was the subject of such Arbitration Decision or Dispute Mechanism, (ii) any Holdco Event of Default constituting a failure by Holdings to make any payment required hereunder and (iii) any other Holdco Event of Default that does not constitute a Disputed Default (after the ten (10) Business Days required for Holdings to inform the applicable Notice Party that Holdings has made a good faith determination that no such Holdco Event of Default has occurred in paragraph 25 have lapsed with respect thereto).

“Holdco Event of Default”: (i) failure by Holdings to make any payment required hereunder, and such failure shall continue unremedied for a period of five Business Days, (ii) failure by Holdings or any Subsidiary to comply for 30 days after notice from the Trustee (or Noteholders representing at least 25% of the principal balance of outstanding First Lien Notes of any issue of First Lien Notes) with any of their other respective covenants set forth in this Agreement or (iii) the occurrence of any Holdings Filing. For the avoidance of doubt, any Default or Event of Default under any Loan Document shall not constitute a Holdco Event of Default hereunder (unless it constitutes an event specified in the preceding sentence), and a Holdco Event of Default shall arise hereunder only upon the occurrence of any event specified in the preceding sentence.

“Holdco Guaranteed Loan Document Obligations”: (i) the unpaid principal of and accrued and unpaid interest due (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Holdco Guaranteed Loans made to the Borrower under the Loan Documents and (ii) the unpaid amount of any other outstanding monetary obligations of the Borrower and the other Loan Parties then due and payable under the Loan Documents, including fees, costs and expenses (including reasonable fees and expenses of counsel incurred by the Trustee under the Loan Documents) then due and payable under the Loan Documents, in each case of (i) and (ii) as and when payable hereunder by Holdings pursuant to paragraph 3; provided that, with respect to any Holdco Guaranteed Loan, the principal amount of such Holdco Guaranteed Loan that shall receive the benefit (and be included in the amount) of Holdco Guaranteed Loan Document Obligations shall be the Guaranteed Amount with respect to such Holdco Guaranteed Loan.

“Holdco Guaranteed Loans”: the First Lien Notes.

“Holdco Guaranteed Obligations”: the Holdco Guaranteed Loan Document Obligations.

“Holdco Guaranteed Other Obligations”: the unpaid principal of and, to the extent specified to be included as Holdco Guaranteed Other Obligations pursuant to the terms of the applicable Other Holdco Guaranteed Agreement, accrued and unpaid interest due thereon

[2]	[NTD: This will result in a cross-default under the First Lien Opco Debt Documents.]

(including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on Indebtedness under any Other Holdco Guaranteed Agreement (“Holdco Other Debt”), as and when payable hereunder by Holdings pursuant to paragraph 3, that have been incurred only as otherwise permitted pursuant to this Agreement and have been designated as Holdco Guaranteed Other Obligations pursuant to and in accordance with paragraph 34; provided that, with respect to any Holdco Other Debt, the principal amount of such Holdco Other Debt that shall receive the benefit (and be included in the amount) of Holdco Guaranteed Other Obligations shall be the Guaranteed Amount with respect to such Holdco Other Debt.

[“Holdco Guaranteed Other Secured Obligations”: the Holdco Guaranteed Other Obligations under any Other Holdco Guaranteed Agreement; to the extent such Other Holdco Guaranteed Agreement provides that such Holdco Guaranteed Other Obligations are to be Holdco Guaranteed Secured Obligations hereunder.]

“Holdco Guaranteed Secured Obligations”: the Holdco Guaranteed Loan Document Obligations.

“Holdco Guaranty Breach”: (i) the failure by Holdings to pay the principal amount of the Holdco Guaranteed Obligations on the first Business Day after the Principal Payment Date, less any Borrower Distributions actually received as of 11:59 p.m. on the Principal Payment Date, (ii) the failure by Holdings to timely make any Holdings Current Amount Payment required hereunder with respect to any payment of interest, and such failure continues unremedied for a period of five Business Days, (iii) the failure by Holdings to timely make any Holdings Current Amount Payment required hereunder with respect to any payment of any other amounts not included in clause (ii) above and such failure continues unremedied for a period of five Business Days after Holdings has received notice that such payment is owed (it being understood that delivery of an invoice to Holdings constitutes notice to Holdings), (iv) the occurrence of a Holdco Covenant Breach or (v) the occurrence of a Holdings Filing.

“Holdco Intercreditor Agreement”: each Intercreditor Agreement, dated as of the Closing Date, among the Credit Agreement Agent [for the First Lien bank debt], the Trustee, Holdings, on the one hand, and each Authorized Representative of any Other Holdco Guaranteed Parties, or [the Landlord (as defined in the MLSA), as the case may be], as the same may be amended, restated, supplemented or otherwise modified from time to time.

[“Holdco Other Debt”: has the meaning assigned to such term in the definition of Holdco Guaranteed Other Obligations.]

“Holdings Current Amount Payments”: (i) 100% of the interest due and payable on the Holdco Guaranteed Obligations outstanding from time to time (at the non-default rate of interest due thereon) under the Loan Documents (less any adequate protection or similar payments received by the Trustee or the Guaranteed Parties in the Borrower’s cases with respect to the applicable interest period and characterized as interest; provided that if any such payment is required to be disgorged or recharacterized as principal, such amounts shall not be deducted from the amount of Holdings Current Amount Payments), including interest on the Holdco Guaranteed Obligations at the non-default rate following the stated maturity on any unpaid

Holdco Guaranteed Obligations whether or not the underlying loan agreements provided for such interest and (ii) 100% of all fees, costs and expenses due and payable under the Loan Documents, in each case of (i) and (ii) at the times and on the terms required by the Loan Documents.

“Holdings Filing”: (i) the commencement by Holdings of any voluntary case, proceeding or action under the Bankruptcy Code, or any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter enacted; or (ii) the commencement against Holdings of any involuntary case, proceeding or action under the Bankruptcy Code, which Holdings consents to, or fails to have dismissed, within 60 days of its filing; or (iii) the entry of any order of relief or other order approving any such case, proceeding or action, or the entry of an order appointing a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person for, or to take charge of, all or any substantial portion of the property of Holdings.

“Liquor Authorities”: in any jurisdiction in which the Borrower or any of its subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws”: the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Loan Documents”: (a) the Indenture, (b) the Security Documents and (c) for purposes of paragraph 16(b) only, the Holdco Intercreditor Agreement.

“Loan Party”: each of Holdings, the Borrower, the Subsidiary Loan Parties and each other Subsidiary of the Borrower that is a party to the Indenture or any other Loan Document as a pledgor or guarantor.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.

[“Other Holdco Guaranteed Agreement”: any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument pursuant to which any Loan Party has or will incur Holdco Guaranteed Other Obligations.

“Other Holdco Guaranteed Parties”: collectively, the holders of Holdco Guaranteed Other Obligations and any Authorized Representative with respect thereto.

“Other Holdco Guaranteed Party Consent”: a consent substantially in the form of Exhibit I to this Agreement executed by the Authorized Representative of any holders of Holdco Guaranteed Other Obligations pursuant to paragraph 34.

“Other Holdco Secured Parties”: collectively, the holders of Holdco Guaranteed Other Secured Obligations and any Authorized Representative with respect thereto.]

“Pledged Debt Securities”: all debt securities directly held by Holdings on the Closing Date or thereafter acquired, together with all promissory notes and any other instruments, if any, including such debt securities (in each case other than Excluded Securities).

“Pledged Entity”: the Borrower and each Subsidiary of Holdings who is the issuer of any Pledged Equity hereunder.

“Pledged Equity”: all Equity Interests directly held by Holdings on the Closing Date or thereafter acquired, together with all certificates, options or rights (including any additional Equity Interests of any nature whatsoever that may be issued or granted to Holdings while this Agreement is in effect) (in each case, other than Excluded Securities).

“Pledged Securities”: all Pledged Equity and Pledged Debt Securities.

“Principal Payment Date”: (i) if Borrower is a debtor in a case under chapter 7 of the Bankruptcy Code (or is a debtor in a case under chapter 11 of the Bankruptcy Code that is converted into a chapter 7 case), the earlier of (a) the date on which the chapter 7 trustee in such case makes the final distribution to the Guaranteed Parties on account of the Holdco Guaranteed Obligations pursuant to section 726 of the Bankruptcy Code and (b) the twelve month anniversary of the stated maturity of the Holdco Guaranteed Obligations or, if such chapter 7 trustee has not made an initial distribution to the Guaranteed Parties on account of the Holdco Guaranteed Obligations pursuant to section 726 of the Bankruptcy Code by such anniversary, the date of such initial distribution; (ii) if any out-of-court transaction occurs that restructures the Holdco Guaranteed Obligations following a Borrower Event of Default, the closing date of such transaction; (iii) if the Trustee commences a foreclosure proceeding (judicial or non-judicial) against Borrower or any of its subsidiaries, the earlier of (a) the completion of foreclosure by the Trustee upon all material assets of Borrower and its subsidiaries on which the Trustee on behalf of the Guaranteed Parties has a lien and (b) the twelve month anniversary of the stated maturity of the Holdco Guaranteed Obligations and (iv) if Borrower or any material Subsidiary Loan Parties are debtors in a case under chapter 11 of the Bankruptcy Code, the effective date of the Borrower Plan in such case with respect to Borrower or the effective date of any plan of reorganization confirmed by the bankruptcy court in such case related to one or more Subsidiary Loan Parties (and not Borrower) that involves substantially all of the material assets of Borrower and its subsidiaries, taken as a whole.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, including, without limitation, all principal, interest, dividends or other income from the Pledged Securities, and any and all collections on the foregoing or distributions with respect to the foregoing, and any securities or other consideration received in exchange for any of the foregoing.

“Remedies”: all rights and remedies at law and in equity that the Trustee or the Guaranteed Parties may have against the Borrower or any of the Subsidiary Loan Parties and their respective property to collect, or obtain payment of, the Holdco Guaranteed Obligations, including, without limitation, through foreclosure or similar judicial or non-judicial proceedings, a chapter 11 case, a chapter 7 case or any other proceeding under a Debtor Relief Law with respect to the Borrower or any of the Subsidiary Loan Parties, litigation and collection on all applicable insurance policies, and termination of all commitments to advance additional funds to the Borrower under the Loan Documents.

“Requirement of Law”: with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations (including, without limitation, any Gaming Law) of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or which such Person or any of its property is subject.

“Second Lien Guaranty and Pledge Agreement”: that certain Guaranty and Pledge Agreement (Second Lien) dated as of [            ] by Holdings in favor of [            ], as trustee for the holders of the Second Lien Notes guaranteed thereunder, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Secured Parties”: (a) the Noteholders, (b) the Other Holdco Secured Parties and (c) the successors and permitted assigns of each of the foregoing.

“Security Documents”: this Agreement and each other agreement entered into in favor of the Trustee for purposes of securing the Holdco Guaranteed Secured Obligations.

“Subsidiary Loan Party”: any Subsidiary of Borrower that is a Loan Party or that otherwise has obligations under the Loan Documents.

2. Guarantee. Subject to the terms and conditions set forth in this Agreement, Holdings hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and not merely as surety, and promises to pay to the Trustee for the benefit of the Guaranteed Parties, the prompt and complete payment in full in cash of the Holdco Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code or similar laws, and including, without limitation or duplication, all Holdings Current Amount Payments), and shall be jointly and severally liable with the Borrower for the payment thereof. Holdings further agrees that the Holdco Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Holdco Guaranteed Obligation. Neither Trustee nor any Guaranteed Party shall seek to enforce payment under the terms of this Agreement prior to delivery of written notice to Holdings from the Trustee of an Event of Default under the Loan Documents or a default hereunder (other than the occurrence of a Holdings Filing, in which case no such notice shall be required prior to Trustee’s seeking to enforce payment under the terms of this Agreement); provided that Trustee’s failure to deliver such notice, or delay in giving such notice, shall not relieve Holdings of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Trustee, or any Guaranteed Party, against Holdings, except as set forth in this sentence. Holdings, to the extent permitted by applicable law, waives diligence, presentment, protest, demand for payment and notice of default (except as expressly provided in this paragraph 2) or nonpayment to or upon the Borrower or Holdings with respect to the Holdco Guaranteed Obligations when the same shall become due to the Guaranteed Parties, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code).

3. Guarantee Mechanics.

(a) Notwithstanding any other provision of this Agreement or any Loan Document, (i) Holdings shall be obligated to pay promptly the full amount of the Holdings Current Amount Payments from and after any failure of the Borrower or its subsidiaries to make payment on account of the Holdings Guaranteed Obligations (to the extent of such failure) until the final payment in full of all Holdco Guaranteed Obligations, including in the event that such payment occurs after the stated maturity date of any Holdco Guaranteed Obligations and (ii) so long as there has been no Holdco Guaranty Breach, neither the Trustee nor any Guaranteed Party shall seek to require Holdings to pay any principal amount of the Holdco Guaranteed Obligations until the Exhaustion of Remedies Date and Holdings shall not be obligated to pay any principal amount of the Holdco Guaranteed Obligations until the Exhaustion of Remedies Date.

(b) So long as there has been no Holdco Guaranty Breach, all Borrower Distributions shall be credited against, and applied to reduce, the principal amount of the Holdco Guaranteed Obligations; provided that if any such payments are required to be disgorged or recharacterized as something other than a payment or distribution in respect of principal, the amount previously so credited against the principal amount of the Holdco Guaranteed Obligations shall be reversed and such payment and reduction of the principal amount of the Holdco Guaranteed Obligations by reason of such payment shall be deemed not to have been made. In the event that any such payments are so credited against, and applied to reduce, the outstanding principal amount of the Holdco Guaranteed Obligations, interest shall cease to accrue on the amount of such principal reduction; provided that in the event that any such credit is thereafter reversed, the amount of interest which would have accrued on the amount so reversed and the reduction of the principal amount deemed not to have been made (at the non-default rate of interest due thereon) shall be added to the amount of such Holdings Guaranteed Obligations and such interest shall be immediately due and payable without any further action on the part of any Person.

(c) Holdings’ failure to pay the principal amount of the Holdco Guaranteed Obligations on the first Business Day after the Principal Payment Date, less any Borrower Distributions actually received as of 11:59 p.m. on the Principal Payment Date, shall constitute a Holdco Guaranty Breach, and upon the occurrence of a Holdco Guaranty Breach the full amount of the Holdco Guaranteed Obligations shall be immediately due and payable, without regard to any credit described in paragraph 3(b) above; provided that in no event shall the Guaranteed Parties receive more than payment in the full amount of the Holdco Guaranteed Obligations, and the Guaranteed Parties shall immediately turn over to Holdings any amounts received from Holdings in excess of the Holdco Guaranteed Obligations (other than, for the avoidance of doubt, any consideration that has been taken into account in determining that the Holdco Guaranteed Obligations have been irrevocably paid in full, including non-cash consideration valued in accordance with paragraph 4).

(d) Upon a Holdco Guaranty Breach, the full amount of the Holdco Guaranteed Obligations shall be immediately due and payable, without regard to any credit described in paragraph 3(b) above, and the Trustee and any Guaranteed Party shall be permitted to immediately seek to enforce any remedies under this Agreement or applicable law; provided that in no event shall the Guaranteed Parties receive more than payment in the full amount of the Holdco Guaranteed Obligations, and the Guaranteed Parties shall immediately turn over to Holdings any amounts received from Holdings in excess of the Holdco Guaranteed Obligations (other than, for the avoidance of doubt, any consideration that has been taken into account in determining that the Holdco Guaranteed Obligations have been irrevocably paid in full, including non-cash consideration valued in accordance with paragraph 4).

(e) A Holdco Covenant Breach shall constitute an “event of default” under the Holdco Guaranteed Loans and the Indenture.

(f) For the avoidance of doubt, with respect to any Retained Proceeds, (i) no Retained Proceeds shall be subject to any turn-over to Holdings, (ii) no Retained Proceeds shall be deemed a Borrower Distribution and (iii) in determining whether Holdco Guaranteed Obligations have been paid in full, no Retained Proceeds shall be (A) taken into account for purposes of valuing any Borrower Distributions (with all Borrower Distributions not constituting cash being valued in accordance with paragraph 4 and not subject to adjustment thereafter) or (B) applied to further reduce the amount of outstanding Holdco Guaranteed Obligations. For purposes of this paragraph 3(f), “Retained Proceeds” shall mean anything received on account of, or in exchange for, any non-cash Retained Distribution. “Retained Distributions” shall mean all Borrower Distributions that are received by the Guaranteed Parties and that are not subject to a turn-over to Holdings pursuant to the last sentence of the definition of “Borrower Distributions” or paragraph 3(c) or paragraph 3(d) hereof.

4. Valuation of Borrower Distributions.

(a) Borrower Plan. The value of Borrower Distributions (other than cash) received in connection with a Borrower Plan shall equal the value of such property as determined by or ascribed in the Borrower Plan on the date the Borrower Plan is confirmed by the bankruptcy court.

(b) Borrower Distributions in Chapter 7. The value of Borrower Distributions (other than cash) received in connection with a case under chapter 7 of the Bankruptcy Code shall equal the value of such property as agreed by Borrower and Noteholders holding First Lien Notes representing a majority of the principal balance of all outstanding First Lien Notes of each issue of First Lien Notes. If Borrower and Noteholders are unable to agree to a value of such consideration within 10 Business Days of receipt by Noteholders of such consideration, Borrower and the Trustee shall submit the dispute to binding arbitration for the determination of such value. The determination of such value will be decided by binding arbitration pursuant to the [Commercial Arbitration Rules promulgated by the American Arbitration Association] before a single arbitrator who shall conduct the arbitration in New York, New York and who shall apply

New York law. Borrower and the Trustee shall each submit a written proposed value of such consideration (which submissions shall contain such party’s computation of such valuation and reasonable supporting materials) not later than 10 days following the engagement of the arbitrator. The arbitrator shall have the authority only to choose one of the two values submitted as the final value of such consideration. Borrower and the Trustee shall instruct the Arbitrator to issues its decision within 15 days of the parties’ submissions of value.

(c) Borrower Distributions in Out of Court Restructuring. The value of Borrower Distributions (other than cash) received in connection with an out of court restructuring shall equal the value of such property as agreed by Borrower and Noteholders holding First Lien Notes representing a majority of the principal balance of all outstanding First Lien Notes of each issue of First Lien Notes. If Borrower and Noteholders are unable to agree to a value of such consideration within 10 Business Days of consummation of such restructuring or reorganization, Borrower and the Trustee shall submit the dispute to binding arbitration for the determination of such value in accordance with the arbitration process described in paragraph 4(b).

(d) Borrower Distributions in Foreclosure. The value of Borrower Distributions (other than cash) received in connection with the consummation of a foreclosure proceeding shall equal the value of such property as agreed by Borrower and Noteholders holding First Lien Notes representing a majority of the principal balance of all outstanding First Lien Notes of each issue of First Lien Notes .. If Borrower and Noteholders are unable to agree to a value of such consideration within 10 Business Days of consummation of such foreclosure, Borrower and the Trustee shall submit the dispute to binding arbitration for the determination of such value in accordance with the arbitration process described in paragraph 4(b).

5. No Limitations, Etc. (a) (a) Except for termination or release of Holdings’ obligations hereunder as expressly provided for in paragraph 27 and subject to paragraph 3, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Holdco Guaranteed Obligations, the Holdco Guaranteed Secured Obligations or otherwise (other than defense of payment or performance upon the payment in full of all Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations). Without limiting the generality of the foregoing, subject to paragraph 3, the obligations of Holdings hereunder shall not be discharged or impaired or otherwise affected by:

(i) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement;

(ii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Trustee or any other Secured Party for the Holdco Guaranteed Obligations or the Holdco Guaranteed Secured Obligations;

(iii) any default, failure or delay, willful or otherwise, in the performance of the Holdco Guaranteed Obligations or the Holdco Guaranteed Secured Obligations;

(iv) any other act or omission that may or might in any manner or to any extent vary the risk of Holdings or otherwise operate as a discharge of Holdings as a matter of law or equity (other than the payment in full in cash of all the Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations );

(v) any illegality, lack of validity or lack of enforceability of any Holdco Guaranteed Obligation or any of the Holdco Guaranteed Secured Obligations;

(vi) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Holdco Guaranteed Obligation or any Holdco Guaranteed Secured Obligation (other than the payment in full in cash of all of the Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations);

(vii) the existence of any claim, set-off or other rights that Holdings may have at any time against the Borrower, the Trustee, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim following the payment in full of all Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations; and

(viii) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or Holdings or any other guarantor or surety.

Subject to paragraph 3, Holdings expressly authorizes the Trustee on behalf of the Secured Parties to take and hold security for the payment and performance of the Holdco Guaranteed Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Holdco Guaranteed Secured Obligations, all without affecting the obligations of Holdings hereunder.

(b) To the fullest extent permitted by applicable law, subject to paragraph 3, Holdings waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Holdco Guaranteed Obligations or the Holdco Guaranteed Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations (other than contingent or unliquidated obligations or liabilities). Subject to paragraph 3, the Trustee and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Holdco Guaranteed Obligations or the Holdco Guaranteed Secured Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash. To the fullest extent permitted by applicable law, subject to paragraph 3, Holdings waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any other Loan Party, as the case may be, or any security.

6. Reinstatement. Holdings agrees that its guarantee and pledges of Collateral hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Holdco Guaranteed Obligation or any Holdco Guaranteed Secured Obligation is rescinded or must otherwise be restored by the Trustee or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise. For the avoidance of doubt, the bankruptcy, insolvency, or dissolution of, or the commencement of any case or proceeding under any bankruptcy, insolvency, or similar law in respect of, either the Borrower or any of its subsidiaries shall (i) not require Holdings to make any payment under this Agreement until all of the conditions in paragraph 3 (to the extent otherwise applicable) have been satisfied and (ii) not constitute a Holdco Event of Default hereunder.

7. Indemnity, Subrogation and Subordination.

(a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as Holdings may have under applicable law (but subject to paragraph 7(b)), the Borrower agrees that (i) in the event a payment shall be made by Holdings under this Agreement in respect of any Holdco Guaranteed Obligation, the Borrower shall indemnify Holdings for the full amount of such payment and Holdings shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of Holdings shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Holdco Guaranteed Obligation, the Borrower shall indemnify Holdings in an amount equal to the greater of the book value or the fair market value of the assets so sold. Notwithstanding the above, Holdings shall not exercise any rights which it may have acquired by way of subrogation under this Agreement, by any payment made hereunder or otherwise, nor shall Holdings seek any indemnification or reimbursement from Borrower in respect of payments made by Holdings hereunder, unless and until all of the Holdco Guaranteed Obligations and all of the Holdco Guaranteed Secured Obligations (other than in respect of claims owed to Holdings) shall have been paid in full and if any payment shall be made to Holdings on account of such subrogation or reimbursement rights at any time when the Holdco Guaranteed Obligations or the Holdco Guaranteed Secured Obligations shall not have been finally and irrevocably paid and discharged in full, all such amounts so paid shall forthwith be paid to the Trustee to be credited and applied against the Holdco Guaranteed Obligations or the Holdco Guaranteed Secured Obligations, as appropriate. If, pursuant to applicable law, Holdings, by payment or otherwise, becomes subrogated to all or any of the rights of the Trustee or the Guaranteed Parties under any of the Holdco Guaranteed Obligations or the Secured Parties under any of the Holdco Guaranteed Secured Obligations, the rights of the Trustee or the Guaranteed Parties or the Secured Parties to which Holdings shall be subrogated shall be accepted by Holdings “as is” and without any representations or warranty of any kind by the Trustee or the Guaranteed Parties or the Secured Parties, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability, or fitness for any particular purpose of any collateral and shall be without recourse to the Trustee or the Guaranteed Parties or the Secured Parties.

(b) Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of Holdings under paragraph 7(a) and all other rights of indemnity, contribution or subrogation of Holdings under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations (other than contingent or unliquidated obligations or liabilities).

8. Information. Holdings assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Holdco Guaranteed Obligations and the Holdco Guaranteed Secured Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and agrees that none of the Trustee or the other Guaranteed Parties or other Secured Parties will have any duty to advise Holdings of any information known to the Trustee or the other Guaranteed Parties or other Secured Parties or any of them regarding such circumstances or risks.

9. [Reserved].

10. Pledge, Grant of Security Interest. Holdings hereby transfers and grants to the Trustee, for the benefit of the Secured Parties, a first-priority security interest in all of Holdings’ right, title and interest in the Collateral, as collateral security for the Holdco Guaranteed Secured Obligations.

11. Powers; Endorsements. Concurrently with the delivery to the Trustee of each certificate representing Pledged Equity, Holdings shall deliver an undated stock power covering such certificate, duly executed in blank by Holdings. Concurrently with the delivery to the Trustee of each promissory note or other instrument representing Pledged Debt Securities, Holdings shall deliver an undated note power, duly executed in blank by Holdings.

12. Representations and Warranties. Holdings represents and warrants to the Secured Parties that as of the date hereof:

(a) The Pledged Equity includes all of the issued and outstanding Equity Interests of the Borrower and the other Subsidiaries of Holdings listed on Schedule III hereto issued to Holdings and in each case represents the percentage of the outstanding Equity Interests of the Borrower and such other Subsidiaries indicated on such Schedule III.

(b) All the shares of Pledged Equity have been duly and validly issued and are fully paid and nonassessable.

(c) Holdings is the record and beneficial owner of, and has good title to, the Pledged Securities to be pledged by Holdings, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement and by the Second Lien Guaranty and Pledge Agreement.

(d) Upon delivery of any certificates or promissory notes or other instruments representing Pledged Securities duly endorsed in blank and the completion of the filings specified on Schedule I hereto, the Lien granted pursuant to this Agreement constitutes a valid, perfected and enforceable first priority Lien on the Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code in favor of the Trustee or, with respect to such certificates, notes or other instruments, by control by the Trustee, in each case for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and subject to any Liens existing on the date hereof or arising by operation of law.

(e) On the date hereof, Holdings’ jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), Federal Taxpayer Identification Number, and the location of Holdings’ chief executive office or sole place of business, are as specified on Schedule IV.

(f) Holdings (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its property, lease the property it operates as lessee and conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure so to qualify, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Holdings.

(g) Holdings has the power and authority to make, deliver and perform this Agreement and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than (i) the filing of Uniform Commercial Code financing statements and (ii) in respect of Gaming Laws. This Agreement has been duly executed and delivered on behalf of Holdings. This Agreement constitutes a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law).

(h) The execution, delivery and performance of this Agreement by Holdings (i) will not violate any applicable requirement of law or any contractual obligation of Holdings where any such violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Holdings and (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties pursuant to any requirement of law or any such contractual obligation (other than the Liens in favor of the Secured Parties and the Liens securing the Second Lien Guaranty and Pledge Agreement).

(i) On the Closing Date:

(A) immediately after giving effect to the transactions that occur on the Closing Date, (i) the fair value of the assets of Holdings, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings; (ii) the present fair saleable value of the property of Holdings will be greater than the amount that will be required to pay the probable liability of Holdings on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date; and

(B) immediately after giving effect to the transactions that occur on the Closing Date, Holdings does not intend to, and Holdings does not believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

13. Covenants. Holdings covenants and agrees with the Trustee for the benefit of the Secured Parties that, from and after the date of this Agreement until the date of its termination pursuant to paragraph 27(a):

(a) If Holdings shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, subject to applicable Gaming Laws, Holdings shall promptly deliver the same forthwith to the Trustee in the exact form received, duly indorsed by Holdings to the Trustee, if required, together with an undated power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by Holdings, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Holdco Guaranteed Secured Obligations. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of a Pledged Entity shall be paid over to the Trustee to be held by it hereunder as additional collateral security for the Holdco Guaranteed Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of a Pledged Entity or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Trustee to be held by it hereunder as additional collateral security for the Holdco Guaranteed Secured Obligations.

(b) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Authorized Representative may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(c) Holdings agrees to pay, and to save the Trustee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(d) Holdings agrees promptly (and in any event within 10 days thereof, or such longer period of time as may be agreed by the Trustee) to notify the Trustee in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Holdings agrees promptly to provide the Trustee with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Holdings agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Trustee to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral, for the benefit of the Secured Parties.

(e) Subject to the rights of Holdings hereunder to dispose of Collateral, Holdings shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Trustee, for the benefit of the Secured Parties, in the Collateral and the priority thereof against any Lien that is not permitted hereunder.

(f) Holdings agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Trustee may from time to time reasonably request to better assure, preserve, protect and perfect the security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

(g) (i) No holder of the Borrower’s bank or bond debt outstanding on the Closing Date or incurred thereafter (other than the Holdco Guaranteed Obligations hereunder and the Holdco Guaranteed Secured Obligations hereunder) or any holder of any other Indebtedness3 guaranteed by Holdings shall receive a guaranty from Holdings of such debt that includes terms more favorable to such holder (including any additional collateral for such guaranty) than the guaranty of the Holdco Guaranteed Obligations outstanding on the Closing Date provided by Holdings hereunder, nor (ii) shall any holder of Indebtedness of another person have pledged to it by Holdings as collateral therefor any asset directly owned by Holdings which is not also pledged as Collateral for the guaranty provided by Holdings hereunder (on terms for such pledge at least as favorable to the Secured Parties hereunder as to such holder) (any such case an “MFN Guaranty”), unless, in any such case, in the case of (i) above, the Holdco Guaranteed Obligations outstanding on the Closing Date are simultaneously provided with guaranty terms (including any additional collateral for such guaranty) substantially consistent with such more favorable terms, or, in the case of (ii) above, the Holdco Guaranteed Secured Obligations outstanding on the Closing Date are simultaneously provided with a pledge on substantially consistent terms of such collateral as Collateral hereunder. It is understood and agreed that the terms of the Second Lien Guaranty and Pledge Agreement in effect on the Closing Date are not more favorable to the holders thereof than the terms of the guaranty and the collateral pledge hereunder; provided, that any amendment or modification of such Second Lien Guaranty and Pledge Agreement after the Closing Date shall be subject to the provisions of this paragraph (g), to the extent otherwise applicable. If Holdings enters into any such MFN Guaranty in violation of this paragraph (g), then, without waiving any default arising as a result of the failure thereof or any rights or remedies of the Trustee or the other Secured Parties with respect thereto, this Agreement shall automatically be deemed amended to the extent necessary (x) in the case of (i) above, to include such more favorable terms (including any additional collateral for such guaranty) set forth in such MFN Guaranty or (y) in the case of (ii) above, to provide a pledge on substantially consistent terms of such collateral as additional Collateral hereunder.

(h) [NTD: Remaining covenants to be incorporated based on the Covenants Term Sheet attached hereto.]

14. Dividends; Voting Rights; Interest Payments. Unless a Holdco Event of Default shall have occurred and be continuing and subject to paragraph 3 above, Holdings shall be permitted (i) to receive and retain, subject to the Trustee’s security interest in such Proceeds, and (ii) to utilize, if not in violation of this Agreement, free and clear of the Lien of this Agreement, all distributions made in respect of the Pledged Equity and to exercise all voting and other consensual rights and powers inuring to an owner of such Pledged Equity, provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights and remedies of any of the Trustee or the other Secured Parties under this Agreement, the Indenture or any other Loan Document or the ability of the Trustee or other Secured Parties to exercise the same.

[3]	NTD: To be defined as in the covenants of the definitive Guaranty and Pledge Agreement.

15. Rights of the Secured Parties and the Trustee. (a) If a Holdco Event of Default shall occur and be continuing, subject to applicable Gaming Laws, (i) the Trustee shall have the right to receive any and all distributions paid in respect of the Pledged Equity and make application thereof to the Holdco Guaranteed Secured Obligations in a manner consistent with paragraph 16(b) (other than cash distributions made to Holdings permitted by Section [6.06(b)]4 of the Credit Agreement], without duplication, which such distributions may be received and retained by Holdings), subject to the Trustee’s security interest in such Proceeds) and (ii) all shares of the Pledged Equity shall be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter exercise (A) all voting and other consensual rights and powers pertaining to such shares of the Pledged Equity at any meeting of the board of directors of the Borrower or the applicable Pledged Entity or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Borrower or the applicable Pledged Entity, or upon the exercise by Holdings or the Trustee of any right, privilege or option pertaining to such shares of the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Trustee shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Neither the Trustee nor any Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except to the extent that such failure constitutes gross negligence or willful misconduct, nor shall the Trustee be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or any other Person or, subject to paragraph 3, to take any other action whatsoever with regard to the Collateral or any part thereof.

16. Remedies.

(a) In the event of a Holdco Event of Default, in addition to any and all other rights and remedies at law or in equity, the Trustee shall have the right to specific performance and injunctive or other equitable relief in respect of its rights under this Agreement, and all such rights and remedies shall be cumulative. The parties hereto agree that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

(b) If a Holdco Event of Default shall occur and be continuing, subject to paragraph 3, the Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Holdco Guaranteed Secured

[4]	[NTD: Reference to tax/overhead distribution carveout in OpCo Credit Agreement.]

Obligations, all rights and remedies of a secured party under the New York UCC or applicable law. Subject to paragraph 3, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Holdings, the Borrower, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker’s board or office of the Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Holdings, which right or equity is hereby waived or released. The Trustee shall hold any Proceeds hereunder for the benefit of the Secured Parties as collateral security for the Holdco Guaranteed Secured Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Trustee, be applied by the Trustee against the Holdco Guaranteed Secured Obligations then due and owing, subject to the provisions of Holdco Intercreditor Agreement.5

To the extent permitted by applicable law, subject to paragraph 3, Holdings waives all claims, damages and demands it may acquire against the Trustee or any Secured Party arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other disposition.

17. Registration Rights; Private Sales. (a) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to paragraph 16(b) hereof, and if in the opinion of the Trustee it is necessary or advisable to have the Pledged Equity or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable Gaming Laws, Holdings will use its commercially reasonable efforts to take or to cause the applicable Pledged Entities to take such action and prepare, distribute and/or file such documents, as required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Equity.

(b) Holdings recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged Equity by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other

[5]	Holdco Intercreditor Agreement to include relevant waterfall provisions.

things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Holdings acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit a Pledged Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledged Entity would agree to do so.

(c) Holdings further agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this paragraph 17 valid and binding and in compliance with any and all other applicable Requirements of Law. Holdings will bear all costs and expenses of carrying out its obligations under this paragraph 17. Holdings acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this paragraph 17 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this paragraph 17 may be specifically enforced.

18. Limitation on Duties Regarding Collateral. The Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar securities and property for its own account. Neither the Trustee nor any Secured Party nor their respective directors, officers, employees or agents shall be liable to Holdings for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or otherwise.

19. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Paragraph Headings; Interpretation. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed followed by the words “without limitation”.

22. No Waiver; Cumulative Remedies. Neither the Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph 23 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

23. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by Holdings, the Trustee, with the consent of parties holding a majority in aggregate principal amount of First Lien Notes of each issue of First Lien Notes (as determined giving effect to paragraph 38). This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Trustee and the Secured Parties and their respective permitted successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES.

24. Notices. Notices by the Trustee to Holdings or the Borrower may be given to such person at its address or transmission number and in the manner as set forth in Section [9.01(a) of the Indenture] (whether or not then in effect) and all notices to any holder of obligations under any Other Holdco Guaranteed Agreements, at its address set forth in the Other Holdco Guaranteed Party Consent or in the Holdco Intercreditor Agreement, as such address may be changed by written notice to the Trustee and the Borrower.

25. Holdco Covenant Breach. In the event the Trustee, or Noteholders holding not less than 25% of the principal amount of the outstanding First Lien Notes of any issue of First Lien Notes if such Noteholders instruct the Trustee to act and the Trustee fails to act (or irrevocably confirm that it will so act within the instructed time period) as so instructed within 1 business day of receipt of such instruction (as applicable, the “Notice Party”) provides notice to Holdings of a purported Holdco Event of Default hereunder (other than any failure by Holdings to make any payment required hereunder, as to which this paragraph 25 shall not apply), Holdings shall have 10 Business Days from the date of such notice (the “Default Notice”) to inform the Notice Party that Holdings has made a good faith determination that no such Holdco Event of Default has occurred (such purported Holdco Event of Default, the “Disputed Default”). If the Notice Party determines in good faith that such Disputed Default is valid notwithstanding Holdings’ determination and elects (or is instructed by Noteholders holding not less than 25% of the outstanding principal amount of the outstanding Notes of any issue of First Lien Notes) to pursue such Disputed Default, then Holdings and the Notice Party shall submit to binding arbitration for a determination of whether the Disputed Default is a Holdco Event of Default hereunder. The determination of whether such Disputed Default is a Holdco Event of Default will be decided by binding arbitration pursuant to the [Commercial Arbitration Rules promulgated by the American Arbitration Association] before a single arbitrator who shall be mutually acceptable to Holdings and the Notice Party and who shall conduct the arbitration in New York, New York and who shall apply New York law. If the arbitrator determines that the Disputed Default is not a Holdco Event of Default, the Default Notice delivered by the Notice

Party will be null and void. If the arbitrator determines that the Disputed Default is a valid Holdco Event of Default (an “Arbitration Decision”), then the Default Notice will be valid as of the original date of delivery of such Default Notice. Holdings agrees that during the pendency of any arbitration proceeding under this paragraph 25, Holdings shall not consummate, and shall cause its subsidiaries not to consummate, any transaction that is the subject of such proceeding, or any substantially similar transaction, until the conclusion of such arbitration proceeding. A breach by Holdings of this paragraph shall not be subject to the dispute mechanism of this paragraph.

26. Authority of Trustee. Holdings acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Secured Parties, be governed by the Indenture, the Holdco Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and Holdings, the Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither Holdings nor the Borrower shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

27. Termination or Release. (a) Subject to paragraph 6 hereof, this Agreement, the pledges and guarantees made herein, the Liens in the Collateral created hereby and all other security interests granted hereby, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings, as of the date when all the Holdco Guaranteed Obligations, with respect to the guaranty by Holdings, and the date when all the Holdco Guaranteed Secured Obligations, with respect to the pledge, liens and all other obligations (in each case other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash.

(b) (i) Upon any sale or other transfer by Holdings of any Collateral that is not prohibited by this Agreement, or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral by the Trustee, with the consent of Noteholders holding a majority in aggregate principal amount of outstanding First Lien Notes of each issue of First Lien Notes (determined giving effect to paragraph 38), and, after the termination of the Indenture and the Holdco Intercreditor Agreement, [any equivalent provision of any applicable Other Holdco Guaranteed Agreement], the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this paragraph 27, the Trustee shall execute and deliver to Holdings, at Holdings’ expense, all documents that Holdings shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to Holdings, such of the Pledged Equity that may be in the possession of the Trustee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this paragraph 27 shall be without recourse to or warranty by the Trustee.

28. Financing Statements. Holdings hereby irrevocably authorizes the Trustee at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the New York UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether Holdings is an organization, the type of organization and any organizational identification number issued to Holdings and (ii) a description of collateral that describes such property in any other manner as the Trustee may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral.

29. Commercial Tort Claims. If Holdings shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated (by Holdings) to exceed $[5,000,000], Holdings shall promptly notify the Trustee thereof in a writing signed by Holdings, including a summary description of such claim or if Trustee shall at any time notify Holdings of the existence of such a Commercial Tort Claim, Holdings shall grant to the Trustee in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

30. Compliance with Gaming Laws. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Trustee, on behalf of the Secured Parties, acknowledges and agrees that:

(a) the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws;

(b) the pledge of the Pledged Equity, and any restrictions on the transfer of and agreements not to encumber the Pledged Equity or other equity securities of a Pledged Entity, pursuant to this Agreement and any other Loan Documents, are subject to the prior approval of the Nevada and Iowa Gaming Authorities, respectively, and this Agreement, the pledge of the Pledged Equity and any future amendment hereof will not be effective without the prior approval of such Nevada and Iowa Gaming Authorities, which Holdings shall use its commercially reasonable efforts to obtain, and no certificates evidencing the Pledged Equity may be delivered to the Trustee until such approval has been obtained;

(c) in the event that the Trustee exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Equity, including without limitation, foreclosure or transfer of any interest therein (except back to Holdings), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in the Collateral, such action will require the separate and prior approval of the Nevada and Iowa Gaming Authorities unless such licensing requirement is waived thereby;

(d) the Trustee, and any custodial agent of Trustee in the State of Nevada or in the State of Iowa, will be required to comply with the conditions, if any, imposed by the Nevada and Iowa Gaming Authorities, respectively, in connection with their approval of the pledge granted hereunder, and the requirements that the Trustee or its custodial agent maintain the certificates evidencing the Pledged Equity at a location in Nevada designated to the Nevada Gaming Authorities, and that the Trustee or its custodial agent permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours;

(e) neither the Trustee nor any custodial agent of the Trustee will be permitted to surrender possession of any Pledged Equity to any person other than Holdings without the prior approval of the Nevada and Iowa Gaming Authorities or as otherwise permitted by the Gaming Laws;

(f) any approval of the Nevada and Iowa Gaming Authorities of this Agreement, or any amendment hereto, does not constitute approval, either express or implied, of the Trustee to take any actions provided for in this Agreement, for which separate approval by the Nevada and Iowa Gaming Authorities may be required by the Gaming Laws; and

(g) the Trustee, the Secured Parties and their respective successors and assigns are subject to being called forward by the Nevada and Iowa Gaming Authorities, in their sole and absolute discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement and the other Loan Documents.

31. Limitation on Rights and Remedies of Trustee and Holdings. Notwithstanding anything in this Agreement to the contrary, the Trustee, on behalf of the Secured Parties, and Holdings agree that they shall comply with all applicable laws and all applicable rules and regulations of the Illinois Gaming Authority, including Illinois Gaming Laws, in connection with their exercise of rights and remedies hereunder, including, without limitation, foreclosure or transfer of any interest in the Pledged Equity (except back to Holdings) or voting (or otherwise taking control of) any interest in the Pledged Equity. As and when required, the Trustee, on behalf of the Secured Parties, shall seek and obtain all approvals, licenses and consents from the Illinois Gaming Authority required in connection with the exercise of any right or remedy prior to the exercise thereof.

32. Counterparts. This Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

33. Subject to Holdco Intercreditor Agreement. Notwithstanding anything herein to the contrary, after the entry into a Holdco Intercreditor Agreement (i) the liens and security interests granted on Collateral to the Trustee pursuant to this Agreement are expressly subject to the Holdco Intercreditor Agreement and (ii) the exercise of any right or remedy by the Trustee with respect to Collateral is subject to the limitations and provisions of the Holdco Intercreditor Agreement. In the event of any conflict between the terms of the Holdco Intercreditor Agreement and the terms of this Agreement with respect to Collateral, the terms of the Holdco Intercreditor Agreement shall govern.

34. [Holdco Guarantee of Other Guaranteed Obligations. On or after the date hereof and so long as such obligations are permitted to be guaranteed by Holdings pursuant to paragraph 13(    ) of this Agreement, Holdings may from time to time designate obligations in respect of Indebtedness to be guaranteed and, if applicable, secured on a pari passu basis with the Holdco Guaranteed Obligations as Holdco Guaranteed Other Obligations hereunder by delivering to the Trustee and each Authorized Representative (a) a certificate signed by a Responsible Officer of Holdings (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof on such date and the Guaranteed Amount in respect thereof, (ii) stating that such obligations are designated as Holdco Guaranteed Other Obligations for purposes hereof, (iii) representing that such designation of such obligations as Holdco Guaranteed Other Obligations complies with the terms of this Agreement and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Other Holdco Guaranteed Party Consent (in the form attached as Exhibit I). The Trustee and each Authorized Representative agree that upon the satisfaction of all conditions set forth in the preceding sentence, the Trustee shall act as agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Holdco Guaranteed Other Secured Obligations, and the Trustee and each Authorized Representative agree to the appointment, and acceptance of the appointment, of the Trustee as agent for the holders of such Holdco Guaranteed Other Secured Obligations as set forth in each Other Holdco Guaranteed Party Consent and agree, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the Holdco Intercreditor Agreement.

Notwithstanding anything to the contrary herein or in any Loan Document, Holdings and the Trustee may, without the consent of any Guaranteed Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) for the limited purpose of identifying and including such additional obligations as Other Holdco Guaranteed Obligations and/or Other Holdco Guaranteed Secured Obligations. In addition, each party hereto agrees that Authorized Representatives of any class of Holdco Guaranteed Obligations and/or Holdco Guaranteed Secured Obligations, may enter into intercreditor agreements (or similar arrangements) with Authorized Representatives of other classes of Holdco Guaranteed Obligations and/or Holdco Guaranteed Secured Obligations governing the rights, benefits and privileges as among such classes, as the case may be, in respect of the Holdco Guaranteed Obligations, including as to application of proceeds of the Holdco Guaranteed Obligations, voting rights and other terms, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.]

35. Application of Gaming Laws. This Agreement and the Other Holdco Guaranteed Agreements are subject to Gaming Laws. Without limiting the foregoing, the Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the Other Holdco Guaranteed Agreements, including with respect to the Collateral and the ownership and operation of facilities, may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals, if any, (including prior approvals) are obtained from the relevant Gaming Authorities and Liquor Authorities.

36. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 36.

37. Jurisdiction, Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that Holdings agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Guaranteed Parties who would be affected by any such action or proceeding have more contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against Holdings in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude Holdings from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York Courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in [Section 9.01 of the Indenture] or any equivalent provision of any Other Holdco Guaranteed Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

38. For purposes of determining the requisite consent of Noteholders necessary under paragraphs 23 and 27(b) of this Agreement, or any Majority Lender Consent pursuant to the covenants described in the Covenants Term Sheet attached hereto, any Holdco Guaranteed Loans or any class of Borrower’s first lien debt, as the case may be, held by Holdings, the Borrower or any other Loan Party or any Affiliate of any of the foregoing shall be disregarded in such determination at any time.

39. Notwithstanding anything else to the contrary, in the event that Rule 3-10 (“Rule 3-10”) or Rule 3-16 (“Rule 3-16”) of Regulation S-X under the Securities Act, as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of Holdings that is not a direct Subsidiary of Holdings as of the Effective Date, and, with respect to any Person that becomes a direct Subsidiary of Holdings following the Effective Date or is formed by Holdings following the Effective Date, is not a Significant Subsidiary (as defined in Regulation S-X), due to the fact that such Person’s Equity Interests secure any Holdco Guaranteed Obligations affected thereby, then the Equity Interests of such Subsidiary (the “Regulation S-X Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing such Holdco Guaranteed Obligations affected thereby, but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien on the Regulation S-X Excluded Collateral in favor of the Trustee with respect only to the relevant Holdco Guaranteed Obligations. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is re-placed with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Regulation S-X Excluded Collateral to secure the applicable Holdco Guaranteed Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Person, then the Equity Interests of such Person will automatically be deemed to be a part of the Collateral for the relevant Holdco Guaranteed Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Holdco Guaranteed Obligations that are not in respect of securities subject to regulation by the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CAESARS ENTERTAINMENT CORPORATION

By:
Name:
Title:

Accepted and Agreed: [_________________________________]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

To Guaranty and Pledge Agreement

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

UCC Financing statement describing the Collateral filed with the Delaware Secretary of State naming Caesars Entertainment Corporation as debtor and the Trustee as secured party.

Exhibit I

to Guaranty and Pledge Agreement

[Form of]

OTHER HOLDCO GUARANTEED PARTY CONSENT

[Name of Other Holdco Guaranteed Party]

[Address of Other Holdco Guaranteed Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Guaranteed Parties (the “New Guaranteed Parties”) under the Guaranty and Pledge Agreement dated as of [                        ] (as heretofore amended and/or supplemented, the “Guaranty and Pledge Agreement” (terms used without definition herein have the meanings assigned to such term in the Guaranty and Pledge Agreement)) among Caesars Entertainment Corporation and [                        ], as Collateral Agent (the “Trustee”).

In consideration of the foregoing, the undersigned hereby:

(i) [represents that the Authorized Representative has been duly authorized by the New Guaranteed Parties to become a party to the Holdco Intercreditor Agreement on behalf of the New Guaranteed Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Guaranteed Obligation”) and to act as the Authorized Representative for the New Guaranteed Parties;

(ii) designates the New Guaranteed Obligation as Holdco Guaranteed Other Obligations [and Holdco Guaranteed Other Secured Obligations] under the Guaranty and Pledge Agreement;

(iii) acknowledges that the Authorized Representative has received a copy of the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement;

(iv) appoints and authorizes the Trustee to take such action as agent on its behalf and on behalf of all other Guaranteed Parties and to exercise such powers under the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement as are delegated to the Trustee by the terms thereof, together with all such powers as are reasonably incidental thereto;

(v) accepts and acknowledges the terms of the Holdco Intercreditor Agreement applicable to it and the New Guaranteed Parties and agrees to serve as Authorized Representative for the New Guaranteed Parties with respect to the New

Guaranteed Obligations and agrees on its own behalf and on behalf of the New Guaranteed Parties to be bound by the terms thereof applicable to holders of Holdco Guaranteed Other Obligations, with all the rights and obligations of a Guaranteed Party [and Secured Party] thereunder and bound by all the provisions thereof as fully as if it had been a Guaranteed Party [and a Secured Party] on the effective date of the Holdco Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement shall be as follows:

[Address]

(vi) confirms the authority of the Trustee to enter into such agreements on its behalf and on behalf of the New Guaranteed Parties and agrees on its own behalf and on behalf of the New Guaranteed Parties to be bound by the terms thereof applicable to it and the New Guaranteed Parties as fully as if it had been a party to each such agreement on behalf of itself and the New Guaranteed Parties.

The Trustee, by acknowledging and agreeing to this Other Holdco Guaranteed Party Consent, accepts the appointment set forth in clause (iii) above.

THIS OTHER GUARANTEED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EXHIBIT A

Caesars Entertainment Corporation

Guaranty and Pledge Agreement Covenants1

Covenants:	The following covenants will apply to Holdings (and, in the case of the Affiliate Asset Sale Covenant, the restricted payment covenant set forth in section 2 below and the affiliate transaction covenant set forth in section 6 below, the direct and indirect subsidiaries of Holdings), subject to certain customary exceptions and qualifications to be agreed:

1. Limitation on non-ordinary course dispositions of assets by Holdings (with the definition of “ordinary course” as set forth on Schedule II hereto), with carveouts permitting the non-ordinary course disposition of assets subject to (i) Holdings’ receipt of fair market value (as reasonably determined in good faith by a responsible officer of Holdings and in the event of any disposition, any series of similar or related dispositions, any related dispositions or substantially contemporaneous similar transactions with a fair market value in excess of $10 million, approved by 100% of the independent members of Holdings’ board of directors), (ii) no default or event of default under the Holdco guaranteed obligations, (iii) at least 75% of the proceeds consisting of cash or cash equivalents (which, only if the Opco Debt Reduction Amount is equal to or greater than $1,000 million, shall include certain customary designated non-cash consideration) and (iv) in the case of any disposition, any series of similar or related dispositions, any related dispositions or substantially contemporaneous similar dispositions with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) in excess of $100 million, the receipt by Holdings of a customary fairness opinion (with the fairness opinion to be provided by an Approved Opinion Provider (as set forth on Schedule I attached hereto) or other appraiser reasonably satisfactory to the Trustee). (For the avoidance of doubt, for purposes of determining whether a Holdco Covenant Breach has occurred and for purposes of the Dispute Mechanism, in all cases under the Guaranty and Pledge Agreement, including all of the covenants in this Exhibit A, with respect to any dispute regarding “fair market value” any references to “(as reasonably determined in good faith by a responsible officer of Holdings)” (or substantially similar language) shall be disregarded and no deference, presumption or shift in the burden of proof shall be given or applied to any such determination by such responsible officer.)

[1]	All capitalized terms used but not defined herein shall have the meanings assigned thereto in the form of Guaranty and Pledge Agreement to which this Exhibit is attached.

In addition, (i) non-ordinary course dispositions (with the definition of “ordinary course” as set forth on Schedule II hereto) of assets by Holdings (or any direct or indirect subsidiary of Holdings) to Affiliates of Holdings (other than (x) any disposition, series of similar or related dispositions, any related dispositions or substantially contemporaneous similar dispositions of assets on “arms-length terms” (as defined below) with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) of $10 million or less or (y) dispositions to Holdings or to subsidiaries of Holdings so long as, in the case of subsidiaries, no Affiliate of Holdings has any debt or equity interest (except its indirect interest through Holdings and except any debt investments that have been issued in market transactions[2] and for which Affiliates do not hold more than 25% of the outstanding principal amount of such class of debt or all debt of such subsidiary in the aggregate) in any such subsidiary and in each case which subsidiaries shall be bound by the Affiliate Asset Sale Covenant) shall not be permitted without the prior consent of the Noteholders holding a majority in aggregate principal amount of the First Lien Notes of each issue of First Lien Notes outstanding (“Majority Lender Consent”)[3], (ii) 100% of the net cash proceeds of any non-ordinary course disposition of assets by Holdings constituting Collateral (other than any disposition, series of similar or related dispositions, any related dispositions or substantially contemporaneous similar dispositions generating less than $5 million of net cash proceeds) (such proceeds “Collateral Proceeds”) shall be deposited into a Controlled Account and (iii) with respect to any non-cash proceeds of any dispositions of assets by Holdings to subsidiaries of Holdings (a) such proceeds received by Holdings shall constitute additional Collateral under the Guaranty and Pledge Agreement and (b) such non-cash proceeds shall be in the form of a promissory note or other debt obligation, and any such obligation owing to Holdings shall be secured by a first priority lien in favor of Holdings in the asset so disposed of by Holdings. The covenant described in clause (i) of this paragraph is referred to as the “Affiliate Asset Sale Covenant”.

Notwithstanding the foregoing, Ordinary Course Asset Sales (as defined on Schedule II hereto) shall be permitted, subject to Section 6 below.

2. Limitations on direct or indirect restricted payments to equity holders of Holdings (with, for the avoidance of doubt, no limitations on restricted payments to Holdings or any of its subsidiaries), which shall only permit the making of restricted payments to equityholders of Holdings (directly by Holdings or indirectly by subsidiaries of Holdings) in an aggregate amount not to exceed $5 million.

[2]	[To be defined as purchases in registered public offerings, under Rule 144A or in broadly syndicated loan transactions, and at the market secondary market purchases for actively traded securities or loans, in transactions where the price is contemporaneously reported or made available.]
[3]	NTD: Form of second lien guaranty to refer to majority of principal amount of OpCo second lien debt.

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3. Limitations on indebtedness, which shall include (i) a general basket in an aggregate principal amount of $500 million; provided that in the event any material indebtedness (defined to mean indebtedness in an aggregate principal amount greater than $10 million) incurred under this basket becomes due prior to scheduled maturity (with all its originally applicable grace periods having expired) and any agent or trustee (or lender, noteholder or other party with the legal right to do so) shall commence the exercise of remedies with respect thereto and such exercise shall not have been enjoined or stayed, such acceleration and actions shall constitute a Holdco Guaranty Breach, (ii) additional indebtedness that may be incurred at any time in an aggregate principal amount not to exceed the Opco Debt Reduction Amount (solely in respect of Opco first lien debt) available at such time, (iii) an additional basket in an aggregate principal amount of $1,500 million that may be used in connection with the Restructuring (with no more than $450 million of such basket available to be secured on a first priority pari passu basis with the Holdco Guaranteed Obligations and, with respect to any other amount, any unused amount thereof shall be unavailable after the Closing Date) and (iv) additional indebtedness incurred at any time so long as 100% of the net cash proceeds of any such indebtedness shall be promptly applied to reduce, pro rata (based on seniority of payment and security), outstanding Opco debt that was outstanding on the Closing Date.

The definition of “indebtedness” of Holdings shall include any indebtedness of Opco or any other person for which Holdings provides a guaranty (including a guaranty of collection).

4. Limitation on loans and investments, which shall:

If the Opco Debt Reduction Amount is less than or equal to $1,000 million: (i) include a general basket for investments in an outstanding amount not to exceed the greater of $500 million and 2.5% of consolidated total assets, (ii) include a basket for investments in similar businesses in an outstanding amount not to exceed the greater of $250 million and 2.0% of consolidated total assets and (iii) permit additional investments in joint ventures not to exceed the greater of $250 million and 2.0% of consolidated total assets.

If the Opco Debt Reduction Amount is greater than $1,000 million: (i) include a general basket for investments in an outstanding amount not to exceed the greater of $1,000 million and 5.0% of consolidated total assets, (ii) include a basket for investments in similar businesses in an outstanding amount not to exceed the greater of $500 million and 4.0% of consolidated total assets and (iii) permit additional investments in joint ventures not to exceed the greater of $500 million and 4.0% of consolidated total assets (which increased baskets, for the avoidance of doubt, shall replace and not be in addition to the baskets described in the preceding sentence).

Notwithstanding the foregoing, the baskets referred to above will not be available to make any investment that would be used to directly or indirectly fund any restricted payments or for any transactions with Affiliates except to the extent otherwise permitted under the covenant set forth in section 6 below.

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In addition, the subsidiaries of Holdings that are subject to restrictive covenants under debt agreements on the Closing Date will be required to comply with the investment covenants in such debt agreements from and after the Closing Date, with no material amendment, forbearance or waiver thereof after the Closing Date that is adverse to the interests of the Guaranteed Parties without Majority Lender Consent.

5. Limitations on liens, which shall provide for the ability of Holdings to incur (i) pari passu liens under the Guaranty and Pledge Agreement to secure guarantees of indebtedness permitted by the debt covenant contained in Section 3 (subject to the limitations therein and to customary inter-creditor agreements reasonably satisfactory to the Trustee) and (ii) liens junior to the liens that have been granted to the Trustee for the benefit of the Secured Parties (subject to customary subordination and inter-creditor agreements reasonably satisfactory to the Trustee).

6. Limitation on transactions with Affiliates; provided, that, (i) all such transactions shall be on “arms-length terms” (as defined below), (ii) any transaction, series of similar or related transactions, any related transactions or substantially contemporaneous similar transactions with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) in excess of $5 million shall require, prior to consummation of the transaction, delivery to the Trustee by the chief financial officer of Holdings of a certificate describing the terms of such transactions or series of related transactions and certifying that such transactions or series of similar or related transactions is on “arms-length terms” and has been unanimously approved by the independent members of the board of directors of Holdings, (iii) with respect to any transaction, series of similar or related transactions, any related transactions or substantially contemporaneous similar transactions with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) in excess of $10 million, Holdings shall be required, prior to consummation of the transaction, to obtain a customary fairness opinion to be provided by an Approved Opinion Provider or another appraiser reasonably satisfactory to the Trustee, (iv) with respect to any transaction, series of similar or related transactions, any related transactions or substantially contemporaneous similar transactions with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) in excess of $10 million, such transactions or series of transactions shall be subject to the Dispute Mechanism (as defined below), (v) no management or other fees may be paid to a Sponsor and (vi) no transaction, series of similar or related transactions, any related transactions or substantially contemporaneous similar transactions (1) with any Sponsor with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) in excess of $10 million or (2) with any other Affiliate with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) in excess of $50 million, shall be permitted without Majority Lender Consent.

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With respect to any Affiliate transaction, series of similar or related transactions, any related transactions or substantially contemporaneous similar transactions for which the chief financial officer of Holdings has delivered a certificate pursuant to clause (ii) above but for which no fairness opinion is intended to be provided pursuant to clause (iii) above, the Trustee (or Noteholders holding at least 25% of the principal amount of the outstanding First Lien Notes of each issue of First Lien Notes) may, within 10 business days of receipt of such certificate of the chief financial officer referred to above, provide to Holdings a written notice (a “$10 Million Objection Notice”) stating that the Trustee (or Noteholders, as the case may be) has reasonably determined in good faith that such transactions or series of similar or related transactions has a fair market value in excess of $10 million, in which case Holdings shall be required to provide as promptly as practicable an opinion from an Approved Opinion Provider to the effect that such transactions or series of similar or related transactions either (A) does not have a fair market value in excess of $10 million or (B) otherwise complies with the standards set forth in clause (iii) of the immediately preceding sentence and is subject to the Dispute Mechanism. Holdings will not consummate the subject transaction until either (1) the Trustee (or Noteholders, as the case may be) has not provided the $10 Million Objection Notice within the 10 business day period set forth above or (2) if the Trustee (or Noteholders, as the case may be) has provided the $10 Million Objection Notice within such 10 business day period, such opinion has been provided and, if it is subject to the Dispute Mechanism, it has complied with the Dispute Mechanism.

The “Dispute Mechanism” shall mean that, with respect to any Affiliate transaction for which the Dispute Mechanism applies, the following shall occur:

(i) Holdings shall provide at least ten (10) business days’ advance written notice to the Trustee of the terms of such proposed transaction;

(ii) the Trustee shall have the right to provide notice to Holdings that it objects to the proposed transaction within ten (10) business days of its receipt of such notice, (or if the Trustee has been instructed by Noteholders holding at least 25% in aggregate principal amount of the outstanding First Lien Notes of each issue of First Lien Notes to provide such notice and the Trustee has not provided such notice within 1 day of such instruction, by such Noteholders) (the “Objection Notice”), and such notice states that the Trustee or the Noteholders has made a reasonable determination in good faith that such transaction does not comply with the requirements set forth herein for Affiliate transactions (and the reason for such determination) and that such objection is supported by Noteholders holding at least 25% in aggregate principal amount of the outstanding First Lien Notes of each issue of First Lien Notes;[4]

[4]	NTD: Form of second lien guaranty to refer to 25% of the outstanding second lien notes.

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(iii) if the Trustee (or Noteholders acting in accordance with clause (ii) above) do not deliver an Objection Notice within such ten (10) business day period, then Holdings may consummate such transaction;

(iv) if the Trustee or Noteholders, as applicable, timely delivers an Objection Notice to Holdings within such ten (10) business day period then, at the option of Holdings, either:

(a) Holdings may decline to consummate such transaction;

(b) Holdings may consummate such transaction, subject to the prior modification to the terms thereof that remedies the objections thereto raised in the Objection Notice; or

(c) Holdings may submit the terms of the transaction to an arbitrator reasonably satisfactory to Holdings and the Trustee for a determination of whether the transaction is on “arms-length terms” (with such arbitration mechanics to be consistent with those set forth in the Guaranty and Pledge Agreement);

(v) if the arbitrator determines that the transaction complies with the requirements set forth herein for Affiliate transactions, Holdings may consummate such transaction.

(vi) If the arbitrator determines that the transaction does not comply with the requirements set forth herein for Affiliate transactions, Holdings may (1) decline to consummate such transaction or (2) consummate such transaction, subject to the prior modification to the terms thereof that remedies the objections thereto raised by the arbitrator (to the extent the arbitrator concludes the reason for such determination).

For the avoidance of doubt, the foregoing limitations shall apply to, among other transactions with affiliates, the sale, issuance or repurchase of any indebtedness by Holdings or by any direct or indirect subsidiary of Holdings to or from any Affiliate (other than in a market transaction in which an Affiliate participates on the same terms as third parties).

In addition, as set forth in section 1 above, dispositions of assets by Holdings (or any direct or indirect subsidiary of Holdings) to Affiliates of Holdings shall be subject to the Affiliate Asset Sale Covenant.

Notwithstanding the foregoing, Ordinary Course Affiliate Transactions, (as defined on Schedule II hereto), to the extent not otherwise prohibited by sections 1 through 5 above, shall not be prohibited by this section 6; provided, however, that with respect to any transaction, series

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of similar or related transactions, any related transactions or substantially contemporaneous similar transactions that constitute an Ordinary Course Affiliate Transaction, including Ordinary Course Asset Sales involving an Affiliate, with a fair market value (as reasonably determined in good faith by a responsible officer of Holdings) in excess of $25 million, such transaction shall be subject to the Dispute Mechanism.

In addition, each direct and indirect subsidiary of Holdings will be subject to this affiliate transaction covenant, which will apply to any transaction between any such subsidiary and any Affiliate of such subsidiary (other than those transactions solely between and among Holdings and its subsidiaries, so long as, in the case of subsidiaries, no Affiliate of Holdings has any debt or equity interest (except its indirect interest through Holdings and except any debt investments that have been issued in a market transaction and for which Affiliates do not hold more than 25% of the outstanding principal amount of such class of debt or all debt of such subsidiary in the aggregate) in such subsidiary and which subsidiaries shall be bound by this affiliate transaction covenant).

Affiliate transaction reporting: Holdings shall comply with all disclosures required by Item 404 of Regulation SK (Transactions with certain related persons, promoters and certain control persons), regardless of whether Holdings is otherwise subject to such disclosure obligations under law.

“arms-length terms” shall mean that:

(1) with respect to any transaction involving Holdings, such transaction (a) is fair to Holdings from a financial point of view and (b) (if there are comparable transactions between or with unrelated persons publicly available or otherwise known to Holdings) is on terms that are no less favorable to Holdings than those that could have been obtained in a comparable transaction by Holdings with an unrelated person; and

(2) with respect to any transaction involving a subsidiary of Holdings, such transaction (a) is fair to such subsidiary from a financial point of view and (b) (if there are comparable transactions between or with unrelated persons publicly available or otherwise known to such subsidiary) is on terms that are no less favorable to such subsidiary than those that could have been obtained in a comparable transaction by such subsidiary with an unrelated person.

“Affiliate” shall mean, with respect to any person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or group. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,”

7

“controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. In addition and without limiting the foregoing, (a) the Sponsors shall be considered Affiliates of Holdings at all times, (b) any person in which any other person, or other persons acting together as a group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), individually or taken together, owns directly or indirectly, 25% or more of the equity interests of such person (either directly or through Equity Equivalents and whether or not voting) shall be deemed to be controlled by such other person or persons acting together as a group; provided however that with respect to any shareholder or group of shareholders of Holdings other than a Sponsor or an Affiliate of a Sponsor, such shareholders shall not be considered to control Holdings for purposes of this clause (b) solely by reason of such percentage ownership unless (i) such person or group files a Schedule 13D disclosing its ownership and, if applicable, status as a group and (ii) the Sponsors do not own more of the outstanding voting interests of the equity of Holdings and (c) any portfolio company of a Sponsor that satisfies the criteria of an “Affiliate” set forth in this definition will be considered an Affiliate.

“Equity Equivalents” shall mean (w) all warrants and options (including any contingent purchase, convertible debt, exchangeable shares, put, or stock subject to forfeiture), whether or not presently convertible, exchangeable or exercisable, (x) other agreements to directly or indirectly purchase (regardless of whether it is contingent or otherwise not currently exercisable), subscribe for or otherwise acquire any interest in any equity or any other Equity Equivalents referred to in clause (w) or (y), whether or not presently convertible, exchangeable or exercisable, (y) any other equity interest reportable or disclosable on Schedule 13D and (z) similar equity-like interests.

“Sponsor” shall mean each of (i) Apollo and (ii) TPG, for so long as either Apollo or TPG, individually or taken together, owns, directly or indirectly, 10% or more of the outstanding voting stock of, or other voting interest in, Holdings or any one or more direct or indirect wholly-owned subsidiaries of Holdings. The Sponsors shall be considered Affiliates of Holdings at all times.

“Apollo” shall mean, collectively, Apollo Global Management, Inc., Apollo Management VI, L.P. and its affiliated co-investment partnerships and their respective Affiliates (other than any “portfolio company”).

“TPG” shall mean, collectively, TPG Capital, L.P., TPG Partners V, L.P. and its affiliated co-investment partnerships and their respective Affiliates (other than any “portfolio company”).

7. Holdings shall be obligated to deposit (i) all Excess Cash and (ii) all Collateral Proceeds into one or more Controlled Accounts. “Excess Cash” means all balance sheet cash of Holdings (excluding, for the avoidance of doubt, any “cage cash” or any cash that is subject to restriction by bona fide requirements of non-Affiliate third parties that are not intended to restrict cash for the purpose of avoiding this covenant) in excess of $150 million. A “Controlled Account” shall mean a deposit account or securities account of Holdings that is subject to a control agreement in favor of the Trustee sufficient to grant a perfected security interest in such account to the Trustee for the benefit of the Secured Parties. Prior to the occurrence of a Holdco Event of Default there shall be no restriction on Holdings’ use or withdrawal of any amounts on deposit in any Controlled Account (subject, however, to the covenants set forth herein). For the avoidance of doubt, no other control agreements shall be required with respect to any bank accounts of Holdings other than Controlled Accounts.

8

8. Holdings shall comply with all NASDAQ listing requirements with respect to independent directors, regardless of whether Holdings is subject to such requirements.

9. Other reporting: Customary SEC-compliant annual, quarterly and periodic reporting regardless of whether Holdings is otherwise subject to such reporting obligations under law. To the extent not otherwise publicly reported, Holdings will also, on a quarterly basis, provide to Trustee for distribution to the Guaranteed Parties a report containing all material terms of all non-ordinary course dispositions of assets by Holdings with a fair market value in excess of $10 million, if any.

General:

Each covenant shall be exclusive as to the subject matter thereof and no basket set forth in one covenant shall be applied to permit any transaction otherwise prohibited or limited by any other covenant.

Defined Terms:

“Opco Debt Reduction Amount” shall, at any time, be an amount equal to (i) the amount by which the principal amount of Opco debt that was outstanding on the Closing Date has been permanently reduced after the Closing Date and on or prior to such time minus (ii) the amount, if any, by which the principal amount of Opco debt has been increased after the Closing Date and on or prior to such time.

“Ordinary Course Affiliate Transactions” will be defined in a manner consistent with the definition set forth on Schedule II hereto.

“Ordinary Course Asset Sales” will be defined in a manner consistent with the definition set forth on Schedule II hereto.

9

SUBJECT TO JOINT INTERESTS – PRIVILEGED & CONFIDENTIAL

FOR DISCUSSION PURPOSES ONLY

F.R.E. 408 SETTLEMENT DISCUSSIONS

Schedule I

List of Approved Opinion Providers

•	Citibank

•	Credit Suisse

•	Deutsche Bank

•	Bank of America Merrill Lynch

•	JPMorgan

•	Goldman Sachs

•	Morgan Stanley

•	Barclays

•	Duff & Phelps

•	Valuation Research Corporation

•	Houlihan Lokey

•	Moelis

•	Murray Devine

•	Alix Partners

•	Centerview

•	Blackstone

•	Evercore

•	Lazard

SUBJECT TO JOINT INTERESTS – PRIVILEGED & CONFIDENTIAL

FOR DISCUSSION PURPOSES ONLY

F.R.E. 408 SETTLEMENT DISCUSSIONS

Schedule II

Definitions

“Ordinary Course Affiliate Transactions” shall include:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, customary employment arrangements, or customary equity purchase agreements, stock options or stock ownership plans, in each case in the ordinary course of business and for the benefit of employees of Holdings and/or its subsidiaries on arms-length terms and approved in good faith by 100% of the independent members of the board of directors of Holdings;

(ii) customary loans or advances to employees or consultants of Holdings or any of the subsidiaries of Holdings permitted by the [Investment Covenant], made in the ordinary course of business, and on arms-length terms (which if in excess of $5 million shall be approved in good faith by 100% of the independent members of the board of directors of Holdings);

(iii) the payment of customary fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings or a subsidiary in the ordinary course of business on arms-length terms (which if in excess of $5 million shall be approved in good faith by 100% of the independent members of the board of directors of Holdings);

(iv) (A) any employment agreements entered into by Holdings or any subsidiary of Holdings in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of equity interests pursuant to customary put/call rights or similar rights with employees, officers or directors, and (C) any customary employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto, in each case on arms-length terms (which if in excess of $5 million shall be approved in good faith by 100% of the independent members of the board of directors of Holdings);

(v) the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice on arms-length terms (which if in excess of $5 million shall be approved in good faith by 100% of the independent members of the board of directors of Holdings);

(vi) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business on arms-length terms (which if in excess of $5 million shall be approved in good faith by 100% of the independent members of the board of directors of Holdings);

(vii) the issuance, sale or transfer of equity interests of Holdings (which if in excess of $5 million shall be approved in good faith by 100% of the independent members of the board of directors of Holdings);

(viii) customary compensation payments, loans (or cancellation of loans) or advances to employees or consultants made in the ordinary course of business and on arms-length terms that are (i) approved in good faith by a majority of the disinterested directors of the board of directors of Holdings, (ii) made in compliance with applicable law and (iii) otherwise permitted by the [Investment Covenant];

(ix) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business on arms-length terms that are fair to Holdings and any subsidiary of Holdings (which if in excess of $5 million shall be approved in good faith by 100% of the independent members of the board of directors of Holdings); or

(x) transactions undertaken in good faith (in the reasonable opinion of a responsible officer of Holdings) solely for the purpose of materially improving the consolidated tax efficiency of Holdings and its subsidiaries (provided that such transactions, individually or taken as a whole, are not materially adverse to Holdings and its subsidiaries or to the interests of the Noteholder).

“Ordinary Course Asset Sales” shall include:

(i) a disposition of cash or cash equivalents or dispositions of obsolete, damaged or worn out property or equipment, in each case in the ordinary course of business;

(ii) any disposition in the ordinary course of business of assets of Holdings or any subsidiary or issuance or sale of Equity Interests of any subsidiary, which assets or Equity Interests so disposed or issued have an aggregate fair market value (as reasonably determined in good faith by a responsible officer of Holdings) of less than $10 million;

(iii) the lease, license, easement, assignment, sublease or sublicense of any real or personal property, in each case in the ordinary course of business;

(iv) any sale of inventory or other assets, in each case in the ordinary course of business;

(v) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(vi) any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Holdings and the subsidiaries as a whole, as determined in good faith by Holdings, in each case in the ordinary course of business;

(vii) foreclosure or any similar action with respect to any property or other asset of Holdings or any of the subsidiaries, with respect to liens permitted to be incurred under this Agreement;

(viii) dispositions, in the ordinary course of business, of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or

(ix) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind, in each case in the ordinary course of business.

2

Annex VII

Ownership Limit Waiver Agreement

32

OWNERSHIP LIMIT WAIVER AGREEMENT

This OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”) is made and entered into as of [DATE], by and between [REIT], a Maryland corporation (the “Company”), and [NAMES OF INVESTOR] (“Investor”). Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings given to them in the [REIT Charter] of the Company (the “Charter”), dated as of [the date hereof].

RECITALS

WHEREAS, the Company is adopting the Charter;

WHEREAS, pursuant to the [NAME OF PLAN] (the “Plan”), Investor shall own certain Shares in the Company;

WHEREAS, the Company expects to elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, to help the Company maintain its status as a REIT, the Charter imposes certain limitations on the ownership of the Company’s Shares while the Company has elected to qualify as a REIT under the Code;

WHEREAS, [PROVISION] of the Charter contains a general restriction prohibiting any Person from owning more than a specified percentage (currently set at 9.8%) of the value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Capital Stock of the Company (the “Ownership Limit”); and

WHEREAS, pursuant to [PROVISION] of the Charter, the Company’s Board is permitted to waive the Ownership Limit with respect to a record owner or transferee of Shares if certain conditions are satisfied (an “Ownership Limit Waiver”);

NOW, THEREFORE, this Agreement is intended to create an Ownership Limit Waiver with respect to Investor.

AGREEMENT

1. REPRESENTATIONS AND COVENANTS OF INVESTOR

Beginning upon the date hereof and during any period that Investor owns (Beneficially, Constructively, or otherwise) Shares in excess of the Ownership Limit, Investor represents and warrants as follows:

1.1 Investor acknowledges its understanding that the representations and warranties contained herein are made in order to obtain an exception for Investor to the Ownership Limit set forth in [PROVISION] of the Charter.

1.2 Investor acknowledges its understanding that this exception to the Ownership Limit is only being granted to Investor and not to any other Person.

1.3 Investor is not an individual for purposes of Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code).

1.4 No Person who is treated as an individual under Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) that is a direct or indirect owner of Investor Beneficially Owns, or in the future will Beneficially Own, as a result of Investor’s Shares, Shares in excess of the Ownership Limit.

1.5 Investor does not Constructively Own an interest in [OPCO TENANT] (“Tenant”) that (i) is greater than [2.4]% (within the meaning of Section 856(d)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) in Tenant (the “Percentage Limit”)1 or (ii) would cause a Related Tenant Event.

1.6 Investor will not acquire an interest in any Person that would (i) cause Investor to Constructively Own an interest in Tenant that is equal to or in excess of the Percentage Limit or (ii) cause Investor to Constructively Own an interest in any proposed tenant of the Company or its Subsidiaries (other than the Tenant), whose name and information the Manager has provided to Investor no less than [thirty (30)] Business Days prior to execution of a lease with such tenant that is equal to or in excess of the Percentage Limit or (iii) cause a Related Tenant Event; provided, however, that if Investor holds an interest in any Person (other than the Tenant) that, taking into account interests held by other owners of Shares that have entered into waivers of the Ownership Limit, would result in a Related Tenant Event (computed without regard to [Section 2.2 of the Appendix to the Charter]) if the Company were to enter into a lease with a proposed tenant (other than the Tenant), the Company will not enter into a lease with such proposed tenant without the prior consent of Investor. Any information provided pursuant to clause (ii) of this Section 1.6 shall be held strictly confidential and Investor shall refrain from buying or selling any securities of the Company until the earlier of (x) the substance of the information provided in clause (ii) is publicly disclosed (without violation of this sentence by Investor or its affiliates), (y) the Company reasonably agrees that the information does not constitute material, non-public information or (z) the Company notifies Investor that the proposed lease transaction has been terminated (and the Company agrees to notify Investor promptly in the event such proposed lease transaction has been terminated). For purposes of this Section 1.6, the Percentage Limit may be increased with the consent of the Company, such consent not to be unreasonably withheld.

1.7 Investor covenants that, after the date hereof, it will immediately notify the Company of any date on which the foregoing representations and warranties are no longer true and correct in all respects.

1.8 Investor understands that any breach of a representation, warranty or covenant provided in this Agreement will automatically cause the waiver contemplated by Section 2 hereof granted by the Company to be revoked.

1.9 No later than [ten (10)] Business Days prior to acquiring an interest in any Person that would increase the amount that Investor Constructively Owns in Tenant or any other tenant, Investor shall provide the Manager with information as to the interest in Tenant or such other tenant that Investor would Constructively Own following such proposed acquisition, and the Manager will promptly, but no later than within [five (5)] Business Days inform Investor whether such acquisition would cause a Related Tenant Event (based on ownership information in Tenant or such other tenant previously provided to it by other owners of Shares that have entered into waivers of the Ownership Limit). Within [five (5)] Business Days after Manager has provided Investor with information regarding a proposed tenant pursuant to Section 1.6(ii) hereof, Investor shall provide Manager with information as to the interest in such proposed tenant that Investor Constructively Owns, and the Manager will within [five (5)] Business Days thereafter inform Investor whether leasing to such proposed tenant would cause a Related Tenant Event (based on ownership information in such proposed tenant provided to it by other owners of Shares that have entered into waivers of the Ownership Limit).

2. WAIVER OF THE OWNERSHIP LIMIT FOR INVESTOR

Based on the above representations, warranties and covenants, and in order to induce the Investor to acquire the Shares, the Company, effective as of the date hereof, confirms and agrees for the benefit of Investor that (i) it has irrevocably waived (subject to any changes required to reflect changes in the Ownership Limit pursuant to Section 2.9 of the [Appendix to the Charter]) the Ownership Limit with respect to Investor with respect to any Shares by its Board having duly adopted a resolution in the form attached to this Agreement as Exhibit A and there having been established an irrevocable Ownership Limit Waiver with respect to, subject only to the continuing accuracy of the representations and covenants of Investor herein and to any changes required to reflect changes in the Ownership Limit pursuant to Section 2.9 of the [Appendix to the Charter] and (ii) any affiliate of Investor may enter into an Ownership Limit Waiver Agreement with the same terms as set forth herein.

1	A different Percentage Limit may be agreed to between the Company and an Investor.

2

3. MISCELLANEOUS

3.1 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

3.2 This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3

Each of the parties has caused this Ownership Limit Waiver Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph of this Agreement.

[NAME OF COMPANY]
Name:
Title:

Signature Page to Ownership Limit Waiver Agreement

[NAME OF INVESTOR]
Name:
Title:

Signature Page to Ownership Limit Waiver Agreement

EXHIBIT A

OWNERSHIP LIMIT WAIVER RESOLUTION

In accordance with [PROVISION] of the [REIT Charter] of the Company (the “Charter”), the Board of Directors hereby determines that, effective upon the execution of an ownership limit waiver agreement in substantially the form attached hereto as Exhibit A (the “Ownership Limit Waiver Agreement”):

1. The Board of Directors waives, effective as of the date hereof, the Ownership Limit (as defined in the Charter) with respect to the Shares (as defined in the Charter) held by Investor (as defined in the Ownership Limit Waiver Agreement).

2. If at any time,

(a) a Person (as defined in the Charter) who is treated as an individual for purposes of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) (determined after taking into account Section 856(h) of the Code) would be considered to Beneficially Own (as defined in the Charter), as a result of Investor’s Shares, Shares in excess of the Ownership Limit by reason of the ownership of Shares in excess of the Ownership Limit by the Person receiving the Ownership Limit Waiver (as defined in the Ownership Limit Waiver Agreement) granted under this resolution; or

(b) the ownership of Shares in excess of the Ownership Limit by the Person receiving the Ownership Limit Waiver granted under this resolution shall result in the Company failing to qualify as a real estate investment trust under the Code;

then the Ownership Limit Waiver shall be rescinded immediately and without prior notice, and Shares Beneficially Owned by such Person shall be treated as is provided by [PROVISION] of the Charter.

SECRETARY’S CERTIFICATE

The undersigned, the Secretary of [NAME OF COMPANY], a Maryland corporation (the “Company”), does hereby certify that attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company, which resolutions are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this [DATE].

[NAME OF COMPANY]
Name:
Title: Secretary

7

Exhibit C

[INTENTIONALLY OMITTED]

Exhibit D

Milestones

The failure to comply with any of the following Milestones will result in a Creditor Termination Event under Section 8 of this Agreement:

1.	The Company shall commence the Chapter 11 Cases in the Bankruptcy Court on or after January 15, 2015, but no later than January 20, 2015; provided, however, that any holding by the Bankruptcy Court that January 12, 2015 is the petition date with respect to any of the Chapter 11 Cases shall not be a failure to comply with this Milestone.

2.	Within 5 Business Days after the Petition Date, an order approving the interim use of cash collateral, on the terms and conditions substantially consistent with those set forth in the Cash Collateral Stipulation, shall have been entered by the Bankruptcy Court;

3.	Within 75 days after the Petition Date, the Company shall have obtained entry by the Bankruptcy Court of an order approving the use of cash collateral on a final basis on terms and conditions substantially consistent with those set forth in the Cash Collateral Stipulation.

4.	By the earlier of December 15, 2015, and 10 days after the filing with the Bankruptcy Court of the final report in respect of the investigation as detailed in the Order Granting in Part and Denying in Part Motion to Appoint Examiner (Dkt. No. 675) (the “Examiner Report”), the Company shall have filed a motion with the Bankruptcy Court seeking approval and assumption of the Backstop Commitment Agreement (the “Backstop Assumption Motion”), in form, scope and substance reasonably satisfactory to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail) and the Company.

5.	By the earlier of February 15, 2016, and 60 days after the filing with the Bankruptcy Court of the Examiner Report, the Company shall have obtained entry by the Bankruptcy Court of (a) an order approving the Disclosure Statement, (b) an order approving solicitation procedures in relation to the Plan and Disclosure Statement, and (c) an order granting the Backstop Assumption Motion in its entirety; in each case materially consistent with the Restructuring Term Sheet and otherwise in in form, scope and substance reasonably satisfactory to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail) and the Company.

6.	By the earlier of May 15, 2016, and 90 days after the Bankruptcy Court’s approval of the Disclosure Statement, the Company shall have obtained entry by the Bankruptcy Court of an order confirming the Plan that is materially consistent with the Restructuring Term Sheet and otherwise reasonably satisfactory to the Requisite Consenting Creditors (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail) and the Company (the “Confirmation Order”).

7.	By the earlier of July 15, 2016, and 60 days after the Confirmation Order has been entered by the Bankruptcy Court (the “Outside Date”), the Effective Date shall have occurred.

*        *        *         *        *

Exhibit E

Transfer Agreement

PROVISION FOR TRANSFER AGREEMENT

The undersigned (“Transferee”) (a) hereby acknowledges that it has read and understands the Fifth Amended & Restated Restructuring Support and Forbearance Agreement, dated as of                      (the “Agreement”),1 by and among the Caesars Parties and each of the Consenting Creditors party thereto, (b) desires to acquire the Claims described below (the “Transferred Claims”) from one of the Restructuring Support Parties (the “Transferor”) and (c) hereby irrevocably agrees to be bound by the terms and conditions of the Agreement to the same extent Transferor was thereby bound with respect to the Transferred Claims, and shall be deemed a Consenting Creditor for all purposes under the Agreement, including with respect to any election made such Transferor with respect to any Put Option applicable to the OpCo New Common Stock that has been exercised by such Transferor. To the extent the Transferred Claims are Forbearance Fee First Lien Bond Claims, Transferee shall be considered a Forbearance Fee Party for all purposes under the Agreement, unless a Notice of Retention of RSA Forbearance Fee substantially in the form of Exhibit F to the Agreement is delivered to CEC.

The Transferee hereby specifically and irrevocably agrees (i) to be bound by the terms and conditions of the [First Lien Indentures / Credit Agreement] and the Agreement, to the same extent applicable to the Transferred Claims, (ii) to be bound by the vote of the Transferor if cast prior to the effectiveness of the transfer of the Transferred Claims, except as otherwise provided in the Agreement and (iii) that each of the Parties shall be an express third-party beneficiary of this Provision for Transfer Agreement and shall have the same recourse against the Transferee under the Agreement as such Party would have had against the Transferor with respect to the Transferred Claims.

Date Executed:                     ,

Print name of Transferee

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Principal Amount Held
Claim[2]	Amount

[2]	Specify type and indicate whether Claims are Forbearance Fee First Lien Bond Claims.

Exhibit F

Notice of Retention of RSA Forbearance Fee

The RSA Forbearance Fees payable in respect of $[        ] of First Lien Bond Claims (such amount, the “Retained RSA Forbearance Fee”) shall be payable by CEC to the Transferor in accordance with the Restructuring Term Sheet, notwithstanding the transfer of such First Lien Bond Claims to the undersigned Transferee.

For the avoidance of doubt, upon delivery of this notice to CEC by either the Transferor or the Transferee, CEC shall pay the Retained RSA Forbearance Fee in accordance with the terms of the Restructuring Term Sheet to the Transferor and shall not be required to pay such amounts to the Transferee, notwithstanding the transfer of the First Lien Bond Claims to the undersigned Transferee.

Date Executed:                     ,

Print name of Transferor

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

Print name of Transferee

Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

42